PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED OCTOBER 29, 1997)

                          $1,961,117,000 (APPROXIMATE)
            FIRST UNION-LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-C2

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)
                                   ----------
The Series 1997-C2 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of eighteen classes (each, a "Class") of Certificates, including the eight Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 422 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by either first liens or first and second liens on commercial and multifamily properties
                                                        (Continued on next page)
                                   ----------
     PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER
      "RISK FACTORS" BEGINNING ON PAGE S-27 OF THIS PROSPECTUS SUPPLEMENT
                       AND ON PAGE 18 OF THE PROSPECTUS.
                                   ----------
PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON
    THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN
      INTEREST IN OR OBLIGATION OF THE DEPOSITOR, EITHER UNDERWRITER, THE
      MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
        NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS WILL BE
             INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
                CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.
                                   ----------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ----------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

=============================================================================================================================
                      INITIAL                                              ASSUMED FINAL
                    CERTIFICATE         % OF INITIAL    PASS-THROUGH       DISTRIBUTION                            EXPECTED
  CLASS             BALANCE(1)         POOL BALANCE(1)      RATE              DATE(2)           CUSIP NO.          RATING(3)
-----------------------------------------------------------------------------------------------------------------------------
Class A-1 ......   $220,000,000             10.0%          6.479%        March 18, 2004        33736L AP 0       Aaa/AAA/AAA
Class A-2 ......   $384,000,000             17.4%          6.600%         May 18, 2007         33736L AQ 8       Aaa/AAA/AAA
Class A-3 ......   $982,521,000             44.6%          6.650%       December 18, 2007      33736L AR 6       Aaa/AAA/AAA
Class B ........   $110,175,000              5.0%          6.790%       October 18, 2011       33736L AS 4        Aa2/AA/AA
Class C ........   $110,175,000              5.0%          7.020%      September 18, 2012      33736L AT 2         A2/A/A
Class D ........   $121,194,000              5.5%          7.120%       November 18, 2012      33736L AU 9      Baa2/BBB/BBB
Class E ........   $ 33,052,000              1.5%          7.120%       November 18, 2012      33736L AV 7     Baa3/BBB-/BBB-
Class IO .......            (4)              N/A             (4)        November 18, 2027      33736L AW 5       Aaa/NR/AAA
==============================================================================================================================

(1)  Subject to a permitted variance of plus or minus 5%.
(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein and a 0% CPR (as defined herein). The "Rated Final Distribution Date" is November 18, 2029, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" and "Ratings" herein.
(3) By each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.
(4) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The aggregate of such notional amounts will initially equal approximately $2,203,502,325. See "Description of the Certificates--Certificate Balances and Notional Amount" and "--Pass-Through Rates" herein.
                                   ----------
     The Offered Certificates will be offered by Lehman Brothers Inc. and First Union Capital Markets Corp. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $2,167,640,662, which includes accrued interest. See "Method of Distribution" herein.

     The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about November 25, 1997.
                                   ----------
LEHMAN BROTHERS                                FIRST UNION CAPITAL MARKETS CORP.
                                   ----------
          The date of this Prospectus Supplement is November 19, 1997.

(cover continued)

(each, a "Mortgaged Property"). As of November 1, 1997 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $2,203,502,325, after application of all payments of principal due on or before such date, whether or not received. First Union National Bank (in such capacity, the "Master Servicer"), directly or through one or more subservicers, and CRIIMI MAE Services Limited Partnership (the "Special Servicer"), will service the Mortgage Loans. The Offered Certificates bear the class designations and have the characteristics set forth in the table above. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.

     The Depositor will acquire certain of the Mortgage Loans from First Union National Bank and certain of the Mortgage Loans from an affiliate of Lehman Brothers Inc. (each, in such capacity, a "Mortgage Loan Seller"). On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to LaSalle National Bank, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

     As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2, Class A-3 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing December 18, 1997 (each, a "Distribution Date"). As described herein, distributions allocable to interest accrued on each Class of Offered Certificates (other than the Class IO Certificates) will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class and the principal amount (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. As described herein, distributions allocable to interest accrued on the Class IO Certificates will be made on each Distribution Date in an amount equal to the aggregate amount of interest which has accrued on the notional amount of each of the Class IO Components (as defined herein). The Class IO Certificates will have fourteen Class IO Components, each with a designation and a notional amount that corresponds with the designation and Certificate Balance of a Class of Sequential Pay Certificates (as defined herein). Interest will accrue on the notional amount of each Class IO Component based on the Pass-Through Rate of such Class IO Component. The Pass-Through Rate applicable to each Class IO Component will be equal to the Weighted Average Net Mortgage Rate (as defined herein) minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. As described herein, distributions allocable to principal of the Offered Certificates will be made sequentially to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, in that order, until the respective Classes of Certificates are retired. The Class IO Certificates will not have a Certificate Balance, nor will they entitle the holders thereof to distributions of principal. The holders of the Certificates may also receive portions of any Prepayment Premiums and Yield Maintenance Charges (each as defined herein) to the extent described herein. See "Description of the Certificates--Distributions" herein.

     The yield to maturity on each Class of Offered Certificates (other than the Class IO Certificates) will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the adverse effects on the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. See "Description of the Certificates--Certificate Balances and Notional Amount" and "--Distributions," "Yield and Maturity Considerations" and "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein, and "Yield and Maturity Considerations" and "Risk Factors--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

     As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I," "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates. Each of the Underwriters currently intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "Risk Factors--The Certificates--Limited Liquidity" herein.

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY OF PROSPECTUS SUPPLEMENT .........................................  S-5

RISK FACTORS ............................................................. S-27
  The Certificates ....................................................... S-27
    Limited Liquidity .................................................... S-27
    Certain Yield and Maturity Considerations ............................ S-27
    Potential Conflicts of Interest ...................................... S-28
  The Mortgage Loans ..................................................... S-29
    Risks of Lending on Income-Producing Properties ...................... S-29
    Credit Lease Mortgaged Properties .................................... S-30
    Factors Affecting Lease Enhancement Policy Proceeds .................. S-31
    Nonrecourse Mortgage Loans ........................................... S-31
    Environmental Law Considerations ..................................... S-31
    Balloon Payments ..................................................... S-31
    Risk of Subordinated Debt ............................................ S-32

DESCRIPTION OF THE MORTGAGE POOL ......................................... S-32
  General ................................................................ S-32
  Mortgage Loan History .................................................. S-33
  Certain Terms and Conditions of the Mortgage Loans ..................... S-34
    Mortgage Rates; Calculations of Interest ............................. S-34
    Due Dates ............................................................ S-34
    Amortization ......................................................... S-34
    Prepayment Provisions ................................................ S-34
    Secondary Financing .................................................. S-35
    Nonrecourse Obligations .............................................. S-35
     "Due-on-Sale"  and  "Due-on-Encumbrance"  Provisions ................ S-35
    Cross-Default and Cross-Collateralization of Certain Mortgage Loans .. S-35
    Low Income Housing Tax Credits ....................................... S-35
  Assessments of Property Condition ...................................... S-36
    Property Inspections ................................................. S-36
    Appraisals ........................................................... S-36
    Environmental Assessments ............................................ S-36
    Engineering Assessments .............................................. S-36
    Earthquake Analyses .................................................. S-36
  Credit Lease Loans ..................................................... S-37
  Additional Mortgage Loan Information ................................... S-39
    The Mortgage Pool .................................................... S-39
  The Mortgage Loan Sellers .............................................. S-53
  Assignment of the Mortgage Loans; Repurchases .......................... S-53
  Representations and Warranties; Repurchases ............................ S-53
  Changes in Mortgage Pool Characteristics ............................... S-55

SERVICING OF THE MORTGAGE LOANS .......................................... S-55
  General ................................................................ S-55
  The Master Servicer and Special Servicer ............................... S-56
  The Special Servicer ................................................... S-57
  Servicing and Other Compensation and Payment of Expenses ............... S-58
  Modifications, Waivers and Amendments .................................. S-59
  The Controlling Class Representative ................................... S-60
    Limitation on Liability of Controlling Class Representative .......... S-61
  REO Properties; Sale of Mortgage Loans ................................. S-61
  Inspections; Collection of Operating Information ....................... S-62

DESCRIPTION OF THE CERTIFICATES .......................................... S-63
  General ................................................................ S-63
  Registration and Denominations ......................................... S-63

                                                                           PAGE
                                                                           ----

  Certificate Balances and Notional Amount ............................... S-64
  Pass-Through Rates ..................................................... S-64
  Distributions .......................................................... S-65
    General .............................................................. S-65
    The Available Distribution Amount .................................... S-65
    Application of the Available Distribution Amount ..................... S-66
    Distributable Certificate Interest ................................... S-69
    Principal Distribution Amount ........................................ S-69
    Treatment of REO Properties .......................................... S-70
    Allocation of Prepayment Premiums and Yield Maintenance Charges ...... S-70
  Subordination; Allocation of Losses and Certain Expenses ............... S-71
  P&I Advances ........................................................... S-73
  Appraisal Reductions ................................................... S-74
  Reports to Certificateholders; Available Information ................... S-74
   Trustee Reports ....................................................... S-74
   Other Information ..................................................... S-77
   Book-Entry Certificates ............................................... S-77
  Assumed Final Distribution Date; Rated Final Distribution Date ......... S-78
  Voting Rights .......................................................... S-79
  Termination ............................................................ S-79
  The Trustee ............................................................ S-80
  Duties of the Fiscal Agent ............................................. S-80

YIELD AND MATURITY CONSIDERATIONS ........................................ S-81
  Yield Considerations ................................................... S-81
    General .............................................................. S-81
    Rate and Timing of Principal Payment ................................. S-81
    Losses and Shortfalls ................................................ S-82
    Pass-Through Rates ................................................... S-82
    Certain Relevant Factors ............................................. S-82
    Delay in Payment of Distributions .................................... S-83
    Unpaid Distributable Certificate Interest ............................ S-83
    Yield Sensitivity of the Class IO Certificates ....................... S-83
  Price/Yield Tables ..................................................... S-83
  Weighted Average Life .................................................. S-85
USE OF PROCEEDS .......................................................... S-88
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................. S-88
ERISA CONSIDERATIONS ..................................................... S-89
LEGAL INVESTMENT ......................................................... S-91
METHOD OF DISTRIBUTION ................................................... S-92
LEGAL MATTERS ............................................................ S-92
RATINGS .................................................................. S-92
INDEX OF PRINCIPAL DEFINITIONS ........................................... S-94

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ................... A-1
ANNEX B--TERM SHEET ...................................................... B-1
ANNEX C--FORM OF DISTRIBUTION DATE STATEMENT ............................. C-1
ANNEX D--FORM OF DELINQUENT LOAN STATUS REPORT ........................... D-1
ANNEX E--FORM OF HISTORICAL LOAN MODIFICATION REPORT ..................... E-1
ANNEX F--FORM OF HISTORICAL LOSS ESTIMATE REPORT ......................... F-1
ANNEX G--FORM OF REO STATUS REPORT ....................................... G-1
ANNEX H--FORM OF WATCH LIST REPORT ....................................... H-1
ANNEX I--OPERATING STATEMENT ANALYSIS .................................... I-1
ANNEX J--NOI ADJUSTMENT WORKSHEET ........................................ J-1
ANNEX K--COMPARATIVE FINANCIAL STATUS REPORT ............................. K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.


                                                                                                     WEIGHTED
                   MOODY'S/DCR/     INITIAL     PERCENT OF                                PASS-       AVERAGE      CASH FLOW OR
                    STANDARD &    CERTIFICATE  INITIAL POOL   CREDIT                     THROUGH        LIFE        PRINCIPAL
      CLASS        POOR'S RATING  BALANCES(1)   BALANCE(1)    SUPPORT    DESCRIPTION      RATE       (YEARS)(2)      WINDOW(2)
      -----        -------------  -----------  ------------   -------    -----------     -------     ----------    ------------

   Class A-1 ..    Aaa/AAA/AAA   $220,000,000      10.0%      28.00%    Fixed Coupon       6.479%       3.72       12/97-03/04
   Class A-2 ..    Aaa/AAA/AAA   $384,000,000      17.4%      28.00%    Fixed Coupon       6.600%       7.76       03/04-05/07
   Class A-3 ..    Aaa/AAA/AAA   $982,521,000      44.6%      28.00%    Fixed Coupon       6.650%       9.76       05/07-12/07
   Class B ....     Aa2/AA/AA    $110,175,000       5.0%      23.00%    Fixed Coupon       6.790%      12.04       12/07-10/11
   Class C ....      A2/A/A      $110,175,000       5.0%      18.00%    Fixed Coupon       7.020%      14.61       10/11-09/12
   Class D ....   Baa2/BBB/BBB   $121,194,000       5.5%      12.50%    Fixed Coupon       7.120%      14.92       09/12-11/12
   Class E ....  Baa3/BBB-/BBB-  $ 33,052,000       1.5%      11.00%    Fixed Coupon       7.120%      14.98       11/12-11/12
   Class IO ...    Aaa/AAA/NR           (3)          N/A         N/A  Variable IO Strip      (4)       N/A         12/97-11/27
   Class F ....        (5)       $ 66,105,000       3.0%       8.00%          WAC          7.500%(6)   16.43       11/12-09/15
   Class G ....        (5)       $ 49,578,000       2.2%       5.75%          WAC          7.500%(6)   18.82       09/15-06/17
   Class H ....        (5)       $ 16,527,208       0.8%       5.00%          WAC          7.500%(6)   19.63       06/17-09/17
   Class J ....        (5)       $ 44,070,046       2.0%       3.00%          WAC          6.000%(6)   20.84       09/17-01/20
   Class K ....        (5)       $ 22,035,023       1.0%       2.00%          WAC          6.000%(6)   23.24       01/20-02/22
   Class L ....        (5)       $ 27,543,779       1.2%       0.75%          WAC          6.000%(6)   24.73       02/22-04/23
   Class M ....        (5)       $ 16,526,269       0.8%       0.00%          WAC          6.000%(6)   28.13       04/23-11/27

----------
(1)    Subject to a permitted variance of plus or minus 5.0%.

(2) Based on 0% CPR and the other assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein.

(3) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amount" herein.

(4) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. See "--Description of the Certificates--Pass-Through Rates" herein.

(5) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

(6) With respect to each Distribution Date, the Pass-Through Rate will equal the lesser of the rate set forth above and the applicable Weighted Average Net Mortgage Rate (as defined herein).

Title of Certificates ................First Union-Lehman Brothers Commercial
                                        Mortgage Trust II, Commercial Mortgage
                                        Pass-Through Certificates, Series
                                        1997-C2 (the "Certificates"), to be
                                        issued in eighteen classes (each, a
                                        "Class") to be designated as: (i) the
                                        Class A-1, Class A-2 and Class A-3
                                        Certificates (collectively the "Class A
                                        Certificates"); (ii) the Class B, Class
                                        C, Class D, Class E, Class F, Class G,
                                        Class H, Class J, Class K, Class L and
                                        Class M Certificates (collectively with
                                        the Class A Certificates, the
                                        "Sequential Pay Certificates"); (iii)
                                        the Class IO Certificates (collectively
                                        with the Sequential Pay Certificates,
                                        the "REMIC Regular Certificates"); and
                                        (iv) the Class R-I, Class R-II and Class
                                        R-III Certificates (collectively, the
                                        "REMIC Residual Certificates"). Only
                                        the Class A-1, Class A-2, Class A-3,
                                        Class B, Class C, Class D, Class E and
                                        Class IO Certificates (collectively, the
                                        "Offered Certificates") are offered
                                        hereby. The Class F, Class G, Class H,
                                        Class J, Class K, Class L, Class M and
                                        REMIC Residual Certificates
                                        (collectively, the "Private
                                        Certificates") have not been registered
                                        under the Securities Act of 1933, as
                                        amended (the "Securities Act"), and are
                                        not offered hereby.

Depositor ............................First Union Commercial Mortgage
                                        Securities, Inc., a North Carolina
                                        corporation. The Depositor is a wholly
                                        owned subsidiary of First Union National
                                        Bank, which is also one of the Mortgage
                                        Loan Sellers and the Master Servicer.
                                        The Depositor also is an affiliate of
                                        First Union Capital Markets Corp.
                                        ("First Union Capital"), one of the
                                        Underwriters. Neither the Depositor nor
                                        any of its affiliates has insured or
                                        guaranteed the Offered Certificates. See
                                        "The Depositor" in the Prospectus.

Master Servicer ......................First Union National Bank ("FUNB"), a
                                        national banking association which has
                                        its principal office located in
                                        Charlotte, North Carolina and which is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Master Servicer is one of the Mortgage Loan Sellers and an affiliate of the Depositor and of First Union Capital, one of the Underwriters. See "Servicing of the Mortgage Loans--The Master Servicer and Special Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Special Servicer .....................CRIIMI MAE Services Limited Partnership, a
                                        Maryland limited partnership. The
                                        Special Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property (as defined herein) and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. The Controlling Class of Sequential Pay Certificates (as defined herein) will have the right, subject to certain conditions described herein, to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circum-stances, as described herein. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of the Private Certificates on or about the Closing Date (as defined below). See "Servicing of the Mortgage Loans--The Master Servicer and Special Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Trustee ..............................LaSalle National Bank, a nationally chartered bank and a wholly owned
                                        subsidiary of the Fiscal Agent.

Fiscal ...............................Agent ABN AMRO Bank N.V., a Netherlands
                                        banking corporation and the corporate
                                        parent of the Trustee.

Mortgage Loan Sellers ................An affiliate of Lehman Brothers Inc., which is one of the Underwriters (such
                                        affiliate, the "Lehman Seller"), and
                                        FUNB. FUNB is also the Master Servicer
                                        and an affiliate of the Depositor and
                                        First Union Capital, one of the
                                        Underwriters. See "Description of the
                                        Mortgage Pool--The Mortgage Loan
                                        Sellers" herein.

Cut-off Date .........................November 1, 1997.

Closing Date .........................On or about November 25, 1997.

Registration of the Offered
Certificates .........................The Offered Certificates of each Class will initially be represented by one or
                                        more global Certificates registered in
                                        the name of Cede & Co., as nominee of
                                        The Depository Trust Company ("DTC").
                                        No person acquiring an interest in any
                                        Offered Certificate (any such person, a
                                        "Certificate Owner") will be entitled
                                        to receive such Certificate in fully
                                        registered, certificated form (a
                                        "Definitive Offered Certificate"),
                                        except under the limited circumstances
                                        described under "Description of
                                        theCertificates--Registration and
                                        Denominations" herein and "Description
                                        of the Certificates--Book-Entry
                                        Registration and Definitive
                                        Certificates" in the Prospectus.
                                        Instead, DTC will effect payments and
                                        transfers in respect of the Offered
                                        Certificates by means of its electronic
                                        recordkeeping services, acting through
                                        certain participating organizations (
                                        "Participants"). This may result in
                                        certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Certificates. Unless and until Definitive Offered Certificates of any Class are issued to the related Certificate Owners, all references herein to the rights of holders of such Class of Offered Certificates are to the rights of those Certificate Owners as such rights may be exercised through DTC and its participants, except as otherwise specified herein.

Denominations ........................The Offered Certificates of each Class will be issued, maintained and
                                        transferred on the book-entry records of DTC and its Participants in denominations of $10,000 actual principal amount (or $100,000 notional amount with respect to the Class IO Certificates), and in integral multiples of $1 in excess thereof.

The Mortgage Pool ....................The Mortgage Pool will consist of 422 conventional, fixed rate Mortgage Loans.
                                        The Mortgage Loans have an aggregate
                                        Cut-off Date Balance of $2,203,502,325
                                        (the "Initial Pool Balance"), subject
                                        to a variance of plus or minus 5.0%. The

                                        "Cut-off Date Balance" of each Mortgage
                                        Loan will equal the unpaid principal
                                        balance thereof as of the Cut-off Date,
                                        after reduction for all payments of
                                        principal due on or before such date,
                                        whether or not received. For purposes of the numerical information provided herein, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel.

                                      Generally, all of the Mortgage Loans are
                                        non-recourse obligations of the related
                                        borrowers. No Mortgage Loan will be
                                        insured or guaranteed by any
                                        governmental entity or private insurer.

                                      Four hundred and twenty (420) of the
                                        Mortgage Loans, or 99.8%, are each
                                        secured by a first mortgage lien, and
                                        two of the Mortgage Loans, or 0.2%, are
                                        each secured by a Mortgage that creates
                                        a second mortgage lien (with the related first mortgage lien securing a Mortgage Loan that is also in the Mortgage Pool), on the borrower's fee simple estate (or, with respect to 14 Mortgage Loans, or 3.8%, on the borrower's leasehold estate)in income producing real property (each, a "Mortgaged Property").

                                      Set forth below are the number of Mortgage
                                        Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                   PERCENTAGE OF
                                                     NUMBER OF      INITIAL POOL
                          PROPERTY TYPE           MORTGAGE LOANS       BALANCE
                          -------------           --------------   -------------
                        Multifamily ............     136(1)            31.1%
                        Retail .................     122(2)            30.6%
                        Office .................      32                9.3%
                        Hospitality ............      33(3)             8.9%
                        Health Care ............      16(4)             4.1%
                        Industrial/Retail ......       3                2.7%
                        Industrial/Warehouse ...      10                2.2%
                        Mobile Home Park .......       2                0.2%
                        Self-Storage ...........       2                0.2%
                        Mixed Use ..............       1                0.1%

                        Credit Lease Loans(5) ..      65               10.8%
                                        ----------
                                        (1) Including eight Mortgage Loans, or
                                            0.8%, secured by properties which
                                            are eligible to receive low-income
                                            housing tax credits pursuant to
                                            Section 42 of the Internal Revenue
                                            Code of 1986 (the "Code" and such
                                            properties, the "Section 42
                                            Properties").

                                        (2) Including 71 Mortgage Loans, or
                                            22.5%, secured by anchored retail
                                            properties and 51 Mortgage Loans, or
                                            8.1%, secured by unanchored retail
                                            properties.

                                        (3) All but two of such Mortgage Loans
                                            are secured by properties which are
                                            affiliated with recognized
                                            hotel/motel franchisors.

                                        (4) Including five Mortgage Loans, or
                                            0.7%, secured by assisted living
                                            facilities; three Mortgage Loans, or
                                            1.1%, secured by congregate care
                                            facilities; and seven Mortgage
                                            Loans, or 1.3%, secured by skilled
                                            nursing care facilities and one
                                            Mortgage Loan, or 1.1%, secured by a
                                            skilled nursing care facility and a
                                            congregate care facility.

                                        (5) Including 56 Mortgage Loans, or
                                            6.3%, secured by retail properties;
                                            three Mortgage Loans, or 3.4%,
                                            secured by office properties; and
                                            six Mortgage Loans, or 1.1%, secured
                                            by health and fitness or mixed-use
                                            properties or solely by the
                                            Mortgagor's leasehold interest in a
                                            retail property.

                                      The Mortgaged Properties are located
                                        throughout 38 states. Set forth below
                                        are the number of Mortgage Loans, and
                                        the approximate percentage of the
                                        Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgage Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                                   PERCENTAGE OF
                                                      NUMBER OF     INITIAL POOL
                                         STATE      MORTGAGE LOANS    BALANCE
                                         -----      --------------  ------------
                                       Florida ....      58           14.4%
                                       New York ...      21           11.3%
                                       Texas ......      54           10.4%
                                       California .      38           9.6%
                                       Georgia ....      34           5.1%
                                       ----------

                                      All of the Mortgage Loans bear interest at
                                        annualized rates ("Mortgage Rates") that will remain fixed for their respective remaining loan terms, except as described herein. Except with respect to one Mortgage Loan, scheduled payments of principal and interest on the Mortgage Loans ("Monthly Payments") are due monthly on the first day of each month. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Due Dates" and "--Mortgage Rates; Calculations of Interest" herein.

                                      Three hundred twenty-nine (329) of the
                                        Mortgage Loans, or 82.8%, provide for
                                        Monthly Payments based on amortization
                                        schedules significantly longer than
                                        their respective remaining terms to
                                        maturity. As a result, such Mortgage
                                        Loans ("Balloon Loans"), will have
                                        substantial principal amounts due and
                                        payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. Four of the Balloon Loans, or 2.9% (which are Credit Lease Loans), provide for increases in the amount of their respective Monthly Payments at specified times in the future which coincide with rent increases on the underlying Credit Leases. Seven of the Mortgage Loans, or 2.5%, are ARD Loans, as described herein. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Amortization" herein. The remaining 86 Mortgage Loans, or 14.6%, are self-amortizing. Fourteen
                                        (14) of such self-amortizing Mortgage
                                        Loans, or 1.5% (which are Credit

                                        Lease Loans), provide for increases in
                                        the amount of their respective Monthly
                                        Payment at specified times in the future as set forth in Annex A which coincide with rent increases on the underlying Credit Leases. See "Risk Factors--The Mortgage Loans--Balloon Payments" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

                                      As of the Cut-off Date, all but one of the
                                        Mortgage Loans, or 99.6%, restrict or
                                        prohibit voluntary principal
                                        prepayments. In general, the Mortgage
                                        Loans: (i) prohibit voluntary
                                        prepayments of principal for a period (a
                                        "Lockout Period") ending on a date
                                        specified in the related Mortgage Note
                                        (as defined herein) and, in general,
                                        thereafter impose a Yield Maintenance
                                        Charge and/or Prepayment Premium (each
                                        as defined herein) for most of their
                                        respective remaining terms to maturity
                                        (399 Mortgage Loans, or 93.6%); (ii)
                                        prohibit voluntary prepayments of
                                        principal for a Lockout Period and
                                        thereafter permit voluntary principal
                                        prepayments in whole without material
                                        restrictions (10 Mortgage Loans, or
                                        1.8%); or (iii) permit voluntary
                                        principal prepayments provided that the
                                        prepayment is accompanied by a Yield
                                        Maintenance Charge or by a Prepayment
                                        Premium for most of their respective
                                        remaining terms to maturity (12 Mortgage
                                        Loans, or 4.2%). With respect to the 391
                                        Mortgage Loans which impose Yield
                                        Maintenance Charges, 358 of such
                                        Mortgage Loans, or 93.5%, provide for
                                        the calculation of the Yield Maintenance
                                        Charge using a discount rate equal to
                                        the applicable Treasury Rate (as set
                                        forth in the related Mortgage Note), 30
                                        of such Mortgage Loans, or 6.1%, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.5%, and three of such Mortgage Loans, or 0.4%, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 1.0%. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
                                        Provisions" and "--Additional Mortgage
                                        Loan Information" herein. The ability of the Master Servicer or the Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium or Yield Maintenance Charge is limited as described herein. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

                                      One hundred twenty-one (121) of the
                                        Mortgage Loans, or 31.6%, provide that
                                        the holder of the Mortgage, following
                                        notice from the borrower that the
                                        borrower intends to prepay the Mortgage
                                        Loan as permitted by the related
                                        Mortgage Note, may require the borrower, in lieu of prepayment, to pledge to such holder "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage. In general,
                                        "Defeasance Collateral" is required to
                                        consist of direct,
                                        non-callable United States Treasury
                                        obligations that provide for payments
                                        prior, but as close as possible, to all
                                        successive Due Dates and the scheduled
                                        maturity date, with each such payment
                                        being equal to or greater than (with any excess to be returned to the borrower) than the Monthly Payment and, in the case of the scheduled maturity date, the Balloon Payment, due on such date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge instead Defeasance Collateral, but in each case subject to certain conditions, including confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any Class of Certificates.

                                      Sixty-five (65) of the Mortgage Loans, or
                                        10.8% (the "Credit Lease Loans"), are
                                        secured by Mortgages on Mortgaged
                                        Properties that are, in each case,
                                        subject to a lease (a "Credit Lease") to a tenant (each a "Tenant" and, collectively, the "Tenants") which possesses (or whose parent or other affiliate which guarantees the Credit Lease obligation possesses) the rating indicated in the Credit Lease Table. See "Description of the Mortgage
                                        Pool--Credit Lease Loans" herein.
                                        Scheduled monthly rent payments (the
                                        "Monthly Rental Payments") under the
                                        Credit Leases are generally sufficient
                                        to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans other than the Balloon Payments with respect to Credit Lease Loans which are Balloon Loans.

                                      The Credit Leases generally provide that
                                        the Tenant is responsible for all costs
                                        and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property, (i) the Tenant is obligated to continue making payments,
                                        (ii) the Tenant must make an offer to
                                        purchase the applicable Mortgaged
                                        Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan or (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks. See "Description of the Mortgage
                                        Pool--Credit Lease Loans" herein.

                                      Except with respect to 21 Mortgage Loans,
                                        or 2.5%, all of the Mortgage Loans were
                                        originated in 1997.

                                      Set forth below is certain information
                                        regarding the Mortgage Loans and the
                                        Mortgaged Properties as of the Cut-off
                                        Date (all weighted averages set forth
                                        below are based on the Cut-off Date
                                        Balances of the respective Mortgage
                                        Loans). Such information is more fully
                                        described, and additional information
                                        regarding the Mortgage Loans and the
                                        Mortgaged Properties is set forth, in
                                        the tables under "Description of The
                                        Mortgage Pool--Additional Mortgage Loan
                                        Information" herein and in Annex A
                                        hereto:

                   Minimum Cut-off Date Balance ............     $449,722
                   Maximum Cut-off Date Balance ............  $45,416,841
                   Average Cut-off Date Balance ............  $ 5,221,569
                   Minimum Mortgage Rate ...................        7.065%
                   Maximum Mortgage Rate ...................       10.500%
                   Weighted Average Mortgage Rate ..........        8.207%
                   Minimum Remaining Term to Maturity
                    (months) ...............................           45
                   Maximum Remaining Term to Maturity
                    (months) ...............................          360
                   Weighted Average Remaining Term to
                    Maturity (months) ......................          151
                   Minimum Remaining Amortization
                    Term (months) ..........................          120
                   Maximum Remaining Amortization
                    Term (months) ..........................          360
                   Weighted Average Remaining Amorti-
                    zation Term (months) ...................          324
                   Minimum Cut-off Date DSC Ratio ..........         1.15x(1)(2)
                   Maximum Cut-off Date DSC Ratio ..........         2.50x(2)
                   Weighted Average Cut-off Date DSC
                    Ratio ..................................         1.36x(2)
                   Minimum Cut-off Date LTV Ratio ..........         29.0%(2)
                   Maximum Cut-off Date LTV Ratio ..........         83.0%(2)(3)
                   Weighted Average Cut-off Date LTV
                    Ratio ..................................         72.1%(2)
                   Minimum Maturity Date LTV Ratio .........          7.7%(2)(4)
                   Maximum Maturity Date LTV Ratio .........         75.1%(2)(4)
                   Weighted Average Maturity Date LTV
                    Ratio ..................................         60.8%(2)(4)
                                        ----------
                                        (1) Except with respect to one Mortgage
                                            Loan, or 0.7%, the only Mortgage
                                            Loans (excluding Credit Lease Loans)
                                            with DSC Ratios below 1.20x are
                                            Mortgage Loans secured by Section 42
                                            Properties.

                                        (2) Calculated without regard to the
                                            Credit Lease Loans.

                                        (3) The only Mortgage Loans (excluding
                                            Credit Lease Loans) with Cut-off
                                            Date LTV Ratios in excess of 81.5%
                                            are Mortgage Loans secured by
                                            Section 42 Properties.

                                        (4) Includes Balloon Loans only.

                                      Two hundred eight (208) of the Mortgage
                                        Loans, or 49.8% (the "Lehman Loans"),
                                        will be acquired by the Depositor from
                                        the Lehman Seller, which either
                                        originated each such Mortgage Loan or
                                        acquired it in connection with its
                                        commercial and multifamily mortgage loan conduit program. Two hundred fourteen
                                        (214) of the Mortgage Loans, or 50.2%
                                        (the "FUNB Loans"), will be acquired by
                                        the Depositor from FUNB, which either
                                        originated each such Mortgage Loan or
                                        acquired it in connection with its
                                        commercial and multifamily mortgage loan conduit program. See "Description of the Mortgage Pool" herein.

                                      On or prior to the Closing Date, the
                                        Depositor will cause the Mortgage Loan
                                        Sellers to assign the Mortgage Loans,
                                        without recourse (except as set forth in the next sentence), to the Trustee for the benefit of the holders of the Certificates (the "Certificate-holders"). In connection with such assignment, each Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of its Mortgage Loans and, as more particularly described herein, will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase the affected Mortgage Loan. See "Description of the Mortgage Pool--Representations and
                                        Warranties; Repurchases" herein.

Description of the Certificates ......The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 1997, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of the
                                        Mortgage Pool and certain related
                                        assets.

A. Certificate Balances and
Notional Amount ......................Upon initial issuance, and in each case subject to a permitted variance of plus
                                        or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances set forth in the table at the beginning of this Summary.

                                      The "Certificate Balance" of any Class of
                                        Sequential Pay Certificates outstanding
                                        at any time represents the maximum
                                        amount that the holders thereof are
                                        entitled to receive as distributions
                                        allocable to principal from the cash
                                        flow on the Mortgage Loans and other
                                        assets in the Trust Fund. As more
                                        particularly described herein, the
                                        Certificate Balance of a Class of
                                        Sequential Pay Certificates will be
                                        reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any losses on the Mortgage Loans (herein referred to as "Realized Losses ") and certain Trust Fund expenses (herein referred to as "Additional Trust Fund Expenses ") actually allocated to such Class of Certificates on such
                                        Distribution Date.

                                      The Class IO Certificates will not have a
                                        Certificate Balance, but will represent
                                        the right to receive distributions of
                                        interest in an amount equal to the
                                        aggregate interest accrued on the
                                        notional amount of each of the Class IO
                                        Components, as described herein. The
                                        Class IO Certificates will have fourteen components (each a "Class IO Component "), each corresponding to a different Class of Sequential Pay Certificates. Each Class IO Component will have the same letter and/or numerical designation as the corresponding Class of Sequential Pay Certificates. The notional amount of each Class IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the Class IO Components will equal approximately $2,203,502,325, which amount will equal the Initial Pool Balance. References herein to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of all the Class IO Components. See
                                        "Description of the
                                        Certificates--Certificate Balances and
                                        Notional Amount" herein.

                                      The REMIC Residual Certificates will not
                                        have Certificate Balances or notional
                                        amounts, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

B. Pass-Through Rates ................The Pass-Through Rate applicable to each
                                        Class of Offered Certificates (other
                                        than the Class IO Certificates) for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of this Summary. The Pass-Through Rate applicable to each Class of the Private Certificates (other than the REMIC Residual Certificates) for each Distribution Date is the lesser of (a) the respective rate per annum set forth in respect of such Class in the table at the beginning of this Summary and (b) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to each Class IO Component for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate then applicable to the corresponding Class of Sequential Pay Certificates. The REMIC Residual Certificates will not bear interest.

                                      The "Weighted Average Net Mortgage Rate"
                                        for each Distribution Date is the
                                        weighted average of the Net Mortgage
                                        Rates for the Mortgage Loans as of the
                                        commencement of the related Collection
                                        Period (as defined herein), weighted on
                                        the basis of their respective Stated
                                        Principal Balances outstanding
                                        immediately prior to such Distribution
                                        Date. The "Net Mortgage Rate" for each
                                        Mortgage Loan will generally equal (x)
                                        the Mortgage Rate in effect for such
                                        Mortgage Loan as of the Cut-off Date,
                                        minus (y) the applicable Administrative
                                        Cost Rate (as defined herein) for such
                                        Mortgage Loan; provided that if any
                                        Mortgage Loan does not accrue interest
                                        on the basis of a 360-day year
                                        consisting of twelve 30-day months
                                        (which is the basis on which interest
                                        accrues in respect of the REMIC Regular
                                        Certificates), then, solely for the
                                        purposes of calculating the Weighted
                                        Average Net Mortgage Rate, the Mortgage
                                        Rate referred to in clause (x) will, to
                                        the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and will generally equal the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period (as defined herein) and distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. See "Description of the
                                        Certificates--Pass-Through Rates"
                                        herein.

C. Distributions .....................Distributions on the Certificates will be made by the Trustee, to the extent of
                                        available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing December 18, 1997 (each, a "Distribution Date"). The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (other than Prepayment Premiums and Yield Maintenance Charges, which are separately distributable in respect of the Certificates) that are available for distribution to
                                        Certificateholders on any Distribution
                                        Date (less certain fees and expenses set forth in the Pooling and Servicing Agreement) is herein referred to as the "Available Distribution Amount" for such date. See "Description of the
                                        Certificates--Distributions--The
                                        Available Distribution Amount" herein.


                                      On each Distribution Date, the Trustee
                                        will (except as otherwise described
                                        under "Description of the
                                        Certificates--Termination" herein) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                        (1) to distributions of interest to the
                                            holders of the Class A-1, Class A-2,
                                            Class A-3 and Class IO Certificates
                                            (in each case, so long as any such
                                            Class remains outstanding), pro
                                            rata, in accordance with the
                                            respective amounts of Distributable
                                            Certificate Interest (as defined
                                            herein) on such Classes of
                                            Certificates on such Distribution
                                            Date, in an amount equal to all
                                            Distributable Certificate Interest
                                            in respect of each such Class of
                                            Certificates for such Distribution
                                            Date and, to the extent not
                                            previously paid, for all prior
                                            Distribution Dates;

                                        (2) to distributions of principal to the
                                            holders of the Class A-1
                                            Certificates in an amount (not to
                                            exceed the then outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution Amount (as defined
                                            herein) for such Distribution Date;

                                        (3) after the Class A-1 Certificates
                                            have been retired, to distributions
                                            of principal to the holders of the
                                            Class A-2 Certificates in an amount
                                            (not to exceed the then outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution Amount for such
                                            Distribution Date, less any portion
                                            thereof distributed in respect of
                                            the Class A-1 Certificates;

                                        (4) after the Class A-1 and Class A-2
                                            Certificates have been retired, to
                                            distributions of principal to the
                                            holders of the Class A-3
                                            Certificates in an amount (not to
                                            exceed the then outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution Amount for such
                                            Distribution Date, less any portion
                                            thereof distributed in respect of
                                            the Class A-1 and/or Class A-2
                                            Certificates;

                                        (5) to distributions to the holders of
                                            the Class A-1, Class A-2 and Class
                                            A-3 Certificates, pro rata, in
                                            accordance with the amount of
                                            Realized Losses and Additional Trust
                                            Fund Expenses, if any, previously
                                            allocated to such Classes of
                                            Certificates and for which no
                                            reimbursement has previously been
                                            received, to reimburse such holders
                                            for such

                                            Realized Losses and Additional Trust
                                            Fund Expenses, if any;

                                        (6) to distributions of interest to the
                                            holders of the Class B Certificates
                                            in an amount equal to all
                                            Distributable Certificate Interest
                                            in respect of such Class of
                                            Certificates for such Distribution
                                            Date and, to the extent not
                                            previously paid, for all prior
                                            Distribution Dates;

                                        (7) after the Class A-1, Class A-2 and
                                            Class A-3 Certificates have been
                                            retired, to distributions of
                                            principal to the holders of the
                                            Class B Certificates in an amount
                                            (not to exceed the then outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution Amount for such
                                            Distribution Date, less any portion
                                            thereof distributed in respect of
                                            the Class A-1, Class A-2 and/or
                                            Class A-3 Certificates;

                                        (8) to distributions to the holders of
                                            the Class B Certificates to
                                            reimburse such holders for all
                                            Realized Losses and Additional Trust
                                            Fund Expenses, if any, previously
                                            allocated to such Class of
                                            Certificates and for which no
                                            reimbursement has previously been
                                            received;

                                        (9) to distributions of interest to the
                                            holders of the Class C Certificates
                                            in an amount equal to all
                                            Distributable Certificate Interest
                                            in respect of such Class of
                                            Certificates for such Distribution
                                            Date and, to the extent not
                                            previously paid, for all prior
                                            Distribution Dates;

                                       (10) after the Class A-1, Class A-2,
                                            Class A-3 and Class B Certificates
                                            have been retired, to distributions
                                            of principal to the holders of the
                                            Class C Certificates in an amount
                                            (not to exceed the then outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution Amount for such
                                            Distribution Date, less any portion
                                            thereof distributed in respect of
                                            the Class A-1, Class A-2, Class A-3
                                            and/or Class B Certificates;

                                       (11) to distributions to the holders of
                                            the Class C Certificates to
                                            reimburse such holders for all
                                            Realized Losses and Additional Trust
                                            Fund Expenses, if any, previously
                                            allocated to such Class of
                                            Certificates and for which no
                                            reimbursement has previously been
                                            received;

                                       (12) to distributions of interest to the
                                            holders of the Class D Certificates
                                            in an amount equal to all
                                            Distributable Certificate Interest
                                            in respect of such Class of
                                            Certificates for such Distribution
                                            Date and, to the extent not
                                            previously paid, for all prior
                                            Distribution Dates;

                                       (13) after the Class A-1, Class A-2,
                                            Class A-3, Class B and Class C
                                            Certificates have been retired, to
                                            distributions of principal to the
                                            holders of the Class D Certificates
                                            in an amount (not to exceed the then
                                            outstanding Certificate Balance of
                                            such Class of Certificates) equal to
                                            the Principal Distribution Amount
                                            for such Distribution Date,
                                            less any portion thereof distributed
                                            in respect of the Class A-1, Class
                                            A-2, Class A-3, Class B and/or Class
                                            C Certificates;

                                       (14) to distributions to the holders of
                                            the Class D Certificates to
                                            reimburse such holders for all
                                            Realized Losses and Additional Trust
                                            Fund Expenses, if any, previously
                                            allocated to such Class of
                                            Certificates and for which no
                                            reimbursement has previously been
                                            received;

                                       (15) to distributions of interest to the
                                            holders of the Class E Certificates
                                            in an amount equal to all
                                            Distributable Certificate Interest
                                            in respect of such Class of
                                            Certificates for such Distribution
                                            Date and, to the extent not
                                            previously paid, for all prior
                                            Distribution Dates;

                                       (16) after the Class A-1, Class A-2,
                                            Class A-3, Class B, Class C and
                                            Class D Certificates have been
                                            retired, to distributions of
                                            principal to the holders of the
                                            Class E Certificates in an amount
                                            (not to exceed the then outstanding
                                            Certificate Balance of such Class of
                                            Certificates) equal to the Principal
                                            Distribution Amount for such
                                            Distribution Date, less any portion
                                            thereof distributed in respect of
                                            the Class A-1, Class A-2, Class A-3,
                                            Class B, Class C and/or Class D
                                            Certificates;


                                       (17) to distributions to the holders of
                                            the Class E Certificates to
                                            reimburse such holders for all
                                            Realized Losses and Additional Trust
                                            Fund Expenses, if any, previously
                                            allocated to such Class of
                                            Certificates and for which no
                                            reimbursement has previously been
                                            received; and

                                       (18) to distributions to the holders of
                                            the respective Classes of Private
                                            Certificates (other than the REMIC
                                            Residual Certificates, which are not
                                            expected to receive distributions)
                                            as described herein (provided that
                                            no distributions of principal will
                                            be made in respect of any Class of
                                            Private Certificates until the
                                            aggregate Certificate Balance of the
                                            Class A-1, Class A-2, Class A-3,
                                            Class B, Class C, Class D and Class
                                            E Certificates has been reduced to
                                            zero). See "Description of the
                                            Certificates--Distributions--
                                            Application of the Available
                                            Distribution Amount" herein;

                                      provided that, on each Distribution Date,
                                        if any, after the aggregate of the
                                        Certificate Balances of the Subordinate
                                        Certificates (as defined herein) has
                                        been reduced to zero prior to retirement of the Class A Certificates as a result of the allocation of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates--Termination" herein), the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

                                      The "Distributable Certificate Interest"
                                        in respect of any Class of Sequential
                                        Pay Certificates for any Distribution
                                        Date will generally equal one month's
                                        interest at the applicable Pass-Through
                                        Rate accrued on the Certificate Balance
                                        of such Class of Certificates
                                        outstanding immediately prior to such
                                        Distribution Date, reduced (to not less
                                        than zero) by such Class' allocable
                                        share (in each case, calculated as
                                        described herein) of any Net Aggregate
                                        Prepayment Interest Shortfall (as
                                        described herein) for such Distribution
                                        Date. The "Distributable Certificate
                                        Interest" in respect of the Class IO
                                        Certificates for any Distribution Date
                                        will generally equal the aggregate of
                                        one month's interest accrued at the
                                        applicable Pass-Through Rate on the
                                        notional amount of each Class IO
                                        Component outstanding immediately prior
                                        to such Distribution Date, reduced (to
                                        not less than zero) by such Class'
                                        allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date. Interest payable on the REMIC Regular Certificates will be calculated on a 30/360 basis (as defined herein). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and
                                        "Description of the Certificates--
                                        Distributions--Distributable Certificate
                                        Interest" herein.

                                      The "Principal Distribution Amount" for
                                        any Distribution Date will generally
                                        equal the aggregate of the following
                                        (without duplication): (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and the principal portion of any Assumed Scheduled Payments (as defined herein) due or deemed due on or in respect of the Mortgage Loans for their respective Due Dates (as defined herein) occurring during the related Collection Period; (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period; (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

                                      The "Scheduled Payment" due on any
                                        Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been timely made. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date (as defined herein) after its stated maturity date and (ii) in respect of each REO Mortgage Loan (as defined herein). The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property (as defined herein) remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding). The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day). See "Description of the Certificates--Distributions--Principal
                                        Distribution Amount" herein.


                                      Reimbursements of previously allocated
                                        Realized Losses and Additional Trust
                                        Fund Expenses will not constitute
                                        distributions of principal for any
                                        purpose and will not result in an
                                        additional reduction in the Certificate
                                        Balance of the Class of Certificates in
                                        respect of which any such reimbursement
                                        is made.

                                      The holders of the Certificates may also
                                        receive portions of any Prepayment
                                        Premiums and Yield Maintenance Charges
                                        to the extent described under
                                        "Description of the
                                        Certificates--Distributions--Allocation
                                        of Prepayment Premiums and Yield
                                        Maintenance Charges" herein. Such
                                        distributions will be in addition to the distributions of interest, if any, made to such holders from the Available Distribution Amount on each Distribution Date.

P&I Advances .........................Subject to a recoverability determination, as described herein, and further subject to the reduced advancing obligations in respect of certain Required Appraisal Loans (as defined herein) and certain Mortgage Loans as to which the Monthly Payment has been reduced as part of a modification or otherwise, the Master Servicer will be required to make advances (each, a "P&I Advance ") with respect to each Distribution Date in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and any related Principal Recovery Fees (each as defined herein), due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the last day of the related Collection Period. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a required P&I Advance, the Trustee shall then be obligated to make such P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will then be obligated to make such P&I Advance, in each case subject to a recoverability determination, as described herein. No default by the Trustee will be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement.


                                      As more fully described herein, the Master
                                        Servicer (or the Trustee or Fiscal
                                        Agent, as applicable) will be entitled
                                        to interest on any P&I Advance made by
                                        it, and each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to interest on certain reimbursable servicing expenses incurred by any of them. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate "); and such interest will be compounded annually and will be paid, contemporaneously with the reimbursement of such P&I Advance or servicing expense, out of general collections on the Mortgage Pool then on deposit in the Certificate Account. See "Description of the Certificates--P&I Advances" herein and "Description of the
                                        Certificates--Advances in Respect of
                                        Delinquencies" and "Description of the
                                        Pooling Agreements--Certificate Account" in the Prospectus.

Compensating Interest Payments .......To the extent of its servicing compensation for the related Collection
                                        Period, including Prepayment Interest
                                        Excesses (as defined below) received
                                        during such Collection Period, the
                                        Master Servicer is required to make a
                                        non-reimbursable payment (a
                                        "Compensating Interest Payment ") with
                                        respect to each Distribution Date to
                                        cover the aggregate of any Prepayment
                                        Interest Shortfalls incurred during such
                                        Collection Period. A

                                      "Prepayment Interest Shortfall" is a
                                        shortfall in the collection of a full
                                        month's interest (net of the related
                                        Master Servicing Fee and the Additional
                                        Servicing Fee) and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) on any Mortgage Loan by reason of a full or partial principal prepayment made prior to its Due Date in any Collection Period. A "Prepayment Interest Excess" is a payment of interest (net of the related Master Servicing Fee and the Additional Servicing Fee) made in connection with any fullor partial prepayment of a Mortgage Loan after its DueDate in any Collection Period, which payment of interest is intended to cover the period on and after such Due Date (exclusive of any Prepayment Premium or Yield Maintenance Charge actually collected). The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of any Prepayment Interest Shortfalls incurred during the related Collection Period exceeds (b) any Compensating Interest Payment made by the Master Servicer with respect to such Distribution Date. See "Servicing of the Mortgage
                                        Loans--Servicing and Other Compensation
                                        and Payment of Expenses" and
                                        "Description of the Certificates--
                                        Distributions--Distributable Certificate
                                        Interest" herein.

Subordination; Allocation of Losses
and Certain Expenses .................The rights of holders of the Class B,
                                        Class C, Class D, Class E and the
                                        Private Certificates (collectively, the
                                        "Subordinate Certificates "), to receive distributions of amounts collected or advanced on the Mortgage Loans will, in each case, be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates ") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A
                                        Certificates of principal equal to the
                                        entire related Certificate Balance.
                                        Similarly, but to decreasing degrees,
                                        this subordination is also intended to
                                        enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Offered Certificates by means of the subordination referred to above will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in the order described above in this Summary under "--Description of the
                                        Certificates--Distributions" and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

                                      On each Distribution Date, following all
                                        distributions on the Certificates to be
                                        made on such date, the aggregate of all
                                        Realized Losses and Additional Trust
                                        Fund Expenses that have been incurred
                                        since the Cut-off Date through the end
                                        of the related Collection Period and
                                        that have not previously been so
                                        allocated will be allocated, subject to
                                        the limitations described herein, first
                                        to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B
                                        Certificates, in that order, until the
                                        Certificate Balance of each such Class
                                        has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated, subject to the limitations described herein, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in proportion to their outstanding Certificate Balances (in each such case, in reduction of the related Certificate Balance). See "Description of the
                                        Certificates--Subordination; Allocation
                                        of Losses and Certain Expenses" herein.


                                      Any Realized Loss or Additional Trust Fund
                                        Expenses allocated in reduction of the
                                        Certificate Balance of any Class of
                                        Sequential Pay Certificates will result
                                        in a corresponding reduction in the
                                        notional amount of the related Class IO
                                        Component.

Treatment of REO Properties ..........Notwithstanding that a Mortgaged Property may be acquired on behalf of the
                                        Certificateholders through foreclosure,
                                        deed in lieu of foreclosure or otherwise
                                        (upon acquisition, an "REO Property "),
                                        the related Mortgage Loan will be
                                        treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates and (iii) the amount of fees payable to the Trustee, the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs, including certain reimbursements payable to the Master Servicer or the Special Servicer in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Optional Termination .................Each of the Master Servicer, the Special
                                        Servicer, the Depositor, Lehman Brothers
                                        Inc. and the Majority Subordinate
                                        Certificateholder (as defined herein)
                                        will have an option to purchase all of
                                        the Mortgage Loans and REO Properties,
                                        and thereby effect termination of the
                                        Trust Fund and early retirement of the
                                        then outstanding Certificates, on any
                                        Distribution Date on which the aggregate
                                        Stated Principal Balance of the Mortgage
                                        Pool is less than 1% of the Initial Pool
                                        Balance. See "Description of the
                                        Certificates--Termination" herein and in the Prospectus.

Certain Investment Considerations.....The yield to maturity of a Class A-1,
                                        Class A-2, Class A-3, Class B, Class C,
                                        Class D or Class E Certificate purchased at a discount or premium will be affected by the rate of prepayments and other unscheduled collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. IN ADDITION, THE YIELD TO MATURITY OF THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS AND/OR LIQUIDATIONS IN RESPECT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL
                                        INVESTMENTS. See "Yield and Maturity
                                        Considerations" herein and in the
                                        Prospectus. The allocation to any Class
                                        of any Prepayment Premium or Yield
                                        Maintenance Charge may be insufficient
                                        to offset fully any adverse effects on
                                        the anticipated yield to maturity
                                        resulting from the corresponding
                                        principal prepayment. See "Description
                                        of Certificates--Distributions--
                                        Allocation of Prepayment Premiums and
                                        Yield Maintenance Charges" herein.

                                      In addition, insofar as an investor's
                                        initial investment in any Offered
                                        Certificate is returned in the form of
                                        payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that, as of the Cut-off Date, certain of the Mortgage Loans may be prepaid at any time and the remainder may be prepaid at any time after the expiration of the applicable Lock-Out Period (as defined herein), subject, in most cases, to the payment of a Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
                                        Provisions" herein. Accordingly, the
                                        rate of prepayments on the Mortgage
                                        Loans is likely to be inversely related
                                        to the level of prevailing market
                                        interest rates (and, presumably, to the
                                        yields on comparable alternative
                                        investments).

Certain Federal Income Tax
Consequences .........................Three separate "real estate mortgage investment conduit" ( "REMIC ")
                                        elections will be made with respect to
                                        the Trust Fund for federal income tax
                                        purposes, with the resulting REMICs
                                        being herein referred to as "REMIC I,"
                                        "REMIC II" and "REMIC III." The assets
                                        of REMIC I will consist of the Mortgage
                                        Loans, any REO Properties acquired on
                                        behalf of the Certificateholders and the Certificate Account (see "Description of the Pooling Agreements--Certificate
                                        Account" in the

                                        Prospectus). For federal income tax
                                        purposes, (a) the separate
                                        noncertificated regular interests in
                                        REMIC I will be the "regular interests"
                                        in REMIC I and will constitute the
                                        assets of REMIC II, (b) the Class R-I
                                        Certificates will be the sole class of
                                        "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the Class IO Components) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

                                      The Class A-1, Class A-2, Class A-3, Class
                                        B, Class C, Class D and Class E
                                        Certificates will not, and the Class IO
                                        Certificates will, be treated as having
                                        been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                                      The Offered Certificates will be treated
                                        as "real estate assets" within the
                                        meaning of Section 856(c)(5)(A) of the
                                        Code. In addition, interest (including
                                        original issue discount) on the Offered
                                        Certificates will be interest described
                                        in Section 856(c)(3)(B) of the Code.
                                        However, the Offered Certificates will
                                        generally only be considered assets
                                        described in Section 7701(a)(19)(C) of
                                        the Code to the extent that the Mortgage
                                        Loans are secured by residential
                                        property and, accordingly, an investment in the Offered Certificates may not be suitable for certain thrift institutions.

                                      For further information regarding the
                                        federal income tax consequences of
                                        investing in the Offered Certificates,
                                        see "Certain Federal Income Tax
                                        Consequences" herein and in the
                                        Prospectus.

ERISA Considerations .................A fiduciary of any employee benefit plan or other retirement arrangement subject
                                        to the Employee Retirement Income
                                        Security Act of 1974, as amended
                                        ("ERISA "), or Section 4975 of the Code
                                        (a "Plan ") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                      Lehman Brothers Inc. has received from the
                                        U.S. Department of Labor (the "DOL ") an individual Prohibited Transaction
                                        Exemption that generally exempts from
                                        the application of
                                        certain of the prohibited transaction
                                        provisions of Sections 406(a) and (b)
                                        and 407(a) of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Lehman Brothers Inc. provided that certain conditions are satisfied.

                                      The Depositor expects that the Prohibited
                                        Transaction Exemption will generally
                                        apply to the Senior Certificates, but it will not apply to the other Classes of Offered Certificates. ACCORDINGLY,
                                        EXCEPT AS DESCRIBED HEREIN, THE CLASS B,
                                        CLASS C, CLASS D AND CLASS E
                                        CERTIFICATES SHOULD NOT BE ACQUIRED BY A
                                        PLAN OR ANY INVESTOR HOLDING ASSETS OF A
                                        PLAN. PURCHASERS USING INSURANCE COMPANY
                                        GENERAL ACCOUNT FUNDS TO EFFECT SUCH
                                        PURCHASE SHOULD CONSIDER THE
                                        AVAILABILITY OF PROHIBITED TRANSACTION
                                        CLASS EXEMPTION 95-60 (60 FED. REG.
                                        35925, JULY 12, 1995) ISSUED BY THE DOL.
                                        SEE "ERISA CONSIDERATIONS" HEREIN AND IN
                                        THE PROSPECTUS.

Ratings ..............................It is a condition of their issuance that the Offered Certificates receive the
                                        ratings from each of Moody's Investors
                                        Service, Inc. ( "Moody's "), Duff &
                                        Phelps Credit Rating Co. ( "DCR") and,
                                        except for the Class IO Certificates,
                                        Standard & Poor's Ratings Services, a
                                        division of The McGraw-Hill Companies,
                                        Inc. ( "Standard & Poor's" and, together with Moody's and DCR, the "Rating Agencies ") set forth on the cover page of this Prospectus Supplement. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). Therefore, such security rating addresses credit risk and not the risk of prepayment. As described herein, the amounts payable with respect to the Class IO
                                        Certificates consist only of interest.
                                        The Class IO Certificates' notional
                                        amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the Class IO Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities. A downgrade, qualification or withdrawal of a rating with respect to the Enhancement Insurer, a provider of a residual value insurance policy, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates. See "Ratings" herein and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Legal Investment .....................Any Offered Certificates rated in the category of "AAA" or "AA" (or the
                                        equivalent) by at least one Rating
                                        Agency will constitute "mortgage related securities" pursuant to the
                                        SecondaryMortgage Market Enhancement Act of 1984, as amended ( "SMMEA "). All other Offered Certificates ( "Non-SMMEA Certificates ") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the
                                        Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

     Certain Yield and Maturity Considerations. The yield on the Class IO Certificates and any other Classes of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments applied or otherwise resulting in reduction of the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the notional amount of any Class IO Component), which in turn will be affected by
(i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Sequential Pay Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, in that order (unless the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero), in each such case until the related Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, until the related Certificate Balance of each such Class is, in turn, reduced to zero. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Class IO Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amount of any Class IO Component is reduced, the greater will be the negative effect on their yields, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges to the holders thereof, as described under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Furthermore, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, and the obligation to pay such Prepayment Premium or Yield Maintenance Charge under those circumstances may be unenforceable. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

     The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Senior Certificates and will bear such shortfalls and losses prior to the Senior Certificates, in reverse alphabetical order of Class designation. The Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, (i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A-1, Class A-2 and Class A-3 Certificates will have a greater effect on the Class A-3 Certificates than on the Class A-1 and Class A-2 Certificates and, depending on the timing of such shortfalls or losses, a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding Class IO Component. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

     The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the Pass-Through Rate on the Class of Sequential Pay Certificates related to such Class IO Component. Accordingly, the Pass-Through Rate applicable to each such Class IO Component and, correspondingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. See "Description of the Certificates--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

     Potential Conflicts of Interest. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights (as defined herein) allocated to the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, any such Special Servicer will have considerable latitude in determining to liquidate or modify defaulted Mortgage Loans. In addition, the Special Servicer will perform certain servicing functions with respect to the Mortgage Loans, pursuant to the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. It is contemplated that the initial Special Servicer or an affiliate thereof may purchase some or all of the Certificates of one or more Classes of Private Certificates, including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate thereof is not prohibited from purchasing the Certificates of any other Class. Although the Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Controlling Class Representative, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. It is possible that the Controlling Class Representative may direct the Special Servicer to take actions which conflict with the interests of the holders of certain Classes of Offered Certificates.

THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user (as is the case with Mortgaged Properties related to Credit Lease Loans), a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. The rent limitations imposed on Section 42 Properties may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Low Income Housing Tax Credits" herein. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Certain Lease Matters" herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

     In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor at its store, notwithstanding its continued payment of rent after "going dark", can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage.

     Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgage Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

     Credit Lease Mortgaged Properties. Sixty-five (65) of the Mortgage Loans, or 10.8%, are Credit Lease Loans. The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenant and/or the Guarantor may have a related adverse effect on the rating of the Offered Certificates. In addition, because the ability of a Credit Lease to service the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the Mortgagor may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged

Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor. Other than with respect to three Credit Lease Loans, or 0.3%, each Credit Lease Loan which is a Balloon Loan is insured to the extent of the related Balloon Payment through a residual value insurance policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled or able to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan. With respect to defaults other than with respect to Balloon Payments (and defaults with respect to Balloon Payments of the Credit Lease Loans which are Balloon Loans but do not benefit from a residual value insurance policy), it is unlikely that the Special Servicer will be able to recover in full the amounts then due under such Credit Lease Loans. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

     Factors Affecting Lease Enhancement Policy Proceeds. With respect to each Credit Lease Loan which is not secured by a Bond-Type Lease (as defined herein), the Trustee is the beneficiary of a non-cancelable Lease Enhancement Policy (as defined herein) obtained to cover certain lease termination (and abatement with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, the related Mortgaged Property issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of the Cut-off Date, was rated "AAA" by Standard & Poor's and "Aaa" by Moody's. The Lease Enhancement Policy is subject to certain limited exclusions and does not insure interest on Credit Lease Loans for a period of greater than 75 days past the date of the occurrence of a Casualty or Condemnation Right (each as defined herein). The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related Mortgagor is obligated to pay thereunder as reimbursement for outstanding Servicing Advances.

     Certificateholders may be adversely affected by any failure by the Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Enhancement Insurer (or the provider of a residual value insurance policy) may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

     Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental and Engineering Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations" in the Prospectus.

     Balloon Payments. Three hundred twenty-nine (329) of the Mortgage Loans, or 82.8%, do not fully amortize over their terms to maturity. Balloon Loans involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment.

Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

     Risk of Subordinated Debt. The Mortgaged Properties securing nine Mortgage Loans, or 2.7%, are encumbered by subordinated debt. The existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans and Leases--Subordinate Financing" and "--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

  GENERAL

     The Mortgage Pool will consist of 422 conventional, fixed rate Mortgage Loans, with an Initial Pool Balance of $2,203,502,325, which will equal the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans range from $449,722 to $45,416,841, and the Mortgage Loans have an average Cut-off Date Balance of $5,221,569. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties referred to herein without further description are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. For purposes of calculations herein, as shown on Annex A hereto, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel. In the case of Mortgage Loans secured by multiple Mortgaged Properties located in more than one state, such Mortgaged Properties are, for purposes of calculations herein, deemed to be located only in the state of the Mortgaged Property or Properties having the highest appraised value. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

     All of the Mortgage Loans are evidenced by promissory notes (each a "Mortgage Note"). Four hundred and twenty (420) of the Mortgage Loans, or 99.8%, are secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien, and two of the Mortgage Loans, or 0.2%, are each secured by a Mortgage that creates a second mortgage lien (with the related first mortgage lien securing a Mortgage Loan that is also in the Mortgage Pool), on a fee simple estate (or with respect to 14 Mortgage Loans, or 3.8%, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                   PERCENTAGE OF
                                               NUMBER OF           INITIAL POOL
   PROPERTY TYPE                            MORTGAGE LOANS            BALANCE
   -------------                            --------------          ---------
  Multifamily ..........................         136(1)                31.1%
  Retail ...............................         122(2)                30.6%
  Office ...............................          32                    9.3%
  Hospitality ..........................          33(3)                 8.9%
  Health Care ..........................          16(4)                 4.1%
  Industrial/Retail ....................           3                    2.7%
  Industrial/Warehouse .................          10                    2.2%
  Mobile Home Park .....................           2                    0.2%
  Self-Storage .........................           2                    0.2%
  Mixed Use ............................           1                    0.1%

  Credit Lease Loans ...................          65(5)                10.8%
----------
(1) Including eight Mortgage Loans, or 0.8%, secured by properties which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").
(2) Including 71 Mortgage Loans, or 22.5%, secured by anchored retail properties and 51 Mortgage Loans, or 8.1%, secured by unanchored retail properties.
(3) All but two of such Mortgage Loans are secured by properties which are affiliated with recognized hotel/motel franchisors.
(4) Including five Mortgage Loans, or 0.7%, secured by assisted living facilities; three Mortgage Loans, or 1.1%, secured by congregate care facilities; seven Mortgage Loan, or 1.3%, secured by skilled nursing care facilities and one Mortgage Loan or 1.1%, secured by a skilled nursing care facility and a congregate care facility.
(5) Including 56 Mortgage Loans, or 6.3%, secured by retail properties; three Mortgage Loans, or 3.4%, secured by office properties; and six Mortgage Loans, or 1.1%, secured by health and fitness or mixed-use properties or solely by Mortgagor's leasehold interest in a retail property.

     The Mortgaged Properties are located throughout 38 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                                   PERCENTAGE OF
                                               NUMBER OF           INITIAL POOL
   STATE                                    MORTGAGE LOANS            BALANCE
   -----                                    --------------          ---------
  Florida ...............................         58                   14.4%
  New York ..............................         21                   11.3%
  Texas .................................         54                   10.4%
  California ............................         38                    9.6%
  Georgia ...............................         34                    5.1%

     No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 2.8% of the Initial Pool Balance. See "--Additional Mortgage Loan Information."

MORTGAGE LOAN HISTORY

     Two hundred eight (208) of the Mortgage Loans, or 49.8% (the "Lehman Loans"), will be acquired by the Depositor from the Lehman Seller, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. Two hundred fourteen
(214) of the Mortgage Loans, or 50.2% (the "FUNB Loans"), will be acquired by the Depositor from FUNB, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. All but 21 of the Mortgage Loans, or 2.5%, were originated in 1997.

     None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent during the 12 months preceding the Cut-off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except after the Anticipated Repayment Date with respect to seven of the Mortgage Loans. See "--Amortization" below. Two hundred (200) of the Mortgage Loans, or 45.5%, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months, and 222 of the Mortgage Loans, or 54.5%, accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360 day year.

     Due Dates. All but one of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month. For purposes of calculating the Cut-off Date Balance, the November 1997 Due Date of the remaining Mortgage Loan is deemed to be on the Cut-off Date.

     Amortization. Three hundred twenty-nine (329) of the Mortgage Loans, or 82.8%, provide for Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity. Four of the Balloon Loans, or 2.9% (which are Credit Lease Loans), provide for increases in the amount of their respective Monthly Payments at specified times in the future which coincide with rent increases on the underlying Credit Leases. Seven of the Mortgage Loans (the "ARD Loans"), or 2.5%, provide that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. Eighty-six (86) of the Mortgage Loans, or 14.6%, are self-amortizing. Fourteen (14) of such self-amortizing Mortgage Loans, or 1.4%, which are Credit Lease Loans, provide for increases in the amount of their respective Monthly Payments at specified times in the future which coincide with rent increases on the underlying Credit Leases. See "Risk Factors--Balloon Payments" herein.

     Prepayment Provisions. As of the Cut-off Date, 421 of the Mortgage Loans, or 99.6%, restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge in excess of the amount prepaid (399 Mortgage Loans, or 93.6%); (ii) prohibit voluntary payments of principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (10 Mortgage Loans, or 1.8%) or (iii) permit voluntary principal payments provided that the prepayment is accompanied by a Yield Maintenance Charge or a Prepayment Premium for most of their respective terms to maturity (12 Mortgage Loans, or 4.2%). With respect to 391 of the Mortgage Loans which impose Yield Maintenance Charges, 358 of such Mortgage Loans, or 93.5% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note), 30 of such Mortgage Loans, or 6.1% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.5%, and three of such Mortgage Loans, or 0.4% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 1.0%. See "--Additional Mortgage Loan Information" herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     One hundred twenty-one (121) of the Mortgage Loans, or 31.6%, provide that the holder of the Mortgage, following notice from the borrower that the borrower intends to prepay the Mortgage Loan as permitted by the related Mortgage Note, may require the borrower, in lieu of prepayment, to pledge to such holder "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment and, in the case of the scheduled maturity date, the Balloon Payment, due on such date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge instead Defeasance Collateral, but in each case subject to certain conditions, including (i) that the defeasance would not have an adverse effect on the REMIC status of any of REMIC I, REMIC II or REMIC III (accordingly, no defeasance would be required prior to the second anniversary of the Closing Date) and (ii) receipt of confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any Class of Certificates.

     Neither the Master Servicer nor the Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein.

     Secondary Financing. The Mortgaged Properties securing nine Mortgage Loans, or 2.7%, are encumbered by subordinated debt. With limited exception, all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the lender's consent prior to so encumbering such property. See "--Due-on-Sale and Due-on-Encumbrance Provisions" below. Other than as indicated above, the Depositor has not confirmed if any other subordinate financing currently encumbers any Mortgaged Property.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Twenty-four (24) of the Mortgage Loans, or 7.3%, are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Low Income Housing Tax Credits. Eight of the Mortgaged Properties, or 0.8%, are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service" (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax

Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a 15-year compliance period, which provide for an annual adjustment of rent according to published area median income statistics. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit project in compliance and to fund property operating deficits.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such remediation would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation.

     Engineering Assessments. In connection with the origination of 387 of the Mortgage Loans, or 96.9%, a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 35 Mortgage Loans (including Credit Lease Loans), or 3.1%, which were determined by the related Mortgage Loan Seller to be either "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 35 of the 38 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than January 1997, concluded that in the event of an earthquake, only two of the Mortgaged Properties are likely to suffer a maximum probable loss in excess of 25% of the amount of the estimated replacement cost of the improvements. Each of those two Mortgaged Properties is covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan. Two of the Mortgage Loans are required to be covered by such insurance through the maturity date thereof. With respect to one Mortgage Loan, or 0.1%, the related Mortgaged Property, a mobile home park, was determined to not be located in an area of material seismic risk, and no such analysis was performed.

CREDIT LEASE LOANS

     Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease and (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Balloon Payments (which Balloon Payments, in the case of Credit Lease Loans which have the benefit of residual value insurance policies, may be repaid from amounts paid by the related insurer pursuant to such policies). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

     The amount of the Monthly Rental Payments payable by each Tenant (plus, in the case of 14 Mortgage Loans, or 1.0% (control numbers 340, 298, 334, 303, 324, 382, 347, 415, 359, 417, 388, 387, 385, 362), the amount in the debt service reserve account, which will be drawn upon through the date of the termination of any rent credits) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. In the case of Credit Lease Loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize such Mortgage Loans.

     Set forth in the table below (the "Credit Lease Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-off Date balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                                        NUMBER                      PROPERTY          LEASE          CREDIT
      TENANT/GUARANTOR                 OF LOANS       BALANCE         TYPE          TYPE (1)       RATING (2)
      ----------------                 --------       -------        ------         --------       ----------
Rite Aid Pharmacy/
 Rite Aid Corporation ..............     25        $ 40,645,628      Retail            NN           BBB+/Baa1
Blue Cross Blue Shield .............      1          30,000,000      Office            B             A/NR(3)
Office Depot .......................      1          24,140,144      Office            NNN          BB+/Baa2
Circuit City .......................      5          23,263,531      Retail            B              NAIC2
Hartford Fire ......................      1          20,078,226      Office            NN          AA/Aa3 (3)
Garden Ridge .......................      2          19,223,363      Retail            NNN             (4)
Bally Total Fitness/Bally Total ....
 Fitness Holding Corp. .............      4          17,224,559      Other             NNN            B+/B3
Revco/Revco D.S. Inc. ..............     10          13,368,129      Retail            NN           N.A./Baa1
Kmart ..............................      1          11,673,663      Retail            NNN           B+/Ba3
Walmart ............................      1           7,341,749      Retail            NNN           AA/Aa2
Eckerd .............................      4           6,332,318      Retail            NNN           A-/Baa1
Eckerd .............................      1           1,513,702      Retail            NN            A-/Baa1
Walgreen ...........................      2           5,277,018      Retail            NN            A+/Aa3
Albertson's, Inc. ..................      1           5,158,010      Retail            NN            A+/Aa3
Barnes & Noble, Inc. ...............      1           4,989,871      Mixed Use         NNN           BB/Ba2
Pep Boys ...........................      1           2,447,077      Ground Lease      NNN          BBB+/Baa2
Thrifty-Payless ....................      1           2,262,166      Retail            NN           N.A./Baa2
Sunbelt Rentals/
 Ashtead Group, PLC ................      2           1,891,245      Retail            NN              (4)
Orleans CVS, Inc./
 CVS Corporation                          1           1,153,040      Retail            NNN            A-/A3
                                         --        ------------
Total CTLs                               65        $237,983,438
                                         ==        ============
----------
(1)  "NNN" means Triple Net Lease; "NN" means Double Net Lease; "B" means
     Bond-Type Lease.
(2)  Such ratings are the rating assigned to the related Tenant or Guarantor, as applicable, by Standard & Poor's and Moody's, respectively (or, in the case of Circuit City, the National Association of Insurance Commissioners) as of
     November 7, 1997. The various rating categories of any rating organization, and the ratings presented above, reflect differing analyses depending on the obligation being rated. The ratings presented above do not consistently rate the same type of obligation. For example, in the case of Blue Cross
     Blue Shield and Hartford Fire, the ratings set forth above have been assigned with respect to such entities' claims-paying ability. In other cases, the ratings are with respect to senior unsecured debt or some other obligation of the particular Tenant/Guarantor. For a description of the ratings, refer to the respective rating organization's published criteria.
     Ratings may be changed or withdrawn at any time.
(3)  Standard & Poor's/Moody's claims paying ability rating.
(4)  Private rating; not publicly available.

     Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except as discussed below in the case of certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable, and one Credit Lease permits the related Tenant to demolish any part of a building, provided that the Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provided Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

     Credit Leases with respect to six of the Mortgage Loans, or 2.4%, are Bond-Type Leases, Credit Leases with respect to 16 Mortgaged Properties, or 4.3%, are Triple Net Leases and Credit Leases with respect to 43 of the Mortgaged Properties, or 4.1%, are Double Net Leases.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant of the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments either to the related Mortgagor or directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancelable Lease Enhancement Policy issued by the Enhancement Insurer. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. All of the Lease Enhancement Policies were issued by Chubb Custom Insurance Company which, as of the Cut-off Date, was rated "AAA" by Standard & Poor's and "Aaa" by Moody's. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding servicing advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A hereto.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans."

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables and Annex A:

          (i) References to "DSC Ratio" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan (other than a Credit Lease Loan) is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, self storage and office properties (each a "Rental Property"). In general, the applicable Mortgage Loan Seller relied on full year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-off Date DSC Ratio" are references to the DSC Ratio as of the Cut-off Date.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll (as applicable) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily, self storage and mobile home park properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 6.0% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and single tenant properties, where fees as low as 1.5% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office and industrial properties, not less than $0.05 and not more than $0.66 per square foot net rentable commercial area, (2) in the case of multifamily properties, not less than $150 or more than $500 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, generally 4.0% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $200 to $445 per bed per year, (5) in the case of the mobile home parks, not less than $22 or more than $50 per pad per year and (6) in the case of self storage facilities, not less than $0.10 or more than $0.19 per square foot per year. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

          THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

          (ii) References to "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

          (iii) References to "Maturity Date LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwriting Reserves" represent estimated annual capital costs, as used by the applicable Mortgage Loan Seller in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of the Master Servicing Fee Rate for such Mortgage Loan and 0.0125% which percentage represents the sum of the Additional Servicing Fee Rate and trustee fee rate with respect to each Mortgage Loan.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the stated maturity date of such Mortgage Loan.

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited. The number indicated in the parentheses indicates the duration in years of such period. References to "% ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YM1% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and 1.0% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed.

          (xii) References to "DEF" represent, with respect to each applicable Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of prepayment, to pledge to such holder Defeasance Collateral during the period in which a Prepayment Premium or Yield Maintenance Charge is required.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and assisted living/congregate care facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or remaining number of months to the Anticipated Repayment Date with respect to each ADR Loan).

          (xv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

     The DSC Ratio, Cut-off Date LTV Ratio and the Maturity Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Tenants or Guarantors.

                                                                MORTGAGE LOANS BY STATE
                                                                 (ALL MORTGAGE LOANS)
                                                 % BY
                                 AGGREGATE     AGGREGATE      AVERAGE      HIGHEST      WTD. AVG.
                     NUMBER    CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE
STATE               OF LOANS      BALANCE       BALANCE       BALANCE      BALANCE    LTV RATIO(1)
-----               --------  -------------  ------------  ------------ -----------   ------------
AL ................     6     $  25,881,922         1.2%   $ 4,313,654  $ 7,230,000       73.8%
AR ................     2         5,783,872         0.3      2,891,936    3,795,978       69.8
AZ ................     18       83,657,918         3.8      4,647,662   17,360,000       72.1
CA ................     38      211,737,245         9.6      5,572,033   22,988,718       72.8
CO ................     5        17,485,431         0.8      3,497,086    7,986,834       69.7
CT ................     7        41,739,807         1.9      5,962,830   20,078,226       72.5
FL ................     58      317,926,524        14.4      5,481,492   24,140,144       69.9
GA ................     34      111,791,654         5.1      3,287,990    9,763,390       72.3
ID ................     1         2,760,569         0.1      2,760,569    2,760,569       74.6
IL ................     5        42,810,559         1.9      8,562,112   28,773,665       73.2
IN ................     7        21,162,848         1.0      3,023,264    3,993,109       65.7
KS ................     7        21,145,015         1.0      3,020,716    7,155,350       76.8
LA ................     1        19,977,150         0.9     19,977,150   19,977,150       79.9
MA ................     8        60,521,745         2.7      7,565,218   29,121,268       75.2
MD ................     12       54,050,299         2.5      4,504,192    7,408,285       74.0
MI ................     10       56,808,969         2.6      5,680,897   28,887,122       77.5
MN ................     5        18,390,301         0.8      3,678,060    5,415,475       73.3
MO ................     6        64,988,377         2.9     10,831,396   29,000,000       68.7
MS ................     2         5,011,416         0.2      2,505,708    2,598,995       74.9
NC ................     13       51,766,194         2.3      3,982,015    7,476,817       74.0
NE ................     2         1,983,080         0.1        991,540    1,299,431       78.3
NH ................     1         2,848,000         0.1      2,848,000    2,848,000       69.1
NJ ................     13       77,505,212         3.5      5,961,939   16,491,481       69.6
NV ................     2        23,265,259         1.1     11,632,630   18,665,259       76.6
NY ................     21      248,888,549        11.3     11,851,836   45,416,841       70.3
OH ................     18       58,859,462         2.7      3,269,970   16,276,911       74.1
OK ................     2         7,676,604         0.3      3,838,302    5,280,462       69.4
OR ................     1         3,997,673         0.2      3,997,673    3,997,673       72.7
PA ................     15       77,892,222         3.5      5,192,815   19,958,798       70.7
RI ................     1         3,398,622         0.2      3,398,622    3,398,622       71.6
SC ................     6        24,102,759         1.1      4,017,127    8,082,804       73.8
TN ................     7        39,204,657         1.8      5,600,665    8,494,274       73.9
TX ................     54      229,834,237        10.4      4,256,190   28,670,846       72.1
UT ................     3        35,399,154         1.6     11,799,718   30,000,000       75.8
VA ................     18       85,081,249         3.9      4,726,736   35,250,000       73.5
WA ................     7        24,663,643         1.1      3,523,378    7,014,139       74.6
WI ................     4        21,327,931         1.0      5,331,983    9,749,977       73.3
WV ................     2         2,176,196         0.1      1,088,098    1,156,200        NAP
                      ---    --------------       -----    -----------  -----------       ----

Total/Avg/Wtd. Avg./
 Min/Max              422    $2,203,502,325       100.0%   $ 5,221,569  $45,416,841       72.1%
                      ===    ==============       =====    ===========  ===========       ====

                        WTD. AVG.      MINIMUM       MAXIMUM     WTD. AVG.    WTD. AVG.
                      CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE   OCCUPANCY    MORTGAGE
STATE                 DSC RATIO(1)  DSC RATIO(1)  DSC RATIO(1)    RATE(2)       RATE
-----                 ------------  ------------  ------------   ---------    --------
AL ................       1.31x         1.20x         1.42x        95.7%         8.22%
AR ................       1.25          1.23          1.31        100.0          7.96
AZ ................       1.38          1.23          1.76         93.6          8.19
CA ................       1.33          1.20          1.64         96.3          8.16
CO ................       1.32          1.25          1.49         97.6          8.48
CT ................       1.36          1.28          1.47         97.7          7.62
FL ................       1.38          1.20          2.50         97.4          8.30
GA ................       1.35          1.18          2.07         96.9          8.68
ID ................       1.27          1.27          1.27        100.0          7.75
IL ................       1.27          1.25          1.37         96.3          8.22
IN ................       1.45          1.25          1.70         98.1          8.89
KS ................       1.34          1.15          1.44         98.3          8.17
LA ................       1.27          1.27          1.27         94.6          7.94
MA ................       1.33          1.26          1.57         96.8          8.61
MD ................       1.40          1.22          1.54         95.7          8.19
MI ................       1.26          1.21          1.38         98.0          8.13
MN ................       1.37          1.25          1.46         94.7          9.15
MO ................       1.46          1.24          2.08         95.1          8.09
MS ................       1.30          1.25          1.35         88.3          8.20
NC ................       1.35          1.23          1.67         96.5          8.07
NE ................       1.25          1.25          1.25         96.2          7.91
NH ................       1.42          1.42          1.42        NAP            8.25
NJ ................       1.31          1.18          1.45         92.9          8.19
NV ................       1.29          1.28          1.29         93.1          8.21
NY ................       1.43          1.20          2.02         96.3          8.06
OH ................       1.34          1.21          1.41         98.9          8.24
OK ................       1.37          1.30          1.40         99.1          8.58
OR ................       1.29          1.29          1.29         95.1          8.19
PA ................       1.29          1.21          1.39         97.1          8.16
RI ................       1.37          1.37          1.37        100.0          8.27
SC ................       1.31          1.20          1.50         92.7          8.46
TN ................       1.34          1.21          1.55         94.7          7.99
TX ................       1.38          1.20          1.71         95.8          8.18
UT ................       1.32          1.17          1.46         99.9          7.36
VA ................       1.28          1.20          1.43         91.6          7.98
WA ................       1.29          1.21          1.39         93.8          8.49
WI ................       1.34          1.15          1.46         93.5          8.69
WV ................        NAP           NAP           NAP        100.0          8.50
                          ----          ----          ----         ----          ----

Total/Avg/Wtd. Avg./
 Min/Max                  1.36x         1.15x         2.50x        96.1%         8.21%
                          ====          ====          ====         ====          ====

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.


                                                                     MORTGAGE LOANS BY PROPERTY TYPE
                                                                          (ALL MORTGAGE LOANS)

                                                          % BY
                                           AGGREGATE      AGGREGATE      AVERAGE       HIGHEST      WTD. AVG.
                             NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
PROPERTY TYPE               OF LOANS        BALANCE        BALANCE       BALANCE       BALANCE    LTV RATIO(1)
-------------               --------   --------------   -----------   -----------   ------------  ------------
Multifamily ................   136     $  684,255,137       31.1%     $ 5,031,288   $33,449,419       76.7%
Retail .....................   122        673,267,134       30.6        5,518,583    38,206,000       72.5
Office .....................    32        204,089,365        9.3        6,377,793    22,901,796       67.6
Hospitality ................    33        195,766,774        8.9        5,932,326    29,000,000       63.9
Health Care ................    16         90,158,951        4.1        5,634,934    23,372,304       68.5
Industrial/Retail ..........     3         59,513,700        2.7       19,837,900    45,416,841       66.0
Industrial/Warehouse .......    10         48,026,349        2.2        4,802,635     8,783,677       68.8
Mobile Home Park ...........     2          4,890,822        0.2        2,445,411     2,998,549       71.2
Self Storage ...............     2          3,940,655        0.2        1,970,328     2,692,537       60.7
Mixed Use ..................     1          1,610,000        0.1        1,610,000     1,610,000       70.0
Credit Lease--Retail .......    56        139,103,561        6.3        2,483,992    11,673,663        NAP
Credit Lease--Office .......     3         74,218,370        3.4       24,739,457    30,000,000        NAP
Credit Lease--Other ........     6         24,661,507        1.1        4,110,251     5,415,475        NAP
                               ---     --------------      -----      -----------   -----------       ----
Total/Avg/Wtd. Avg./
  Min/Max: .................   422     $2,203,502,325      100.0%     $ 5,221,569   $45,416,841       72.1%
                               ===     ==============      =====      ===========   ===========       ====



                                WTD. AVG.      MINIMUM       MAXIMUM     WTD. AVG.    WTD. AVG.
                              CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE   OCCUPANCY    MORTGAGE
PROPERTY TYPE                 DSC RATIO(1)  DSC RATIO(1)  DSC RATIO(1)    RATE(2)       RATE
-------------                 ------------  ------------  ------------   ---------    ---------
Multifamily ................      1.30x         1.15x         2.02x        95.6%        8.05%
Retail .....................      1.32          1.20          1.66         95.6         8.15
Office .....................      1.50          1.22          2.00         94.7         8.41
Hospitality ................      1.54          1.40          2.50          NAP         8.37
Health Care ................      1.41          1.29          2.07         93.4         8.63
Industrial/Retail ..........      1.34          1.31          1.45        100.0         8.30
Industrial/Warehouse .......      1.36          1.30          1.52         95.9         8.65
Mobile Home Park ...........      1.43          1.30          1.65         90.8         7.97
Self Storage ...............      1.57          1.49          1.62         91.4         8.39
Mixed Use ..................      1.44          1.44          1.44         87.1         7.47
Credit Lease--Retail .......       NAP           NAP           NAP        100.0         8.39
Credit Lease--Office .......       NAP           NAP           NAP        100.0         7.55
Credit Lease--Other ........       NAP           NAP           NAP        100.0         9.49
 ...........................      ----          ----          ----         ----         ----
Total/Avg/Wtd. Avg./
  Min/Max: .................      1.36x         1.15x         2.50x        96.1%        8.21%
                                  ====          ====          ====         ====         ====

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                                                      CUT-OFF DATE DSC RATIOS
                                                        (ALL MORTGAGE LOANS)

                                                          % BY
  RANGE OF                               AGGREGATE      AGGREGATE       AVERAGE         HIGHEST           WTD. AVG. .
 CUT-OFF DATE                NUMBER     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       CUT-OFF DATE
DSC RATIOS (X)              OF LOANS     BALANCE         BALANCE        BALANCE         BALANCE         LTV RATIO(1)
--------------              --------  --------------   ------------  -------------   ------------       -------------
Credit Lease Loans ........    65     $  237,983,438      10.8%      $ 3,661,284      $30,000,000           NAP
1.15-1.19 .................    5          23,109,724       1.0         4,621,945       16,491,481          79.3%
1.20-1.24 .................    32        234,107,480      10.6         7,315,859       38,206,000          76.1
1.25-1.29 .................    78        468,892,595      21.3         6,011,444       35,250,000          75.2
1.30-1.34 .................    85        454,785,352      20.6         5,350,416       45,416,841          73.1
1.35-1.39 .................    51        253,809,751      11.5         4,976,662       20,000,000          70.8
1.40-1.44 .................    35        148,614,575       6.7         4,246,131       12,250,000          69.5
1.45-1.49 .................    28        166,293,207       7.5         5,939,043       29,000,000          70.6
1.50-1.54 .................    11         31,325,783       1.4         2,847,798        6,389,097          65.0
1.55-1.59 .................     8         25,489,395       1.2         3,186,174        6,234,626          64.3
1.60-1.64 .................     7         25,115,492       1.1         3,587,927        6,700,000          57.0
1.65-1.69 .................     7         41,893,544       1.9         5,984,792       19,093,718          71.3
1.70-1.74 .................     3         28,843,381       1.3         9,614,460       16,965,000          58.0
1.75-1.79 .................     2         23,460,174       1.1        11,730,087       16,460,174          61.8
2.00-2.04 .................     2         25,098,975       1.1        12,549,487       22,901,796          64.4
2.05-2.09 .................     2          9,100,000       0.4         4,550,000        7,000,000          51.2
2.50 ......................     1          5,579,458       0.3         5,579,458        5,579,458          34.9
                              ---     --------------     -----       -----------      -----------          ----
Total/Avg/Wtd. Avg./
  Min/Max: ................   422     $2,203,502,325     100.0%      $ 5,221,569      $45,416,841          72.1%
                              ===     ==============     =====       ===========      ===========          ====




  RANGE OF                      WTD. AVG.       MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
 CUT-OFF DATE                 CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
DSC RATIOS (X)                DSC RATIO(1)   DSC RATIO(1)   DSC RATIO(1)    RATE(2)      RATE
--------------                -----------    ------------   -------------  ---------    ---------
Credit Lease Loans ........      NAP             NAP             NAP         100.0%       8.24%
1.15-1.19 .................      1.18x           1.15x           1.18x        97.5        7.88
1.20-1.24 .................      1.21            1.20            1.24         95.4        7.84
1.25-1.29 .................      1.27            1.24            1.29         95.0        8.19
1.30-1.34 .................      1.31            1.29            1.34         96.9        8.24
1.35-1.39 .................      1.36            1.34            1.39         95.1        8.35
1.40-1.44 .................      1.41            1.39            1.43         95.8        8.29
1.45-1.49 .................      1.45            1.44            1.49         96.9        8.19
1.50-1.54 .................      1.51            1.49            1.54         96.9        8.67
1.55-1.59 .................      1.56            1.54            1.58         95.5        8.51
1.60-1.64 .................      1.61            1.59            1.63         92.5        8.64
1.65-1.69 .................      1.65            1.64            1.67         93.1        8.07
1.70-1.74 .................      1.71            1.70            1.71         99.9        8.10
1.75-1.79 .................      1.78            1.76            1.78         88.0        8.15
2.00-2.04 .................      2.00            2.00            2.02         88.3        8.46
2.05-2.09 .................      2.08            2.07            2.08         99.5        8.00
2.50 ......................      2.50            2.50            2.50          NAP        8.90
                                 ----            ----            ----         ----        ----
Total/Avg/Wtd. Avg./
  Min/Max: ................      1.36x           1.15x           2.50x        96.1%       8.21%
                                 ====            ====            ====         ====        ====

The weighted average Cut-off Date DSCR is 1.36x.

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                                                                         CUT-OFF DATE LTV RATIOS
                                                                          (ALL MORTGAGE LOANS)

                                                            % BY
   RANGE OF                                AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.
  CUT-OFF DATE               NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
LTV RATIOS (%)              OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(1)
--------------              --------     ------------   ------------   ------------   ------------    ------------
Credit Lease Loans ........    65      $  237,983,438       10.8%       $3,661,284    $30,000,000          NAP
25.01-30.00 ...............     1           2,100,000        0.1         2,100,000      2,100,000         29.0%
30.01-35.00 ...............     1           5,579,458        0.3         5,579,458      5,579,458         34.9
35.01-40.00 ...............     1           1,893,030        0.1         1,893,030      1,893,030         37.1
40.01-45.00 ...............     2           8,393,198        0.4         4,196,599      6,700,000         42.2
45.01-50.00 ...............     5           9,615,853        0.4         1,923,171      3,984,774         47.3
50.01-55.00 ...............     9          34,860,861        1.6         3,873,429      9,985,351         54.0
55.01-60.00 ...............    19          84,404,331        3.8         4,442,333     19,958,798         58.1
60.01-65.00 ...............    30         193,394,987        8.8         6,446,500     45,416,841         63.8
65.01-70.00 ...............    45         229,525,690       10.4         5,100,571     29,000,000         68.2
70.01-75.00 ...............   147         716,056,726       32.5         4,871,134     35,250,000         73.3
75.01-80.00 ...............    91         652,656,652       29.6         7,172,051     38,206,000         78.3
80.01-85.00                     6          27,038,101        1.2         4,506,350      7,014,139         80.9
                              ---      --------------      -----        ----------    -----------         ----
Total/Avg/Wtd. Avg./
  Min/Max: ................   422      $2,203,502,325      100.0%       $5,221,569    $45,416,841         72.1%
                              ===      ==============      =====        ==========    ===========         ====



   RANGE OF                      WTD. AVG.       MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
  CUT-OFF DATE                 CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
LTV RATIOS (%)                 DSC RATIO(1)   DSC RATIO(1)   DSC RATIO(1)    RATE(2)       RATE
--------------                 ------------   -------------  -------------  ----------   ---------
Credit Lease Loans ........       NAP            NAP             NAP          100.0%       8.24%
25.01-30.00 ...............      2.07x          2.07x           2.07x          99.5        8.15
30.01-35.00 ...............      2.50           2.50            2.50            NAP        8.90
35.01-40.00 ...............      1.70           1.70            1.70            NAP        8.90
40.01-45.00 ...............      1.59           1.47            1.62           93.3        8.87
45.01-50.00 ...............      1.41           1.28            1.49           94.6        8.95
50.01-55.00 ...............      1.59           1.30            1.76           93.1        8.38
55.01-60.00 ...............      1.46           1.30            2.08           92.4        8.73
60.01-65.00 ...............      1.52           1.25            2.02           93.7        8.41
65.01-70.00 ...............      1.35           1.22            1.65           95.1        8.33
70.01-75.00 ...............      1.35           1.20            1.67           95.9        8.23
75.01-80.00 ...............      1.28           1.15            1.63           96.1        7.97
80.01-85.00                      1.26           1.15            1.35           95.7        8.02
                                 ----           ----            ----           ----        ----
Total/Avg/Wtd. Avg./
  Min/Max: ................      1.36x          1.15x           2.50x          96.1%       8.21%
                                 ====           ====            ====           ====        ====

The weighted average Cut-off Date LTV Ratio is 72.08%.

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.


                                                 MATURITY DATE LTV RATIOS
                                    (ALL BALLOON LOANS OTHER THAN CREDIT LEASE LOANS)

                                                              % BY
   RANGE OF                                 AGGREGATE       AGGREGATE        AVERAGE         HIGHEST         WTD. AVG.
 MATURITY DATE               NUMBER       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
LTV RATIOS (%)              OF LOANS         BALANCE         BALANCE         BALANCE         BALANCE       LTV RATIO(1)
-------------               --------     -------------    ------------    ------------    ------------     -------------
 5.01-10.00 ................     3       $   3,500,000         0.2%       $ 1,166,667     $ 1,950,000          62.3%
20.01-25.00 ................     1           2,156,589         0.1          2,156,589       2,156,589          75.7
25.01-30.00 ................     4          46,337,787         2.7         11,584,447      23,372,304          66.4
30.01-35.00 ................     4          13,409,145         0.8          3,352,286       5,579,458          43.6
35.01-40.00 ................     5          19,272,856         1.1          3,854,571       7,000,000          65.2
40.01-45.00 ................    12          41,720,813         2.4          3,476,734      16,965,000          60.2
45.01-50.00 ................    18          89,535,624         5.1          4,974,201      29,000,000          62.0
50.01-55.00 ................    26         119,701,853         6.9          4,603,917      19,958,798          64.4
55.01-60.00 ................    40         325,895,144        18.7          8,147,379      45,416,841          70.5
60.01-65.00 ................    70         349,672,889        20.1          4,995,327      33,449,419          73.8
65.01-70.00 ................    97         465,193,309        26.7          4,795,807      35,250,000          74.9
70.01-75.00 ................    35         257,679,238        14.8          7,362,264      29,121,268          78.9
75.01-80.00                      1           7,014,139         0.4          7,014,139       7,014,139          80.4
                               ---      --------------       -----        -----------     -----------          ----
Total/Avg/Wtd. Avg./
  Min/Max: .................   316      $1,741,089,384       100.0%       $ 5,509,777     $45,416,841          72.1%
                               ===      ==============       =====        ===========     ===========          ====




   RANGE OF                      WTD. AVG.        MINIMUM         MAXIMUM     WTD. AVG.    WTD. AVG.
 MATURITY DATE                 CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   OCCUPANCY    MORTGAGE
LTV RATIOS (%)                 DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)    RATE(2)       RATE
-------------                  ------------    -------------   -------------  ---------    ---------
 5.01-10.00 ................      1.35x           1.30x           1.49x         100.0%       8.08%
20.01-25.00 ................      1.23            1.23            1.23           94.1        8.00
25.01-30.00 ................      1.32            1.20            1.62           95.2        8.51
30.01-35.00 ................      1.95            1.49            2.50           89.4        9.02
35.01-40.00 ................      1.60            1.26            2.08           97.3        8.37
40.01-45.00 ................      1.54            1.15            2.02           92.4        8.38
45.01-50.00 ................      1.47            1.27            1.76           96.2        8.24
50.01-55.00 ................      1.43            1.24            1.78           92.5        8.46
55.01-60.00 ................      1.33            1.20            1.64           95.9        8.19
60.01-65.00 ................      1.33            1.20            1.61           96.9        8.14
65.01-70.00 ................      1.34            1.20            1.65           95.6        8.11
70.01-75.00 ................      1.28            1.20            1.40           95.2        8.12
75.01-80.00                       1.29            1.29            1.29           92.5        8.54
                                  ----            ----            ----           ----        ----
Total/Avg/Wtd. Avg./
  Min/Max: .................      1.35x           1.15x           2.50x          95.6%       8.19%
                                  ====            ====            ====           ====        ====

The weighted average Maturity Date LTV Ratio is 60.81%.

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.


                                                                           MORTGAGE RATES
                                                                        (ALL MORTGAGE LOANS)(1)

                                                            % BY
                                           AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.
  RANGE OF                   NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
MORTGAGE RATES              OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(2)
--------------              --------    -------------   ------------   ------------   ------------    ------------
 7.000- 7.249 .............      3      $  78,749,072        3.6%      $26,249,691    $30,000,000         72.0%
 7.250- 7.499 .............     12        150,849,461        6.8        12,570,788     38,206,000         77.9
 7.500- 7.749 .............     44        245,575,678       11.1         5,581,265     35,250,000         74.8
 7.750- 7.999 .............     62        324,440,114       14.7         5,232,905     29,000,000         72.4
 8.000- 8.249 .............     81        366,072,373       16.6         4,519,412     28,773,665         74.7
 8.250- 8.499 .............     65        410,827,776       18.6         6,320,427     45,416,841         70.8
 8.500- 8.749 .............     64        309,952,971       14.1         4,843,015     29,121,268         71.8
 8.750- 8.999 .............     32        123,555,706        5.6         3,861,116     19,958,798         64.8
 9.000- 9.249 .............     39        109,322,670        5.0         2,803,145      8,082,804         66.0
 9.250- 9.499 .............     10         38,219,747        1.7         3,821,975      9,749,977         61.2
 9.500- 9.749 .............      3          4,805,377        0.2         1,601,792      2,736,203         69.4
 9.750- 9.999 .............      1          4,344,815        0.2         4,344,815      4,344,815          NAP
10.000-10.249 .............      5         32,103,107        1.5         6,420,621      9,763,390          NAP
10.500-10.749 .............      1          4,683,455        0.2         4,683,455      4,683,455         74.0
                               ---     --------------      -----       -----------    -----------         ----
Total/Avg/Wtd. Avg./
  Min/Max: ................    422     $2,203,502,325      100.0%      $ 5,221,569    $45,416,841         72.1%
                               ===     ==============      =====       ===========    ===========         ====



                                 WTD. AVG.       MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
  RANGE OF                     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
MORTGAGE RATES                 DSC RATIO(2)   DSC RATIO(2)   DSC RATIO(2)    RATE(3)       RATE
--------------                 -------------  ------------   ------------   ---------    ----------
 7.000- 7.249 .............          1.44x       1.44x          1.44x         100.0%        7.17%
 7.250- 7.499 .............          1.27        1.20           1.44           98.3         7.44
 7.500- 7.749 .............          1.30        1.18           1.76           95.0         7.60
 7.750- 7.999 .............          1.39        1.20           2.08           96.8         7.89
 8.000- 8.249 .............          1.32        1.17           2.07           95.2         8.10
 8.250- 8.499 .............          1.40        1.23           2.00           96.3         8.34
 8.500- 8.749 .............          1.35        1.15           1.67           95.5         8.61
 8.750- 8.999 .............          1.44        1.20           2.50           94.5         8.87
 9.000- 9.249 .............          1.37        1.22           1.62           96.8         9.09
 9.250- 9.499 .............          1.38        1.29           1.49           87.7         9.35
 9.500- 9.749 .............          1.28        1.15           1.35           96.3         9.52
 9.750- 9.999 .............          NAP         NAP            NAP           100.0         9.88
10.000-10.249 .............          NAP         NAP            NAP           100.0        10.13
10.500-10.749 .............          1.44        1.44           1.44           97.0        10.50
                                     ----        ----           ----           ----         ----
Total/Avg/Wtd. Avg./
  Min/Max: ................          1.36x       1.15x          2.50x          96.1%        8.21%
                                     ====        ====           ====           ====         ====

The weighted average Mortgage Rate is 8.207%.

(1) One of the Mortgage Loans accrues interest at an adjustable interest rate. The "Mortgage Rate" for such Mortgage Loan is deemed to be the floor below which such adjustable rate cannot be reduced, as set forth in the related Mortgage Note.

(2) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(3) Occupancy Rates were calculated without reference to Hospitality properties.

                                             ORIGINAL TERMS TO MATURITY
                                                (ALL MORTGAGE LOANS)

  RANGE OF                                                  % BY
ORIGINAL TERMS                             AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.
 TO MATURITY                 NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
   (MONTHS)                 OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(1)
--------------              --------    -------------   ------------   ------------   ------------    -------------
 49- 60 ...................      1      $  28,670,846        1.3%      $28,670,846    $28,670,846         72.0%
 73- 84 ...................     42        178,502,678        8.1         4,250,064     17,970,413         71.1
 85- 96 ...................      1          4,699,778        0.2         4,699,778      4,699,778         69.1
 97-108 ...................      1          1,798,719        0.1         1,798,719      1,798,719         75.0
109-120 ...................    239      1,196,141,707       54.3         5,004,777     45,416,841         72.4
121-132 ...................      2         10,297,420        0.5         5,148,710      7,000,000         79.3
133-144 ...................      4         17,224,559        0.8         4,306,140      5,415,475          NAP
145-156 ...................      1          2,919,341        0.1         2,919,341      2,919,341         74.9
169-180 ...................     35        362,677,282       16.5        10,362,208     38,206,000         71.7
205-216 ...................      2          4,911,687        0.2         2,455,843      3,019,414         65.3
217-228 ...................      2          2,533,698        0.1         1,266,849      1,513,702          NAP
229-240 ...................     57        158,397,319        7.2         2,778,900     24,140,144         72.1
241-252 ...................      1          1,153,040        0.1         1,153,040      1,153,040          NAP
253-264 ...................     11         64,360,557        2.9         5,850,960     11,673,663         68.3
265-276 ...................      1          4,978,679        0.2         4,978,679      4,978,679         56.9
289-300 ...................     13        120,817,560        5.5         9,293,658     30,000,000         68.6
325-336 ...................      1          2,156,589        0.1         2,156,589      2,156,589         75.7
349-360 ...................      8         41,260,866        1.9         5,157,608     16,491,481         79.1
                               ---     --------------      -----       -----------    -----------         ----
Total/Avg/Wtd. Avg./
  Min/Max: ...............     422     $2,203,502,325      100.0%      $ 5,221,569    $45,416,841         72.1%
                               ===     ==============      =====       ===========    ===========         ====



  RANGE OF
ORIGINAL TERMS                  WTD. AVG.       MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
 TO MATURITY                  CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
   (MONTHS)                   DSC RATIO(1)   DSC RATIO(1)   DSC RATIO(1)    RATE(2)       RATE
--------------                -------------  ------------   ------------   ---------    ----------
 49- 60 ...................         1.44x       1.44x          1.44x         100.0%        7.24%
 73- 84 ...................         1.38        1.20           2.50           93.3         8.42
 85- 96 ...................         1.36        1.36           1.36           91.0         9.15
 97-108 ...................         1.34        1.34           1.34           99.0         7.71
109-120 ...................         1.34        1.20           2.07           95.7         8.24
121-132 ...................         1.27        1.27           1.27          100.0         7.78
133-144 ...................          NAP         NAP            NAP          100.0        10.06
145-156 ...................         1.31        1.31           1.31          100.0         7.88
169-180 ...................         1.37        1.20           2.08           96.0         7.88
205-216 ...................         1.65        1.65           1.65           93.1         7.89
217-228 ...................          NAP         NAP            NAP          100.0         7.90
229-240 ...................         1.36        1.25           1.67           99.8         8.26
241-252 ...................          NAP         NAP            NAP          100.0         8.75
253-264 ...................         1.44        1.40           1.47          100.0         8.89
265-276 ...................         1.59        1.59           1.59            NAP         9.24
289-300 ...................         1.46        1.15           2.00           94.5         8.15
325-336 ...................         1.23        1.23           1.23           94.1         8.00
349-360 ...................         1.20        1.15           1.35           97.2         7.79
                                    ----        ----           ----           ----         ----
Total/Avg/Wtd. Avg./
  Min/Max: ................         1.36x       1.15x          2.50x          96.1%        8.21%
                                    ====        ====           ====           ====         ====


The weighted average original term to maturity is 154 months.

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2)  Occupancy Rates are calculated without reference to Hospitality properties.

                                                                      REMAINING TERMS TO MATURITY
                                                                          (ALL MORTGAGE LOANS)

                                                            % BY
     RANGE OF                              AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.
  REMAINING TERMS            NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
TO MATURITY (MONTHS)        OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(1)
--------------------        --------    -------------   ------------   ------------   ------------    ------------
 37- 48 ...................      1      $   9,061,380        0.4%      $ 9,061,380    $ 9,061,380         72.5%
 49- 60 ...................      1         28,670,846        1.3        28,670,846     28,670,846         72.0
 73- 84 ...................     43       183,202,456         8.3         4,260,522     17,970,413         71.1
 97-108 ...................      1          1,798,719        0.1         1,798,719      1,798,719         75.0
109-120 ...................    240      1,203,141,707       54.6         5,013,090     45,416,841         72.4
121-132 ...................      1          3,297,420        0.1         3,297,420      3,297,420         74.9
133-144 ...................      4         17,224,559        0.8         4,306,140      5,415,475          NAP
145-156 ...................      1          2,919,341        0.1         2,919,341      2,919,341         74.9
169-180 ...................     34        353,615,902       16.0        10,400,468     38,206,000         71.6
205-216 ...................      3          5,931,683        0.3         1,977,228      3,019,414         65.3
217-228 ...................     20         34,885,725        1.6         1,744,286      7,341,749          NAP
229-240 ...................     38        125,025,297        5.7         3,290,139     24,140,144         72.1
241-252 ...................      6         24,416,571        1.1         4,069,429      6,428,181          NAP
253-264 ...................      6         41,097,026        1.9         6,849,504     11,673,663         68.3
265-276 ...................      1          4,978,679        0.2         4,978,679      4,978,679         56.9
289-300 ...................     13        120,817,560        5.5         9,293,658     30,000,000         68.6
325-336 ...................      1          2,156,589        0.1         2,156,589      2,156,589         75.7
349-360 ...................      8         41,260,866        1.9         5,157,608     16,491,481         79.1
                               ---     --------------      -----       -----------    -----------         ----
Total/Avg/Wtd. Avg./
  Min/Max: ................    422     $2,203,502,325      100.0%      $ 5,221,569    $45,416,841         72.1%
                               ===     ==============      =====       ===========    ===========         ====



     RANGE OF                   WTD. AVG.       MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
  REMAINING TERMS             CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
TO MATURITY (MONTHS)          DSC RATIO(1)   DSC RATIO(1)   DSC RATIO(1)    RATE(2)       RATE
--------------------          -------------  ------------   ------------   ---------    ----------
 37- 48 ...................         1.22x       1.22x          1.22x         100.0%        7.50%
 49- 60 ...................         1.44        1.44           1.44          100.0         7.24
 73- 84 ...................         1.38        1.20           2.50           93.2         8.44
 97-108 ...................         1.34        1.34           1.34           99.0         7.71
109-120 ...................         1.34        1.20           2.07           95.7         8.24
121-132 ...................         1.27        1.27           1.27          100.0         8.38
133-144 ...................          NAP         NAP            NAP          100.0        10.06
145-156 ...................         1.31        1.31           1.31          100.0         7.88
169-180 ...................         1.38        1.20           2.08           95.9         7.89
205-216 ...................         1.65        1.65           1.65           94.3         7.99
217-228 ...................          NAP         NAP            NAP          100.0         8.14
229-240 ...................         1.36        1.25           1.67           99.7         8.29
241-252 ...................          NAP         NAP            NAP          100.0         8.21
253-264 ...................         1.44        1.40           1.47          100.0         9.29
265-276 ...................         1.59        1.59           1.59            NAP         9.24
289-300 ...................         1.46        1.15           2.00           94.5         8.15
325-336 ...................         1.23        1.23           1.23           94.1         8.00
349-360 ...................         1.20        1.15           1.35           97.2         7.79
                                    ----        ----           ----           ----         ----
Total/Avg/Wtd. Avg./
  Min/Max: ................         1.36x       1.15x          2.50x          96.1%        8.21%
                                    ====        ====           ====           ====         ====

The weighted average remaining term to maturity is 151 months.

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                                                                              CUT-OFF DATE BALANCES
                                                                               (ALL MORTGAGE LOANS)

                                                                 % BY
  RANGE OF                                      AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.
CUT-OFF DATE                      NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
 BALANCES($)                     OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(1)
------------                     --------    -------------   ------------   ------------   ------------    ------------
        0.01- 2,000,000.00 .....   115      $  163,601,366       7.4%      $ 1,422,621    $ 2,000,000         67.9%
2,000,000.01- 4,000,000.00 .....   138         394,157,002      17.9         2,856,210      4,000,000         71.3
4,000,000.01- 6,000,000.00 .....    67         324,167,137      14.7         4,838,315      5,912,058         72.1
6,000,000.01- 8,000,000.00 .....    40         272,949,826      12.4         6,823,746      7,991,880         70.4
8,000,000.01-10,000,000.00 .....    19         171,827,266       7.8         9,043,540      9,986,732         72.0
10,000,000.01-12,000,000.00 ....     5          56,166,368       2.5        11,233,274     11,954,284         71.7
12,000,000.01-14,000,000.00 ....     6          77,811,115       3.5        12,968,519     14,000,000         74.0
14,000,000.01-16,000,000.00 ....     2          29,640,099       1.3        14,820,049     14,859,825         78.6
16,000,000.01-18,000,000.00 ....     8         135,425,979       6.1        16,928,247     17,970,413         73.4
18,000,000.01-20,000,000.00 ....     6         116,184,243       5.3        19,364,040     20,000,000         74.5
20,000,000.01-22,000,000.00 ....     2          41,393,801       1.9        20,696,900     21,315,575         69.2
22,000,000.01-24,000,000.00 ....     3          69,262,819       3.1        23,087,606     23,372,304         70.3
24,000,000.01-26,000,000.00 ....     1          24,140,144       1.1        24,140,144     24,140,144          NAP
28,000,000.01-30,000,000.00 ....     6         174,452,901       7.9        29,075,483     30,000,000         74.6
32,000,000.01-34,000,000.00 ....     1          33,449,419       1.5        33,449,419     33,449,419         79.6
34,000,000.01-36,000,000.00 ....     1          35,250,000       1.6        35,250,000     35,250,000         75.0
38,000,000.01-40,000,000.00 ....     1          38,206,000       1.7        38,206,000     38,206,000         76.4
44,000,000.01-46,000,000.00 ....     1          45,416,841       2.1        45,416,841     45,416,841         64.9
                                   ---      --------------     -----       -----------    -----------         ----
Total/Avg/Wtd. Avg./
  Min/Max: .....................   422      $2,203,502,325     100.0%      $ 5,221,569    $45,416,841         72.1%
                                   ===      ==============     =====       ===========    ===========         ====




  RANGE OF                            WTD. AVG.       MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
CUT-OFF DATE                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
 BALANCES($)                        DSC RATIO(1)   DSC RATIO(1)   DSC RATIO(1)    RATE(2)       RATE
------------                        -------------  ------------   ------------   ---------    ----------
        0.01- 2,000,000.00 .....         1.37x       1.15x          1.70x          97.2%       8.40%
2,000,000.01- 4,000,000.00 .....         1.35        1.17           2.07           96.5        8.36
4,000,000.01- 6,000,000.00 .....         1.38        1.20           2.50           94.8        8.33
6,000,000.01- 8,000,000.00 .....         1.36        1.20           2.08           94.7        8.24
8,000,000.01-10,000,000.00 .....         1.37        1.20           1.70           96.8        8.37
10,000,000.01-12,000,000.00 ....         1.33        1.30           1.35           96.8        8.53
12,000,000.01-14,000,000.00 ....         1.30        1.21           1.41           96.7        7.98
14,000,000.01-16,000,000.00 ....         1.25        1.20           1.30           96.7        8.30
16,000,000.01-18,000,000.00 ....         1.41        1.18           1.78           95.3        8.08
18,000,000.01-20,000,000.00 ....         1.38        1.27           1.65           95.8        8.12
20,000,000.01-22,000,000.00 ....         1.22        1.22           1.22           98.5        7.50
22,000,000.01-24,000,000.00 ....         1.53        1.29           2.00           94.1        8.27
24,000,000.01-26,000,000.00 ....          NAP         NAP            NAP          100.0        8.41
28,000,000.01-30,000,000.00 ....         1.34        1.25           1.45           97.9        7.88
32,000,000.01-34,000,000.00 ....         1.33        1.33           1.33           99.5        7.43
34,000,000.01-36,000,000.00 ....         1.25        1.25           1.25           86.4        7.63
38,000,000.01-40,000,000.00 ....         1.20        1.20           1.20           95.4        7.47
44,000,000.01-46,000,000.00 ....         1.31        1.31           1.31          100.0        8.34
                                         ----        ----           ----           ----        ----
Total/Avg/Wtd. Avg./
  Min/Max: .....................         1.36x       1.15x          2.50x          96.1%       8.21%
                                         ====        ====           ====           ====        ====

The average Cut-off Date Balance is $5,221,569.

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.


                                                                                      ORIGINAL AMORTIZATION TERMS
                                                                                          (ALL MORTGAGE LOANS)

                                                            % BY
  ORIGINAL                                 AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.      WTD. AVG.
AMORTIZATION                 NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
TERM(MONTHS)                OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(1)   DSC RATIO(1)
------------                --------    -------------   ------------   ------------   ------------    ------------   -------------
109-120 ....................     1      $    2,100,000       0.1%      $ 2,100,000    $ 2,100,000         29.0%            2.07x
133-144 ....................     4          17,224,559       0.8         4,306,140      5,415,475          NAP              NAP
169-180 ....................     6          26,016,733       1.2         4,336,122      9,000,000         61.3             1.46
181-192 ....................     3           3,500,000       0.2         1,166,667      1,950,000         62.3             1.35
205-216 ....................     3          24,989,913       1.1         8,329,971     20,078,226         65.3             1.65
217-228 ....................     2           2,533,698       0.1         1,266,849      1,513,702          NAP              NAP
229-240 ....................    56         125,919,726       5.7         2,248,567     16,276,911         68.0             1.41
241-252 ....................     1           1,153,040       0.1         1,153,040      1,153,040          NAP              NAP
253-264 ....................    10          49,531,660       2.2         4,953,166     11,673,663         71.6             1.38
265-276 ....................     1           4,978,679       0.2         4,978,679      4,978,679         56.9             1.59
277-288 ....................     3          43,363,507       2.0        14,454,502     24,140,144          NAP              NAP
289-300 ....................    98         481,293,247      21.8         4,911,156     30,000,000         66.4             1.47
301-312 ....................     4          60,699,000       2.8        15,174,750     38,206,000         76.8             1.21
313-324 ....................     2           3,180,587       0.1         1,590,293      2,234,690         62.8             1.41
325-336 ....................    19          88,931,681       4.0         4,680,615      9,382,540         72.0             1.32
349-360 ....................   209       1,268,086,295      57.5         6,067,399     45,416,841         74.4             1.32
                               ---      --------------     -----       -----------    -----------         ----             ----
Total/Avg/Wtd. Avg./
  Min/Max: .................   422      $2,203,502,325     100.0%      $ 5,221,569    $45,416,841         72.1%            1.36x
                               ===      ==============     =====       ===========    ===========         ====             ====



  ORIGINAL                       MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
AMORTIZATION                  CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
TERM(MONTHS)                  DSC RATIO(1)   DSC RATIO(1)    RATE(2)       RATE
------------                  ------------   ------------   ---------    ----------
109-120 ....................     2.07x          2.07x          99.5%        8.15%
133-144 ....................      NAP            NAP          100.0        10.06
169-180 ....................     1.30           1.62           95.9         8.48
181-192 ....................     1.30           1.49          100.0         8.08
205-216 ....................     1.65           1.65           98.6         7.23
217-228 ....................      NAP            NAP          100.0         7.90
229-240 ....................     1.25           2.02           99.1         8.43
241-252 ....................      NAP            NAP          100.0         8.75
253-264 ....................     1.26           1.47          100.0         8.30
265-276 ....................     1.59           1.59            NAP         9.24
277-288 ....................      NAP            NAP          100.0         9.17
289-300 ....................     1.22           2.50           94.9         8.28
301-312 ....................     1.20           1.44           96.8         7.47
313-324 ....................     1.28           1.47           97.0         8.87
325-336 ....................     1.25           1.53           95.8         8.29
349-360 ....................     1.15           1.78           95.7         8.13
                                 ----           ----           ----         ----
Total/Avg/Wtd. Avg./
  Min/Max: .................     1.15x          2.50x          96.1%        8.21%
                                 ====           ====           ====         ====

The weighted average original amortization term is 327 months.

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                                                                          AMORTIZATION TYPES
                                                                         (ALL MORTGAGE LOANS)

                                                            % BY
                                           AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.      WTD. AVG.
AMORTIZATION                 NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   TYPES                    OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(1)   DSC RATIO(1)
------------                --------    -------------   ------------   ------------   ------------    ------------   -------------
Balloon(3) .................   329      $1,825,528,886      82.8%      $5,548,720     $45,416,841         72.1%            1.35x
Fully Amortizing ...........    86         321,791,438      14.6        3,741,761      30,000,000         69.0             1.44
ARD Loans(4) ...............     7          56,182,000       2.5        8,026,000      17,360,000         79.2             1.32
                               ---      --------------     -----       ----------     -----------         ----             ----
Total/Avg/Wtd. Avg./
  Min/Max: ..................  422      $2,203,502,325     100.0%      $5,221,569     $45,416,841         72.1%            1.36x
                               ===      ==============     =====       ==========     ===========         ====             ====



                                 MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
AMORTIZATION                  CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
   TYPES                      DSC RATIO(1)   DSC RATIO(1)    RATE(2)       RATE
------------                  ------------   ------------   ---------    ----------
Balloon(3) .................     1.15x          2.50x         95.8%        8.19%
Fully Amortizing ...........     1.15           2.07          97.6         8.29
ARD Loans(4) ...............     1.27           1.45          94.7         8.15
                                 ----           ----          ----         ----
Total/Avg/Wtd. Avg./
  Min/Max: .................     1.15x          2.50x         96.1%        8.21%
                                 ====           ====          ====         ====

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

(3) Includes seven Mortgage Loans, or 3.8%, which require payments of interest only for one to three years prior to beginning to make payments that amortize the Mortgage Loan.

(4) These Mortgage Loans require payments of interest only for a period of 23 months from origination prior to beginning to make payments that amortize the Mortgage Loan.


                                 OCCUPANCY RATES
                              (ALL MORTGAGE LOANS)

                                                            % BY
  RANGE OF                                 AGGREGATE      AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.      WTD. AVG.
 OCCUPANCY                 NUMBER       CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   RATES(%)                OF LOANS        BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO(1)   DSC RATIO(1)
------------               --------    -------------   ------------   ------------   ------------    ------------   -------------
Not Applicable .............    33      $  195,766,774       8.9%     $5,932,326      $29,000,000         63.9%            1.54x
60.01- 65.00 ...............     1           5,788,599       0.3       5,788,599        5,788,599         68.1             1.35
70.01- 75.00 ...............     2           7,578,015       0.3       3,789,008        5,853,430         77.5             1.24
75.01- 80.00 ...............     2          12,803,227       0.6       6,401,614        6,528,304         57.9             1.29
80.01- 85.00 ...............     8          47,067,205       2.1       5,883,401       16,460,174         70.7             1.54
85.01- 90.00 ...............    31         174,075,215       7.9       5,615,330       35,250,000         69.4             1.41
90.01- 95.00 ...............    77         415,014,628      18.8       5,389,800       29,121,268         73.4             1.32
95.01-100.00 ...............   268       1,345,408,661      61.1       5,020,182       45,416,841         73.6             1.32
                               ---      --------------     -----      ----------      -----------         ----             ----
Total/Avg/Wtd. Avg./
  Min/Max: .................   422      $2,203,502,325     100.0%     $5,221,569      $45,416,841         72.1%            1.36x
                               ===      ==============     =====      ==========      ===========         ====             ====




                                 MINIMUM        MAXIMUM     WTD. AVG.    WTD. AVG.
AMORTIZATION                  CUT-OFF DATE   CUT-OFF DATE   OCCUPANCY    MORTGAGE
   TYPES                      DSC RATIO(1)   DSC RATIO(1)    RATE(2)       RATE
------------                  ------------   ------------   ---------    ----------
Not Applicable .............     1.40x          2.50x          NAP         8.37%
60.01- 65.00 ...............     1.35           1.35          63.0%        8.15
70.01- 75.00 ...............     1.20           1.40          72.7         8.30
75.01- 80.00 ...............     1.28           1.30          78.1         9.07
80.01- 85.00 ...............     1.20           1.78          83.7         8.17
85.01- 90.00 ...............     1.21           2.00          87.8         8.24
90.01- 95.00 ...............     1.15           1.66          93.5         8.34
95.01-100.00 ...............     1.15           2.07          98.8         8.13
                                 ----           ----          ----         ----
Total/Avg/Wtd. Avg./
  Min/Max: .................     1.15x          2.50x         96.1%        8.21%
                                 ====           ====          ====         ====

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.80% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.


(2) The weighted average occupancy rate is 96.07%, excluding Hospitality properties.

  THE MORTGAGE LOAN SELLERS

     On or about November 25, 1997 (the "Closing Date"), the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements and related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller and (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the related Mortgage Loan Seller in the relevant jurisdiction.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer or the Special Servicer plus any interest thereon and on any P&I Advances; provided that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require the Master Servicer promptly to cause each of the assignments described in clauses (iv), (v) and
(ix) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan (subject to certain exceptions specified in the related Mortgage Loan

Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) if such Mortgage Loan was originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and, if such Mortgage Loan was not originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, to the best of such Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; (iii) the applicable Mortgage Loan Seller owns the Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (v) to the actual knowledge of the applicable Mortgage Loan Seller, each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion to such effect was obtained by the originator of such Mortgage Loan at the time of origination; and, as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage or other agreements executed in connection with such Mortgage Loan, and, as of the Cut-off Date, to the actual knowledge of the applicable Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements; (vi) the assignment of the related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee (subject to customary limitations); (vii) the related Mortgage (or, in the case of a cross-collateralized Mortgage Loan, a related Mortgage) is a valid and enforceable first lien on the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for
(a) liens for real estate taxes and special assessments not yet due and payable,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property and (d) if such Mortgage secures a cross-collateralized Mortgage Loan, any lien securing a related cross-collateralized Mortgage Loan; (viii) to the actual knowledge of the applicable Mortgage Loan Seller, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; (ix) as of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of the Cut-off Date, the applicable Mortgage Loan Seller has not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage; (x) as of the date of its origination, all insurance required under the Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property);
(xi) as of the Cut-off Date, no Mortgage Loan is, or in the prior 12 months, has been, 30 days or more past due in respect of any Scheduled Payment; and (xii) one or more environmental site assessments were performed with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) during the

18-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan at the applicable Purchase Price; provided that such Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (a) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the recovery on such Mortgage Loans on a net present value basis, or (b) held in its own portfolio, whichever servicing procedure is of a higher standard, but without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); (v) the ownership, servicing or management for others of any other mortgage loans or real property; and (vi) any obligation of the Master Servicer, as a Mortgage Loan Seller or as an affiliate thereof, to pay any indemnity with respect to or repurchase any Mortgage Loan.

     Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning party pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation. See "Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND SPECIAL SERVICER

     FUNB, in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-1075.

     Effective June 5, 1997, First Union National Bank of Georgia and First Union National Bank of Florida were merged with and into First Union National Bank of North Carolina, which changed its name to First Union National Bank effective as of such date. Effective July 31, 1997, each of First Union Bank of Connecticut, First Union National Bank of Maryland, First Union National Bank of South Carolina, First Union National Bank of Tennessee, First Union National Bank of Virginia and First Union National Bank of Washington, D.C. were merged with and into First Union National Bank.

     As of September 30, 1997, the Master Servicer and its affiliates serviced approximately 2,062 commercial and multifamily loans, totaling approximately $9.9 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other functions with respect to all Mortgage Loans, such as conducting property inspections, collecting financial statements, rent-rolls and other financial data on the Mortgaged Properties, and preparing related reports, as set forth in the Pooling and Servicing Agreement. As of September 30, 1997, the Special Servicer was responsible for the servicing of approximately 2,700 commercial and multifamily loans with an aggregate principal balance of approximately $11 billion, the collateral for which is located in 49 states. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Private Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "Servicing of the Mortgage Loans--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation will be the "Controlling Class of Sequential Pay Certificates." The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and
(ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "Description of Certificates--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a binding commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur);
(c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is required to transfer certain of its servicing responsibilities with respect thereto to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

          (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no other circumstance identified in such clauses (a) through (g) then exists.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate equal to: 0.090% in the case of 323 Mortgage Loans (or 76.5%), 0.115% in the case of six Mortgage Loans (or 3.8%), 0.120% in the case of one Mortgage Loan (or 0.1%), 0.135% in the case of one Mortgage Loan (or 0.1%), 0.140% in the case of 21 Mortgage Loans (or 5.2%), 0.150% in the case of 14 Mortgage Loans (or 2.6%), 0.165% in the case of 41 Mortgage Loans (or 9.3%) and 0.170% in the case of 15 Mortgage Loans (or 2.5%).

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in such Collection Period, the amount of interest (net of related Master Servicing Fees and Additional Servicing Fees (as defined herein)) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and the Additional Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees and the Trustee
Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees and the Trustee Fee and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee (together with the Master Servicing Fee and the Additional Servicing Fee, the "Servicing Fees") and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at a rate (the

"Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "Description Of The Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder as described herein under "Description Of The Certificates--Termination" or (iii) in certain other limited circumstances.

     The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property and
(ii) collecting and making certain calculations based on annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property. The Special Servicer will be entitled to a monthly fee (the "Additional Servicing Fee") for performing the duties set forth in clauses (i) and (ii) above payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, which monthly fee will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at a per annum rate of 0.01% (the "Additional Servicing Fee Rate") and will be computed on the basis of the same principal amount respecting which any related interest payment due on the related Mortgage Loan is computed. The Special Servicer will be entitled to any loan service charges, statement charges or other charges earned by it.

     As additional servicing compensation, the Master Servicer or the Special Servicer will be entitled to retain all assumption and modification fees, late charges, penalty interest and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "Description of the Certificates--Distributions" herein and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described herein under "Description of the Certificates--P&I Advances," the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be each entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

  MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer will be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination" herein);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

Limitation on Liability of Controlling Class Representative

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES; SALE OF MORTGAGE LOANS

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

     In certain circumstances the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Special Servicer will be required to inspect or cause to be inspected each Mortgaged Property at least once per calendar year if, in a given calendar year, it has not already done so. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer is also required to use reasonable efforts to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union-Lehman Brothers Commercial Mortgage Trust II, Commercial Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 1997, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates will consist of eighteen classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, Class L Certificates and the Class M Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Class of Offered Certificates will be issued in denominations of not less than $10,000 actual principal amount (or $100,000 notional amount with respect to the Class IO Certificates), and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                     INITIAL         PERCENT OF
                                                   CERTIFICATE      INITIAL POOL
  CLASS OF CERTIFICATES                              BALANCE           BALANCE
  ---------------------                             ---------         --------
  Class A-1 Certificates ......................   $220,000,000          10.0%
  Class A-2 Certificates ......................   $384,000,000          17.4%
  Class A-3 Certificates ......................   $982,521,000          44.6%
  Class B Certificates ........................   $110,175,000           5.0%
  Class C Certificates ........................   $110,175,000           5.0%
  Class D Certificates ........................   $121,194,000           5.5%
  Class E Certificates ........................   $ 33,052,000           1.5%
  Private Certificates ........................   $242,385,325          11.0%
   (other than the REMIC
    Residual Certificates)

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The Class IO Certificates will have fourteen components (each a "Class IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such Class IO Component will have the same letter and/or numerical designation as a Class of Sequential Pay Certificates. The notional amount of each such Class IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the Class IO Components will equal approximately $2,203,502,325, which amount will equal the Initial Pool Balance. References herein to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the Class IO Components.

     The REMIC Residual Certificates will not have Certificate Balances or notional amounts, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class IO Certificates) for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary. The Pass-Through Rate applicable to each Class of the Private Certificates (other than the REMIC Residual Certificates) for each Distribution Date is the lesser of (a) the respective rate per annum set forth in respect of such Class in the table at the beginning of the Summary and
(b) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to each Class IO Component for any

Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate then applicable to the corresponding Class of Sequential Pay Certificates. The REMIC Residual Certificates will not bear interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus (y) the applicable Administrative Cost Rate; provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate referred to in clause (x) will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing December 18, 1997 (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates, exclusive of any portion thereof that represents one or more of the following:

               (i) any Monthly Payments collected but due on a Due Date after the related Collection Period,

               (ii) any Prepayment Premiums and Yield Maintenance Charges, and

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

          (b) all P&I Advances made by the Master Servicer with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, "--P&I Advances" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     Any Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

          (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates on such Distribution Date;

          (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate

     Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates on such Distribution Date;

          (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates on such Distribution Date;

          (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (28) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (31) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (33) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (34) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

          (35) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (36) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (37) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and/or Class L Certificates;

          (38) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

          (39) to distributions to the holders of the Class R-I Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (38) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero prior to retirement of the Class A Certificates as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates--Termination" herein), the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of each Class IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a basis of a 360-day year consisting of twelve 30-day months.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) in respect of an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     On each Distribution Date, any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows: The holders of each Class of Sequential Pay Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to (a) the amount of such Prepayment Premium or Yield Maintenance Charge, multiplied by
(b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium or Yield Maintenance Charge remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class IO Certificates. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates is any Class thereof other than the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see Annex B hereto. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1

Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans concurrently. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is zero; tenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the Class IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and the Fiscal Agent of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus (the Fiscal Agent having the same rights to indemnity and reimbursement described thereunder with respect to the Trustee), certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "Certain Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "Servicing of the

Mortgage Loans--REO Properties" herein. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of
(i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, and if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent will then be required to make such P&I Advance, in each case, subject to the recoverability standard described below. No default by the Trustee will be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement. See "--Appraisal Reductions" below.

     The Master Servicer (or the Trustee or Fiscal Agent, as applicable) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer, the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payments, (2) any REO Property is acquired on behalf of the Trust Fund,
(3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had previously been obtained within the prior three months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute, and, that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be borne by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements (net of any amount escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward either electronically or by first class mail on each Distribution Date to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Underwriters and each Rating Agency:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C hereto, setting forth, among other things, for each Distribution Date: (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest; (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges; (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses; (v) the Available Distribution Amount for such Distribution Date; (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances and Nonrecoverable P&I Advances as of the close of business on the related Determination Date; (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date; (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date; (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced; (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice, (E) whether a Phase I Environmental Assessment of the related Mortgaged Property has been performed as contemplated by the Pooling and Servicing Agreement and (F) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related borrower; (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the liquidation event and, in the case of a determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with accepted servicing standards, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such liquidation event; (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination; (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates; (xvii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal); (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date; (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the notional amount of each Class IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date; (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent during the related Collection Period; (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period; (xxiv)
     (A) the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each sub-servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns and
     (xxv) the information contained in the "Loan Payoff Notification Report" together with, for each applicable Mortgage Loan, the Distribution Date on which the subject payment is expected to be distributed to Certificateholders.

          2. A "CSSA Loan File" report and a "CSSA Property File" report setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          The Master Servicer or the Special Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is required to deliver to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following nine reports providing the required information as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached hereto, prepared by each of the Master Servicer and Special Servicer setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached hereto, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (c) An "Historical Loss Estimate Report" containing substantially the content set forth in Annex F attached hereto, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached hereto, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property,
     (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Special Servicer setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

          (f) A "Loan Payoff Notification Report" setting forther among other things for each Mortgage Loan where notice of anticipated payoff has been received, the Control No., the Property Name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance or Prepayment Premium due.

          (g) An "Operating Statement Analysis" containing substantially the content set forth in Annex I together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Special Servicer is required consistent with the servicing standards described herein to endeavor to obtain such operating statements and rent rolls.

          (h) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Special Servicer in the other reports referenced above.

          (i) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage

     Loan or related Mortgaged Property, as applicable, as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

The Trustee is to deliver a copy of each Comparative Financial Status Report that it receives from the Master Servicer or Special Servicer to the Depositor, the Underwriters, the Master Servicer and each Rating Agency promptly after its receipt thereof. Any Certificateholder may obtain a copy of each Comparative Financial Status Report upon written request to the Trustee. Upon specific written request, the Trustee is to deliver a copy of each NOI Adjustment Worksheet that it receives from the Master Servicer or Special Servicer to the Depositor, the Master Servicer, the Underwriters and each Rating Agency. The Trustee is to deliver on April 30 of each year to each Rating Agency and the Underwriters, and at any time upon written request, to the Depositor and the Master Servicer, a copy of each annual Operating Statement Analysis that it receives from the Special Servicer. Any Certificateholder may obtain a copy of any NOI Adjustment Worksheet or Operating Statement Analysis in the possession of the Trustee upon written request and at the expense of such Certificateholder.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates held by persons other than Certificateholders and information regarding the expenses of the Trust Fund.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificate Owner owning an interest in an Offered Certificate or any person identified to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date,
(c) all officer's certificates delivered to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer and delivered to the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, and (h) any and all officers' certificates and other evidence delivered to the Master Servicer to support the Master Servicer's or a Special Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

     Book-Entry Certificates. Until such time as Definitive Certificates are issued in respect of the Book Entry Certificates, the foregoing information and access will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and DTC participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulators requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will be required to make available monthly to, among others, Certificateholders, an electronic file containing Mortgage Loan information, based on reports provided to it by the Master Servicer and the Special Servicer, in the "CSSA Loan" periodic update file and the "CSSA Property File" with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report, REO Status Report and Watch List Report attached (provided that these reports are delivered to the Trustee in an electronic format acceptable to the Trustee) via the Trustee's bulletin board. Access to the bulletin board can be obtained by dialing (714) 282-3990. Those who have an account on the bulletin board may retrieve the data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. In order to access information from the bulletin board the user must have available their assigned log-on ID. The Master Servicer may make the information that is available via the Trustee's bulletin board, also available via the Internet at www.firstunion.com under the heading "Capital Markets International-Structured Products.

     A Certificate Owner may obtain certain information contained in each Distribution Date Statement by sending a written request, together with any fee that LaSalle National Bank may require, to LaSalle National Bank, Corporate Trust Department, 135 South LaSalle Street, Chicago, Illinois 60603, Attention:
Asset Backed Securities Trust Services Group--First Union-Lehman Brothers 1997-C2 or by calling the Trustee's ASAP System at (312)904-2200 and requesting statement number 295, or through such other mechanism as the Trustee may have in place from time to time. Account numbers on the Trustee's ASAP System may be obtained by calling (312) 904-2200 and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. The Trustee may disclaim responsibility for any information therein for which it is not the original source.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the aggregate of the notional amounts of the respective Class IO Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Table Assumptions" set forth under "Yield and Maturity Considerations--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

      CLASS DESIGNATION                        ASSUMED FINAL DISTRIBUTION DATE
      -----------------                        -------------------------------
        Class A-1 ...........................        March 18, 2004
        Class A-2 ...........................        May 18, 2007
        Class A-3 ...........................        December 18, 2007
        Class IO ............................        November 18, 2027
        Class B .............................        October 18, 2011
        Class C .............................        September 18, 2012
        Class D .............................        November 18, 2012
        Class E .............................        November 18, 2012
        Class F .............................        September 18, 2015
        Class G .............................        June 18, 2017
        Class H .............................        September 18, 2017
        Class J .............................        January 18, 2020
        Class K .............................        February 18, 2022
        Class L .............................        April 18, 2023
        Class M .............................        November 18, 2027

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined herein) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. See "Yield and Maturity Considerations" and "Description of the Mortgage Pool" herein and "Yield and Prepayment Considerations" in the Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "Ratings" herein.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances (as adjusted by treating any Appraisal Reduction Amount as Realized Losses solely for the purposes of adjusting Voting Rights) of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "Description of the Certificates--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted liquidation proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding, and except that any distributions of principal on the respective Classes of Class A Certificates (if more than one is then outstanding) described thereunder will be made on a pro rata basis in accordance with their respective Certificate Balances.

THE TRUSTEE

     LaSalle National Bank, a nationally chartered bank, will act as Trustee on behalf of the Certificateholders. The Corporate Trust Department of the Trustee is located at 135 South LaSalle Street, Chicago, Illinois 60603, Attention:
Asset Backed Securities Trust Services Group--First Union--Lehman Brothers 1997-C2. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date will equal one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate will be a per annum rate set forth in the Pooling and Servicing Agreement.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

DUTIES OF THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle

Street, Chicago, Illinois 60603. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement (except for the first two sentences of this paragraph) or related documents. The duties and obligations of the Fiscal Agent consist only of making P&I Advances as described in "--P&I Advances" above. The Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent will be entitled to reimbursement for each P&I Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class IO Certificate, to equal the weighted average of the Pass-Through Rates for the respective Class IO Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or Class IO Component, as the case may be, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or Class IO Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any Class IO Component. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of a Class IO Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Class IO Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of a Class IO Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component. As more fully described herein under "Description of the Certificates--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the Pass-Through Rate on the Class of Sequential Pay Certificates relating to such Class IO Component. Accordingly, the Pass-Through Rate on the Class IO Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool" herein and "Yield and Maturity Considerations--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of the applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 18 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

PRICE/YIELD TABLES

     The tables beginning on page B-14 of Annex B hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e.
100.04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective Class IO Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective Class IO Components of the Class IO Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the Cut-off Date to but excluding November 25, 1997, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the Yield Tables, the columns headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "10% CPR", "20% CPR", "30% CPR" and "50% CPR," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan that is eligible for prepayment under the Table Assumptions (each such scenario, a "Scenario").

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or Required Defeasance Period or during any period when a Prepayment Premium or a Yield Maintenance Charge could be required in connection with a voluntary prepayment of principal; otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received, (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described herein, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described herein (i.e., a 30/360 basis or an actual/360 basis),
(vii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (viii) there are no breaches of either Seller's representations and warranties regarding its Mortgage Loans, (ix) no Prepayment Premiums or Yield Maintenance Charges are collected, (x) no party entitled thereto exercises its right of optional termination of the Trust Fund described herein, (xi) the Mortgage Loans which have Anticipated Repayment Dates are repaid in full on their respective Anticipated Repayment Dates, and such Anticipated Repayment Date for any such Mortgage Loan is deemed to be its maturity date, (xii) distributions on the Certificates are made on the 18th day (each assumed to be a business day) of each month, commencing in December 1997, and (xiii) the Closing Date for the sale of the Offered Certificates is November 25, 1997.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) during Lockout Periods and/or Required Defeasance Periods, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                          CLASS A-1 CERTIFICATES


                                                    0% CPR DURING LOCKOUT, YM OR PP-OTHERWISE AT INDICATED CPR
                                                   ------------------------------------------------------------
  DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
  -----------------                                ------       -------       -------      -------      -------
  Closing Date                                       100%         100%         100%         100%         100%
  November 1998                                       90           90           89           89           88
  November 1999                                       79           78           78           77           76
  November 2000                                       67           66           65           65           64
  November 2001                                       50           50           50           50           50
  November 2002                                       23           23           23           23           23
  November 2003                                        7            6            6            5            4
  November 2004 and thereafter                         0            0            0            0            0
  Weighted Average Life (in years)                     3.7          3.7          3.7          3.6          3.6


                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                          CLASS A-2 CERTIFICATES

                                                    0% CPR DURING LOCKOUT, YM OR PP-OTHERWISE AT INDICATED CPR
                                                   ------------------------------------------------------------
  DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
  -----------------                                ------       -------       -------      -------      -------
  Closing Date                                       100%         100%         100%         100%         100%
  November 1998                                      100          100          100          100          100
  November 1999                                      100          100          100          100          100
  November 2000                                      100          100          100          100          100
  November 2001                                      100          100          100          100          100
  November 2002                                      100          100          100          100          100
  November 2003                                      100          100          100          100          100
  November 2004                                       51           50           49           48           46
  November 2005                                       41           38           36           34           31
  November 2006                                       29           25           21           18           12
  November 2007 and thereafter                         0            0            0            0            0
  Weighted Average Life (in years)                     7.8          7.7          7.6          7.5          7.4


                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                          CLASS A-3 CERTIFICATES

                                                    0% CPR DURING LOCKOUT, YM OR PP-OTHERWISE AT INDICATED CPR
                                                   ------------------------------------------------------------
  DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
  -----------------                                ------       -------       -------      -------      -------
  Closing Date                                       100%         100%         100%         100%         100%
  November 1998                                      100          100          100          100          100
  November 1999                                      100          100          100          100          100
  November 2000                                      100          100          100          100          100
  November 2001                                      100          100          100          100          100
  November 2002                                      100          100          100          100          100
  November 2003                                      100          100          100          100          100
  November 2004                                      100          100          100          100          100
  November 2005                                      100          100          100          100          100
  November 2006                                      100          100          100          100          100
  November 2007                                        0            0            0            0            0
  November 2008 and thereafter                         0            0            0            0            0
  Weighted Average Life (in years)                     9.8          9.7          9.7          9.7          9.7

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                           CLASS B CERTIFICATES


                                                    0% CPR DURING LOCKOUT, YM OR PP-OTHERWISE AT INDICATED CPR
                                                   ------------------------------------------------------------
  DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
  -----------------                                ------       -------       -------      -------      -------
  Closing Date                                       100%         100%         100%         100%         100%
  November 1998                                      100          100          100          100          100
  November 1999                                      100          100          100          100          100
  November 2000                                      100          100          100          100          100
  November 2001                                      100          100          100          100          100
  November 2002                                      100          100          100          100          100
  November 2003                                      100          100          100          100          100
  November 2004                                      100          100          100          100          100
  November 2005                                      100          100          100          100          100
  November 2006                                      100          100          100          100          100
  November 2007                                      100          100          100          100          100
  November 2008                                       75           75           74           74           73
  November 2009                                       52           51           50           49           49
  November 2010                                       25           24           23           23           22
  November 2011                                        0            0            0            0            0
  November 2012 and thereafter                         0            0            0            0            0
  Weighted average life (in years)                    12.0         12.0         12.0         12.0         11.9


                               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                               CLASS C CERTIFICATES

                                                    0% CPR DURING LOCKOUT, YM OR PP-OTHERWISE AT INDICATED CPR
                                                   ------------------------------------------------------------
  DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
  -----------------                                ------       -------       -------      -------      -------
  Closing Date                                       100%         100%         100%         100%         100%
  November 1998                                      100          100          100          100          100
  November 1999                                      100          100          100          100          100
  November 2000                                      100          100          100          100          100
  November 2001                                      100          100          100          100          100
  November 2002                                      100          100          100          100          100
  November 2003                                      100          100          100          100          100
  November 2004                                      100          100          100          100          100
  November 2005                                      100          100          100          100          100
  November 2006                                      100          100          100          100          100
  November 2007                                      100          100          100          100          100
  November 2008                                      100          100          100          100          100
  November 2009                                      100          100          100          100          100
  November 2010                                      100          100          100          100          100
  November 2011                                       98           97           96           96           95
  November 2012 and thereafter                         0            0            0            0            0
  Weighted average life (in years)                    14.6         14.6         14.5         14.5         14.4


                               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                               CLASS D CERTIFICATES

                                                    0% CPR DURING LOCKOUT, YM OR PP-OTHERWISE AT INDICATED CPR
                                                   ------------------------------------------------------------
  DISTRIBUTION DATE                                0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
  -----------------                                ------       -------       -------      -------      -------
  Closing Date                                       100%         100%         100%         100%         100%
  November 1998                                      100          100          100          100          100
  November 1999                                      100          100          100          100          100
  November 2000                                      100          100          100          100          100
  November 2001                                      100          100          100          100          100
  November 2002                                      100          100          100          100          100
  November 2003                                      100          100          100          100          100
  November 2004                                      100          100          100          100          100
  November 2005                                      100          100          100          100          100
  November 2006                                      100          100          100          100          100
  November 2007                                      100          100          100          100          100
  November 2008                                      100          100          100          100          100
  November 2009                                      100          100          100          100          100
  November 2010                                      100          100          100          100          100
  November 2011                                      100          100          100          100          100
  November 2012 and thereafter                         0            0            0            0            0
  Weighted average life (in years)                    14.9         14.9         14.9         14.9         14.8

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                              CLASS E CERTIFICATES

                                            0% CPR DURING LOCKOUT, YM OR PP-OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR       10% CPR       20% CPR      30% CPR      50% CPR
-----------------                          ------       -------       -------      -------      -------
Closing Date ............................    100%         100%         100%         100%         100%
November 1998 ...........................    100          100          100          100          100
November 1999 ...........................    100          100          100          100          100
November 2000 ...........................    100          100          100          100          100
November 2001 ...........................    100          100          100          100          100
November 2002 ...........................    100          100          100          100          100
November 2003 ...........................    100          100          100          100          100
November 2004 ...........................    100          100          100          100          100
November 2005 ...........................    100          100          100          100          100
November 2006 ...........................    100          100          100          100          100
November 2007 ...........................    100          100          100          100          100
November 2008 ...........................    100          100          100          100          100
November 2009 ...........................    100          100          100          100          100
November 2010 ...........................    100          100          100          100          100
November 2011 ...........................    100          100          100          100          100
November 2012 and thereafter ............      0            0            0            0            0
Weighted average life (in years) ........   15.0         15.0         15.0         15.0         15.0


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III," respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of "residual interest" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the Class IO Components) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. For federal income tax purposes the Class IO Certificates will consist of fourteen components, each corresponding to one of the Classes of Sequential Pay Certificates constituting "regular interests." See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will not, and the Class IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     Lehman Brothers Inc. ("Lehman Brothers") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Lehman Brothers, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and (c) any member of the underwriting syndicate or selling group of which Lehman Brothers or a person described in (b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, DCR, Moody's or Fitch Investors Service, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either Underwriter, the Depositor, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2, Class A-3 and Class IO Certificates are subordinated with respect to the allocation of Realized Losses and Additional Trust Fund Expenses to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2, Class A-3 and Class IO Certificates that they be rated not lower than "AAA" (or the equivalent) by each of DCR, Moody's and, except for the Class IO Certificates, Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase one-half of the respective Certificate Balances of each class of Offered Certificates.

     In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $2,167,640,662, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Limited Liquidity" herein and in the Prospectus.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York, and certain legal matters will be passed upon for the Underwriters by Sidley & Austin, New York, New York.

                                     RATINGS

     It is a condition of their issuance that each of the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than "Aaa" by Moody's, "AAA" by DCR and "AAA" by Standard & Poor's, that the Class IO Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR, that the Class B Certificates be rated not lower than "Aa2" by Moody's, "AA" by DCR and "AA" by Standard & Poor's, that the Class C Certificates be rated not lower than "A2" by Moody's, "A" by DCR and "A" by Standard & Poor's, that the Class D Certificates be rated not lower than "Baa2" by Moody's, "BBB" by DCR and "BBB" by Standard & Poor's and that the Class E Certificates be rated not lower than "Baa3" by Moody's, "BBB-" by DCR and "BBB-" by Standard & Poor's.

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). Therefore, such security rating addresses credit risk and not the risk of prepayment. As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the Class IO Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     A downgrade, qualification or withdrawal of a rating with respect to the Enhancement Insurer, a provider of a residual value insurance policy, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the Prospectus.

                       INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                           ----
30/360 Basis ..................................................            S-34
Accrued Certificate Interest ..................................            S-69
actual/360 Basis ..............................................            S-34
Additional Rights .............................................            S-38
Additional Servicing Fee ......................................            S-59
Additional Servicing Fee Rate .................................            S-59
Additional Trust Fund Expenses ................................            S-13
Administrative Cost Rate ......................................            S-41
Advance .......................................................            S-73
Anticipated Repayment Date ....................................            S-34
Appraisal Reduction Amount ....................................            S-74
ARD Loans .....................................................            S-34
Assumed Final Distribution Date ...............................            S-78
Assumed Scheduled Payment .....................................            S-19
Available Distribution Amount .................................      S-15, S-66
Balloon Loans .................................................             S-9
Balloon Payment ...............................................             S-9
Bond-Type Leases ..............................................            S-38
Casualty or Condemnation Rights ...............................            S-38
Certificate Balance ...........................................             S-2
Certificate Owner .............................................       S-7, S-63
Certificateholders ............................................      S-12, S-65
Certificates ..................................................  S-1, S-6, S-63
Class .........................................................  S-1, S-6, S-63
Class A Certificates ..........................................       S-6, S-63
Class IO Component ............................................      S-13, S-64
Closing Date ..................................................       S-7, S-53
Code ..........................................................       S-8, S-33
Collection Period .............................................            S-65
Compensating Interest Payment .................................      S-21, S-58
Controlling Class of Sequential Pay Certificates ..............            S-57
Controlling Class Representative ..............................       S-6, S-57
Corrected Mortgage Loan .......................................            S-57
Credit Lease ..................................................            S-11
Credit Lease Default ..........................................            S-38
Credit Lease Loans ............................................            S-11
Credit Lease Table ............................................            S-37
Custodian .....................................................            S-53
Cut-off Date ..................................................             S-2
Cut-off Date Balance ..........................................             S-8
Cut-off Date DSC Ratio ........................................            S-39
Cut-off Date LTV Ratio ........................................            S-40
DCR ...........................................................            S-25
Defeasance Collateral .........................................            S-10
Definitive Offered Certificate ................................       S-7, S-63
Depositor .....................................................             S-1
Determination Date ............................................            S-19
Discount Rate .................................................            S-71
Distributable Certificate Interest ............................            S-18
Distribution Date ............................................. S-2, S-15, S-65
Distribution Date Statement ...................................            S-74

                                                                           PAGE

DOL ...........................................................            S-24
Double Net Leases .............................................            S-38
DSC Ratio .....................................................            S-39
DTC ...........................................................       S-7, S-63
DTC Participants ..............................................            S-62
Enhancement Insurer ...........................................            S-31
ERISA .........................................................      S-24, S-89
Excluded Class ................................................            S-71
Exemption .....................................................            S-89
Final Recovery Determination ..................................            S-75
First Principal Payment Date ..................................            S-83
First Union Capital ...........................................             S-6
Fitch .........................................................            S-90
Form 8-K ......................................................            S-55
FUNB ..........................................................             S-6
FUNB Loans ....................................................      S-12, S-33
Guarantor .....................................................            S-30
HUD ...........................................................            S-36
Initial Pool Balance ..........................................        S-2, S-7
IRS ...........................................................            S-89
Last Principal Payment Date ...................................            S-83
Lease Enhancement Policies ....................................            S-11
Lehman Brothers ...............................................            S-89
Lehman Loans ..................................................      S-12, S-33
Lehman Seller .................................................             S-7
Lockout Period ................................................      S-10, S-34
Loss of Rents .................................................            S-39
Maintenance Rights ............................................            S-38
Majority Subordinate Certificateholder ........................            S-80
Master Servicer ...............................................       S-2, S-56
Master Servicing Fee ..........................................            S-58
Master Servicing Fee Rate .....................................            S-58
Monthly Payments ..............................................             S-9
Monthly Rental Payments .......................................            S-11
Moody's .......................................................            S-25
Mortgage ......................................................            S-32
Mortgage File .................................................            S-53
Mortgage Loan Purchase Agreements .............................            S-53
Mortgage Loan Seller ..........................................             S-2
Mortgage Loans ................................................             S-1
Mortgage Note .................................................            S-32
Mortgage Pool .................................................             S-1
Mortgage Rates ................................................             S-9
Mortgaged Property ............................................  S-2, S-8, S-32
Net Aggregate Prepayment Interest Shortfall ...................      S-21, S-69
Net Cash Flow .................................................            S-39
Net Mortgage Rate .............................................      S-14, S-65
Nonrecoverable P&I Advance ....................................            S-73
Non-SMMEA Certificates ........................................      S-26, S-91
Offered Certificates ..........................................  S-1, S-6, S-63
OID Regulations ...............................................            S-89
P&I Advance ...................................................      S-20, S-73
Participants ..................................................       S-7, S-63

                                                                           PAGE

Pass-Through Rate .............................................             S-2
Plan ..........................................................      S-24, S-89
Pooling and Servicing Agreement ...............................      S-13, S-63
Prepayment Interest Excess ....................................      S-21, S-58
Prepayment Interest Shortfall .................................       S-21,S-58
Prepayment Premiums ...........................................            S-70
Primary Term ..................................................            S-37
Principal Recovery Fee ........................................            S-59
Principal Distribution Amount .................................            S-18
Private Certificates ..........................................       S-6, S-63
PTE 95-60 .....................................................            S-91
Purchase Price ................................................            S-53
Qualified Appraiser ...........................................            S-74
Rated Final Distribution Date .................................       S-1, S-79
Rating Agencies ...............................................            S-25
Realized Losses ...............................................            S-13
Reimbursement Rate ............................................      S-20, S-73
Related Proceeds ..............................................            S-73
REMIC .........................................................       S-2, S-23
REMIC Administrator ...........................................            S-80
 "REMIC I"   "REMIC II"  and  "REMIC III" .....................             S-2
REMIC Regular Certificates ....................................       S-6, S-63
REMIC Residual Certificates ...................................       S-6, S-63
Rental Property ...............................................            S-39
REO Extension .................................................            S-62
REO Mortgage Loan .............................................            S-70
REO Property ..................................................      S-22, S-57
REO Tax .......................................................            S-62
Required Appraisal Date .......................................            S-74
Required Appraisal Loan .......................................            S-74
Required Defeasance Period ....................................            S-82
Scenario ......................................................            S-84
Scheduled Payment .............................................      S-19, S-70
Section 42 Properties ......................................... S-8, S-33, S-35
Securities Act ................................................             S-6
Senior Certificates ...........................................      S-21, S-71
Sequential Pay Certificates ...................................       S-6, S-63
Servicing Fees ................................................            S-58
Servicing Transfer Event ......................................            S-57
SMMEA .........................................................      S-26, S-91
Special Servicer ..............................................             S-2
Special Servicing Fee .........................................            S-58
Special Servicing Fee Rate ....................................            S-58
Specially Serviced Mortgage Loans .............................            S-57
Specially Serviced Trust Fund Assets ..........................            S-57
Standard & Poor's .............................................            S-25
Stated Principal Balance ......................................      S-14, S-65
Subordinate Certificates ......................................      S-21, S-71
Table Assumptions .............................................            S-84
Tax Credits ...................................................            S-35
Tenant ........................................................            S-11
Tenants .......................................................            S-11
Triple Net Leases .............................................            S-38

                                                                           PAGE

Trust Fund .................................................... S-1, S-13, S-63
Trustee .......................................................             S-2
Underwriters ..................................................       S-1, S-89
Underwriting Agreement ........................................            S-92
Voting Rights .................................................            S-79
Weighted Average Net Mortgage Rate ............................      S-14, S-66
Yield Tables ..................................................            S-83


CONTROL                                                                                                                       ZIP
  NO.         PROPERTY NAME                               ADDRESS                                CITY                 STATE   CODE
===================================================================================================================================
   1    Rentar                                  66-26 Metropolitan Avenue                    Middle Village             NY    11379
   2    Plainview Shopping Center               South Oyster Bay Road & Woodbury Road        Plainview                  NY    11714
   3    Centreville Square                      5900 Centreville Crest Lane                  Centreville                VA    22020
   4    Soho Court                              299-307 Elizabeth Street                     New York                   NY    10012
   5    Blue Cross Blue Shield                  2800 East 6500 South                         Salt Lake City             UT    84121
-----------------------------------------------------------------------------------------------------------------------------------
   6    Fountainhead Apartments                 293-297 Turnpike Road                        Westborough                MA    01581

   7    Drury Portfolio #1
  7a    Drury Inn - Columbia                    1000 Knipp Street                            Columbia                   MO    65203
  7b    Drury Inn - Terre Haute                 3040 South U.S. Highway 41                   Terre Haute                IN    47802
-----------------------------------------------------------------------------------------------------------------------------------
  7c    Drury Inn - Indianapolis                9320 N. Michigan Road                        Indianapolis               IN    46268
  7d    Drury Inn - St. Peters                  80 Mid Rivers Mall Drive                     St. Peters                 MO    63376
  7e    Hampton Inn - St. Louis airport         10800 Pear Tree Lane                         St. Louis                  MO    63074

   8    Sutton Place                            23275 Riverside Drive                        Southfield                 MI    48034
-----------------------------------------------------------------------------------------------------------------------------------
   9    Town Square Wheaton                     199 Town Square                              Wheaton                    IL    60187
  10    San Pedro Plaza                         N. Side of Loop 410 E. of San Pedro Blvd.    San Antonio                TX    78212
  11    Office Depot - Delray Beach             2300 So. Congress St.                        Delray Beach               FL    33426

  12    Cypress Palms & Sabal Palms
-----------------------------------------------------------------------------------------------------------------------------------
  12a   Cypress Palms Assisted Living Center    400 Lake Avenue                              Largo                      FL    34641
  12b   Sabal Palms Health Care Center          499 Alternate Keene Road                     Largo                      FL    34641

  13    Pinole Vista Crossing                   IH-80 & Fitzgerald Drive                     Pinole                     CA    94564
  14    675 Sixth Avenue                        675 Sixth Ave.                               New York                   NY    10010
-----------------------------------------------------------------------------------------------------------------------------------
  15    Citrus Center Office Building           255 S. Orange Avenue                         Orlando                    FL    32801
  16    Hartford Fire - Farmington              8 Farm Springs Road                          Farmington                 CT    06032
  17    Campus Club                             4000 Southwest 37th Boulevard                Gainesville                FL    32608
  18    Park Esplanade Apartments               3443 Esplanade Ave.                          New Orleans                LA    70119

-----------------------------------------------------------------------------------------------------------------------------------
  19    Glazer Portfolio
  19a   Allentown-Glazer                        4701-4797 Tilghman St.                       Allentown                  PA    18104
  19b   K-Mart Plaza (Chambersburg-Glazer)      1001-1025 Wayne Ave.                         Chambersburg               PA    17201
  19c   Rt. 30 Mall (Glazer)                    341 Cochituate Rd.                           Framingham                 MA    01701
  19d   Hills Plaza (Glazer)                    3930-3942 Murdoch Ave.                       Parkersburg                WV    26101
-----------------------------------------------------------------------------------------------------------------------------------
  19e   Perry Plaza Shopping Center (Glazer)    2202-2264 Broad Street                       Erie                       PA    16503
  19f   Ridge Plaza Seneca-Glazer               277-345 Ridge Road East                      Rochester                  NY    14621
  19g   Vineland-Glazer                         3820 South Delsea Dr.                        Vineland                   NJ    08360
  19h   Acme Plaza (Reading) Glazer             600-634 Greenwich St.                        Reading                    PA    19601

-----------------------------------------------------------------------------------------------------------------------------------
  20    Cross Island Plaza                      133-33 Brookville Boulevard                  Rosedale                   NY    11422
  21    The Hamptons                            3070 South Nellis Boulevard                  Las Vegas                  NV    89121
  22    Noland Fashion Square                   US 40 Highway and Nolan Road                 Independence               MO    64055
  23    Sheraton Orlando North                  600 North Lake Destiny Drive                 Maitland                   FL    32751
  24    Olive Tree                              6201 West Olive Avenue                       Glendale                   AZ    85032
-----------------------------------------------------------------------------------------------------------------------------------
  25    Saddleback Apts.                        4722 East Bell Road                          Phoenix                    AZ    85032

  26    Drury Portfolio #2
  26a   Drury Inn & Suites Springfield          3180 South Dirksen Parkway                   Springfield                IL    62703
  26b   Drury Houston Galleria                  1615 West Loop South                         Houston                    TX    77027
-----------------------------------------------------------------------------------------------------------------------------------
  26c   Drury Inn - Woodlands                   28099 I-45 North                             The Woodlands              TX    77380

  27    Hylan Commons                           Hylan Boulevard                              Staten Island              NY    10305
  28    Eatoncrest                              3300 Eaton Crest Drive                       Eatontown                  NJ    07724
  29    625 Sixth Avenue                        625 Sixth Ave.                               New York                   NY    10011
-----------------------------------------------------------------------------------------------------------------------------------
  30    375 and 377 Ghent Road                  375 and 377 Ghent Road                       Akron                      OH    44333
  31    Chapel Hill Apartments                  1500 Worcester Road                          Framingham                 MA    01701
  32    Royal Palms Senior Residence            200 Lake Ave, N.E.                           Largo                      FL    34641
  33    Abrams Run Apartments                   232 Long Road                                King of Prussia            PA    19406
  34    Brandon Crossings Shopping Center       SW Corner of SR 60 & I75                     Brandon                    FL    33619
-----------------------------------------------------------------------------------------------------------------------------------
  35    Trexlertown Shopping Center             7150 Hamilton Blvd.                          Upper and Lower Macungie   PA    18087
  36    Renaissance Parc                        5151 Verde Valley Lane                       Dallas                     TX    75240
  37    Berkley Square                          4701 Park Boulevard                          Plano                      TX    75093
  39    NorthPark Executive Suites Hotel        7685 Northcross Drive                        Austin                     TX    78757
  40    Serramonte Plaza                        329-391 Gellert Boulevard                    Daly City                  CA    94015
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                           CUMULATIVE
            CROSSED COLLATERALIZED                                      % OF AGGREGATE   % OF INITIAL             ADMINIS-  INTEREST
CONTROL          LOANS CONTROL            ORIGINAL       CUT-OFF DATE    CUT-OFF DATE        POOL       MORTGAGE   TRATIVE   ACCRUAL
  NO.                NOS.                 BALANCE           BALANCE         BALANCE         BALANCE      RATE     COST RATE  METHOD
====================================================================================================================================
   1                                    $45,500,000       $45,416,841        2.06%           2.06%       8.3400%   0.1025%   Act/360
   2                                     38,206,000        38,206,000        1.73            3.79        7.4700    0.1025     30/360
   3                                     35,250,000        35,250,000        1.60            5.39        7.6250    0.1025     30/360
   4                                     33,500,000        33,449,419        1.52            6.91        7.4300    0.1025     30/360
   5                                     30,000,000        30,000,000        1.36            8.27        7.1850    0.1025     30/360
------------------------------------------------------------------------------------------------------------------------------------
   6                                     29,200,000        29,121,268        1.32            9.60        8.5500    0.1275    Act/360

   7                                     29,000,000        29,000,000        1.32           10.91        7.9600    0.1025    Act/360
   7a             7b,7c,7d,7e
   7b             7a,7c,7d,7e
------------------------------------------------------------------------------------------------------------------------------------
   7c             7a,7b,7d,7e
   7d             7a,7b,7c,7e
   7e             7a,7b,7c,7d

   8                                     29,000,000        28,887,122        1.31           12.22        8.2500    0.1025     30/360
------------------------------------------------------------------------------------------------------------------------------------
   9                                     28,850,000        28,773,665        1.31           13.53        8.1200    0.1025     30/360
  10                                     28,687,500        28,670,846        1.30           14.83        7.2400    0.1025    Act/360
  11                                     24,146,602        24,140,144        1.10           15.93        8.4100    0.1025     30/360

  12                                     23,400,000        23,372,304        1.06           16.99        8.6310    0.1775     30/360
------------------------------------------------------------------------------------------------------------------------------------
  12a               12b,32
  12b               12a,32

  13                                     23,000,000        22,988,718        1.04           18.03        7.7500    0.1525    Act/360
  14                                     23,000,000        22,901,796        1.04           19.07        8.4200    0.1025    Act/360
------------------------------------------------------------------------------------------------------------------------------------
  15                                     21,375,000        21,315,575        0.97           20.04        7.9100    0.1525    Act/360
  16                                     20,142,693        20,078,226        0.91           20.95        7.0650    0.1025     30/360
  17                                     20,000,000        20,000,000        0.91           21.85        7.4500    0.1025    Act/360
  18                                     20,000,000        19,977,150        0.91           22.76        7.9400    0.1825    Act/360

------------------------------------------------------------------------------------------------------------------------------------
  19                                     20,000,000        19,958,798        0.91           23.67        8.9300    0.1025    Act/360
  19a     19b,19c,19d,19e,19f,19g,19h
  19b     19a,19c,19d,19e,19f,19g,19h
  19c     19a,19b,19d,19e,19f,19g,19h
  19d     19a,19b,19c,19e,19f,19g,19h
------------------------------------------------------------------------------------------------------------------------------------
  19e     19a,19b,19c,19d,19f,19g,19h
  19f     19a,19b,19c,19d,19e,19g,19h
  19g     19a,19b,19c,19d,19e,19f,19h
  19h     19a,19b,19c,19d,19e,19f,19g

------------------------------------------------------------------------------------------------------------------------------------
  20                                     19,125,000        19,093,718        0.87           24.53        7.8800    0.1025    Act/360
  21                                     18,700,000        18,665,259        0.85           25.38        8.2900    0.1275    Act/360
  22                                     18,525,000        18,489,317        0.84           26.22        8.2500    0.1775     30/360
  23                                     18,000,000        17,970,413        0.82           27.04        8.6900    0.1625    Act/360
  24                                     17,360,000        17,360,000        0.79           27.82        8.1400    0.1025     30/360
------------------------------------------------------------------------------------------------------------------------------------
  25                                     17,342,000        17,342,000        0.79           28.61        8.1400    0.1025     30/360

  26                                     16,965,000        16,965,000        0.77           29.38        7.9200    0.1025    Act/360
  26a               26b,26c
  26b               26a,26c
------------------------------------------------------------------------------------------------------------------------------------
  26c               26a,26b

  27                                     16,560,000        16,560,000        0.75           30.13        7.4700    0.1025     30/360
  28                                     16,500,000        16,491,481        0.75           30.88        7.6000    0.1025    Act/360
  29                                     16,500,000        16,460,174        0.75           31.63        8.4200    0.1025    Act/360
------------------------------------------------------------------------------------------------------------------------------------
  30                                     16,300,000        16,276,911        0.74           32.37        8.2500    0.1025    Act/360
  31                                     14,900,000        14,859,825        0.67           33.04        8.5500    0.1275    Act/360
  32                12a,12b              14,800,000        14,780,274        0.67           33.71        8.0500    0.1775     30/360
  33                                     14,000,000        14,000,000        0.64           34.35        7.5100    0.1025     30/360
  34                                     13,500,000        13,482,188        0.61           34.96        8.1000    0.1025     30/360
------------------------------------------------------------------------------------------------------------------------------------
  35                                     13,100,000        13,093,282        0.59           35.55        7.6200    0.1025    Act/360
  36                                     12,520,000        12,497,380        0.57           36.12        8.3750    0.1025    Act/360
  37                                     12,500,000        12,488,265        0.57           36.69        8.6500    0.1525    Act/360
  39                                     12,250,000        12,250,000        0.56           37.24        7.6700    0.1025    Act/360
  40                                     12,000,000        11,954,284        0.54           37.78        8.6700    0.1025     30/360
------------------------------------------------------------------------------------------------------------------------------------



                           FIRST UNION -- LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST 1997-C2

                                                       ANNEX A

                                                            ORIGINAL      REMAINING
                                                            TERM TO        TERM TO        ORIGINAL        REMAINING
CONTROL             AMORTIZATION                            MATURITY      MATURITY       AMORTIZATION    AMORTIZATION
  NO.                    TYPE                                (MOS.)        (MOS.)        TERM (MOS.)     TERM (MOS.)
======================================================================================================================
   1       Amortizing Balloon                                  120           116              360             356
   2       Interest Only then Amortizing Balloon(1)            180           180              312             312
   3       Amortizing Balloon                                  120           120              360             360
   4       Amortizing Balloon                                  180           178              360             358
   5       Fully Amortizing                                    299           299              299             299
----------------------------------------------------------------------------------------------------------------------
   6       Amortizing Balloon                                  120           114              360             354

   7       Amortizing Balloon                                  180           180              300             300
  7a
  7b
----------------------------------------------------------------------------------------------------------------------
  7c
  7d
  7e

   8       Amortizing Balloon                                  120           114              360             354
----------------------------------------------------------------------------------------------------------------------
   9       Amortizing Balloon                                  180           176              360             356
  10       Amortizing Balloon                                   60            59              360             359
  11       Step(3)                                             236           235              283             282

  12       Amortizing Balloon                                  300           298              360             358
----------------------------------------------------------------------------------------------------------------------
  12a
  12b

  13       Amortizing Balloon                                  180           179              360             359
  14       Fully Amortizing                                    300           295              300             295
----------------------------------------------------------------------------------------------------------------------
  15       Amortizing Balloon                                  120           117              300             297
  16       Step(3)                                             179           177              209             207
  17       Amortizing Balloon                                  120           120              360             360
  18       Amortizing Balloon                                  120           118              360             358

----------------------------------------------------------------------------------------------------------------------
  19       Amortizing Balloon                                  120           115              360             355
  19a
  19b
  19c
  19d
----------------------------------------------------------------------------------------------------------------------
  19e
  19f
  19g
  19h

----------------------------------------------------------------------------------------------------------------------
  20       Amortizing Balloon                                  120           117              360             357
  21       Amortizing Balloon                                  120           116              360             356
  22       Amortizing Balloon                                  180           177              360             357
  23       Amortizing Balloon                                   84            82              300             298
  24       Interest Only then Hyper-Amortizing(4)              120           116              360             360
----------------------------------------------------------------------------------------------------------------------
  25       Interest Only then Hyper-Amortizing(4)              120           116              360             360

  26       Amortizing Balloon                                  180           180              300             300
  26a
  26b
----------------------------------------------------------------------------------------------------------------------
  26c

  27       Interest Only then Amortizing Balloon(1)            180           180              312             312
  28       Fully Amortizing                                    360           359              360             359
  29       Amortizing Balloon                                  180           175              360             355
----------------------------------------------------------------------------------------------------------------------
  30       Fully Amortizing                                    240           239              240             239
  31       Amortizing Balloon                                  120           114              360             354
  32       Amortizing Balloon                                  300           298              360             358
  33       Fully Amortizing                                    360           360              360             360
  34       Amortizing Balloon                                  120           118              360             358
----------------------------------------------------------------------------------------------------------------------
  35       Amortizing Balloon                                  120           119              360             359
  36       Amortizing Balloon                                  120           116              360             356
  37       Amortizing Balloon                                  120           118              360             358
  39       Amortizing Balloon                                  120           120              300             300
  40       Amortizing Balloon                                   84            80              300             296
----------------------------------------------------------------------------------------------------------------------



CONTROL  ORIGINATION     MATURITY        BALLOON
  NO.        DATE          DATE          BALANCE      PROPERTY TYPE                   PREPAYMENT PROVISIONS
=============================================================================================================================
   1       07/01/97      07/01/07    $41,021,427      Industrial/Retail        L(5),5(1),4(1),3(1),2(1.5),O(.5)
   2       10/14/97      11/01/12     28,808,275      Retail - Anchored        L(5),YM1%(5),3(1),2(1),1(2),O(1)
   3       10/15/97      11/01/07     30,678,900      Retail - Anchored        L(4),YM1%(5.75),O(.25)
   4       08/07/97      09/01/12     25,202,968      Multifamily              L(5),7(1),5(1),3(1),1(6.5),O(.5) or DEF
   5       10/02/97      10/01/22            -        Office - CTL             L(10),YM1%(14.916) or DEF
-----------------------------------------------------------------------------------------------------------------------------
   6       05/01/97      05/01/07     26,453,458      Multifamily              L(2),YM1%(5),O(3)

   7       10/03/97      11/01/12     19,273,479                               L(4),YM1%(6),4(2),3(1),2(1),O(1)
  7a                                                  Hospitality
  7b                                                  Hospitality
-----------------------------------------------------------------------------------------------------------------------------
  7c                                                  Hospitality
  7d                                                  Hospitality
  7e                                                  Hospitality

   8       05/01/97      05/01/07     25,569,311      Multifamily              L(0),YM1%(8.5),O(1.5)
-----------------------------------------------------------------------------------------------------------------------------
   9       06/30/97      07/01/12     22,243,000      Retail - Unanchored      L(5),YM1%(9.5),O(.5)
  10       09/25/97      10/01/02     27,246,613      Retail - Anchored        L(2),YM1%(2.5),O(.5) or DEF
  11       09/16/97      06/01/17      9,335,743      Office - CTL             L(8),YM1%(11.42),O(.25)

  12       08/28/97      09/01/22      8,848,645                               L(9),YM1%(10),5(1),4(1),3(1),2(1),1(1.5),O(.5)
-----------------------------------------------------------------------------------------------------------------------------
  12a                                                 Congregate Care
  12b                                                 Skilled Nursing

  13       09/09/97      10/01/12     18,190,012      Retail - Anchored        L(8),YM1%(6.5),O(.5)
  14       05/30/97      06/01/22      1,981,294      Office                   L(10),YM1%(14.5),O(.5) or DEF
-----------------------------------------------------------------------------------------------------------------------------
  15       08/01/97      08/01/07     17,571,021      Office                   L(8),YM1%(1.5),O(.5) or DEF
  16       08/12/97      08/01/12      5,172,877      Office - CTL             L(10),YM1%(4.67),O(.25)
  17       10/10/97      11/01/07     17,641,391      Multifamily              L(2),DEF(7.5),O(.5)
  18       08/11/97      09/01/07     17,855,776      Multifamily              L(4),YM1%(5.5),O(.5) or DEF

-----------------------------------------------------------------------------------------------------------------------------
  19       05/14/97      06/01/07     18,267,491                               L(3),YM1%(6.5),O(.5) or DEF(Borr)
  19a                                                 Retail - Anchored
  19b                                                 Retail - Anchored
  19c                                                 Retail - Anchored
  19d                                                 Retail - Anchored
-----------------------------------------------------------------------------------------------------------------------------
  19e                                                 Retail - Anchored
  19f                                                 Retail - Unanchored
  19g                                                 Retail - Anchored
  19h                                                 Retail - Anchored

-----------------------------------------------------------------------------------------------------------------------------
  20       07/18/97      08/01/07     17,053,143      Office                   L(4),YM1%(5.5),O(.5) or DEF
  21       06/20/97      07/01/07     16,839,887      Multifamily              L(2),YM1%(3),<YM3%(1),<YM2%(1),1(2.5),O(.5)
  22       07/24/97      08/01/12     14,345,571      Retail - Anchored        L(7),YM1%(7.5),O(.5) or DEF
  23       08/15/97      09/01/04     16,263,945      Hospitality              L(3),YM1%(3.5),O(.5) or DEF
  24       06/16/97      07/01/07     15,813,515      Multifamily              L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
-----------------------------------------------------------------------------------------------------------------------------
  25       06/16/97      07/01/07     15,797,118      Multifamily              L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)

  26       10/03/97      11/01/12     11,252,040                               L(4),YM1%(6),4(2),3(1),2(1),O(1)
  26a                                                 Hospitality
  26b                                                 Hospitality
-----------------------------------------------------------------------------------------------------------------------------
  26c                                                 Hospitality

  27       10/14/97      11/01/12     12,486,652      Retail - Anchored        L(5),YM1%(5),3(1),2(1),1(2),O(1)
  28       09/04/97      10/01/27      1,764,952      Multifamily              L(4),YM1%(11),1(14.75),O(.25)
  29       05/30/97      06/01/12     13,424,550      Office                   L(10),YM1%(4.5),O(.5) or DEF
-----------------------------------------------------------------------------------------------------------------------------
  30       09/17/97      10/01/17        757,962      Office                   L(5),YM1%(7),3(1),2(1),1(5.75),O(.25)
  31       05/01/97      05/01/07     13,498,512      Multifamily              L(2),YM1%(5),O(3)
  32       08/28/97      09/01/22      5,374,960      Multifamily              L(9),YM1%(10),5(1),4(1),3(1),2(1),1(1.5),O(.5)
  33       10/09/97      11/01/27            -        Multifamily              L(12),DEF(2),O(16)
  34       08/21/97      09/01/07     11,867,092      Retail - Unanchored      L(9.5),O(.5)
-----------------------------------------------------------------------------------------------------------------------------
  35       09/26/97      10/01/07     11,606,284      Retail - Anchored        L(4),YM1%(5.5),O(.5) or DEF
  36       06/11/97      07/01/07     11,296,748      Multifamily              L(4),YM1%(5.75),O(.25)
  37       08/12/97      09/01/07     11,344,106      Retail - Anchored        L(4),YM1%(5.5),O(.5) or DEF
  39       10/10/97      11/01/07      9,996,968      Hospitality              L(5),5(1),4(1),3(1),2(1),1(.5),O(.5)
  40       06/27/97      07/01/04     10,700,045      Office                   L(4),YM1%(2.5),O(.5) or DEF
-----------------------------------------------------------------------------------------------------------------------------




CONTROL          ANNUAL            NET                      APPRAISED
  NO.         DEBT SERVICE      CASH FLOW      DSCR           VALUE
=======================================================================
   1          $4,136,513       $5,412,592      1.31x       $70,000,000
   2           3,335,088(2)     4,014,616      1.20         50,000,000
   3           2,993,968        3,739,361      1.25         47,000,000
   4           2,791,599        3,700,114      1.33         42,000,000
   5           2,590,153        2,667,858       NAP         33,000,000
-----------------------------------------------------------------------
   6           2,706,699        3,518,443      1.30         37,000,000

   7           2,676,706        3,893,681      1.45         42,700,000
                               ==========                  ===========
  7a                              911,486                    8,300,000
  7b                              654,273                    9,100,000
-----------------------------------------------------------------------
  7c                              584,608                    5,800,000
  7d                              687,052                    9,100,000
  7e                            1,056,262                   10,400,000

   8           2,614,408        3,316,078      1.27         36,400,000
-----------------------------------------------------------------------
   9           2,569,314        3,212,329      1.25         38,500,000
  10           2,346,057        3,389,310      1.44         39,800,000
  11           2,108,229        2,213,640       NAP         25,000,000

  12           2,185,232        2,817,422      1.29         34,800,000
                               ==========                  ===========
-----------------------------------------------------------------------
  12a                           1,292,228                   16,000,000
  12b                           1,525,194                   18,800,000

  13           1,977,298        2,576,395      1.30         29,100,000
  14           2,207,567        4,405,553      2.00         35,400,000
-----------------------------------------------------------------------
  15           1,964,440        2,389,446      1.22         30,800,000
  16           1,808,748        1,814,174       NAP         21,600,000
  17           1,669,905        2,267,085      1.36         25,000,000
  18           1,751,007        2,223,187      1.27         25,000,000

-----------------------------------------------------------------------
  19           1,919,018        2,582,686      1.35         33,600,000
                               ==========                  ===========
  19a                             548,472                    8,000,000
  19b                             447,810                    5,100,000
  19c                             669,883                    6,500,000
  19d                             302,937                    4,400,000
-----------------------------------------------------------------------
  19e                             130,717                    3,100,000
  19f                             143,892                    1,700,000
  19g                             160,952                    2,000,000
  19h                             178,023                    2,800,000

-----------------------------------------------------------------------
  20           1,664,831        2,753,960      1.65         25,500,000
  21           1,692,157        2,177,780      1.29         24,000,000
  22           1,670,066        2,272,559      1.36         24,600,000
  23           1,767,034        2,572,355      1.46         25,500,000
  24           1,548,958(2)     1,988,941      1.28         21,700,000
-----------------------------------------------------------------------
  25           1,547,352(2)     1,959,998      1.27         21,900,000

  26           1,560,490        2,668,303      1.71         27,300,000
                               ==========                  ===========
  26a                             531,147                    6,200,000
  26b                             941,824                    9,600,000
-----------------------------------------------------------------------
  26c                           1,195,332                   11,500,000

  27           1,445,560(2)     1,734,782      1.20         20,700,000
  28           1,398,028        1,653,392      1.18         21,000,000
  29           1,511,237        2,696,242      1.78         25,400,000
-----------------------------------------------------------------------
  30           1,666,640        2,271,499      1.36         22,625,000
  31           1,381,158        1,790,317      1.30         18,700,000
  32           1,309,362        1,577,464      1.20         19,000,000
  33           1,175,831        1,423,216      1.21         17,500,000
  34           1,200,011        1,516,651      1.26         18,500,000
-----------------------------------------------------------------------
  35           1,112,111        1,422,479      1.28         17,300,000
  36           1,141,932        1,468,238      1.29         16,200,000
  37           1,169,354        1,603,133      1.37         16,850,000
  39           1,102,624        1,549,196      1.41         19,350,000
  40           1,176,070        1,593,219      1.35         18,500,000
-----------------------------------------------------------------------



                               CUT-OFF     SCHEDULED
CONTROL       APPRAISAL         DATE        MATURITY       YEAR
  NO.            YEAR            LTV        DATE LTV       BUILT
=================================================================
   1             1997           64.9%          58.6%      1972-73
   2             1997           76.4           57.6        1954
   3             1997           75.0           65.3        1990
   4             1997           79.6           60.0       1995-96
   5             1997           NAP             -          1997
-----------------------------------------------------------------
   6             1997           78.7           71.5        1970

   7                            67.9           45.1
  7a             1997                                      1989
  7b             1997                                      1995
-----------------------------------------------------------------
  7c             1997                                      1986
  7d             1997                                     1995-96
  7e             1997                                      1980

   8             1997           79.4           70.3        1970
-----------------------------------------------------------------
   9             1997           74.7           57.8        1991
  10             1997           72.0           68.5       1996-97
  11             1997           NAP            37.3        1997

  12                            67.2           25.4
-----------------------------------------------------------------
  12a            1997                                      1996
  12b            1997                                     1990-93

  13             1997           79.0           62.5        1995
  14             1997           64.7            5.6        1900
-----------------------------------------------------------------
  15             1997           69.2           57.0        1971
  16             1997           NAP            24.0        1982
  17             1997           80.0           70.6        1996
  18             1997           79.9           71.4        1972

-----------------------------------------------------------------
  19                            59.4           54.4
  19a            1997                                      1969
  19b            1997                                      1974
  19c            1997                                      1969
  19d            1997                                      1972
-----------------------------------------------------------------
  19e            1997                                      1952
  19f            1997                                      1969
  19g            1997                                      1986
  19h            1997                                      1974

-----------------------------------------------------------------
  20             1997           74.9           66.9        1987
  21             1997           77.8           70.2        1988
  22             1997           75.2           58.3       1986-88
  23             1997           70.5           63.8        1985
  24             1997           80.0           72.9        1984
-----------------------------------------------------------------
  25             1997           79.2           72.1        1985

  26                            62.1           41.2
  26a            1997                                      1993
  26b            1997                                      1995
-----------------------------------------------------------------
  26c            1997                                      1996

  27             1997           80.0           60.3        1995
  28             1997           78.5            8.4        1965
  29             1997           64.8           52.9        1876
-----------------------------------------------------------------
  30             1997           71.9            3.4        1988
  31             1997           79.5           72.2        1972
  32             1997           77.8           28.3        1990
  33             1997           80.0            -          1996
  34             1997           72.9           64.1        1985
-----------------------------------------------------------------
  35             1997           75.7           67.1        1990
  36             1997           77.1           69.7        1971
  37             1997           74.1           67.3        1986
  39             1997           63.3           51.7        1986
  40             1996           64.6           57.8       1970-78
-----------------------------------------------------------------


                                                 LOAN PER
                         SQ FT, UNIT,          SQ FT, UNIT,
CONTROL     YEAR          BED, PAD               BED, PAD      OCCUPANCY    RENT ROLL             UNDERWRITING
  NO.    RENOVATED         OR ROOM               OR ROOM      PERCENTAGE      DATE                  RESERVES
=======================================================================================================================
   1        1987     1,567,218  Sq Feet             29.03       100.0%       04/30/97                  $0.10 Sq Foot
   2        1990       201,452  Sq Feet            189.65        95.4        09/01/97                  $0.22 Sq Foot
   3                   311,054  Sq Feet            113.32        86.4        10/15/97                  $0.13 Sq Foot
   4                       195  Units          171,794.87        99.5        07/01/97                  $150.00 Unit
   5                   222,000  Sq Feet            135.14       100.0        09/30/97                  $0.00 Sq Foot
-----------------------------------------------------------------------------------------------------------------------
   6                       561  Units           52,049.91        94.7        10/01/97                   $210.00 Unit

   7                       676  Rooms           42,899.41                                   4% of gross revenue Room
                     ==================
   7a                      123  Rooms                            NAP           NAP          4% of gross revenue Room
   7b                      153  Rooms                            NAP           NAP          4% of gross revenue Room
-----------------------------------------------------------------------------------------------------------------------
   7c                      110  Rooms                            NAP           NAP          4% of gross revenue Room
   7d                      135  Rooms                            NAP           NAP          4% of gross revenue Room
   7e       1997           155  Rooms                            NAP           NAP          4% of gross revenue Room

   8                       516  Units           56,201.55        99.0        09/03/97                   $202.67 Unit
-----------------------------------------------------------------------------------------------------------------------
   9                   175,536  Sq Feet            164.35        96.0        06/17/97                  $0.11 Sq Foot
  10                   286,388  Sq Feet            100.17       100.0        07/31/97                  $0.15 Sq Foot
  11                   215,000  Sq Feet            112.31       100.0        10/31/97                  $0.00 Sq Foot

  12                       353  Beds            66,288.95                                               $349.00 Bed
-----------------------------------------------------------------------------------------------------------------------
  12a                      131  Beds                             95.0        08/21/97                   $347.33 Bed
  12b                      222  Beds                             95.0        08/21/97                   $350.00 Bed

  13                   206,253  Sq Feet            111.51       100.0        06/01/97                     $0.12 Sq Foot
  14        1985       312,500  Sq Feet             73.60        87.2        04/01/97                     $0.15 Sq Foot
-----------------------------------------------------------------------------------------------------------------------
  15        1995       258,321  Sq Feet             82.75        97.0        07/29/97                     $0.13 Sq Foot
  16        1997       107,654  Sq Feet            187.11       100.0        10/31/97                     $0.10 Sq Foot
  17                       252  Units           79,365.08        99.4        09/30/97                   $500.00 Unit
  18                       442  Units           45,248.87        94.6        06/30/97                   $200.00 Unit

-----------------------------------------------------------------------------------------------------------------------
  19                   750,694  Sq Feet             26.64                                                 $0.23 Sq Foot
                     ==================                                                      ==========================
  19a                  160,819  Sq Feet                          95.7        05/13/97                     $0.32 Sq Foot
  19b                  138,741  Sq Feet                          92.1        05/13/97                     $0.15 Sq Foot
  19c                   63,557  Sq Feet                          95.0        05/13/97                     $0.15 Sq Foot
  19d                  112,244  Sq Feet                         100.0        05/13/97                     $0.15 Sq Foot
-----------------------------------------------------------------------------------------------------------------------
  19e                  108,669  Sq Feet                          86.6        05/13/97                     $0.23 Sq Foot
  19f       1977        43,404  Sq Feet                          86.8        05/13/97                     $0.17 Sq Foot
  19g                   86,820  Sq Feet                         100.0        05/13/97                     $0.29 Sq Foot
  19h                   36,440  Sq Feet                         100.0        05/13/97                     $0.49 Sq Foot

-----------------------------------------------------------------------------------------------------------------------
  20                   236,682  Sq Feet             80.80        98.7        06/01/97                     $0.16 Sq Foot
  21                       492  Units           38,008.13        92.7        06/18/97                   $200.00 Unit
  22                   306,423  Sq Feet             60.46        94.6        06/30/97                     $0.09 Sq Foot
  23                       394  Rooms           45,685.28        NAP           NAP          4% of gross revenue Room
  24                       762  Units           22,782.15        98.5        08/31/97                   $175.00 Unit
-----------------------------------------------------------------------------------------------------------------------
  25                       582  Units           29,797.25        90.6        08/31/97                   $175.00 Unit

  26                       404  Rooms           41,992.57                                   4% of gross revenue Room
                     ==================
  26a                      118  Rooms                            NAP           NAP          4% of gross revenue Room
  26b                      134  Rooms                            NAP           NAP          4% of gross revenue Room
-----------------------------------------------------------------------------------------------------------------------
  26c                      152  Rooms                            NAP           NAP          4% of gross revenue Room

  27                    85,277  Sq Feet            194.19       100.0        09/01/97                     $0.10 Sq Foot
  28        1997           412  Units           40,048.54        97.8        08/01/97                   $200.00 Unit
  29        1980s      144,861  Sq Feet            113.90        85.0        10/30/97                     $0.11 Sq Foot
-----------------------------------------------------------------------------------------------------------------------
  30        1990       244,894  Sq Feet             66.56       100.0        08/05/97                     $0.05 Sq Foot
  31                       180  Units           82,777.78        98.3        10/01/97                   $225.00 Unit
  32                       179  Units           82,681.56        95.0        08/20/97                   $384.64 Unit
  33                       194  Units           72,164.95        98.0        09/11/97                   $324.62 Unit
  34        1987       283,609  Sq Feet             47.60        96.7        07/10/97                     $0.20 Sq Foot
-----------------------------------------------------------------------------------------------------------------------
  35                   212,027  Sq Feet             61.78        94.1        09/01/97                     $0.17 Sq Foot
  36        1995           294  Units           42,585.03        96.6        07/21/97                   $200.00 Unit
  37                   124,490  Sq Feet            100.41        98.3        08/01/97                     $0.22 Sq Foot
  39                       180  Rooms           68,055.56        NAP           NAP             4% of gross revenue Room
  40        1995       236,329  Sq Feet             50.78        88.7        03/31/97                     $0.09 Sq Foot
-----------------------------------------------------------------------------------------------------------------------



                            LARGEST RETAIL TENANT
        ----------------------------------------------------------------
                                                   TENANT
CONTROL                                         AREA LEASED      LEASE       CONTROL
  NO.        TENANT NAME                         (SQ. FT.)      EXP DATE       NO.
====================================================================================
   1                                                                            1
   2    Shop-Rite (Food Town)                      42,000       01/01/10        2
   3    Shopper's Food Warehouse                   47,002       08/01/08        3
   4                                                                            4
   5                                                                            5
------------------------------------------------------------------------------------
   6                                                                            6

   7                                                                            7
  7a                                                                            7a
  7b                                                                            7b
------------------------------------------------------------------------------------
  7c                                                                            7c
  7d                                                                            7d
  7e                                                                            7e

   8                                                                            8
------------------------------------------------------------------------------------
   9    Barnes & Noble                             14,678       01/31/07        9
  10    Oshman's Sporting                          65,000       09/20/16       10
  11                                                                           11

  12                                                                           12
------------------------------------------------------------------------------------
  12a                                                                          12a
  12b                                                                          12b

  13    Toys R Us                                  44,983       01/31/07       13
  14                                                                           14
------------------------------------------------------------------------------------
  15                                                                           15
  16                                                                           16
  17                                                                           17
  18                                                                           18

------------------------------------------------------------------------------------
  19    Various                                   Various       Various        19
  19a   K-Mart                                    116,805       06/30/98       19a
  19b   K-Mart                                     84,180       10/31/99       19b
  19c   Tandy Computer City                        41,955       01/01/03       19c
  19d   Hills Department Store                     73,000       09/30/01       19d
------------------------------------------------------------------------------------
  19e   Erie County Farms Grocery Store            24,920       10/31/09       19e
  19f   Gannett Rochester                           7,500       09/30/08       19f
  19g   K-Mart                                     84,180       08/31/01       19g
  19h   Greenwich Market                           20,440       05/31/11       19h

------------------------------------------------------------------------------------
  20                                                                           20
  21                                                                           21
  22    1/2 Price Store                            76,520       09/30/03       22
  23                                                                           23
  24                                                                           24
------------------------------------------------------------------------------------
  25                                                                           25

  26                                                                           26
  26a                                                                          26a
  26b                                                                          26b
------------------------------------------------------------------------------------
  26c                                                                          26c

  27    TJ Maxx                                    21,000       11/30/05       27
  28                                                                           28
  29                                                                           29
------------------------------------------------------------------------------------
  30                                                                           30
  31                                                                           31
  32                                                                           32
  33                                                                           33
  34    Waccamaw                                   86,475       10/01/03       34
------------------------------------------------------------------------------------
  35    Ames                                       61,420       02/28/16       35
  36                                                                           36
  37    UA Theatre                                 29,200       12/31/01       37
  39                                                                           39
  40                                                                           40
------------------------------------------------------------------------------------



  CONTROL                                                                                                                    ZIP
    NO.    PROPERTY NAME                            ADDRESS                                    CITY                  STATE  CODE
====================================================================================================================================
    41     Palm Court Apartments                    3995 Overland Avenue                       Culver City            CA    90232
    42     K Mart - San Antonio                     12300 San Pedro Ave.                       San Antonio            TX    78216
    43     Yaohan Plaza Torrance                    21515 Western Avenue                       Torrence               CA    90503
    44     Irondequoit Shopping Plaza               Hudson & Titus Aves.                       Irondequiot            NY    14617
    45     The Deauville                            8665 Burton Way                            Los Angeles            CA    90048
------------------------------------------------------------------------------------------------------------------------------------
    46     The NorthCorp Center                     3910 RCA Blvd.                             Palm Beach Gardens     FL    33410
    47     Garden Ridge - Kennesaw                  2875 George Busbee Parkway                 Marietta City Limits
                                                                                                 (Kennesaw)           GA    30144
    48     Holiday Inn Select (Appleton)            150 Nicolet Road                           Appleton               WI    54914
    49     Perwinkle Place Shopping Center          2075 Periwinkle Place                      Sanibel Island         FL    33957
    50     Garden Ridge - Norcross                  1887 Willow Trail Parkway                  Norcross               GA    30093
------------------------------------------------------------------------------------------------------------------------------------
    51     Willow Bend Town Centre                  22928-23048 S. R. 54                       Lutz                   FL    33549
    52     Coachman Manor                           401 Gibbsboro Road                         Lindenwold             NJ    08021

    53     Avalon Manor Note A
    54     Avalon Manor Note B
------------------------------------------------------------------------------------------------------------------------------------
  53 & 54  Avalon Manor Note A & B - Property Level 14014 Marsh Pike                           Hagerstown             MD    21741

    55     Mountain View Apartments(5)              22700 Lake Forest Drive                    El Toro                CA    92630
    56     FEL Facility                             Lakewood Farmingdale Road                  Farmingdale            NJ    07727
    57     Castle Way                               5955 Weiss Road                            Saginaw                MI    48603
------------------------------------------------------------------------------------------------------------------------------------
    59     2011 North Soto Street                   2011 North Soto St.                        Los Angeles            CA    90032
    60     Herndon Centre III                       358 - 434 Elden Street                     Herdon                 VA    22070
    61     Yaohan Plaza Costa Mesa                  665 Paularino Avenue                       Costa Mesa             CA    92628
    62     Brainerd Village                         Brainerd Road                              Chattanooga            TN    37421
    63     Chatsworth Gardens                       20801 Devonshire Street                    Chatsworth             CA    91311
------------------------------------------------------------------------------------------------------------------------------------
    64     Sierra Creek                             501 Central Texas Expressway               Killeen                TX    76541
    65     Shirley Shopping Center                  Montauk Highway & William Floyd Parkway    Shirley                NY    11967
    66     One Price Distribution Center            1875 East Main Street                      Duncan                 SC    29334
    67     Quail Lakes Center                       4700-4755 Quail Lakes Drive                Stockton               CA    95219
    68     Cedar Run                                816 South Oneida                           Denver                 CO    80224
------------------------------------------------------------------------------------------------------------------------------------
    69     Woodmeade South Apartments               200 Lowwood Drive                          Knoxville              TN    37920
    70     Park Tower                               200 W. Santa Ana Boulevard                 Santa Ana              CA    92701
    71     Brampton Moors                           101 Brampton Lane                          Cary                   NC    27513
    72     Country Place I                          3900 Blackburn Lane                        Burtonsville           MD    20866
    73     Wal-Mart - Boone                         1812 Blowing Rock                          Boone                  NC    28607
------------------------------------------------------------------------------------------------------------------------------------
    74     Premier Place Shopping Center            NWC of Cobb's Ford & McQueen Smith Roads   Prattville             AL    36066
    75     Concordia Shopping Center                1600 Perrineville Road                     Monroe                 NJ    08512
    76     Ten Quivira Plaza Shopping Center        NWQ Shawnee Mission Pkwy & Quivira Rd.     Shawnee                KS    66216
    77     Grandin Ridge Apartments                 2400 Windsor Woods Lane                    Norcross               GA    30071
    78     Willowick                                5120 North 16th Street                     Phoenix                AZ    85016
------------------------------------------------------------------------------------------------------------------------------------
    79     Buccaneer Trace Apartments               55 E. Deerwood Rd.                         Savannah               GA    31410
    80     Euclid Shopping Center                   1315 Euclid Ave.                           Bristol                VA    24202
    81     Overlook Rim Apartments                  3202 South Mason Avenue                    Tacoma                 WA    98409
    82     Drury Inn - St. Louis Airport            10490 Natural Bridge Road                  Edmundson              MO    63134
    83     Farmington                               2013 Fry Road                              Katy                   TX    77449
------------------------------------------------------------------------------------------------------------------------------------
    84     Key Biscayne Galeria                     328 Crandon Blvd.                          Key Biscayne           FL    33149
    85     The Crossings Shopping Center            2260-2336 Lebanon Pike                     Nashville              TN    37214
    86     Scottsdale Park Terrace                  1075 North Miller Road                     Scottsdale             AZ    85257
    87     Falls Village                            6200 A Green Meadow Parkway                Baltimore              MD    21209
    88     Holiday Inn - Catalina Centre            1601 North Congress Avenue                 Boynton Beach          FL    33426
------------------------------------------------------------------------------------------------------------------------------------
    89     Dam Neck Crossings                       1630 and 1650 General Booth Boulevard      Virginia Beach         VA    23454
    90     Roger Smith Hotel                        501 Lexington Avenue @ 47th Street         New York               NY    10017
    91     Main Street Village Apartments           6400 Main St.                              Columbus               GA    31904
    92     DFW Air Cargo Complex                    2963,2967, & 3015 N. Airfield Dr.          Irving                 TX    75261
    93     Bayview Apartments                       4315 W. 182nd Street                       Torrance               CA    90504
------------------------------------------------------------------------------------------------------------------------------------
    94     Whiting Shopping Center                  108 Lacey Road                             Whiting                NJ    08759
    95     Circuit City - Poughkeepsie              837 South Rd.                              Poughkeepsie           NY    12602
    96     Reisterstown Business Center             100-322 Business Center Way                Reisterstown           MD    21136
    97     Nob Hill Apartments - Madison            1108 Moorland Road                         Madison                WI    53713
    98     Atrium Executive Plaza                   499 Northwest 70th Avenue                  Plantation             FL    33317
------------------------------------------------------------------------------------------------------------------------------------
    99     Gardens Park Plaza                       8940 North Military Trail                  Palm Beach Gardens     FL    33403
   100     Plaza Healthcare                         1475 North Granite Reef Road               Scottsdale             AZ    85257

   101     Leisure Living Properties
   101a    CumberLand Retirement Village            11535 East Fulton Street                   Lowell                 MI    49331
------------------------------------------------------------------------------------------------------------------------------------
   101b    Fountain View - Portage                  7818 Kenmure Drive                         Portage                MI    49081
   101c    Fountain View - Fremont                  102 Hillcrest Avenue                       Fremont                MI    49412

   102     Victoria Village shopping center         1401 - 1463 Victoria Avenue                Ventura                CA    93003
   103     Terraces @ Windy Hill                    3000 Windy Hill Road                       Marietta               GA    30339
------------------------------------------------------------------------------------------------------------------------------------
   104     Ralphs 67th Street                       Montezuma & 67th Street                    San Diego              CA    92115
   105     Brywood Shopping Center                  8600-8760 E. 63rd Street                   Kansas City            MO    64133
   106     Clarington                               3767 Clarington Avenue                     Los Angeles            CA    90034
   107     Tallahasse Residence Inn                 1880 Raymond Diehl Road                    Tallahasee             FL    32308
   108     Bradford Place Apartments                325 Percival Road                          Columbia               SC    29206
------------------------------------------------------------------------------------------------------------------------------------




                                                                                     CUMULATIVE
               CROSSED COLLATERALIZED                              % OF AGGREGATE   % OF INITIAL                            INTEREST
  CONTROL           LOANS CONTROL         ORIGINAL    CUT-OFF DATE   CUT-OFF DATE       POOL       MORTGAGE  ADMINISTRATIVE  ACCRUAL
    NO.                 NOS.              BALANCE       BALANCE        BALANCE        BALANCE        RATE      COST RATE     METHOD
 ===================================================================================================================================
    41                                 $11,790,000   $11,773,564         0.53%         38.32%       8.4100%     0.1025%     Act/360
    42                                  11,704,599    11,673,663         0.53          38.85        8.8400      0.1025       30/360
    43                                  10,500,000    10,495,288         0.48          39.33        8.0000      0.1775      Act/360
    44                                  10,300,000    10,269,569         0.47          39.79        8.6910      0.1025       30/360
    45                                  10,000,000     9,986,732         0.45          40.24        7.3600      0.1025      Act/360
 -----------------------------------------------------------------------------------------------------------------------------------
    46                                  10,000,000     9,985,351         0.45          41.70        8.2500      0.1025      Act/360
    47                                   9,763,565     9,763,390         0.44          41.14       10.1250      0.1025       30/360
    48                                   9,800,000     9,749,977         0.44          41.58        9.4000      0.1025       30/360
    49                                   9,675,000     9,667,450         0.44          42.02        8.2500      0.1025      Act/360
    50                                   9,460,142     9,459,973         0.43          42.45       10.1250      0.1025       30/360
 -----------------------------------------------------------------------------------------------------------------------------------
    51                                   9,400,000     9,387,597         0.43          42.88        8.1000      0.1025       30/360
    52                                   9,400,000     9,382,540         0.43          43.30        8.4500      0.1275      Act/360

    53                                   4,700,000     4,683,455         0.21          43.52       10.5000      0.1025       30/360
    54                                   4,580,000     4,553,995         0.21          43.72        7.6025      0.1025       30/360
 -----------------------------------------------------------------------------------------------------------------------------------
  53 & 54                                9,280,000     9,237,450
    55                                  10,000,000     9,061,380         0.41          44.13        7.5000      0.1025       30/360
    56                                   9,000,000     9,000,000         0.41          44.54        8.3800      0.1025       30/360
    57                                   8,900,000     8,900,000         0.40          44.95        7.6500      0.1025       30/360
 -----------------------------------------------------------------------------------------------------------------------------------
    59                                   8,800,000     8,783,677         0.40          45.34        8.0900      0.1775      Act/360
    60                                   8,500,000     8,500,000         0.39          45.73        7.5000      0.1025       30/360
    61                                   8,500,000     8,496,186         0.39          46.12        8.0000      0.1775      Act/360
    62                                   8,500,000     8,494,274         0.39          46.50        7.9800      0.1775       30/360
    63                                   8,500,000     8,491,163         0.39          46.89        8.0700      0.1025       30/360
 -----------------------------------------------------------------------------------------------------------------------------------
    64                                   8,400,000     8,400,000         0.38          47.27        8.1400      0.1025       30/360
    65                                   8,250,000     8,234,773         0.37          47.64        8.3100      0.1025      Act/360
    66                                   8,125,000     8,082,804         0.37          48.01        9.1250      0.1025      Act/360
    67                                   8,000,000     7,991,880         0.36          48.37        8.3750      0.1025      Act/360
    68                                   8,000,000     7,986,834         0.36          48.73        8.6500      0.1025      Act/360
 -----------------------------------------------------------------------------------------------------------------------------------
    69                                   7,500,000     7,495,930         0.34          49.07        7.4500      0.1025      Act/360
    70                                   7,500,000     7,487,785         0.34          49.41        8.6800      0.1775      Act/360
    71                                   7,500,000     7,476,817         0.34          49.75        8.4700      0.1025       30/360
    72                                   7,425,000     7,408,285         0.34          50.09        7.6800      0.1025      Act/360
    73                                   7,458,022     7,341,749         0.33          50.42        7.3125      0.1025       30/360
 -----------------------------------------------------------------------------------------------------------------------------------
    74                                   7,230,000     7,230,000         0.33          50.75        7.9500      0.1025       30/360
    75                                   7,200,000     7,170,968         0.33          51.08        8.6900      0.1025      Act/360
    76               105,280,408         7,160,000     7,155,350         0.32          51.40        8.1600      0.1775       30/360
    77                                   7,140,000     7,127,772         0.32          51.72        7.7200      0.1025      Act/360
    78                                   7,100,000     7,088,580         0.32          52.05        7.9375      0.1025      Act/360
 -----------------------------------------------------------------------------------------------------------------------------------
    79                                   7,040,000     7,016,198         0.32          52.36        8.9400      0.1025       30/360
    80                                   7,031,000     7,014,233         0.32          52.68        8.6300      0.1025       30/360
    81                                   7,040,000     7,014,139         0.32          53.00        8.5350      0.1025       30/360
    82                                   7,000,000     7,000,000         0.32          53.32        7.9600      0.1025      Act/360
    83                                   7,000,000     7,000,000         0.32          53.64        7.5000      0.1025       30/360
 -----------------------------------------------------------------------------------------------------------------------------------
    84                                   7,000,000     6,996,673         0.32          53.95        7.8400      0.1025      Act/360
    85                                   7,000,000     6,989,789         0.32          54.27        8.0000      0.1025      Act/360
    86                                   7,000,000     7,000,000         0.32          54.59        7.5000      0.1025       30/360
    87                                   6,900,000     6,900,000         0.31          54.90        7.5000      0.1025       30/360
    88                                   6,746,000     6,729,457         0.31          55.21        8.5000      0.1025      Act/360
 -----------------------------------------------------------------------------------------------------------------------------------
    89                                   6,725,000     6,725,000         0.31          55.51        7.7500      0.1025      Act/360
    90                                   6,700,000     6,700,000         0.30          55.82        9.0000      0.1025      Act/360
    91                                   6,600,000     6,592,053         0.30          56.12        7.7400      0.1025      Act/360
    92                                   6,551,000     6,528,304         0.30          56.41        9.3750      0.1025      Act/360
    93                                   6,500,000     6,488,356         0.29          56.71        7.5600      0.1025      Act/360
-----------------------------------------------------------------------------------------------------------------------------------
    94                                   6,500,000     6,473,791         0.29          57.00        8.6900      0.1025      Act/360
    95                                   6,589,015     6,428,181         0.29          57.29        8.1875      0.1025       30/360
    96                                   6,400,000     6,389,097         0.29          57.58        8.5500      0.1625      Act/360
    97                                   6,350,000     6,342,551         0.29          57.87        7.8400      0.1525      Act/360
    98                                   6,300,000     6,284,126         0.29          58.15        8.3750      0.1025      Act/360
-----------------------------------------------------------------------------------------------------------------------------------
    99                                   6,300,000     6,274,923         0.28          58.44        8.7500      0.1025      Act/360
    100                                  6,250,000     6,234,626         0.28          58.72        8.7500      0.1025      Act/360

    101                                  6,250,000     6,217,295         0.28          59.00        9.2500      0.1775       30/360
-----------------------------------------------------------------------------------------------------------------------------------
   101a               101b,101c
   101b               101a,101c
   101c               101a,101b
   102                                   6,200,000     6,179,213         0.28          59.28        8.8750      0.1025      Act/360
   103                                   6,185,000     6,176,283         0.28          59.57        8.3750      0.1025      Act/360
-----------------------------------------------------------------------------------------------------------------------------------
   104                                   6,150,000     6,122,436         0.28          59.84        8.7200      0.1775       30/360
   105               76,280,408          6,110,000     6,106,032         0.28          60.12        8.1600      0.1775       30/360
   106                                   6,075,000     6,065,121         0.28          60.40        7.9000      0.1025      Act/360
   107                                   5,917,000     5,912,058         0.27          60.66        7.9700      0.1025      Act/360
   108                                   5,885,771     5,853,430         0.27          60.93        8.0000      0.1025       30/360
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                 ORIGINAL  REMAINING
                                                                                 TERM TO    TERM TO       ORIGINAL       REMAINING
  CONTROL                                    AMORTIZATION                        MATURITY   MATURITY    AMORTIZATION    AMORTIZATION
    NO.                                          TYPE                             (MOS.)     (MOS.)     TERM (MOS.)     TERM (MOS.)
====================================================================================================================================
    41     Amortizing Balloon                                                      120        117           360             357
    42     Fully Amortizing                                                        257        255           257             255
    43     Amortizing Balloon                                                      180        179           360             359
    44     Amortizing Balloon                                                      120        115           360             355
    45     Amortizing Balloon                                                      120        118           360             358
------------------------------------------------------------------------------------------------------------------------------------
    46     Amortizing Balloon                                                      120        117           360             357
    47     Step(3)                                                                 264        260           288             284
    48     Amortizing Balloon                                                      120        114           300             294
    49     Amortizing Balloon                                                      120        119           300             299
    50     Step(3)                                                                 264        260           288             284
------------------------------------------------------------------------------------------------------------------------------------
    51     Amortizing Balloon                                                      120        118           360             358
    52     Amortizing Balloon                                                      180        177           330             327

    53     Amortizing Balloon                                                      120        115           300             295
    54     Amortizing Balloon                                                      120        115           300             295
------------------------------------------------------------------------------------------------------------------------------------
  53 & 54

    55     Amortizing Balloon                                                      180         45           360             225
    56     Fully Amortizing                                                        180        180           180             180
    57     Interest Only then Amortizing Balloon(6)                                 84         82           360             360
------------------------------------------------------------------------------------------------------------------------------------
    59     Amortizing Balloon                                                       84         82           300             298
    60     Amortizing Balloon                                                      120        120           360             360
    61     Amortizing Balloon                                                      180        179           360             359
    62     Amortizing Balloon                                                      120        119           360             359
    63     Amortizing Balloon                                                      120        119           300             299
------------------------------------------------------------------------------------------------------------------------------------
    64     Interest Only then Hyper-Amortizing(4)                                  120        116           360             360
    65     Amortizing Balloon                                                      120        116           360             356
    66     Fully Amortizing                                                        240        236           240             236
    67     Amortizing Balloon                                                      120        118           360             358
    68     Amortizing Balloon                                                      120        116           360             356
------------------------------------------------------------------------------------------------------------------------------------
    69     Amortizing Balloon                                                      120        119           360             359
    70     Amortizing Balloon                                                       84         80           360             356
    71     Amortizing Balloon                                                       84         79           360             355
    72     Amortizing Balloon                                                      120        117           330             327
    73     Fully Amortizing                                                        236        228           236             228
------------------------------------------------------------------------------------------------------------------------------------
    74     Amortizing Balloon                                                      120        120           360             360
    75     Amortizing Balloon                                                      120        115           300             295
    76     Amortizing Balloon                                                      120        119           360             359
    77     Amortizing Balloon                                                      120        117           360             357
    78     Amortizing Balloon                                                      120        117           360             357
------------------------------------------------------------------------------------------------------------------------------------
    79     Amortizing Balloon                                                       84         78           360             354
    80     Amortizing Balloon                                                      120        116           360             356
    81     Amortizing Balloon                                                       84         78           360             354
    82     Amortizing Balloon                                                      180        180           300             300
    83     Interest Only then Amortizing Balloon(7)                                123        120           360             360
------------------------------------------------------------------------------------------------------------------------------------
    84     Amortizing Balloon                                                      120        119           360             359
    85     Amortizing Balloon                                                      120        118           330             328
    86     Interest Only then Amortizing Balloon(8)                                120        118           360             360
    87     Amortizing Balloon                                                      120        120           360             360
    88     Amortizing Balloon                                                      120        117           300             297
------------------------------------------------------------------------------------------------------------------------------------
    89     Amortizing Balloon                                                      120        120           360             360
    90     Amortizing Balloon                                                      180        180           300             300
    91     Amortizing Balloon                                                      180        178           360             358
    92     Fully Amortizing                                                        300        295           300             295
    93     Amortizing Balloon                                                      120        117           360             357
------------------------------------------------------------------------------------------------------------------------------------
    94     Amortizing Balloon                                                      120        115           300             295
    95     Fully Amortizing                                                        264        247           264             247
    96     Amortizing Balloon                                                      120        116           360             356
    97     Amortizing Balloon                                                      180        178           360             358
    98     Amortizing Balloon                                                      120        117           300             297
------------------------------------------------------------------------------------------------------------------------------------
    99     Amortizing Balloon                                                      180        175           300             295
   100     Fully Amortizing                                                        180        179           180             179

   101     Amortizing Balloon                                                      120        114           300             294
------------------------------------------------------------------------------------------------------------------------------------
   101a
   101b
   101c

   102     Amortizing Balloon                                                      120        114           330             324
   103     Amortizing Balloon                                                      120        117           360             357
------------------------------------------------------------------------------------------------------------------------------------
   104     Amortizing Balloon                                                      240        234           330             324
   105     Amortizing Balloon                                                      120        119           360             359
   106     Amortizing Balloon                                                      120        117           360             357
   107     Amortizing Balloon                                                      120        119           300             299
   108     Amortizing Balloon                                                       84         76           360             352
------------------------------------------------------------------------------------------------------------------------------------



  CONTROL   ORIGINATION  MATURITY     BALLOON
    NO.         DATE       DATE       BALANCE    PROPERTY TYPE        PREPAYMENT PROVISIONS
====================================================================================================================================
    41        06/30/97   08/01/07   $10,644,388  Congregate Care      L(3),YM1%(6.5),O(.5) or DEF
    42        08/11/97   02/01/19            -   Retail - CTL         L(10),YM1%(11.17),O(.25)
    43        08/29/97   10/01/12     8,393,146  Retail - Anchored    L(8),YM1%(6.5),O(.5) or DEF
    44        05/06/97   06/01/07     9,159,217  Retail - Anchored    L(4),YM1%(5.5),O(.5) or DEF
    45        08/22/97   09/01/07     8,800,952  Multifamily          L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    46        07/02/97   08/01/07     8,995,123  Office               L(4),YM1%(5.5),O(.5)
    47        06/30/97   07/01/19     2,588,138  Retail - CTL         L(8),YM1%(13.75),O(.25)
    48        04/18/97   05/01/07     8,181,671  Hospitality          L(0),YM1%(9.5),O(.5) or DEF
    49        09/19/97   10/01/07     8,030,493  Retail - Unanchored  3(3),2(3),1(3),O(1)
    50        06/30/97   07/01/19     2,507,706  Retail - CTL         L(8),YM1%(13.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    51        08/21/97   09/01/07     8,263,012  Retail - Anchored    L(9.5),O(.5)
    52        07/10/97   08/01/12     7,111,902  Multifamily          L(5),YM1%(6),1(3.75)O(.25)

    53        03/28/97   06/01/07     4,014,527                       L(4),YM1%(5.5),O(.5)
    54        05/08/97   06/01/07     3,661,024                       L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
  53 & 54                                        Skilled Nursing

    55        08/08/86   08/01/01     8,111,501  Multifamily          None
    56        10/07/97   11/01/12            -   Industrial/Retail    L(7.5),YM1%(7),O(.5) or DEF
    57        08/27/97   09/01/04     8,316,694  Multifamily          L(1),YM1%(3),2(1),1(1),O(1)
------------------------------------------------------------------------------------------------------------------------------------
    59        08/13/97   09/01/04     7,866,791  Industrial           L(4),YM1%(2.5),O(.5) or DEF
    60        10/10/97   11/01/07     7,377,574  Retail - Anchored    L(4),YM1%(5.75),O(.25)
    61        08/29/97   10/01/12     6,794,451  Retail - Anchored    L(8),YM1%(6.5),O(.5) or DEF
    62        09/23/97   10/01/07     7,453,524  Retail - Anchored    L(4),YM1%(5.5),O(.5) or DEF(Borrower's Option)
    63        10/01/97   10/01/07     6,877,064  Congregate Care      L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    64        06/16/97   07/01/07     7,651,701  Multifamily          L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
    65        06/13/97   07/01/07     7,432,801  Retail - Anchored    L(5),YM1%(4.5),O(.5) or DEF
    66        06/17/97   07/01/17       489,757  Industrial           L(7),YM1%(10),O(3)
    67        08/12/97   09/01/07     7,215,371  Retail - Anchored    L(4),YM1%(5.5),O(.5)
    68        06/30/97   07/01/07     7,263,453  Multifamily          YM1%(9.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    69        09/30/97   10/01/07     6,616,613  Multifamily          L(4),YM1%(5.5),O(.5) or DEF
    70        06/30/97   07/01/04     7,086,702  Office               L(4),YM1%(2.5),O(.5)
    71        05/07/97   06/01/04     6,978,308  Multifamily          L(4),YM1%(2.5),O(.5) or DEF
    72        08/01/97   08/01/07     6,357,579  Multifamily          L(4),YM1%(5.5),O(.5)
    73        02/21/97   11/01/16            -   Retail - CTL         L(8),YM1%(6),YM5%(1),YM4%(1),YM3%(1),YM2%(1),YM1%(1.42),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    74        10/02/97   11/01/07     6,335,945  Retail - Anchored    L(4),YM1%(5.5),O(.5)
    75        05/23/97   06/01/07     6,050,244  Retail - Anchored    L(4),YM1%(5.75),O(.25)
    76        09/26/97   10/01/07     6,301,602  Retail - Anchored    L(4),YM1%(5.5),O(.5)
    77        07/23/97   08/01/07     6,341,759  Multifamily          L(4),YM1%(5.5),O(.5) or DEF
    78        07/29/97   08/01/07     6,339,606  Multifamily          L(2),3(1),2(1),1(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    79        04/22/97   05/01/04     6,587,689  Multifamily          L(3),YM1%(3.5),O(.5) or DEF
    80        06/20/97   07/01/07     6,245,105  Retail - Anchored    L(4),YM1%(5.5),O(.5) or DEF
    81        04/29/97   05/01/04     6,555,622  Multifamily          L(4),YM1%(2.5),O(.5)
    82        10/03/97   11/01/12     4,652,220  Hospitality          L(4),YM1%(6),4(2),3(1),2(1),O(1)
    83        07/23/97   11/01/07     6,290,956  Multifamily          L(0),YM1%(8.75),O(1.5)
------------------------------------------------------------------------------------------------------------------------------------
    84        09/13/97   10/01/07     6,235,366  Retail - Anchored    L(4),YM1%(5.5),O(.5) or DEF
    85        08/29/97   09/01/07     6,043,715  Retail - Anchored    L(3),YM1%(6.75),O(.25)
    86        08/27/97   09/01/07     6,319,478  Multifamily          L(2),3(1),2(1),1(1),O(5)
    87        10/21/97   11/01/07     5,988,854  Multifamily          L(4),YM1%(3),O(3)
    88        08/01/97   08/01/07     5,638,917  Hospitality          L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    89        10/02/97   11/01/07     5,976,229  Retail - Anchored    L(4),YM1%(5.75),O(.25)
    90        10/09/97   11/01/12     4,688,635  Hospitality          L(3),YM5%(1),YM3%(1),YM1%(9.5),O(.5)
    91        08/19/97   09/01/12     5,215,988  Multifamily          L(9),YM1%(5.5),O(.5) or DEF
    92        05/02/97   06/01/22       760,973  Industrial           L(5),YM1%(5),5(1),4(1),3(1),2(1),1(10.75),O(.5)
    93        07/25/97   08/01/07     5,750,487  Multifamily          L(3),YM1%(6.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    94        05/23/97   06/01/07     5,462,027  Retail - Anchored    L(4),YM1%(5.75),O(.25)
    95        05/03/96   06/01/18            -   Retail - CTL         L(8),YM1%(13.5),O(.5)
    96        06/13/97   07/01/07     5,797,740  Industrial           L(4),YM1%(5.5),O(.5)
    97        08/27/97   09/01/12     5,039,954  Multifamily          L(10),YM1%(4.5),O(.5)
    98        07/03/97   08/01/07     5,247,835  Office               L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    99        05/22/97   06/01/12     4,359,196  Retail - Anchored    L(5),5(2),4(2),3(2),2(2),1(1.75),O(.25)
   100        09/05/97   10/01/12       175,731  Skilled Nursing      L(4),YM1%(5.75),O(5.25)

   101        04/10/97   05/01/07     5,200,570                       L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   101a                                          Assisted Living
   101b                                          Assisted Living
   101c                                          Assisted Living

   102        04/11/97   05/01/07     5,475,052  Retail - Anchored    L(4),5(1),4(1),3(1),2(1),1(1.75),O(.25)
   103        07/16/97   08/01/07     5,579,546  Retail - Unanchored  L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   104        04/09/97   05/01/17     3,241,920  Retail - Anchored    L(7),YM1%(12.5),O(.5)
   105        09/26/97   10/01/07     5,377,485  Retail - Anchored    L(4),YM1%(5.5),O(.5)
   106        07/30/97   08/01/07     5,419,493  Multifamily          L(3),YM1%(1),1(5.5),O(.5)
   107        09/22/97   10/01/07     4,872,186  Hospitality          L(4),YM1%(5.75),O(.25)
   108        02/24/97   03/01/04     5,443,011  Multifamily          L(2),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------



  CONTROL           ANNUAL                   NET                             APPRAISED
    NO.          DEBT SERVICE             CASH FLOW              DSCR          VALUE
=======================================================================================
    41           $1,078,848              $1,424,760              1.32x      $15,725,000
    42            1,219,621               1,329,387              NAP         13,080,000
    43              924,543               1,244,704              1.35        14,300,000
    44              967,158               1,261,931              1.30        13,800,000
    45              827,584                 989,866              1.20        13,650,000
---------------------------------------------------------------------------------------
    46              901,520               1,536,992              1.70        18,200,000
    47              989,079               1,078,096              NAP         10,900,000
    48            1,019,304               1,489,822              1.46        13,900,000
    49              915,391               1,190,159              1.30        12,500,000
    50              958,341               1,044,592              NAP         10,500,000
---------------------------------------------------------------------------------------
    51              835,563               1,114,399              1.33        12,550,000
    52              881,289               1,147,795              1.30        13,100,000

    53              532,518
    54              409,821
---------------------------------------------------------------------------------------
  53 & 54                                 1,359,490              1.44        12,500,000

    55              899,737               1,097,337              1.22        12,500,000
    56            1,055,936               1,525,930              1.45        13,500,000
    57              757,761(2)              916,044              1.21        11,500,000
---------------------------------------------------------------------------------------
    59              821,344               1,090,558              1.33        12,000,000
    60              713,199                 932,400              1.31        12,500,000
    61              748,440                 997,670              1.33        11,600,000
    62              747,018               1,078,222              1.44        11,300,000
    63              791,988               1,301,313              1.64        11,525,000
---------------------------------------------------------------------------------------
    64              749,496(2)            1,046,927              1.40        10,500,000
    65              747,934                 980,324              1.31        11,000,000
    66              885,086               1,167,134              1.32        11,475,000
    67              729,669                 980,786              1.34        11,300,000
    68              748,386                 962,946              1.29        11,100,000
---------------------------------------------------------------------------------------
    69              626,215                 754,840              1.21         9,400,000
    70              703,536                 965,121              1.37        10,000,000
    71              690,110                 963,577              1.40        11,100,000
    72              649,338                 902,856              1.39         9,900,000
    73              716,092                 859,310              NAP          9,515,000
---------------------------------------------------------------------------------------
    74              633,593                 760,883              1.20         9,650,000
    75              706,813                 929,353              1.31        12,500,000
    76              640,060                 869,239              1.36         9,300,000
    77              612,047                 795,030              1.30         8,930,000
    78              621,459                 884,181              1.42         9,200,000
---------------------------------------------------------------------------------------
    79              676,101                 809,791              1.20         8,800,000
    80              656,537                 816,844              1.24         9,400,000
    81              651,675                 838,876              1.29         8,725,000
    82              646,101               1,346,309              2.08        12,100,000
    83              587,240(2)              744,845              1.27         8,600,000
---------------------------------------------------------------------------------------
    84              607,019                 831,040              1.37        10,200,000
    85              630,357                 788,172              1.25         9,450,000
    86              587,340(2)            1,030,962              1.76        12,800,000
    87              578,950                 725,230              1.25         8,800,000
    88              651,847                 932,400              1.43        11,400,000
---------------------------------------------------------------------------------------
    89              578,145                 762,021              1.32         8,800,000
    90              674,714               1,093,169              1.62        16,100,000
    91              566,851                 681,781              1.20         8,334,000
    92              680,012                 885,170              1.30        12,000,000
    93              548,595                 681,391              1.24         8,065,000
---------------------------------------------------------------------------------------
    94              638,095                 879,829              1.38        10,800,000
    95              646,935                 646,935              NAP          7,000,000
    96              593,249                 899,974              1.52         9,100,000
    97              550,653                 679,358              1.23         8,600,000
    98              602,397                 792,966              1.32         8,700,000
---------------------------------------------------------------------------------------
    99              621,541                 795,163              1.28        10,200,000
   100              749,586               1,172,735              1.56        11,100,000

   101              642,286                 832,360              1.30         8,990,000
                                          ---------                          ----------
   101a                                     333,835                           4,500,000
---------------------------------------------------------------------------------------
   101b                                     332,250                           2,930,000
   101c                                     166,275                           1,560,000

   102              603,273                 763,597              1.27         8,675,000
   103              564,126                 753,782              1.34         8,200,000
---------------------------------------------------------------------------------------
   104              590,416                 774,452              1.31         8,270,000
   105              546,197                 677,295              1.24         8,800,000
   106              529,841                 704,242              1.33         8,300,000
   107              546,610                 782,338              1.43         8,150,000
   108              518,253                 621,312              1.20         7,400,000
---------------------------------------------------------------------------------------



                                    CUT-OFF            SCHEDULED
 CONTROL          APPRAISAL           DATE             MATURITY         YEAR
   NO.              YEAR              LTV              DATE LTV         BUILT
--------------------------------------------------------------------------------
   41               1997              74.9%             67.7%           1991
   42               1997              NAP                -              1994
   43               1997              73.4              58.7            1991
   44               1997              74.4              66.4            1956
   45               1997              73.2              64.5            1989
--------------------------------------------------------------------------------
   46               1997              54.9              49.4           1961-70
   47               1997              NAP               23.7            1997
   48               1996              70.1              58.9            1986
   49               1997              77.3              64.2           1973-85
   50               1997              NAP               23.9            1997
--------------------------------------------------------------------------------
   51               1997              74.8              65.8            1991
   52               1997              71.6              54.3            1967

   53                                 74.0              63.4
   54                                 73.8              59.3
--------------------------------------------------------------------------------
 53 & 54            1997                                                1953

   55               1996              72.5              64.9            1975
   56               1997              66.7                              1978
   57               1997              77.4              72.3            1985
--------------------------------------------------------------------------------
   59               1997              73.2              65.6            1956
   60               1997              68.0              59.0            1985
   61               1997              73.2              58.6            1991
   62               1997              75.2              66.0            1960
   63               1997              73.7              59.7           1981,89
--------------------------------------------------------------------------------
   64               1997              80.0              72.9            1982
   65               1997              74.9              67.6            1981
   66               1997              70.4               4.3            1986
   67               1997              70.7              63.9            1979
   68               1997              72.0              65.4            1971
--------------------------------------------------------------------------------
   69               1997              79.7              70.4            1983
   70               1997              74.9              70.9            1986
   71               1996              67.4              62.9            1986
   72               1997              74.8              64.2            1979
   73               1996              NAP                               1997
--------------------------------------------------------------------------------
   74               1997              74.9              65.7            1997
   75               1997              57.4              48.4            1985
   76               1997              76.9              67.8            1981
   77               1997              79.8              71.0            1973
   78               1997              77.0              68.9            1973
--------------------------------------------------------------------------------
   79               1997              79.7              74.9            1987
   80               1997              74.6              66.4            1983
   81               1997              80.4              75.1            1986
   82               1997              57.9              38.5            1993
   83               1997              81.4              73.2            1984
--------------------------------------------------------------------------------
   84               1997              68.6              61.1            1990
   85               1997              74.0              64.0            1990
   86               1997              54.7              49.4            1988
   87               1997              78.4              68.1            1962
   88               1997              59.0              49.5            1988
--------------------------------------------------------------------------------
   89               1997              76.4              67.9            1991
   90               1997              41.6              29.1            1929
   91               1997              79.1              62.6            1996
   92               1996              54.4               6.3            1978,90
   93               1997              80.5              71.3            1965
--------------------------------------------------------------------------------
   94               1997              59.9              50.6           1980,82
   95               1996              NAP                -              1996
   96               1997              70.2              63.7           1992-95
   97               1997              73.8              58.6            1972
   98               1997              72.2              60.3            1985
--------------------------------------------------------------------------------
   99               1996              61.5              42.7            1979
  100               1997              56.2               1.6            1961

  101                                 69.2              57.9
  101a              1997                                                1978
--------------------------------------------------------------------------------
  101b              1997                                                1989
  101c              1997                                                1988

  102               1997              71.2              63.1            1982
  103               1997              75.3              68.0            1985
--------------------------------------------------------------------------------
  104               1997              74.0              39.2            1997
  105               1997              69.4              61.1            1972
  106               1997              73.1              65.3            1982
  107               1997              72.5              59.8            1995
  108               1997              79.1              73.6            1968
--------------------------------------------------------------------------------




                                                  LOAN PER
                           SQ FT, UNIT,         SQ FT, UNIT,
CONTROL      YEAR            BED, PAD             BED, PAD            OCCUPANCY         RENT ROLL          UNDERWRITING
  NO.     RENOVATED          OR ROOM              OR ROOM             PERCENTAGE          DATE                RESERVES
====================================================================================================================================
  41                        100   Units         $117,900.00             100.0%           04/30/97                      $202.98 Unit
  42                    169,563   Sq Feet             69.03             100.0            10/31/97                      $0.00 Sq Foot
  43                     56,682   Sq Feet            185.24             100.0            08/11/97                      $0.15 Sq Foot
  44         1991       212,578   Sq Feet             48.45              95.7            03/31/97                      $0.09 Sq Foot
  45                         78   Units          128,205.13             100.0            08/12/97                    $192.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  46                    348,612   Sq Feet             28.69              99.9            06/25/97                      $0.20 Sq Foot
  47                    141,000   Sq Feet             69.25             100.0            10/31/97                      $0.00 Sq Foot
  48         1996           228   Rooms           42,982.46              NAP                NAP          4% of gross revenue Room
  49                     41,092   Sq Feet            235.45             100.0            08/29/97                      $0.24 Sq Foot
  50                    141,000   Sq Feet             67.09             100.0            10/31/97                      $0.00 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
  51                    184,435   Sq Feet             50.97              96.0            08/05/97                      $0.10 Sq Foot
  52                        558   Units           16,845.88              87.5            07/01/97                    $200.00 Unit

  53
  54
------------------------------------------------------------------------------------------------------------------------------------
53 & 54      1994           221   Beds            41,990.95              97.0            04/25/97                    $300.00 Bed

  55                        225   Units           44,444.44             100.0            07/10/97                    $250.00 Unit
  56                    459,000   Sq Feet             19.61             100.0            09/13/97                      $0.15 Sq Foot
  57         1996           224   Units           39,732.14              96.9            07/16/97                    $200.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  59         1995       289,854   Sq Feet             30.36             100.0            07/01/97                      $0.15 Sq Foot
  60         1997        85,485   Sq Feet             99.43              89.2            09/25/97                      $0.12 Sq Foot
  61                     44,419   Sq Feet            191.36             100.0            08/14/97                      $0.15 Sq Foot
  62         1989       221,825   Sq Feet             38.32              93.2            08/02/97                      $0.15 Sq Foot
  63                        224   Units           37,946.43              82.6            06/30/97                    $225.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  64                        344   Units           24,418.60              96.1            08/29/97                    $175.00 Unit
  65         1996       110,287   Sq Feet             74.80             100.0            05/05/97                      $0.19 Sq Foot
  66         1995       405,091   Sq Feet             20.06             100.0            06/01/97                      $0.13 Sq Foot
  67         1991       147,591   Sq Feet             54.20              95.0            08/31/97                      $0.10 Sq Foot
  68                        383   Units           20,887.73              96.3            06/30/97                    $284.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  69                        242   Units           30,991.74              97.5            07/25/97                    $236.00 Unit
  70                    146,029   Sq Feet             51.36              90.3            06/30/97                      $0.15 Sq Foot
  71                        224   Units           33,482.14              95.0            07/05/97                    $317.56 Unit
  72                        192   Units           38,671.88              96.9            07/24/97                    $263.00 Unit
  73                    122,367   Sq Feet             60.95             100.0            10/31/97                      $0.00 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
  74                     76,494   Sq Feet             94.52              91.0            06/25/97                      $0.10 Sq Foot
  75                    114,735   Sq Feet             62.75              92.3            10/01/97                      $0.17 Sq Foot
  76                    164,361   Sq Feet             43.56             100.0            10/03/97                      $0.14 Sq Foot
  77         1996           215   Units           33,209.30              95.8            07/07/97                    $277.00 Unit
  78                        395   Units           17,974.68              94.4            09/15/97                    $247.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  79                        208   Units           33,846.15              91.4            07/05/97                    $321.00 Unit
  80       1995-96      129,572   Sq Feet             54.26              95.8            03/27/97                      $0.10 Sq Foot
  81                        297   Units           23,703.70              92.5            02/19/97                    $200.00 Unit
  82                        172   Rooms           40,697.67              NAP                NAP                              Room
  83                        168   Units           41,666.67             100.0            09/03/97                    $200.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  84                     50,889   Sq Feet            137.55              96.0            08/01/97                      $0.15 Sq Foot
  85                    110,059   Sq Feet             63.60              88.6            07/31/97                      $0.14 Sq Foot
  86                        188   Units           37,234.04              95.2            07/01/97                    $200.00 Unit
  87         1996           320   Units           21,562.50              98.1            08/15/97                    $220.00 Unit
  88         1997           170   Rooms           39,682.35              NAP                NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
  89         1994       138,571   Sq Feet             48.53             100.0            08/01/97                      $0.10 Sq Foot
  90         1988           135   Rooms           49,629.63              NAP                NAP          4% of gross revenue Room
  91                        154   Units           42,857.14              98.7            08/18/97                    $151.00 Unit
  92         1990       172,603   Sq Feet             37.95              76.8            09/09/97                      $0.14 Sq Foot
  93                        130   Units           50,000.00              93.9            06/01/97                    $250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  94                    114,381   Sq Feet             56.83              88.0            09/10/97                      $0.16 Sq Foot
  95                     42,031   Sq Feet            156.77             100.0            10/31/97                      $0.00 Sq Foot
  96                    132,600   Sq Feet             48.27             100.0            05/28/97                      $0.10 Sq Foot
  97         1996           272   Units           23,345.59              89.9            03/31/97                    $250.00 Unit
  98                     86,977   Sq Feet             72.43             100.0            09/09/97                      $0.18 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
  99         1996       120,241   Sq Feet             52.39              79.5            09/10/97                      $0.19 Sq Foot
 100       1982,85          221   Beds            28,280.54              87.0            06/30/97                    $293.00 Bed

 101                        209   Beds            29,904.31                                                          $225.00 Bed
                        ==================                                                                           ===============
 101a        1987           149   Beds                                   89.0            07/31/97                    $225.00 Bed
------------------------------------------------------------------------------------------------------------------------------------
 101b        1992            40   Beds                                   97.5            07/31/97                    $225.00 Bed
 101c                        20   Beds                                   95.0            07/31/97                    $225.00 Bed

 102                     89,637   Sq Feet             69.17              98.6            08/21/97                      $0.18 Sq Foot
 103                     75,028   Sq Feet             82.44              97.3            06/30/97                      $0.18 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
 104                     46,218   Sq Feet            133.07             100.0            05/15/96                      $0.10 Sq Foot
 105                    171,256   Sq Feet             35.68             100.0            10/03/97                      $0.18 Sq Foot
 106                        157   Units           38,694.27              98.7            09/24/97                    $306.00 Unit
 107                         78   Rooms           75,858.97              NAP                NAP          4% of gross revenue Room
 108                        312   Units           18,864.65              72.8            07/07/97                    $212.00 Unit
------------------------------------------------------------------------------------------------------------------------------------


                                   LARGEST RETAIL TENANT
         ---------------------------------------------------------------------
                                                         TENANT
CONTROL                                                AREA LEASED     LEASE     CONTROL
  NO.    TENANT NAME                                    (SQ. FT.)     EXP DATE     NO.
=========================================================================================
  41                                                                                41
  42     K-Mart                                          169,563      02/28/19      42
  43     Yaohan USA                                       56,682      09/03/17      43
  44     Wegman's                                         90,000      02/28/21      44
  45                                                                                45
-----------------------------------------------------------------------------------------
  46                                                                                46
  47     Garden Ridge                                    141,000      07/31/19      47
  48                                                                                48
  49     Cricket Shop                                      3,393      06/30/98      49
  50     Garden Ridge                                    141,000      07/31/19      50
-----------------------------------------------------------------------------------------
  51     K-Mart                                           86,479      03/01/16      51
  52                                                                                52

  53                                                                                53
  54                                                                                54
-----------------------------------------------------------------------------------------
53 & 54                                                                          53 & 54

  55                                                                                55
  56                                                                                56
  57                                                                                57
-----------------------------------------------------------------------------------------
  59                                                                                59
  60     Fashion Bug                                       9,115      01/01/03      60
  61     Yaohan USA                                       44,419      08/22/17      61
  62     Sports Authority                                 44,080      06/30/10      62
  63                                                                                63
-----------------------------------------------------------------------------------------
  64                                                                                64
  65     Pathmark                                         59,778      08/31/16      65
  66                                                                                66
  67     S-Mart Foods                                     27,968      01/02/05      67
  68                                                                                68
-----------------------------------------------------------------------------------------
  69                                                                                69
  70                                                                                70
  71                                                                                71
  72                                                                                72
  73     Wal-Mart                                        122,367      12/18/16      73
-----------------------------------------------------------------------------------------
  74     Goody's                                          25,000      07/31/07      74
  75     Edwards                                          34,746      04/01/05      75
  76     Sun Fresh Grocery                                40,223      12/07/00      76
  77                                                                                77
  78                                                                                78
-----------------------------------------------------------------------------------------
  79                                                                                79
  80     Food City                                        44,334      08/31/12      80
  81                                                                                81
  82                                                                                82
  83                                                                                83
-----------------------------------------------------------------------------------------
  84     Eckerd Drugs                                      6,225      08/18/00      84
  85     Food Lion                                        29,000      10/05/10      85
  86                                                                                86
  87                                                                                87
  88                                                                                88
-----------------------------------------------------------------------------------------
  89     K-Mart                                          104,231      09/30/16      89
  90                                                                                90
  91                                                                                91
  92                                                                                92
  93                                                                                93
-----------------------------------------------------------------------------------------
  94     Edwards                                          31,590      02/23/00      94
  95     Circuit City                                     42,031      05/31/18      95
  96                                                                                96
  97                                                                                97
  98                                                                                98
-----------------------------------------------------------------------------------------
  99     Winn-Dixie Stores                                46,491      05/31/99      99
 100                                                                               100

 101                                                                               101
 101a                                                                              101a
-----------------------------------------------------------------------------------------
 101b                                                                              101b
 101c                                                                              101c

 102     Ralphs Grocery                                   35,862      07/31/02     102
 103     Dental One Associates                            10,985      12/31/05     103
-----------------------------------------------------------------------------------------
 104     Ralphs Grocery Store                             46,218      05/15/17     104
 105     Price Chopper                                    61,132      01/31/04     105
 106                                                                               106
 107                                                                               107
 108                                                                               108
-----------------------------------------------------------------------------------------




  CONTROL                                                                                                                    ZIP
    NO.   PROPERTY NAME                              ADDRESS                                     CITY                 STATE  CODE
====================================================================================================================================
   109    Bellevue Valley Plaza                      7401 - 7091 Highway 70 South                Nashville             TN    37221
   110    Tri State Plaza                            NE Route 23 and Route 84                    Montague              NJ    07827
   111    Chimney Sweep Apartments                   775 Camino Del Sur                          Isla Vista            CA    93117
   112    Forest Brook Apartments                    2921 Forestbrook Drive                      Charlotte             NC    28208
   113    Holiday Inn-Oceanfront                     2605 North A1A                              Melbourne             FL    32903
------------------------------------------------------------------------------------------------------------------------------------
   114    Nob Hill Apartments - Birmingham           800 Valley Ave.                             Birmingham            AL    35209
   115    Carriage Way Shopping Center               201-235 South Waukegan Road                 Lake Bluff            IL    60044
   116    The Benchmark                              170 Old Country Road                        Mineola               NY    11501
   117    Bally Total Fitness - Bloomington          4901 West 80th Street                       Bloomington           MN    55437
   118    Hampton Inn - Daytona                      1715 W. International Speedway              Daytona               FL    32114
------------------------------------------------------------------------------------------------------------------------------------
   119    The Bradley Building                       1220 West 6th Street                        Cleveland             OH    44113
   120    Lincoln Plaza                              4545 North Lincoln Rd.                      Oklahoma              OK    73105
   122    215 Coles Street                           215 Coles Street                            Jersey City           NJ    07310
   123    Westpark Walk                              100 - 481 Commerce Drive                    Peachtree City        GA    30269
   124    Albertson's, Inc. - Pharr-McAllen          401 North Jackson Road                      Pharr-McAllen         TX    78577
------------------------------------------------------------------------------------------------------------------------------------
   125    The 535 Plaza                              12444 Highway 535                           Orlando               FL    32821
   126    Vanguard Distribution Building             13900 South Broadway                        Los Angeles           CA    90061
   127    Saratoga Holiday Inn                       232 Broadway at Circular Street             Saratoga Springs      NY    12866
   128    Courtyard Sarasota                         850 University Parkway                      Sarasota              FL    34234
   129    Barnes & Noble, Inc. - Rockleigh           1 Pond Road                                 Rockleigh             NJ    07647
------------------------------------------------------------------------------------------------------------------------------------
   130    Best Western Pensacola                     16 Via De Luna Drive                        Pensacola             FL    32561
   131    Royal Garden Apartments                    9352-9372 Holder Street                     Cypress               CA    90620
   132    CVS Plaza                                  213, 214 &218 Northern Blvd.                Bayside               NY    11361
   133    Gainesville Courtyard by Marriott          3510 SW 40th Blvd.                          Gainesville           FL    32608
   134    The Shores Apartments                      1100 Lamar Blvd. East                       Arlington             TX    76011
------------------------------------------------------------------------------------------------------------------------------------
   135    Williamsburg Villas                        3211 S.W. Govenor John Sevier Highway       Knoxville             TN    37920
   136    Dayton's Bluff Community Care Center       324 Johnson Parkway                         St. Paul              MN    55106
   137    Kings Plaza Shopping Center                1000 & 1080 Kings Highway                   New Bedford           MA    02745
   138    Circuit City - Cincinnati                  5455 Glenway Ave                            Cincinnati            OH    45238
   139    Circuit City - Wilkes Barre                500 Kidder St.                              Wilkes Barre          PA    18702
------------------------------------------------------------------------------------------------------------------------------------
   140    College Village Shopping Center            SEC College Blvd. & Quivira Road            Overland Park         KS    66204
   141    Berwyn House                               4800 Berwyn House Road                      College Park          MD    20740
   142    Shawnee Village                            12821 126th Way NE                          Kirkland              WA    98034
   143    Sierra Vista Apartments                    710 South Hardy Drive                       Tempe                 AZ    85281
   145    Cedars Executive Center                    2939 North Monroe St.                       Tallahassee           FL    32303
------------------------------------------------------------------------------------------------------------------------------------
   146    Midwest Warehouse                          6634 W. 68th Street                         Bedford Park          IL    60638
   147    Southington Queen Plaza                    825-875 Queen Street                        Southington           CT    06489
   148    Best Western - Mystic                      9 Whitehall Avenue                          Mystic                CT    06355
   149    Plaza 50 Shopping Center                   1936-2270 E. Williams Street                Carson City           NV    89701
   150    Wendover Plaza Shopping Center             931 Wendover Rd.                            Charlotte             NC    28211
------------------------------------------------------------------------------------------------------------------------------------
   151    University Roost Apartments                700 S. Blackbird Road                       Flagstaff             AZ    86001
   152    Olympic Ridge Apartments                   4302 Center Street                          Tacoma                WA    98409
   153    Mountain Creek Park                        4235 Highway 78                             Lilburn               GA    30247
   154    2600 Post Road                             2600 Southport Post Road                    Southport             CT    06490
   155    Westgate Plaza                             SEC US 64/Roller Mill Road                  Franklin              NC    28734
------------------------------------------------------------------------------------------------------------------------------------
   156    Country Place II                           3918-3930 Blackburn Lane                    Burtonsville          MD    20866
   157    Circuit City - Florence                    2400 David McLeod Blvd.                     Florence              SC    29501
   158    Eagle Crest Apartments                     1601 Regency Court                          Arlington             TX    76010
   159    Edgewater Trace                            10714 Abercorn Extension                    Savannah              GA    31419
   160    Lafayette Green Apartments                 8327 West Tidwell                           Houston               TX    77040
------------------------------------------------------------------------------------------------------------------------------------
   161    Zinfandel Ranch Apartments                 10833 Folsom Boulevard                      Rancho Cordova        CA    95670
   162    Cove Village Townhouses                    2 Driftwood Court                           Baltimore             MD    21221
   163    Mobile Residence Inn                       950 S Beltline Highway                      Mobile                AL    36609
   164    Village Shopping Center                    3020 N. Main Street                         Hope Mills            NC    28348
   165    Thompson Creek Shopping Center             Thompson Creek Road                         Stevensville          MD    21666
------------------------------------------------------------------------------------------------------------------------------------
   166    Bally Total Fitness - Cincinnati           3694 Werk Rd.                               Cincinnati            OH    45248
   167    Watchung Commons                           Route 22 East & Terrill Road                Watchung              NJ    07060
   168    Giant Eagle Plaza                          4400 Buffalo Road (US 20)                   Erie                  PA    16510
   169    Courtyard by Marriott - Mobile             1000 South Beltline Hwy.                    Mobile                AL    36609
   170    National Hills Shopping Center             2701 Washington Rd.                         Augusta               GA    30909
------------------------------------------------------------------------------------------------------------------------------------
   171    International Outlet Center                5532 International Drive                    Orlando               FL    32819
   172    Wymberly Pointe Apartments                 702 West Warrior                            Grand Prairie         TX    75052
   173    Indian Run                                 Casarow Drive                               Bridgeton             NJ    08302
   174    Oak Creek Apartments                       8460 Hospital Drive                         Atlanta               GA    30134
   175    South Coast Center                         16261 Highway 101                           Harbor                OR    97415
------------------------------------------------------------------------------------------------------------------------------------
   176    The Hampton Inn                            2311 North Shadeland Avenue                 Indianapolis          IN    46219
   177    Best Western Airport East                  301 North Central Avenue                    Hapeville             GA    30354
   178    Evergreen Office Center                    200 East Del Mar Blvd.                      Pasadena              CA    91101
   180    Auburn Chase Apartments                    401 Turlington Drive                        Newport News          VA    23602
   181    Foxwood I & II Apartments                  19920 Foxwood Forest                        Humble                TX    77338
------------------------------------------------------------------------------------------------------------------------------------
   182    Radisson Suite Hotel                       1808 Australian Avenue                      West Palm Beach       FL    33409
   183    Hunters Glen                               1201 Bacon Ranch Road                       Killeen               TX    76542
   184    Sunset International                       7000 SW 97th Ave.                           Miami                 FL    33173
   185    Bally Total Fitness - Greenwood            517 US Highway 31                           Greenwood             IN    46142
   186    Fort Myers Residence Inn by Marriott       2960 Colonial Boulevard                     Ft. Myers             FL    33912
------------------------------------------------------------------------------------------------------------------------------------



                                                                                    CUMULATIVE
              CROSSED COLLATERALIZED                               % OF AGGREGATE  % OF INITIAL                             INTEREST
  CONTROL          LOANS CONTROL          ORIGINAL   CUT-OFF DATE   CUT-OFF DATE       POOL       MORTGAGE   ADMINISTRATIVE  ACCRUAL
    NO.                NOS.               BALANCE      BALANCE        BALANCE        BALANCE        RATE       COST RATE      METHOD
====================================================================================================================================
    109                                 $5,813,000   $5,801,266         0.26%         61.19%       8.1250%      0.1025%      Act/360
    110                                  5,800,000    5,788,599         0.26          61.46        8.1500       0.1025        30/360
    111                                  5,750,000    5,739,700         0.26          61.72        7.5600       0.1025       Act/360
    112                                  5,750,000    5,735,276         0.26          61.98        8.3000       0.1275       Act/360
    113                                  5,600,000    5,579,458         0.25          62.23        8.9000       0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    114                                  5,500,000    5,497,367         0.25          62.48        7.8200       0.1625       Act/360
    115                                  5,500,000    5,489,244         0.25          62.73        8.2500       0.1025       Act/360
    116                                  5,500,000    5,488,961         0.25          62.98        9.0100       0.1025       Act/360
    117                                  5,471,920    5,415,475         0.25          63.22       10.1250       0.1025        30/360
    118                                  5,400,000    5,400,000         0.25          63.47        8.0400       0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    119                                  5,400,000    5,391,697         0.24          63.71        8.0900       0.1825       Act/360
    120                                  5,300,000    5,280,462         0.24          63.95        8.8700       0.1525        30/360
    122                                  5,250,000    5,250,000         0.24          64.19        8.2500       0.1275       Act/360
    123                                  5,200,000    5,189,301         0.24          64.43        9.0000       0.1025       Act/360
    124                                  5,158,009    5,158,009         0.23          64.66        7.4375       0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    125                                  5,125,000    5,108,096         0.23          64.89        9.0600       0.1775        30/360
    126                                  5,100,000    5,096,859         0.23          65.12        7.7930       0.1025       Act/360
    127                                  5,000,000    5,000,000         0.23          65.35        8.0000       0.1025       Act/360
    128                                  5,003,000    4,998,821         0.23          65.58        7.9700       0.1025       Act/360
    129                                  5,000,000    4,989,871         0.23          65.80        8.2500       0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    130                                  5,000,000    4,978,679         0.23          66.03        9.2400       0.1525        30/360
    131                                  4,863,000    4,842,232         0.22          66.25        8.5700       0.1025        30/360
    132                                  4,841,680    4,833,642         0.22          66.47        8.6250       0.1025       Act/360
    133                                  4,802,000    4,797,989         0.22          66.69        7.9700       0.1025       Act/360
    134                                  4,815,000    4,797,258         0.22          66.90        8.5200       0.1775        30/360
------------------------------------------------------------------------------------------------------------------------------------
    135                                  4,800,000    4,797,046         0.22          67.12        8.0000       0.1025       Act/360
    136                                  4,800,000    4,789,403         0.22          67.34        8.9700       0.1525       Act/360
    137                                  4,800,000    4,784,004         0.22          67.56        9.0100       0.1025        30/360
    138                                  4,903,453    4,783,763         0.22          67.77        8.1875       0.1025        30/360
    139                                  4,903,453    4,776,282         0.22          67.99        8.1875       0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    140                                  4,750,000    4,748,045         0.22          68.21        8.2300       0.1775       Act/360
    141                                  4,750,000    4,743,859         0.22          68.42        8.2000       0.1825        30/360
    142                                  4,750,000    4,742,388         0.22          68.64        7.9500       0.1025       Act/360
    143                                  4,750,000    4,741,261         0.22          68.85        8.3200       0.1775       Act/360
    145                                  4,750,000    4,729,022         0.21          69.07        9.1500       0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    146                                  4,749,750    4,699,778         0.21          69.28        9.1500       0.1025        30/360
    147                                  4,700,000    4,692,155         0.21          69.49        7.8100       0.1025       Act/360
    148               238,255            4,683,000    4,683,000         0.21          69.70        8.2500       0.1025       Act/360
    149                                  4,600,000    4,600,000         0.21          69.91        7.8750       0.1025        30/360
    150                 215              4,600,000    4,597,936         0.21          70.12        8.0000       0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    151                                  4,600,000    4,597,585         0.21          70.33        7.5500       0.1775       Act/360
    152                                  4,560,000    4,543,249         0.21          70.54        8.5350       0.1025        30/360
    153                                  4,550,000    4,538,834         0.21          70.74        8.4900       0.1025        30/360
    154                                  4,510,000    4,501,095         0.20          70.95        8.1000       0.1025       Act/360
    155                                  4,500,000    4,495,259         0.20          71.15        8.2400       0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    156                                  4,500,000    4,489,869         0.20          71.35        7.6800       0.1025       Act/360
    157                                  4,596,987    4,484,777         0.20          71.56        8.1875       0.1025        30/360
    158                                  4,475,000    4,465,732         0.20          71.76        7.5200       0.1025       Act/360
    159                                  4,463,500    4,461,018         0.20          71.96        7.3750       0.1025       Act/360
    160                                  4,450,000    4,440,878         0.20          72.16        7.9800       0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    161                                  4,450,000    4,438,772         0.20          72.37        8.2700       0.1025       Act/360
    162                                  4,425,000    4,423,108         0.20          72.57        8.1300       0.1025       Act/360
    163                                  4,410,000    4,410,000         0.20          72.77        8.1500       0.1025       Act/360
    164                                  4,400,000    4,394,466         0.20          72.97        7.6250       0.1025       Act/360
    165                                  4,350,000    4,345,341         0.20          73.16        8.1800       0.1525       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    166                                  4,368,323    4,344,815         0.20          73.36        9.8750       0.1025        30/360
    167                                  4,323,000    4,323,000         0.20          73.56        7.4700       0.1025        30/360
    168                                  4,300,000    4,297,799         0.20          73.75        7.6250       0.1025       Act/360
    169                                  4,293,000    4,274,173         0.19          73.95        9.0500       0.1025       Act/360
    170                                  4,100,000    4,095,982         0.19          74.13        8.5000       0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    171                                  4,100,000    4,089,140         0.19          74.32        9.2200       0.1775        30/360
    172                 219              4,100,000    4,086,023         0.19          74.50        8.9000       0.1775        30/360
    173                                  4,075,000    4,067,080         0.18          74.69        8.1500       0.1025       Act/360
    174                                  4,000,000    4,000,000         0.18          74.87        8.3200       0.1025       Act/360
    175                                  4,000,000    3,997,673         0.18          75.05        8.1880       0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    176                                  4,000,000    3,993,109         0.18          75.23        8.4600       0.1525       Act/360
    177                                  4,000,000    3,984,774         0.18          75.41        9.3500       0.1025       Act/360
    178                                  3,990,000    3,977,324         0.18          75.59        9.2410       0.1775        30/360
    180                                  3,920,000    3,898,460         0.18          75.77        8.0000       0.1025        30/360
    181                                  3,920,000    3,898,460         0.18          75.95        8.0000       0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    182                                  3,900,000    3,897,050         0.18          76.12        8.3750       0.1025       Act/360
    183                                  3,880,000    3,880,000         0.18          76.30        8.1400       0.1025        30/360
    184                                  3,850,000    3,838,693         0.17          76.47        8.7200       0.1025        30/360
    185                                  3,857,440    3,816,269         0.17          76.65       10.1250       0.1025        30/360
    186                                  3,803,000    3,799,824         0.17          76.82        7.9700       0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------



                                                                         ORIGINAL   REMAINING
                                                                          TERM TO    TERM TO      ORIGINAL       REMAINING
  CONTROL               AMORTIZATION                                     MATURITY   MATURITY    AMORTIZATION    AMORTIZATION
    NO.                    TYPE                                           (MOS.)     (MOS.)     TERM (MOS.)     TERM (MOS.)
====================================================================================================================================
    109        Amortizing Balloon                                          120        117           330             327
    110        Amortizing Balloon                                          120        117           360             357
    111        Amortizing Balloon                                          120        117           360             357
    112        Amortizing Balloon                                          120        117           300             297
    113        Amortizing Balloon                                           84         80           300             296
------------------------------------------------------------------------------------------------------------------------------------
    114        Amortizing Balloon                                          120        119           360             359
    115        Amortizing Balloon                                          120        117           330             327
    116        Amortizing Balloon                                          120        115           360             355
    117        Step(3)                                                     141        137           141             137
    118        Amortizing Balloon                                          120        120           300             300
------------------------------------------------------------------------------------------------------------------------------------
    119        Amortizing Balloon                                           84         81           360             357
    120        Amortizing Balloon                                          120        116           300             296
    122        Amortizing Balloon                                          120        120           300             300
    123        Amortizing Balloon                                          120        116           330             326
    124        Amortizing Balloon                                          238        238           298             298
------------------------------------------------------------------------------------------------------------------------------------
    125        Amortizing Balloon                                           84         78           360             354
    126        Amortizing Balloon                                          120        119           336             335
    127        Amortizing Balloon                                          120        120           300             300
    128        Amortizing Balloon                                          120        119           300             299
    129        Fully Amortizing                                            300        298           300             298
------------------------------------------------------------------------------------------------------------------------------------
    130        Fully Amortizing                                            276        272           276             272
    131        Amortizing Balloon                                          120        113           360             353
    132        Amortizing Balloon                                          120        116           360             356
    133        Amortizing Balloon                                          120        119           300             299
    134        Amortizing Balloon                                          120        114           360             354
------------------------------------------------------------------------------------------------------------------------------------
    135        Amortizing Balloon                                          120        119           330             329
    136        Amortizing Balloon                                          120        117           300             297
    137        Amortizing Balloon                                          120        114           360             354
    138        Fully Amortizing                                            264        247           264             247
    139        Fully Amortizing                                            264        246           264             246
------------------------------------------------------------------------------------------------------------------------------------
    140        Amortizing Balloon                                          120        119           360             359
    141        Amortizing Balloon                                           84         82           360             358
    142        Amortizing Balloon                                          120        117           360             357
    143        Amortizing Balloon                                          120        116           360             356
    145        Amortizing Balloon                                          120        115           300             295
------------------------------------------------------------------------------------------------------------------------------------
    146        Amortizing Balloon                                           85         78           240             233
    147        Amortizing Balloon                                          120        117           360             357
    148        Fully Amortizing                                            264        264           264             264
    149        Amortizing Balloon                                          120        120           300             300
    150        Amortizing Balloon                                          120        119           360             359
------------------------------------------------------------------------------------------------------------------------------------
    151        Amortizing Balloon                                          120        119           360             359
    152        Amortizing Balloon                                           84         78           360             354
    153        Amortizing Balloon                                          240        236           360             356
    154        Amortizing Balloon                                          120        116           360             356
    155        Amortizing Balloon                                          120        118           360             358
------------------------------------------------------------------------------------------------------------------------------------
    156        Amortizing Balloon                                          120        117           330             327
    157        Fully Amortizing                                            264        247           264             247
    158        Amortizing Balloon                                           84         82           300             298
    159        Amortizing Balloon                                          120        119           360             359
    160        Amortizing Balloon                                          120        116           360             356
------------------------------------------------------------------------------------------------------------------------------------
    161        Amortizing Balloon                                          120        115           360             355
    162        Amortizing Balloon                                          120        119           360             359
    163        Amortizing Balloon                                          120        120           300             300
    164        Amortizing Balloon                                          120        119           264             263
    165        Amortizing Balloon                                          120        118           360             358
------------------------------------------------------------------------------------------------------------------------------------
    166        Step(3)                                                     139        137           139             137
    167        Interest Only then Amortizing Balloon(1)                    180        180           312             312
    168        Amortizing Balloon                                          120        119           360             359
    169        Amortizing Balloon                                          119        113           300             294
    170        Amortizing Balloon                                          120        118           360             358
------------------------------------------------------------------------------------------------------------------------------------
    171        Amortizing Balloon                                          120        115           360             355
    172        Amortizing Balloon                                          120        114           360             354
    173        Amortizing Balloon                                          120        116           360             356
    174        Interest Only then Hyper-Amortizing(4)                      120        116           360             360
    175        Amortizing Balloon                                          120        119           330             329
------------------------------------------------------------------------------------------------------------------------------------
    176        Amortizing Balloon                                          120        118           300             298
    177        Amortizing Balloon                                          120        117           240             237
    178        Amortizing Balloon                                          120        114           360             354
    180        Amortizing Balloon                                           84         76           360             352
    181        Amortizing Balloon                                           84         76           360             352
------------------------------------------------------------------------------------------------------------------------------------
    182        Amortizing Balloon                                          180        179           300             299
    183        Interest Only then Hyper-Amortizing(4)                      120        116           360             360
    184        Amortizing Balloon                                          120        115           360             355
    185        Step(3)                                                     138        134           138             134
    186        Amortizing Balloon                                          120        119           300             299
------------------------------------------------------------------------------------------------------------------------------------



  CONTROL   ORIGINATION   MATURITY       BALLOON
    NO.         DATE        DATE         BALANCE      PROPERTY TYPE                  PREPAYMENT PROVISIONS
====================================================================================================================================
    109       07/24/97    08/01/07    $5,036,265      Retail - Anchored              L(4),YM1%(5.75),O(.25)
    110       07/02/97    08/01/07     5,103,620      Retail - Anchored              L(3),YM1%(6.333),O(.667)
    111       07/25/97    08/01/07     5,086,968      Multifamily                    L(3),YM1%(6.5),O(.5)
    112       07/02/97    08/01/07     4,779,632      Multifamily                    YM1%(9.75),O(.25)
    113       06/30/97    07/01/04     5,010,932      Hospitality                    L(0),YM1%(7) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    114       09/26/97    10/01/07     4,896,841      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
    115       07/07/97    08/01/07     4,780,463      Retail - Anchored              L(4),YM1%(5.75),O(.25)
    116       05/30/97    06/01/07     5,032,230      Office                         L(6),YM1%(3.5),O(.5) or DEF
    117       06/20/97    04/01/09           -        Health & Fitness - CTL         L(4),YM1%(7.5),O(.25)
    118       10/15/97    11/01/07     4,454,462      Hospitality                    L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    119       07/31/97    08/01/04     5,058,191      Retail - Unanchored            L(4),YM1%(2.5),O(.5) or DEF
    120       06/18/97    07/01/07     4,372,027      Office                         L(4),YM1%(5.5),O(.5)
    122       10/07/97    11/01/07     4,356,629      Industrial                     YM1%(9.75),O(.25)
    123       06/04/97    07/01/07     4,605,591      Retail - Unanchored            L(4),4(3),2(1),1(1.5),O(.5)
    124       10/10/97    09/01/17     1,898,993      Retail - CTL                   L(8),YM1%(11.833)
------------------------------------------------------------------------------------------------------------------------------------
    125       05/01/97    05/01/04     4,802,392      Retail - Unanchored            L(1),YM1%(5.5),O(.5)
    126       10/01/97    10/01/07     4,414,591      Industrial/Retail              L(5),YM1%(4.5),O(.5) or DEF
    127       10/09/97    11/01/07     4,119,774      Hospitality                    L(7),YM1%(2.75),O(.25)
    128       09/22/97    10/01/07     4,119,579      Hospitality                    L(4),YM1%(5.75),O(.25)
    129       08/28/97    09/01/22           -        Mixed Use - CTL                L(8),YM1%(16.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    130       06/09/97    07/01/20           -        Hospitality                    L(0),YM1%(15),O(8)
    131       03/19/97    04/01/07     4,314,520      Multifamily                    L(4),YM1%(3),3(1),2(1),1(.5),O(.5)
    132       06/05/97    07/01/07     4,393,459      Retail - Anchored              L(4),YM1%(5.75),O(.25)
    133       09/22/97    10/01/07     3,954,072      Hospitality                    L(4),YM1%(5.75),O(.25)
    134       05/01/97    05/01/07     4,267,852      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    135       09/26/97    10/01/07     4,144,896      Assisted Living                L(3),5(2),3(2),1(2),O(1)
    136       07/07/97    08/01/07     4,063,836      Skilled Nursing                L(4),YM1%(5.5),O(.5)
    137       04/14/97    05/01/07     4,293,398      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
    138       05/06/96    06/01/18           -        Retail - CTL                   L(8),YM1%(13.5),O(.5)
    139       04/30/96    05/01/18           -        Retail - CTL                   L(8),YM1%(13.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    140       09/15/97    10/01/07     4,270,493      Retail - Unanchored            L(4),YM1%(5.5),O(.5)
    141       08/27/97    09/01/04     4,404,343      Multifamily                    L(4),YM1%(2.5),O(.5)
    142       07/31/97    08/01/07     4,242,558      Multifamily                    L(3),YM1%(1),1(5.5),O(.5)
    143       06/30/97    07/01/07     4,280,482      Multifamily                    L(4),YM1%(4),YM2%(1),O(1)
    145       05/30/97    06/01/07     3,943,560      Office                         L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    146       03/27/97    05/01/04     3,919,573      Industrial                     L(5),YM1%(1.583),O(.5) or DEF
    147       07/28/97    08/01/07     4,183,736      Retail - Anchored              L(3),YM1%(6.5),O(.5)
    148       10/03/97    11/01/19       269,911      Hospitality                    L(3),YM1%(18.75),O(.25)
    149       10/03/97    11/01/07     3,703,251      Retail - Anchored              L(4),YM1%(5.75),O(.25)
    150       09/12/97    10/01/07     4,113,308      Retail - Anchored              L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    151       09/29/97    10/01/07     4,068,394      Multifamily                    L(4),YM1%(5.5),O(.5)
    152       04/29/97    05/01/04     4,246,256      Multifamily                    L(4),YM1%(2.5),O(.5)
    153       06/24/97    07/01/17     2,820,358      Retail - Anchored              L(4),YM1%(15.5),O(.5)
    154       06/24/97    07/01/07     4,043,367      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
    155       08/06/97    09/01/07     4,046,049      Retail - Anchored              L(5),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    156       08/01/97    08/01/07     3,853,079      Multifamily                    L(4),YM1%(5.5),O(.5)
    157       05/02/96    06/01/18           -        Retail - CTL                   L(8),YM1%(13.5),O(.5)
    158       08/08/97    09/01/04     3,957,752      Multifamily                    L(4),YM1%(2.5),O(.5) or DEF
    159       09/16/97    10/01/07     3,930,287      Multifamily                    L(4),YM1%(5.75),O(.25)
    160       06/26/97    07/01/07     3,978,206      Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    161       05/23/97    06/01/07     4,004,868      Multifamily                    L(3),YM1%(6.5),O(.5)
    162       09/02/97    10/01/07     3,969,013      Multifamily                    L(5),YM1%(4.5),O(.5)
    163       10/03/97    11/01/07     3,649,237      Hospitality                    L(4),YM1%(5.75),O(.25)
    164       09/29/97    10/01/07     3,307,234      Retail - Anchored              L(4),YM1%(5.75),O(.25)
    165       08/28/97    09/01/07     3,905,725      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    166       08/27/97    04/01/09           -        Health & Fitness - CTL         L(4),YM1%(7.083),O(.5)
    167       10/14/97    11/01/12     3,259,649      Retail - Unanchored            L(5),YM1%(5),3(1),2(1),1(2),O(1)
    168       10/01/97    10/01/07     3,810,169      Retail - Anchored              L(4),YM1%(5),O(1)
    169       04/22/97    04/01/07     3,652,181      Hospitality                    L(4),YM1%(5.75),O(.167)
    170       08/11/97    09/01/07     3,708,392      Retail - Anchored              L(3),YM1%(6.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    171       05/05/97    06/01/07     3,680,899      Retail - Unanchored            L(3),YM1%(6.5),O(.5)
    172       04/18/97    05/01/07     3,660,000      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
    173       06/27/97    07/01/07     3,657,684      Multifamily                    L(4),YM1%(4),O(2)
    174       06/16/97    07/01/07     3,708,126      Multifamily                    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
    175       09/16/97    10/01/07     3,470,991      Retail - Anchored              L(1),YM1%(8.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    176       08/04/97    09/01/07     3,339,051      Hospitality                    L(4),YM1%(5.5),O(.5)
    177       07/02/97    08/01/07     2,950,588      Hospitality                    L(5),5(1),4(1),3(1),2(1),1(.5),O(.5)
    178       04/30/97    05/01/07     3,583,450      Office                         L(4),YM1%(5.5),O(.5)
    180       02/24/97    03/01/04     3,625,116      Multifamily                    L(2),YM1%(4.5),O(.5) or DEF
    181       02/24/97    03/01/04     3,625,116      Multifamily                    L(2),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    182       09/09/97    10/01/12     2,648,163      Hospitality                    L(4),YM1%(10.75),O(.25)
    183       06/16/97    07/01/07     3,534,357      Multifamily                    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
    184       05/16/97    06/01/07     3,425,448      Office                         L(4),YM1%(5.5),O(.5) or DEF
    185       06/20/97    01/01/09           -        Health & Fitness - CTL         L(4),YM1%(7.25),O(.25)
    186       09/22/97    10/01/07     3,131,473      Hospitality                    L(4),YM1%(5.75),O(.25)
-----------------------------------------------------------------------------------------------------------------------------------




  CONTROL      ANNUAL            NET                       APPRAISED
    NO.     DEBT SERVICE      CASH FLOW        DSCR          VALUE
==============================================================================
    109       $529,413       $692,131          1.31x     $ 7,750,000
    110        517,997        700,693          1.35        8,500,000
    111        485,296        621,939          1.28        7,600,000
    112        546,338        704,096          1.29        7,525,000
    113        559,345        400,941          2.50       16,000,000
------------------------------------------------------------------------------
    114        476,029        599,707          1.26        7,000,000
    115        506,557        636,235          1.26        8,000,000
    116        531,526        749,090          1.41        8,800,000
    117        721,238        865,485          NAP         7,250,000
    118        501,855        741,144          1.48        7,440,000
------------------------------------------------------------------------------
    119        479,551        626,147          1.31        7,220,000
    120        528,078        739,179          1.40        7,770,000
    122        496,724        672,055          1.35        7,790,000
    123        511,444        679,806          1.33        7,600,000
    124        455,947        457,315          NAP         5,400,000
------------------------------------------------------------------------------
    125        497,500        711,597          1.43        7,500,000
    126        448,384        630,511          1.41        6,800,000
    127        463,090        648,346          1.40        8,880,000
    128        462,175        671,488          1.45        6,900,000
    129        473,070        699,930          NAP         6,150,000
------------------------------------------------------------------------------
    130        525,230        835,160          1.59        8,750,000
    131        451,605        563,572          1.25        6,250,000
    132        451,897        565,917          1.25        6,300,000
    133        443,607        645,742          1.46        6,860,000
    134        445,097        623,781          1.40        6,275,000
------------------------------------------------------------------------------
    135        432,245        573,539          1.33        6,775,000
    136        482,194        702,712          1.46        6,600,000
    137        463,877        584,346          1.26        6,400,000
    138        481,440        481,440          NAP         5,190,000
    139        481,440        481,440          NAP         5,250,000
------------------------------------------------------------------------------
    140        427,421        590,787          1.38        6,400,000
    141        426,220        582,470          1.37        6,550,000
    142        416,261        576,543          1.39        6,450,000
    143        431,030        529,954          1.23        6,200,000
    145        484,210        656,269          1.36        7,300,000
------------------------------------------------------------------------------
    146        518,328        706,092          1.36        6,800,000
    147        406,398        521,943          1.28        6,700,000
    148        462,057        677,401          1.47        6,690,000
    149        421,482        540,910          1.28        6,400,000
    150        405,038        510,086          1.26        6,000,000
------------------------------------------------------------------------------
    151        387,858        513,285          1.32        5,800,000
    152        422,108        509,911          1.21        5,945,000
    153        419,440        532,390          1.27        6,100,000
    154        400,893        534,677          1.33        6,100,000
    155        405,304        500,394          1.23        6,050,000
------------------------------------------------------------------------------
    156        393,538        578,537          1.47        6,000,000
    157        451,350        451,350          NAP         4,870,000
    158        397,537        646,099          1.63        5,900,000
    159        369,939        512,484          1.39        5,650,000
    160        391,086        476,919          1.22        5,610,000
------------------------------------------------------------------------------
    161        401,927        564,258          1.40        5,650,000
    162        394,452        607,362          1.54        5,900,000
    163        413,718        587,378          1.42        6,300,000
    164        413,093        519,335          1.26        5,550,000
    165        389,595        529,836          1.36        5,800,000
------------------------------------------------------------------------------
    166        571,842        686,211          NAP         5,750,000
    167        377,364(2)     466,537          1.24        6,175,000
    168        365,222        507,747          1.39        6,400,000
    169        434,086        613,129          1.41        5,850,000
    170        378,305        502,452          1.33        5,490,000
------------------------------------------------------------------------------
    171        403,687        546,089          1.35        5,650,000
    172        392,339        477,336          1.22        5,150,000
    173        363,937        473,626          1.30        5,200,000
    174        362,973(2)     514,473          1.42        5,500,000
    175        366,365        471,233          1.29        5,500,000
------------------------------------------------------------------------------
    176        385,216        632,200          1.64        6,400,000
    177        442,732        659,707          1.49        8,800,000
    178        393,585        498,176          1.27        6,000,000
    180        345,163        415,454          1.20        4,900,000
    181        345,163        413,195          1.20        4,900,000
------------------------------------------------------------------------------
    182        372,912        523,749          1.40        5,600,000
    183        346,196(2)     447,762          1.29        4,850,000
    184        362,466        560,897          1.55        5,400,000
    185        512,527        615,032          NAP         5,200,000
    186        351,320        491,898          1.40        6,050,000
------------------------------------------------------------------------------


                        CUT-OFF     SCHEDULED
  CONTROL   APPRAISAL    DATE       MATURITY          YEAR
    NO.        YEAR      LTV        DATE LTV          BUILT
====================================================================================================================================
    109        1997      74.9%         65.0%         1985,86
    110        1997      68.1          60.0           1997
    111        1997      75.5          66.9           1960
    112        1997      76.2          63.5           1971
    113        1997      34.9          31.3          1978,85
------------------------------------------------------------------------------------------------------------------------------------
    114        1997      78.5          70.0           1972
    115        1997      68.6          59.8           1990
    116        1997      62.4          57.2           1966
    117        1997      NAP            -             1989
    118        1997      72.6          59.9           1985
------------------------------------------------------------------------------------------------------------------------------------
    119        1997      74.7          70.1           1884
    120        1997      68.0          56.3           1969
    122        1997      67.4          55.9           1927
    123        1997      68.3          60.6           1986
    124        1997      NAP           35.2           1997
------------------------------------------------------------------------------------------------------------------------------------
    125        1997      68.1          64.0           1990
    126        1997      75.0          64.9           1966
    127        1997      56.3          46.4           1964
    128        1997      72.4          59.7           1995
    129        1997      NAP            -             1973
------------------------------------------------------------------------------------------------------------------------------------
    130        1997      56.9           -            1991,93
    131        1996      77.5          69.0           1970
    132        1997      76.7          69.7           1996
    133        1997      69.9          57.6           1995
    134        1996      76.5          68.0           1976
------------------------------------------------------------------------------------------------------------------------------------
    135        1997      70.8          61.2          1990,95
    136        1997      72.6          61.6          1960-70
    137        1997      74.8          67.1           1970
    138        1996      NAP            -             1995
    139        1996      NAP            -             1996
------------------------------------------------------------------------------------------------------------------------------------
    140        1997      74.2          66.7           1986
    141        1997      72.4          67.2           1965
    142        1997      73.5          65.8           1978
    143        1997      76.5          69.0           1980
    145        1997      64.8          54.0           1974
------------------------------------------------------------------------------------------------------------------------------------
    146        1997      69.1          57.6           1973
    147        1997      70.0          62.4           1969
    148        1997      70.0           4.0           1973
    149        1997      71.9          57.9           1973
    150        1997      76.6          68.6           1979
------------------------------------------------------------------------------------------------------------------------------------
    151        1997      79.3          70.1           1982
    152        1997      76.4          71.4           1980
    153        1997      74.4          46.2           1996
    154        1997      73.8          66.3           1971
    155        1997      74.3          66.9           1987
------------------------------------------------------------------------------------------------------------------------------------
    156        1997      74.8          64.2           1979
    157        1996      NAP            -             1996
    158        1997      75.7          67.1           1970
    159        1997      79.0          69.6           1969
    160        1997      79.2          70.9           1979
------------------------------------------------------------------------------------------------------------------------------------
    161        1997      78.6          70.9           1987
    162        1997      75.0          67.3           1964
    163        1997      70.0          57.9           1996
    164        1997      79.2          59.6           1987
    165        1997      74.9          67.3           1988
------------------------------------------------------------------------------------------------------------------------------------
    166        1997      NAP            -             1989
    167        1997      70.0          52.8           1991
    168        1997      67.2          59.5           1987
    169        1997      73.1          62.4           1994
    170        1997      74.6          67.5          1961,73
------------------------------------------------------------------------------------------------------------------------------------
    171        1996      72.4          65.1           1985
    172        1996      79.3          71.1           1983
    173        1997      78.2          70.3           1973
    174        1997      72.7          67.4           1972
    175        1997      72.7          63.1        1984,85,89
------------------------------------------------------------------------------------------------------------------------------------
    176        1997      62.4          52.2           1989
    177        1997      45.3          33.5           1974
    178        1997      66.3          59.7           1981
    180        1997      79.6          74.0           1974
    181        1997      79.6          74.0           1983
------------------------------------------------------------------------------------------------------------------------------------
    182        1997      69.6          47.3           1986
    183        1997      80.0          72.9           1985
    184        1997      71.1          63.4           1982
    185        1997      NAP            -             1989
    186        1997      62.8          51.8           1995
------------------------------------------------------------------------------------------------------------------------------------



                                                          LOAN PER
                                  SQ FT, UNIT,          SQ FT, UNIT,
  CONTROL      YEAR                BED, PAD               BED, PAD         OCCUPANCY    RENT ROLL           UNDERWRITING
    NO.     RENOVATED              OR ROOM                OR ROOM         PERCENTAGE      DATE                 RESERVES
====================================================================================================================================
    109                       82,304     Sq Feet         $    70.63           96.2%     07/17/97                      $0.12 Sq Foot
    110        1968          114,500     Sq Feet              50.66           63.0      09/01/97                      $0.15 Sq Foot
    111                           90     Units            63,888.89           83.2      06/20/97                    $250.00 Unit
    112                          262     Units            21,946.56           93.5      08/12/97                    $300.00 Unit
    113                          296     Rooms            18,918.92           NAP          NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
    114                          232     Units            23,706.90           99.0      08/07/97                    $203.00 Unit
    115                       64,574     Sq Feet              85.17          100.0      07/01/97                      $0.16 Sq Foot
    116        1997          109,684     Sq Feet              50.14           89.6      05/01/97                      $0.15 Sq Foot
    117                       43,000     Sq Feet             127.25          100.0      10/31/97                      $0.15 Sq Foot
    118        1993              121     Rooms            44,628.10           NAP          NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
    119        1985          120,371     Sq Feet              44.86          100.0      06/30/97                      $0.28 Sq Foot
    120                      253,403     Sq Feet              20.92           99.0      08/01/97                      $0.15 Sq Foot
    122        1992          787,369     Sq Feet               6.67          100.0      10/01/97                      $0.10 Sq Foot
    123                       86,655     Sq Feet              60.01           93.8      07/01/97                      $0.25 Sq Foot
    124                       55,513     Sq Feet              92.92          100.0      10/31/97                      $0.30 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    125                       30,730     Sq Feet             166.78          100.0      02/28/97                      $0.16 Sq Foot
    126        1988          175,600     Sq Feet              29.04          100.0      09/26/97                      $0.19 Sq Foot
    127        1996              150     Rooms            33,333.33           NAP          NAP          4% of gross revenue Room
    128                           81     Rooms            61,765.43           NAP          NAP          4% of gross revenue Room
    129        1987           75,750     Sq Feet              66.01          100.0      10/31/97                      $0.00 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    130        1995              123     Rooms            40,650.41           NAP          NAP          4% of gross revenue Room
    131                          127     Units            38,291.34           98.4      08/29/97                    $292.14 Unit
    132                       22,632     Sq Feet             213.93          100.0      05/01/97                      $0.05 Sq Foot
    133                           81     Rooms            59,283.95           NAP          NAP          4% of gross revenue Room
    134        1990              236     Units            20,402.54           95.8      04/24/97                    $308.13 Unit
------------------------------------------------------------------------------------------------------------------------------------
    135                           96     Beds             50,000.00           97.0      09/04/97                    $200.00 Bed
    136                          204     Beds             23,529.41           85.8      04/04/97                    $246.69 Bed
    137        1994          169,234     Sq Feet              28.36           99.2      03/05/97                      $0.17 Sq Foot
    138                       33,343     Sq Feet             147.06          100.0      10/31/97                      $0.00 Sq Foot
    139                       29,660     Sq Feet             165.32          100.0      10/31/97                      $0.00 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    140                       53,588     Sq Feet              88.64           99.9      08/01/97                      $0.13 Sq Foot
    141        1996              132     Units            35,984.85           94.0      06/15/97                    $268.43 Unit
    142                          160     Units            29,687.50           96.9      09/24/97                    $232.00 Unit
    143                          239     Units            19,874.48           82.4      07/25/97                    $249.55 Unit
    145                      117,782     Sq Feet              40.33           98.1      04/01/97                      $0.34 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    146                      160,318     Sq Feet              29.63           91.0         N/A                        $0.24 Sq Foot
    147                      160,711     Sq Feet              29.25           89.8      07/23/97                      $0.15 Sq Foot
    148        1994              150     Rooms            31,220.00           NAP          NAP          4% of gross revenue Room
    149        1986          120,534     Sq Feet              38.16           94.6      10/03/97                      $0.17 Sq Foot
    150        1985           77,589     Sq Feet              59.29           97.0      06/01/97                      $0.24 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    151                          264     Units            17,424.24           97.0      07/01/97                    $225.00 Unit
    152                          168     Units            27,142.86           90.0      02/20/97                    $223.00 Unit
    153                       66,925     Sq Feet              67.99          100.0      04/03/97                      $0.05 Sq Foot
    154      1994-97          39,029     Sq Feet             115.56           92.9      06/11/97                      $0.12 Sq Foot
    155                      157,151     Sq Feet              28.63           94.9      07/01/97                      $0.16 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    156                          120     Units            37,500.00           97.5      07/24/97                    $288.00 Unit
    157                       33,090     Sq Feet             138.92          100.0      10/31/97                      $0.00 Sq Foot
    158                          280     Units            15,982.14           92.9      07/01/97                    $237.00 Unit
    159        1995              160     Units            27,896.88           97.5      08/31/97                    $242.00 Unit
    160                          240     Units            18,541.67           96.3      05/14/97                    $250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
    161                          174     Units            25,574.71           94.8      05/16/97                    $200.00 Unit
    162                          299     Units            14,799.33           92.4      07/31/97                    $225.00 Unit
    163                           66     Rooms            66,818.18           NAP          NAP          4% of gross revenue Room
    164                      118,822     Sq Feet              37.03          100.0      08/01/97                      $0.12 Sq Foot
    165                       78,485     Sq Feet              55.42           83.0      07/24/97                      $0.28 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    166                       36,300     Sq Feet             120.34          100.0      10/31/97                      $0.15 Sq Foot
    167                       27,698     Sq Feet             156.08          100.0      09/01/97                      $0.07 Sq Foot
    168        1996           85,861     Sq Feet              50.08          100.0      10/01/97                      $0.10 Sq Foot
    169                           78     Rooms            55,192.31            NAP          NAP          4% of gross revenue Room
    170      1995-96         181,289     Sq Feet              22.62           92.0      04/14/97                      $0.30 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    171                       33,025     Sq Feet             124.15          100.0      02/28/97                      $0.21 Sq Foot
    172        1994              208     Units            19,711.54           95.7      06/30/97                    $238.74 Unit
    173                          160     Units            25,468.75           93.8      06/01/97                    $250.00 Unit
    174                          216     Units            18,518.52           92.0      05/16/97                    $236.00 Unit
    175                       81,326     Sq Feet              49.18           95.1      08/06/97                      $0.14 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    176                          125     Rooms            32,000.00           NAP          NAP          4% of gross revenue Room
    177      1994,95             184     Rooms            21,739.13           NAP          NAP          4% of gross revenue Room
    178                       54,152     Sq Feet              73.68           94.3      06/01/97                      $0.15 Sq Foot
    180                          272     Units            14,411.76           83.8      07/07/97                    $209.10 Unit
    181                          184     Units            21,304.35           95.7      07/01/97                    $285.93 Unit
------------------------------------------------------------------------------------------------------------------------------------
    182        1995              174     Rooms            22,413.79           NAP          NAP          4% of gross revenue Room
    183                          152     Units            25,526.32           94.7      06/05/97                    $175.00 Unit
    184        1997           58,174     Sq Feet              66.18          100.0      05/05/97                      $0.32 Sq Foot
    185                       36,000     Sq Feet             107.15          100.0      10/31/97                      $0.15 Sq Foot
    186                           78     Rooms            48,756.41           NAP          NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------



                                    LARGEST RETAIL TENANT
             ---------------------------------------------------------------------
                                                             TENANT
  CONTROL                                                  AREA LEASED     LEASE     CONTROL
    NO.      TENANT NAME                                    (SQ. FT.)     EXP DATE     NO.
====================================================================================================================================
    109      Freidmans                                       15,120       12/31/00     109
    110      Big V                                           59,000       08/30/22     110
    111                                                                                111
    112                                                                                112
    113                                                                                113
------------------------------------------------------------------------------------------------------------------------------------
    114                                                                                114
    115      Treasure Island                                 40,000       11/30/10     115
    116                                                                                116
    117                                                                                117
    118                                                                                118
------------------------------------------------------------------------------------------------------------------------------------
    119      Liquid Cafe                                      4,075       07/31/00     119
    120                                                                                120
    122                                                                                122
    123      Carmike Theatres                                14,236       08/31/08     123
    124      Albertson's, Inc.                               55,513       10/31/17     124
------------------------------------------------------------------------------------------------------------------------------------
    125      East Coast Impex, Inc.                           8,583       03/31/17     125
    126                                                                                126
    127                                                                                127
    128                                                                                128
    129      Barnes & Noble, Inc.                            75,750       07/31/23     129
------------------------------------------------------------------------------------------------------------------------------------
    130                                                                                130
    131                                                                                131
    132      CVS Drugs                                       10,000       01/31/12     132
    133                                                                                133
    134                                                                                134
------------------------------------------------------------------------------------------------------------------------------------
    135                                                                                135
    136                                                                                136
    137      Ames                                            71,501       02/28/11     137
    138      Circuit City                                    33,343       05/31/18     138
    139      Circuit City                                    29,660       04/30/18     139
------------------------------------------------------------------------------------------------------------------------------------
    140      Flack Decorating                                 5,730       03/01/98     140
    141                                                                                141
    142                                                                                142
    143                                                                                143
    145                                                                                145
------------------------------------------------------------------------------------------------------------------------------------
    146                                                                                146
    147      Ames                                            81,550       01/31/00     147
    148                                                                                148
    149      Scolari's Market                                40,420       12/01/09     149
    150      Food Lion                                       29,000       11/30/14     150
------------------------------------------------------------------------------------------------------------------------------------
    151                                                                                151
    152                                                                                152
    153      Sports Authority                                43,393       05/31/16     153
    154      Bridgeport Hospital                             11,785       06/30/06     154
    155      K-Mart                                          86,479       08/13/13     155
------------------------------------------------------------------------------------------------------------------------------------
    156                                                                                156
    157      Circuit City                                    33,090       05/31/18     157
    158                                                                                158
    159                                                                                159
    160                                                                                160
------------------------------------------------------------------------------------------------------------------------------------
    161                                                                                161
    162                                                                                162
    163                                                                                163
    164      Roses                                           45,495       08/01/07     164
    165      Ritz Cameras/Boaters World                       6,600       03/31/98     165
------------------------------------------------------------------------------------------------------------------------------------
    166                                                                                166
    167      Annie Sez                                       14,500       01/31/02     167
    168      Giant Eagle Supermarket                         70,453       10/31/12     168
    169                                                                                169
    170      J.B. White                                      85,000       01/31/01     170
------------------------------------------------------------------------------------------------------------------------------------
    171      Famous Shoes                                     8,040       02/15/00     171
    172                                                                                172
    173                                                                                173
    174                                                                                174
    175      Pay Less Drugs                                  20,846       06/30/11     175
------------------------------------------------------------------------------------------------------------------------------------
    176                                                                                176
    177                                                                                177
    178                                                                                178
    180                                                                                180
    181                                                                                181
------------------------------------------------------------------------------------------------------------------------------------
    182                                                                                182
    183                                                                                183
    184                                                                                184
    185                                                                                185
    186                                                                                186
------------------------------------------------------------------------------------------------------------------------------------


 CONTROL                                                                                                                      ZIP
   NO.     PROPERTY NAME                              ADDRESS                                      CITY                STATE  CODE
====================================================================================================================================
   187     Moberly Manor                              Phyllis Drive                                Bentonville          AR     72712

   188     Lakeway Plaza I
   189     Lakeway Plaza II

188 & 189  Lakeway Plaza I & II - Property Level      1310 Ranch Road 620                          Lakeway              TX     78734
------------------------------------------------------------------------------------------------------------------------------------

   190     Custer Park Shopping Center                2929 Custer Road                             Plano                TX     75075
   191     Sovereign                                  4829 Sheboygan Avene                         Madison              WI     53705
   192     Corporate Park at Kendall                  12415 SW 136th Avenue                        Miami                FL     33186
   193     Canwood Business Park                      5126-5137-5142 Clareton Drive                Aurora Hills         CA     91301
------------------------------------------------------------------------------------------------------------------------------------
   194     Preston Luther Center                      6131 Luther Lane                             Dallas               TX     75225
   195     Huntington Circle                          409 W. Highway 304                           Lewisville           TX     75067
   196     Bally Total Fitness - Indianapolis         5435 Pike Plaza Dr.                          Indianapolis         IN     46254
   197     Planters Walk Shopping Center              6570 Tara Blvd.                              Jonesboro            GA     30236
   198     Market Square Shopping Center              WS Gray Highway, N of Shurling Drive         Macon                GA     31298
------------------------------------------------------------------------------------------------------------------------------------
   199     812 San Antonio Street                     812 San Antonio Street                       Austin               TX     78701
   200     Colombus West Park Nursing &
             Rehabilitation Center                    1700 Heinzerling Drive                       Columbus             OH     43223
   201     Nassau Eden Club Apartments                2100 Sinton, 925-964 Auburnview,
                                                        2116-2142 Gilbert Ave.                     Cincinnati           OH     45214
   202     Texas Melody                               5929-5921 Melody Place                       Dallas               TX     75231
   203     Willow Garden Apartments                   635 Willow Street                            Highspire            PA     17034
------------------------------------------------------------------------------------------------------------------------------------
   204     Best Western Crabtree                      6619 Glenwood Avenue                         Raleigh              NC     27612
   205     3720-3740 Main Street                      3720-3740 Main Street                        Philadelphia         PA     19127
   206     Two Edison Lakes                           4101 Edison Lakes Parkway                    Mishawaka            IN     46545
   207     Ocean State Plaza                          361 Reservoir Avenue                         Cranston             RI     02910
   208     Meadows at Central                         2816 Central Drive                           Bedford              TX     76201
------------------------------------------------------------------------------------------------------------------------------------
   209     Belmont Plaza Retirement Center            1710 Magnolia Boulevard                      Nashville            TN     37219
   210     1227 Commonwealth Avenue                   1227-1245 Commonwealth Avenue                Boston               MA     02165
   211     Loehmann's Plaza                           2701 North Federal Hwy.                      Fort Lauderdale      FL     33306
   212     Hopkins Tech Center                        1600 South Second Street                     Hopkins              MN     55343
   213     Mariner's Point                            15922 Pacific Coast Highway                  Huntington Beach     CA     92649
------------------------------------------------------------------------------------------------------------------------------------
   214     4401 Barclay Downs                         4401 Barclay Downs Drive                     Charlotte            NC     28209
   215     Lake Hickory Plaza Shopping Center         1366 Highway 321 North                       Hickory              NC     28601
   216     15625 Kendall Drive                        15625 Kendall Drive                          Kendall              FL     33193
   217     Holiday Inn - Dalton                       515 Holiday Drive                            Dalton               GA     30720
   218     Chase Ridge                                8050 103rd Street                            Jacksonville         FL     32299
------------------------------------------------------------------------------------------------------------------------------------
   219     Wymberly Crossing Apartments               3001 South Carrier Parkway                   Grand Prairie        TX     75052
   220     Harwood Village North                      601-735 Harwood Rd. & 2908-2928 Brown Trail  Bedford              TX     76021
   221     Town & Country Villas                      3662-3798 Mill Lake Circle                   Greenacres City      FL     33463
   222     The Shops at Washington Point              SWC of 120th Avenue & Washington St          Northglenn           CO     80233
   223     Danville Plaza                             2855 Riverside Drive                         Danville             VA     24540
------------------------------------------------------------------------------------------------------------------------------------
   224     Tarmac-Sentara Building                    1151 Azalea Garden Road                      Norfolk              VA     23502
   225     Four Seasons Apartments                    4443 Ocean Drive                             Corpus Christi       TX     78412
   226     Countrywood East                           5700 Mack Road                               Sacramento           CA     95823
   227     Sierra Vista Business Park                 100-140 Chaparral Court                      Anaheim              CA     92808
   228     Walgreen Company - San Francisco           42nd Avenue and Point Lobos Avenue           San Francisco        CA     94121
------------------------------------------------------------------------------------------------------------------------------------
   229     Misty Ridge Apartments                     301 West Hawkins Parkway                     Longview             TX     75605
   230     Woodward Bluffs Mobile Home Park           9360 North Blackstone                        Fresno               CA     93720
   231     Mallards Landing Apartments                3260 Justina Road                            Jacksonville         FL     32277
   232     Huntington Oaks Plaza                      Fred George Road at US Highway 27            Tallahassee          FL     32303
   233     Colony Apartments                          300 Champions Drive                          Lufkin               TX     75901
------------------------------------------------------------------------------------------------------------------------------------
   234     Essex Shopping Center                      435 Hialeah Drive                            Hialeah              FL     33010
   235     3400 West 86th Street                      3400 West 86th Street                        Indianapolis         IN     46268
   237     CH2M Hill                                  2567 Fairlane Drive                          Montgomery           AL     36116
   238     Best Western - Keene                       401 Winchester Street                        Keene                NH     03431
   239     Marriott Fairfield Inn                     2437 South Wildcat Way                       Wood Cross           UT     84011
------------------------------------------------------------------------------------------------------------------------------------
   240     Tysons Plaza Retail Center                 8032 Leesburg Pike                           Tysons Corner        VA     22182
   241     Holiday Inn College Station                1503 Texas Avenue                            College Station      TX     77840
   242     Circuit City - Muncy                       Lycoming Mall Ring Rd.                       Muncy                PA     17756
   243     Porterwood Apartments                      24270 FM 1314                                Porter               TX     77365
   244     Designer Shoe Warehouse                    Northwest Corner Yosemite and Chester Street Littleton            CO     80124
------------------------------------------------------------------------------------------------------------------------------------
   245     Eastgate Shopping Center                   578-680 East Boise Avenue                    Boise                ID     83701
   246     8180 NW 36th Street                        8180 NW 36th Street                          Miami                FL     33166
   247     3300 Holcomb Bridge Road                   3300 Holcomb Bridge Road                     Norcross             GA     30092
   248     84 Business Park                           84 Business Park Drive                       Armonk               NY     10504
   249     Apple Creek                                9905 Locust Street                           Kansas City          MO     64131
------------------------------------------------------------------------------------------------------------------------------------
   250     Day Hill Village Shoppes                   555 Day Hill Road                            Windsor              CT     06095
   251     Cedar Pointe Apartments                    7610 Fallbrook Drive                         Houston              TX     77086
   252     Lockworks Square Shopping Center           1208-1236 Main St.                           Branford             CT     06405
   253     Coliseum Self Storage                      5200 Coliseum Way                            Oakland              CA     94601
   254     Mission Center                             4460 Lincoln Avenue                          Cypress              CA     90630
------------------------------------------------------------------------------------------------------------------------------------
   255     Ramada Inn - Bedford                       340 Great Road                               Bedford              MA     01730
   256     Clearlake Shopping Center                  1068 Clearlake Boulevard                     Cocoa                FL     32922
   257     Westgate Hills                             3175 Robinson Road                           Jackson              MS     39209
   258     Wheaton Square Apartments                  10866 Bucknell Drive                         Wheaton              MD     20902
   259     Ridgeview                                  710 North Washington Boulevard               Ogden                UT     84404
------------------------------------------------------------------------------------------------------------------------------------



                                                                                  CUMULATIVE
            CROSSED COLLATERALIZED                              % OF AGGREGATE   % OF INITIAL                                INTERES
 CONTROL         LOANS CONTROL        ORIGINAL    CUT-OFF DATE   CUT-OFF DATE        POOL       MORTGAGE    ADMINISTRATIVE   ACCRUAL
   NO.               NOS.             BALANCE       BALANCE        BALANCE         BALANCE        RATE        COST RATE       METHOD
====================================================================================================================================
   187                              $3,800,000    $3,795,978          0.17%          76.99%      7.9600%        0.1625%       30/360

   188                               3,350,000     3,342,286          0.15           77.14       8.8000         0.1025        30/360
   189                                 450,000       449,722          0.02           77.16       8.5200         0.1025        30/360
                                    ========================
188 & 189                            3,800,000     3,792,008
------------------------------------------------------------------------------------------------------------------------------------
   190                               3,775,000     3,771,311          0.17           77.34       8.5100         0.1025       Act/360
   191                               3,768,000     3,763,729          0.17           77.51       7.9700         0.1025       Act/360
   192                               3,720,000     3,718,625          0.17           77.67       8.5000         0.1025       Act/360
   193                               3,720,000     3,711,291          0.17           77.84       8.7200         0.1525        30/360
------------------------------------------------------------------------------------------------------------------------------------
   194                               3,700,000     3,688,712          0.17           78.01       8.7100         0.1025       Act/360
   195                               3,670,000     3,668,187          0.17           78.18       7.7300         0.1025       Act/360
   196                               3,687,350     3,648,000          0.17           78.34      10.1250         0.1025        30/360
   197                               3,620,000     3,614,084          0.16           78.51       8.6700         0.1025       Act/360
   198                               3,600,000     3,588,345          0.16           78.67       9.1500         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   199                               3,600,000     3,588,272          0.16           78.83       9.1200         0.1025        30/360
   200                               3,600,000     3,584,657          0.16           79.00       8.6250         0.1025       Act/360
   201                               3,550,000     3,548,384          0.16           79.16       7.9600         0.1825       Act/360
   202                               3,520,000     3,511,325          0.16           79.32       8.3500         0.1025       Act/360
   203                               3,500,000     3,495,840          0.16           79.47       7.7900         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   204                               3,500,000     3,495,344          0.16           79.63       8.6250         0.1025       Act/360
   205                               3,500,000     3,486,313          0.16           79.79       9.0000         0.1025        30/360
   206                               3,450,000     3,445,183          0.16           79.95       7.8200         0.1625        30/360
   207                               3,400,000     3,398,622          0.15           80.10       8.2700         0.1025       Act/360
   208                               3,400,000     3,396,659          0.15           80.26       8.4900         0.1525       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   209                               3,400,000     3,391,662          0.15           80.41       8.5000         0.1025       Act/360
   210                               3,400,000     3,390,047          0.15           80.56       8.5000         0.1025        30/360
   211                               3,400,000     3,384,300          0.15           80.72       8.8800         0.1025        30/360
   212                               3,375,000     3,373,768          0.15           80.87       8.5300         0.1775       Act/360
   213                               3,400,000     3,373,703          0.15           81.02       8.6800         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   214                               3,362,000     3,356,836          0.15           81.18       7.7500         0.1025       Act/360
   215                150            3,354,000     3,351,936          0.15           81.33       8.0000         0.1025       Act/360
   216                               3,300,000     3,297,420          0.15           81.48       8.3750         0.1025        30/360
   217                               3,300,000     3,290,597          0.15           81.63       9.0000         0.1025       Act/360
   218                               3,300,000     3,289,627          0.15           81.78       8.5800         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   219                172            3,300,000     3,288,751          0.15           81.93       8.9000         0.1775        30/360
   220                               3,300,000     3,281,916          0.15           82.07       8.9700         0.1025        30/360
   221                               3,250,000     3,234,030          0.15           82.22       8.5000         0.1025        30/360
   222                               3,250,000     3,230,658          0.15           82.37       7.7050         0.1525        30/360
   223                               3,100,000     3,100,000          0.14           82.51       7.8750         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   224                               3,100,000     3,096,954          0.14           82.65       8.4900         0.1525       Act/360
   225                               3,100,000     3,096,346          0.14           82.79       7.8220         0.1025       Act/360
   226                               3,075,000     3,070,666          0.14           82.93       8.3750         0.1025       Act/360
   227                               3,050,000     3,041,128          0.14           83.07       9.3750         0.1025       Act/360
   228                               3,026,068     3,019,414          0.14           83.20       7.6600         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   229                               3,000,000     3,000,000          0.14           83.34       8.1400         0.1025        30/360
   230                               3,000,000     2,998,549          0.14           83.48       7.7900         0.1025       Act/360
   231                               3,000,000     2,998,544          0.14           83.61       7.7800         0.1625       Act/360
   232                               3,000,000     2,996,822          0.14           83.75       8.2200         0.1625       Act/360
   233                               2,960,000     2,943,735          0.13           83.88       8.0000         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   234                               2,935,500     2,929,205          0.13           84.01       7.9000         0.1775        30/360
   235                               2,925,000     2,919,341          0.13           84.15       7.8750         0.1025       Act/360
   237                               2,850,000     2,850,000          0.13           84.28       8.1250         0.1025       Act/360
   238              148,255          2,848,000     2,848,000          0.13           84.41       8.2500         0.1025       Act/360
   239                               2,810,000     2,805,319          0.13           84.53       8.6250         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   240                               2,800,000     2,796,539          0.13           84.66       8.4200         0.1525        30/360
   241                               2,800,000     2,792,139          0.13           84.79       8.8750         0.1025       Act/360
   242                               2,860,347     2,790,528          0.13           84.91       8.1875         0.1025        30/360
   243                               2,800,000     2,784,614          0.13           85.04       8.0000         0.1025        30/360
   244                               2,790,000     2,775,546          0.13           85.17       9.1400         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   245                               2,763,000     2,760,569          0.13           85.29       7.7500         0.1025       Act/360
   246                               2,750,000     2,736,203          0.12           85.42       9.5040         0.1025        30/360
   247                               2,700,000     2,699,026          0.12           85.54       8.5600         0.1025       Act/360
   248                               2,700,000     2,697,652          0.12           85.66       7.8000         0.1625       Act/360
   249                               2,700,000     2,696,480          0.12           85.78       8.6200         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   250                               2,700,000     2,695,400          0.12           85.90       8.5500         0.1025       Act/360
   251                               2,700,000     2,695,146          0.12           86.03       8.3900         0.1025       Act/360
   252                               2,700,000     2,694,669          0.12           86.15       8.1000         0.1025       Act/360
   253                               2,700,000     2,692,537          0.12           86.27       8.5000         0.1025        30/360
   254                               2,700,000     2,691,259          0.12           86.39       9.1500         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   255              148,238          2,669,000     2,669,000          0.12           86.51       8.2500         0.1025       Act/360
   256                               2,600,000     2,600,000          0.12           86.63       7.9900         0.1025       Act/360
   257                               2,600,000     2,598,995          0.12           86.75       8.3900         0.1025       Act/360
   258                               2,600,000     2,596,570          0.12           86.87       8.1000         0.1825        30/360
   259                               2,595,000     2,593,835          0.12           86.99       8.0000         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------



                                                                ORIGINAL    REMAINING
                                                                TERM TO      TERM TO         ORIGINAL         REMAINING
 CONTROL                         AMORTIZATION                   MATURITY     MATURITY      AMORTIZATION      AMORTIZATION
   NO.                               TYPE                        (MOS.)       (MOS.)       TERM (MOS.)       TERM (MOS.)
=========================================================================================================================
   187          Fully Amortizing                                  300          299             300               299

   188          Amortizing Balloon                                 84           80             360               356
   189          Amortizing Balloon                                 81           80             357               356
188 & 189

-------------------------------------------------------------------------------------------------------------------------

   190          Amortizing Balloon                                120          118             360               358
   191          Amortizing Balloon                                120          118             360               358
   192          Amortizing Balloon                                120          119             360               359
   193          Amortizing Balloon                                120          116             360               356
-------------------------------------------------------------------------------------------------------------------------
   194          Fully Amortizing                                  300          296             300               296
   195          Amortizing Balloon                                120          119             360               359
   196          Step(3)                                           138          134             138               134
   197          Amortizing Balloon                                120          116             360               356
   198          Amortizing Balloon                                120          114             360               354
-------------------------------------------------------------------------------------------------------------------------
   199          Amortizing Balloon                                 84           78             360               354
   200          Fully Amortizing                                  240          237             240               237
   201          Amortizing Balloon                                180          179             360               359
   202          Amortizing Balloon                                300          295             360               355
   203          Amortizing Balloon                                120          118             360               358
-------------------------------------------------------------------------------------------------------------------------
   204          Fully Amortizing                                  240          239             240               239
   205          Amortizing Balloon                                120          113             360               353
   206          Amortizing Balloon                                120          118             360               358
   207          Amortizing Balloon                                 84           83             360               359
   208          Amortizing Balloon                                120          118             360               358
-------------------------------------------------------------------------------------------------------------------------
   209          Amortizing Balloon                                120          117             300               297
   210          Amortizing Balloon                                 84           81             300               297
   211          Amortizing Balloon                                120          115             300               295
   212          Amortizing Balloon                                120          119             360               359
   213          Fully Amortizing                                  180          177             180               177
-------------------------------------------------------------------------------------------------------------------------
   214          Amortizing Balloon                                120          119             240               239
   215          Amortizing Balloon                                120          119             330               329
   216          Amortizing Balloon                                126          125             330               329
   217          Amortizing Balloon                                120          116             300               296
   218          Amortizing Balloon                                120          116             300               296
-------------------------------------------------------------------------------------------------------------------------
   219          Amortizing Balloon                                120          114             360               354
   220          Amortizing Balloon                                 84           78             300               294
   221          Amortizing Balloon                                120          115             300               295
   222          Fully Amortizing                                  180          178             180               178
   223          Amortizing Balloon                                180          180             300               300
-------------------------------------------------------------------------------------------------------------------------
   224          Amortizing Balloon                                120          118             360               358
   225          Amortizing Balloon                                120          118             360               358
   226          Amortizing Balloon                                 84           81             360               357
   227          Amortizing Balloon                                120          114             330               324
   228          Fully Amortizing                                  214          213             214               213
-------------------------------------------------------------------------------------------------------------------------
   229          Interest Only then Hyper-Amortizing(4)            120          116             360               360
   230          Amortizing Balloon                                120          119             360               359
   231          Amortizing Balloon                                120          119             360               359
   232          Amortizing Balloon                                120          118             360               358
   233          Amortizing Balloon                                 84           76             360               352
-------------------------------------------------------------------------------------------------------------------------
   234          Amortizing Balloon                                120          118             300               298
   235          Amortizing Balloon                                156          154             300               298
   237          Fully Amortizing                                  240          240             240               240
   238          Fully Amortizing                                  264          264             264               264
   239          Amortizing Balloon                                120          118             300               298
-------------------------------------------------------------------------------------------------------------------------
   240          Amortizing Balloon                                120          118             360               358
   241          Amortizing Balloon                                120          118             240               238
   242          Fully Amortizing                                  264          247             264               247
   243          Amortizing Balloon                                 84           76             360               352
   244          Fully Amortizing                                  240          236             240               236
-------------------------------------------------------------------------------------------------------------------------
   245          Amortizing Balloon                                120          119             300               299
   246          Amortizing Balloon                                120          114             300               294
   247          Amortizing Balloon                                120          119             360               359
   248          Amortizing Balloon                                120          119             300               299
   249          Amortizing Balloon                                120          117             360               357
-------------------------------------------------------------------------------------------------------------------------
   250          Amortizing Balloon                                120          116             360               356
   251          Amortizing Balloon                                 84           80             360               356
   252          Amortizing Balloon                                120          116             360               356
   253          Fully Amortizing                                  180          179             180               179
   254          Amortizing Balloon                                120          114             360               354
-------------------------------------------------------------------------------------------------------------------------
   255          Fully Amortizing                                  264          264             264               264
   256          Amortizing Balloon                                120          120             360               360
   257          Fully Amortizing                                  360          359             360               359
   258          Amortizing Balloon                                 84           82             360               358
   259          Fully Amortizing                                  360          359             360               359
-------------------------------------------------------------------------------------------------------------------------



 CONTROL    ORIGINATION   MATURITY       BALLOON
   NO.          DATE        DATE         BALANCE      PROPERTY TYPE                  PREPAYMENT PROVISIONS
====================================================================================================================================
   187        09/16/97    10/01/22           -        Multifamily                    L(10),YM1%(10),1(4.5),O(.5) or DEF

   188        06/24/97    07/01/04     3,129,591                                     L(3),YM1%(3.5),O(.5) or DEF
   189        09/23/97    07/01/04       419,725                                     L(3),YM1%(3.25),O(.5) or DEF
188 & 189                                             Retail - Unanchored
------------------------------------------------------------------------------------------------------------------------------------

   190        08/18/97    09/01/07     3,415,204      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
   191        08/29/97    09/01/07     3,366,441      Multifamily                    L(4),YM1%(5.5),O(.5)
   192        09/08/97    10/01/07     3,365,238      Office                         L(4),YM1%(5.5),O(.5) or DEF
   193        06/05/97    07/01/07     3,309,784      Office                         L(3),YM1%(6.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   194        06/10/97    07/01/22       352,961      Retail - Unanchored            L(10),YM1%(14.5),O(.5) or DEF
   195        09/11/97    10/01/07     3,260,361      Multifamily                    L(3),YM1%(6.5),O(.5) or DEF
   196        06/20/97    01/01/09           -        Health & Fitness - CTL         L(4),YM1%(7),O(.5)
   197        06/25/97    07/01/07     3,288,179      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
   198        04/09/97    05/01/07     3,228,056      Retail - Anchored              L(3),YM1%(6.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   199        04/03/97    05/01/04     3,375,698      Office                         L(4),YM1%(2.5),O(.5) or DEF
   200        07/30/97    08/01/17       186,506      Skilled Nursing                L(5),YM1%(5),O(10)
   201        09/05/97    10/01/12     2,832,883      Multifamily                    L(5),YM1%(9.5),O(.5) or DEF
   202        05/19/97    06/01/22     1,628,377      Multifamily - Section 42       L(15),O(10)
   203        08/07/97    09/01/07     3,113,472      Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   204        09/26/97    10/01/17       180,710      Hospitality                    L(4),YM1%(15.75),O(.25)
   205        03/13/97    04/01/07     3,130,041      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
   206        08/28/97    09/01/07     3,015,164      Office                         L(4),YM1%(5.5),O(.5) or DEF
   207        09/09/97    10/01/04     3,193,282      Retail - Unanchored            L(3),YM1%(3.5),O(.5) or DEF
   208        08/26/97    09/01/07     3,074,557      Retail - Unanchored            L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   209        07/14/97    08/01/07     2,842,028      Congregate Care                L(3),5(2),3(2),1(2),O(1)
   210        07/07/97    08/01/04     3,023,634      Retail - Unanchored            L(4),YM1%(2),O(1)
   211        05/15/97    06/01/07     2,805,350      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
   212        09/11/97    10/01/07     3,055,207      Industrial                     L(4),YM1%(5.5),O(.5)
   213        07/11/97    08/01/12        94,423      Office                         L(4),YM1%(10.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   214        09/24/97    10/01/07     2,350,174      Office                         YM1%(9.75),O(.25)
   215        09/12/97    10/01/07     2,896,246      Retail - Anchored              L(4),YM1%(5.75),O(.25)
   216        09/08/97    04/01/08     2,781,637      Retail - Anchored              L(4),YM1%(6.25),O(.25)
   217        06/19/97    07/01/07     2,796,878      Hospitality                    L(4),YM1%(5.5),O(.5)
   218        06/02/97    07/01/07     2,765,213      Multifamily                    L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   219        04/18/97    05/01/07     2,945,854      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
   220        04/16/97    05/01/04     2,955,976      Retail - Anchored              L(4),YM1%(2.5),O(.5) or DEF
   221        05/30/97    06/01/07     2,657,543      Multifamily                    L(4),YM1%(5.5),O(.5)
   222        08/25/97    09/01/12           -        Retail - Anchored              L(4),YM1%(10.5),O(.5)-May prepay 10%of UPB
                                                                                       every year w/o penalty
   223        10/08/97    11/01/12     2,051,360      Retail - Anchored              L(4),YM5%(2),YM1%(7),2.5(1.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   224        08/25/97    09/01/07     2,803,273      Office                         L(5),YM1%(4.5),O(.5) or DEF
   225        08/25/97    09/01/07     2,759,789      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
   226        07/03/97    08/01/04     2,892,559      Multifamily                    L(2),YM1%(4.75),O(.25)
   227        04/10/97    05/01/07     2,725,519      Office                         L(4),YM1%(5.75),O(.25)
   228        09/11/97    08/01/15           -        Retail - CTL                   L(8),YM1%(9.58),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   229        06/16/97    07/01/07     2,732,751      Multifamily                    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
   230        09/17/97    10/01/07     2,669,056      Mobile Home Park               L(4),YM1%(5.5),O(.5) or DEF
   231        09/19/97    10/01/07     2,668,406      Multifamily                    L(4),YM1%(5.5),O(.5)
   232        08/12/97    09/01/07     2,696,114      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
   233        02/24/97    03/01/04     2,737,333      Multifamily                    L(2),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   234        08/05/97    09/01/07     2,364,758      Retail - Unanchored            L(3),YM1%(6.5),O(.5) or DEF
   235        08/08/97    09/01/10     2,144,501      Retail - Anchored              L(4),YM1%(8.75),O(.25)
   237        10/14/97    11/01/17       126,067      Office                         L(5),YM1%(10),1(4),O(1)
   238        10/03/97    11/01/19       164,144      Hospitality                    L(3),YM1%(18.75),O(.25)
   239        08/22/97    09/01/07     2,356,361      Hospitality                    L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   240        08/08/97    09/01/07     2,477,035      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
   241        08/21/97    09/01/07     2,033,043      Hospitality                    L(4),YM1%(5.75),O(.25)
   242        05/07/96    06/01/18           -        Retail - CTL                   L(8),YM1%(13.5),O(.5)
   243        02/24/97    03/01/04     2,589,368      Multifamily                    L(2),YM1%(4.5),O(.5) or DEF
   244        06/11/97    07/01/17       168,859      Retail - Anchored              L(5),YM1%(14.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   245        09/26/97    10/01/07     2,260,598      Retail - Anchored              L(4),YM1%(5.75),O(.25)
   246        04/09/97    05/01/07     2,301,110      Office                         L(4),YM1%(5.5),O(.5) or DEF
   247        09/04/97    10/01/07     2,445,817      Office                         L(4),YM1%(5.5),O(.5) or DEF
   248        09/24/97    10/01/07     2,212,290      Office                         L(4),5(1),4(1),3(1),2(1),1(1.5),O(.5)
   249        07/14/97    08/01/07     2,449,234      Multifamily                    L(1),YM1%(8.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   250        06/13/97    07/01/07     2,445,921      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
   251        06/05/97    07/01/04     2,540,665      Multifamily                    L(3),YM1%(3.5),O(.5) or DEF
   252        06/24/97    07/01/07     2,420,643      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
   253        09/11/97    10/01/12           -        Self Storage                   L(7),YM1%(7.5),O(.5) or DEF
   254        04/08/97    05/01/07     2,421,042      Retail - Unanchored            L(9.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   255        10/03/97    11/01/19       153,828      Hospitality                    L(3),YM1%(18.75),O(.25)
   256        10/09/97    11/01/07     2,323,917      Retail - Anchored              L(5),YM1%(4.5),O(.5) or DEF
   257        09/04/97    10/01/27       371,328      Multifamily - Section 42       YM1%(15),O(15)
   258        08/29/97    09/01/04     2,407,627      Multifamily                    L(4),YM1%(2.5),O(.5)
   259        09/30/97    10/01/27       321,720      Multifamily - Section 42       L(5),YM1%(10),O(15)
------------------------------------------------------------------------------------------------------------------------------------




  CONTROL         ANNUAL               NET         APPRAISED     APPRAISAL
    NO.        DEBT SERVICE         CASH FLOW         DSCR         VALUE
================================================================================
    187          $350,741          $429,886          1.23x      $5,300,000

    188           317,690
    189            41,674
 188 & 189                          469,450          1.31        5,100,000
--------------------------------------------------------------------------------

    190           348,639           457,265          1.31        6,500,000
    191           330,834           416,627          1.26        4,800,000
    192           343,243           434,155          1.26        5,200,000
    193           350,227           522,328          1.49        5,850,000
--------------------------------------------------------------------------------
    194           363,826           480,384          1.32        5,200,000
    195           314,900           390,710          1.24        4,740,000
    196           489,909           587,891          NAP         4,950,000
    197           339,264           449,836          1.33        4,840,000
    198           352,270           461,805          1.31        4,800,000
--------------------------------------------------------------------------------
    199           351,333           457,615          1.30        5,000,000
    200           378,324           531,901          1.41        4,800,000
    201           311,397           377,889          1.21        4,450,000
    202           320,309           404,276          1.26        4,400,000
    203           302,055           365,457          1.21        4,600,000
--------------------------------------------------------------------------------
    204           367,815           614,532          1.67        4,770,000
    205           337,941           432,392          1.28        5,100,000
    206           298,600           386,989          1.30        4,610,000
    207           307,091           421,193          1.37        4,750,000
    208           313,428           400,398          1.28        4,550,000
--------------------------------------------------------------------------------
    209           328,533           508,479          1.55        5,400,000
    210           328,533           515,812          1.57        5,300,000
    211           339,046           447,882          1.32        5,000,000
    212           312,271           416,674          1.33        4,500,000
    213           406,090           527,883          1.30        5,550,000
--------------------------------------------------------------------------------
    214           331,203           430,626          1.30        4,650,000
    215           302,031           381,201          1.26        4,200,000
    216           307,339           390,185          1.27        4,400,000
    217           332,322           470,096          1.41        5,700,000
    218           321,008           411,295          1.28        4,500,000
--------------------------------------------------------------------------------
    219           315,785           380,975          1.21        4,450,000
    220           331,509           535,805          1.62        5,310,000
    221           314,039           436,902          1.39        4,350,000
    222           366,093           484,143          1.32        4,900,000
    223           284,042           373,321          1.31        4,610,000
--------------------------------------------------------------------------------
    224           285,772           361,795          1.27        4,400,000
    225           268,359           335,102          1.25        3,975,000
    226           280,467           355,287          1.27        4,100,000
    227           309,684           415,477          1.34        5,400,000
    228           311,650           321,000          NAP         3,900,000
--------------------------------------------------------------------------------
    229           267,677(2)        387,564          1.45        3,750,000
    230           258,904           335,767          1.30        4,000,000
    231           258,655           332,384          1.29        3,910,000
    232           269,697           338,329          1.25        4,100,000
    233           260,633           346,399          1.33        3,700,000
--------------------------------------------------------------------------------
    234           269,551           447,798          1.66        4,660,000
    235           268,007           350,097          1.31        3,900,000
    237           288,729           388,140          1.34        4,250,000
    238           281,003           399,089          1.42        4,120,000
    239           274,369           400,432          1.46        3,950,000
--------------------------------------------------------------------------------
    240           256,452           366,858          1.43        4,350,000
    241           299,612           439,074          1.47        4,500,000
    242           280,840           280,840          NAP         3,040,000
    243           246,545           307,825          1.25        3,500,000
    244           304,249           380,812          1.25        3,950,000
--------------------------------------------------------------------------------
    245           250,437           318,569          1.27        3,700,000
    246           288,412           388,560          1.35        4,200,000
    247           250,507           331,759          1.32        3,600,000
    248           245,791           388,850          1.58        5,300,000
    249           251,889           313,607          1.25        3,750,000
--------------------------------------------------------------------------------
    250           250,277           350,568          1.40        3,600,000
    251           246,607           312,626          1.27        3,400,000
    252           240,002           321,652          1.34        3,600,000
    253           319,056           515,683          1.62        4,910,000
    254           264,202           338,294          1.28        3,700,000
--------------------------------------------------------------------------------
    255           263,342           368,740          1.40        4,130,000
    256           228,717           317,031          1.39        3,500,000
    257           237,473           296,819          1.25        3,600,000
    258           231,113           281,305          1.22        3,700,000
    259           228,494           268,323          1.17        3,200,000
--------------------------------------------------------------------------------


                                           CUT-OFF     SCHEDULED
  CONTROL            APPRAISAL              DATE        MATURITY         YEAR
    NO.                 YEAR                 LTV        DATE LTV         BUILT
===============================================================================
    187                 1997                71.6           -             1996

    188                                     74.3          69.6
    189                                     74.5          69.5
 188 & 189              1997                                             1985
--------------------------------------------------------------------------------

    190                 1997                58.0          52.5          1975-85
    191                 1997                78.4          70.1           1970
    192                 1997                71.5          64.7           1997
    193                 1997                63.4          56.6           1984
--------------------------------------------------------------------------------
    194                 1997                70.9           6.8           1951
    195                 1997                77.4          68.8           1982
    196                 1997                NAP            -             1989
    197                 1997                74.7          67.9           1985
    198                 1996                74.8          67.3           1982
--------------------------------------------------------------------------------
    199                 1997                71.8          67.5           1974
    200                 1997                74.7           3.9           1984
    201                 1997                79.7          63.7         1880,1987
    202                 1997                79.8          37.0           1996
    203                 1997                76.0          67.7          1973-75
--------------------------------------------------------------------------------
    204                 1997                73.3           3.8          1984,88
    205                 1997                68.4          61.4           1997
    206                 1997                74.7          65.4           1989
    207                 1997                71.5          67.2           1988
    208                 1997                74.7          67.6           1986
--------------------------------------------------------------------------------
    209                 1997                62.8          52.6           1980
    210                 1997                64.0          57.1           1899
    211                 1997                67.7          56.1           1997
    212                 1997                75.0          67.9           1951
    213                 1996                60.8           1.7           1984
--------------------------------------------------------------------------------
    214                 1997                72.2          50.5           1987
    215                 1997                79.8          69.0           1987
    216                 1997                74.9          63.2           1996
    217                 1997                57.7          49.1           1968
    218                 1997                73.1          61.5           1969
--------------------------------------------------------------------------------
    219                 1996                73.9          66.2           1975
    220                 1997                61.8          55.7           1981
    221                 1997                74.3          61.1           1984
    222                 1997                65.9           -             1996
    223                 1997                67.2          44.5           1971
--------------------------------------------------------------------------------
    224                 1997                70.4          63.7           1987
    225                 1997                77.9          69.4           1960's
    226                 1997                74.9          70.6           1980
    227                 1997                56.3          50.5           1986
    228                 1997                NAP            -             1953
--------------------------------------------------------------------------------
    229                 1997                80.0          72.9           1981
    230                 1997                75.0          66.7           1974
    231                 1997                76.7          68.2           1963
    232                 1997                73.1          65.8           1990
    233                 1997                79.6          74.0           1984
--------------------------------------------------------------------------------
    234                 1997                62.9          50.7           1948
    235                 1997                74.9          55.0           1997
    237                 1997                67.1           3.0           1988
    238                 1997                69.1           4.0           1975
    239                 1997                71.0          59.7           1995
--------------------------------------------------------------------------------
    240                 1997                64.3          56.9           1984
    241                 1997                62.0          45.2           1974
    242                 1996                NAP            -             1995
    243                 1997                79.6          74.0           1984
    244                 1997                70.3           4.3           1997
--------------------------------------------------------------------------------
    245                 1997                74.6          61.1           1978
    246                 1996                65.1          54.8           1985
    247                 1997                75.0          67.9           1974
    248                 1997                50.9          41.7           1986
    249                 1997                71.9          65.3           1984
--------------------------------------------------------------------------------
    250                 1997                74.9          67.9           1989
    251                 1997                79.3          74.7           1983
    252                 1997                74.9          67.2           1870
    253                 1997                54.8           -             1979
    254                 1997                72.7          65.4           1979
--------------------------------------------------------------------------------
    255                 1997                64.6           3.7           1968
    256                 1997                74.3          66.4           1983
    257                 1997                72.2          10.3           1974
    258                 1997                70.2          65.1           1970
    259                 1996                81.1          10.1           1995
--------------------------------------------------------------------------------



                                                         LOAN PER
                             SQ FT, UNIT,               SQ FT, UNIT,
 CONTROL       YEAR           BED, PAD                    BED, PAD         OCCUPANCY        RENT ROLL      UNDERWRITING
   NO.      RENOVATED          OR ROOM                    OR ROOM         PERCENTAGE         DATE          RESERVES
====================================================================================================================================
   187                         144     Units           $26,388.89             100.0%        05/01/97                 $205.00 Unit

   188
   189
188 & 189                   85,225     Sq Feet              44.59              87.4         03/11/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------

   190                     131,214     Sq Feet              28.77              88.2         06/01/97                   $0.16 Sq Foot
   191                         114     Units            33,052.63              98.2         07/31/97                 $263.00 Unit
   192                      72,470     Sq Feet              51.33             100.0         08/01/97                   $0.10 Sq Foot
   193                      98,206     Sq Feet              37.88             100.0         04/04/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   194         1986         39,165     Sq Feet              94.47             100.0         06/09/97                   $0.20 Sq Foot
   195                         126     Units            29,126.98              98.0         09/01/97                 $227.54 Unit
   196                      36,000     Sq Feet             102.43             100.0         10/31/97                   $0.15 Sq Foot
   197                      69,756     Sq Feet              51.90              88.7         04/03/97                   $0.32 Sq Foot
   198                     116,290     Sq Feet              30.96             100.0         06/30/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   199         1987         58,074     Sq Feet              61.99              92.0         03/18/97                   $0.28 Sq Foot
   200                         100     Beds             36,000.00              94.0         07/03/97                 $250.00 Bed
   201         1989             81     Units            43,827.16              97.5         07/01/97                 $249.00 Unit
   202                         262     Units            13,435.11              96.6         05/01/97                 $196.18 Unit
   203                         176     Units            19,886.36              98.3         07/17/97                 $250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   204         1994             88     Rooms            39,772.73              NAP             NAP       4% of gross revenue Room
   205                      32,000     Sq Feet             109.38             100.0         09/22/97                   $0.12 Sq Foot
   206                      40,286     Sq Feet              85.64              92.0         09/26/97                   $0.25 Sq Foot
   207                      60,580     Sq Feet              56.12             100.0         03/25/97                   $0.17 Sq Foot
   208                      58,796     Sq Feet              57.83              90.9         06/18/97                   $0.17 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   209                         124     Units            27,419.35              95.0         06/30/97                 $223.19 Unit
   210         1989         30,831     Sq Feet             110.28             100.0         09/12/97                   $0.18 Sq Foot
   211                      25,000     Sq Feet             136.00             100.0            N/A                     $0.15 Sq Foot
   212                     344,976     Sq Feet               9.78              99.4         06/09/97                   $0.15 Sq Foot
   213                      22,808     Sq Feet             149.07             100.0         06/30/97                   $0.40 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   214                      39,152     Sq Feet              85.87             100.0            N/A                     $0.24 Sq Foot
   215                      55,375     Sq Feet              60.57             100.0         06/01/97                   $0.15 Sq Foot
   216                      42,341     Sq Feet              77.94             100.0         07/01/97                   $0.13 Sq Foot
   217         1993            199     Rooms            16,582.91              NAP             NAP       4% of gross revenue Room
   218         1996            172     Units            19,186.05              95.9         05/23/97                 $295.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   219         1991            212     Units            15,566.04              94.8         06/30/97                 $262.64 Unit
   220                      85,956     Sq Feet              38.39              98.0         02/03/97                   $0.15 Sq Foot
   221                         113     Units            28,761.06              97.4         09/30/97                 $248.85 Unit
   222                      45,200     Sq Feet              71.90             100.0         06/26/97                   $0.10 Sq Foot
   223       1995-96       146,288     Sq Feet              21.19              90.5         09/08/97                   $0.10 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   224                      52,178     Sq Feet              59.41             100.0         07/22/97                   $0.15 Sq Foot
   225         1996             99     Units            31,313.13              95.0         08/12/97                 $225.00 Unit
   226                         168     Units            18,303.57              94.0         06/18/97                 $264.00 Unit
   227                      97,906     Sq Feet              31.15              87.7         06/30/97                   $0.22 Sq Foot
   228         1994         10,420     Sq Feet             290.41             100.0         10/31/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   229                         176     Units            17,045.45              96.0         06/05/97                 $175.00 Unit
   230                         169     Pads             17,751.48              96.4         08/18/97                  $50.00 Pad
   231                         200     Units            15,000.00              98.7         09/01/97                 $252.00 Unit
   232                      69,262     Sq Feet              43.31              97.7         06/26/97                   $0.23 Sq Foot
   233                         128     Units            23,125.00              94.5         07/03/97                 $363.82 Unit
------------------------------------------------------------------------------------------------------------------------------------
   234         1995         65,642     Sq Feet              44.72              91.0         06/15/97                   $0.21 Sq Foot
   235                      30,000     Sq Feet              97.50             100.0         08/01/97                   $0.10 Sq Foot
   237                      46,775     Sq Feet              60.93             100.0         10/10/97                   $0.10 Sq Foot
   238         1989            131     Rooms            21,740.46              NAP             NAP       4% of gross revenue Room
   239                          80     Rooms            35,125.00              NAP             NAP       4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
   240                      23,460     Sq Feet             119.35             100.0         03/12/97                   $0.22 Sq Foot
   241         1995            126     Rooms            22,222.22              NAP             NAP       4% of gross revenue Room
   242                      18,980     Sq Feet             150.70             100.0         10/31/97                   $0.00 Sq Foot
   243                         136     Units            20,588.24              94.9         07/08/97                 $320.53 Unit
   244                      25,000     Sq Feet             111.60             100.0         05/21/97                   $0.10 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   245                      95,072     Sq Feet              29.06             100.0         09/10/97                   $0.16 Sq Foot
   246                      57,489     Sq Feet              47.84              95.7         02/01/97                   $0.16 Sq Foot
   247                      59,509     Sq Feet              45.37             100.0         08/22/97                   $0.17 Sq Foot
   248                      61,757     Sq Feet              43.72             100.0         09/10/97                   $0.15 Sq Foot
   249                         103     Units            26,213.59              87.4         05/14/97                 $277.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   250                      34,384     Sq Feet              78.52              97.6         08/02/97                   $0.15 Sq Foot
   251                         144     Units            18,750.00              97.9         05/31/97                 $200.00 Unit
   252         1995         34,852     Sq Feet              77.47             100.0         06/11/97                   $0.15 Sq Foot
   253         1994         67,180     Sq Feet              40.19              90.9         04/01/97                   $0.19 Sq Foot
   254                      40,550     Sq Feet              66.58              95.8         03/14/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   255         1990             99     Rooms            26,959.60              NAP             NAP       4% of gross revenue Room
   256         1995         82,522     Sq Feet              31.51              93.0         09/19/97                   $0.17 Sq Foot
   257         1989            296     Units             8,783.78              89.5         08/01/97                 $236.00 Unit
   258         1990             64     Units            40,625.00              96.9         06/11/97                 $283.00 Unit
   259                          79     Units            32,848.10              98.7         06/01/97                 $150.00 Unit
------------------------------------------------------------------------------------------------------------------------------------



                                  LARGEST RETAIL TENANT
           ---------------------------------------------------------------------
                                                           TENANT
 CONTROL                                                 AREA LEASED     LEASE     CONTROL
   NO.     TENANT NAME                                    (SQ. FT.)     EXP DATE     NO.
=============================================================================================
   187                                                                                 187

   188                                                                                 188
   189                                                                                 189
188 & 189  Independent Golf Research                         9,920      03/31/00    188 & 189
----------------------------------------------------------------------------------------------

   190     Western Auto                                     14,510      11/30/99       190
   191                                                                                 191
   192                                                                                 192
   193                                                                                 193
----------------------------------------------------------------------------------------------
   194     Fagadau and Hawk                                  5,156      09/01/99       194
   195                                                                                 195
   196                                                                                 196
   197     Eckerd Drugs                                      8,504      01/31/05       197
   198     Wal-Mart                                         60,000      06/30/02       198
----------------------------------------------------------------------------------------------
   199                                                                                 199
   200                                                                                 200
   201                                                                                 201
   202                                                                                 202
   203                                                                                 203
----------------------------------------------------------------------------------------------
   204                                                                                 204
   205     United Artists                                   22,000      02/28/17       205
   206                                                                                 206
   207     Ocean State Job Lot                              28,480      03/31/98       207
   208     Fitness Forever III                              15,526      10/31/03       208
----------------------------------------------------------------------------------------------
   209                                                                                 209
   210     Marty's Liquor                                   20,672      03/31/99       210
   211     Loehmann's, Inc                                  25,000      02/28/17       211
   212                                                                                 212
   213                                                                                 213
----------------------------------------------------------------------------------------------
   214                                                                                 214
   215     Lowe's Food Store                                35,775      03/31/08       215
   216     Babies R Us                                      42,341      02/01/08       216
   217                                                                                 217
   218                                                                                 218
----------------------------------------------------------------------------------------------
   219                                                                                 219
   220     Minyard Food Stores                              26,166      04/30/11       220
   221                                                                                 221
   222     Petco                                            14,000      07/31/06       222
   223     Value City                                       75,600      11/30/06       223
----------------------------------------------------------------------------------------------
   224                                                                                 224
   225                                                                                 225
   226                                                                                 226
   227                                                                                 227
   228     Walgreen Company                                 10,420      08/31/15       228
----------------------------------------------------------------------------------------------
   229                                                                                 229
   230                                                                                 230
   231                                                                                 231
   232     Food Lion                                        29,000      08/31/10       232
   233                                                                                 233
----------------------------------------------------------------------------------------------
   234     Igiesio Cristo Rompe                             10,485      06/30/00       234
   235     Staples, Inc.                                    30,000      07/01/11       235
   237                                                                                 237
   238                                                                                 238
   239                                                                                 239
----------------------------------------------------------------------------------------------
   240     Yi's Interiors                                    5,500      02/01/00       240
   241                                                                                 241
   242     Circuit City                                     18,980      05/31/18       242
   243                                                                                 243
   244     Designer Shoe Warehouse                          25,000      08/30/18       244
----------------------------------------------------------------------------------------------
   245     Albertsons Grocery                               36,996      05/31/07       245
   246                                                                                 246
   247                                                                                 247
   248                                                                                 248
   249                                                                                 249
----------------------------------------------------------------------------------------------
   250     Tutor Time Child Care                             8,690      07/31/12       250
   251                                                                                 251
   252     Bailey, Schaefer & Errato                         5,511      04/30/99       252
   253                                                                                 253
   254     Genghiskhan                                       6,101      10/31/00       254
----------------------------------------------------------------------------------------------
   255                                                                                 255
   256     Winn Dixie                                       46,616      04/11/04       256
   257                                                                                 257
   258                                                                                 258
   259                                                                                 259
----------------------------------------------------------------------------------------------


 CONTROL                                                                                                                     ZIP
   NO.     PROPERTY NAME                               ADDRESS                                   CITY                 STATE  CODE
====================================================================================================================================
   260     North Park Plaza                            NW Corner Arizona Ave. & Ray Rd.          Chandler              AZ    85224
   261     South Oak SC                                809 Arrowood Road                         Charlotte             NC    28217
   262     Homelife Center                             8780 Central Avenue                       Montclair             CA    91763
   263     Highpoint Village Shopping Center           12101 North Greenville Ave.               Dallas                SC    75243
   264     Wexford Square Apartments                   208 W. 62nd St.                           Minneapolis           MN    55419
------------------------------------------------------------------------------------------------------------------------------------
   265     Shoppes of Cooper City                      12125-12397 Sheridan St.                  Cooper City           FL    33026
   266     Pep Boys  - Miami                           10660 SW 40TH Street                      Miami                 FL    33165
   267     Willow Glenn Apartments                     7474 La Mancha Way                        Sacramento            CA    95823
   268     Hempstead Road Apartments                   5615-5645 Hempstead Road                  Pittsburgh            PA    15217
   269     Confederate Ridge Apartments                780 Highway 61 North Bypass               Vicksburg             MS    39180
------------------------------------------------------------------------------------------------------------------------------------
   270     Auto/Retail (2450 S. Military Trail)        2450 S. Military Trail                    West Palm Beach       FL    33046
   271     Wood Creek Apartments                       202 North Garnett Road                    Tulsa                 OK    74166
   272     Latimer Brook Commons S.C.                  339 Flanders Rd.                          East Lyme             CT    06333
   273     Nob Hill Apartments                         3502 South Mason Avenue                   Tacoma                WA    98409
   275     Capital Plaza                               545,551 & 555 Washington Street           Weymouth              MA    02188
------------------------------------------------------------------------------------------------------------------------------------
   276     Mountain Park Square                        4206 East Chandler Blvd.                  Phoenix               AZ    85044
   277     St. Mary's                                  551 4th St. North                         Winsted               MN    55395
   278     Tuscany Apartments                          1221 North Orange Ave.                    Los Angeles           CA    90038
   279     Lakeview Apartments                         2610 West Erie Avenue                     Lorain                OH    44052
   280     Devonshire Shopping Center                  SEC 127th St. & Mur-Len Rd.               Olathe                KS    66061
------------------------------------------------------------------------------------------------------------------------------------
   281     Georgetown Apartments                       751 E. Northside Drive                    Greenwood             SC    29649
   282     Shamrock Park Apartments                    1440 College Way                          Olathe                KS    66062
   283     Thrifty-Payless - Corona del Mar            3141 East Pacific Coast Highway           Corona del Mar        CA    92625
   284     Walgreen  - Weston                          1751 Bonaventure Blvd                     Weston                FL    33326
   285     Summit at Woodhaven Apartments              6100 Oakland Hills Drive                  Fort Worth            TX    76112
------------------------------------------------------------------------------------------------------------------------------------
   286     MCL Center                                  1331-1337 West Fullerton Ave.             Chicago               IL    60614
   287     Hibiscus Center                             2950 Tamiami Trail                        Naples                FL    33940
   288     Towers Garden Apartments                    4015 Covington Highway                    Decatur               GA    30032
   289     Greenbriar Plaza Shopping Center            7041-7181 North Pecos Street              Denver                CO    80221
   290     Point Place II                              443 Donelson Pike                         Nashville             TN    37214
------------------------------------------------------------------------------------------------------------------------------------
   291     Babcock                                     222-230 Babcock Street                    Brookline             MA    02134
   292     Stoneridge Apartments                       1000 South Danville Road                  Kilgore               TX    75662
   293     Rivers Edge Business Park                   19017, 19039, 19201 62nd Avenue South     Kent                  WA    98032
   294     Summit                                      1700 Enterprise Drive                     Wichita Falls         TX    76306
   295     2105-2109 First Avenue                      2102-2109 First Avenue                    New York              NY    10029
------------------------------------------------------------------------------------------------------------------------------------
   296     North Pointe Plaza Shopping Center          5420-5430 North Tryon Street              Charlotte             NC    28213
   297     French Quarter Apartments                   6643 Abrego Road                          Isla Vista            CA    93117
   298     Rite-Aid - Bay City                         3880 E. Wilder Road                       Bay City              MI    48706
   299     Coral Gardens                               3230 East Roosevelt Street                Phoenix               AZ    85008
   300     Sherwood Arms Apartments                    3909 Baker Plaza                          Columbus              GA    31903
------------------------------------------------------------------------------------------------------------------------------------
   301     Irongate Village Shopping Center            6401-25 Iron Bridge Road                  Richmond              VA    23234
   302     Conway Club Apartments                      1900 South Conway Rd.                     Orlando               FL    32812
   303     Rite-Aid - Essexville                       1490 W. Center Avenue                     Essexville            MI    48732

   304     Golden Age Four and Taylor
------------------------------------------------------------------------------------------------------------------------------------
   304a    Taylor County Health Care Center            South Broad Street                        Butler                GA    31006
   304b    Four County Health Care Center              99 Overby Drive                           Richland              GA    31825

   305     Mission Station                             4400 Bluemel Rd.                          San Antonio           TX    78240
   306     El Mercado Apartments                       10480 El Mercado Drive                    Rancho Cordova        CA    95670
------------------------------------------------------------------------------------------------------------------------------------
   307     Greentree                                   6103 Manor Road                           Austin                TX    78723
   308     Santa Rosa Plaza Shopping Center            2800 Gulf Breeze Parkway                  Gulf Breeze           FL    32561
   309     The Hermitage                               219 Monastery Court                       Valrico               FL    33594
   310     A Rite-Aid Pharmacy - Manhattan Blvd.       810 Manhattan Blvd.                       Toldeo                OH    43608
   311     Fowler Plaza                                2540 East Fowler Plaza                    Tampa                 FL    33612
------------------------------------------------------------------------------------------------------------------------------------
   312     Countrywood Village                         5500 Mack Road                            Sacramento            CA    95023
   313     Sun Club Apartments                         1701 North Central Avenue                 Kissimmee             FL    32741
   314     A Rite-Aid Pharmacy - Sylvania Ave.         1012 Sylvania Ave.                        Toledo                OH    43612
   315     Queensbury                                  220 S. Home Ave.                          Avalon                PA    15202
   316     Colonial Village                            9500 103rd Street                         Jacksonville          FL    32210
------------------------------------------------------------------------------------------------------------------------------------
   317     54 South Commerce Way                       54 South Commerce Way                     Hanover Township      PA    18017
   318     Mac Frugal's Plaza                          303 E Southern Avenue                     Mesa                  AZ    85210
   319     1250 South Vermont Avenue                   1250 South Vermont Avenue                 Los Angeles           CA    90006
   320     Hilltop Manor                               5200 Annapolis Road                       Bladensburg           MD    20710
   321     Commerce Center                             1975 E. Sunrise Blvd.                     Ft. Lauderdale        FL    33304
------------------------------------------------------------------------------------------------------------------------------------
   322     Lakecrest Shopping Center                   28855 Military Road South                 Federal Way           WA    98003
   323     Bridgestone Apartments                      1272 Bridgestone Avenue                   Springdale            AR    72764
   324     Rite-Aid - Jenison                          2739 Port Sheldon Road                    Jenison               MI    49428
   325     A Rite-Aid Pharmacy - Main Street           212 Main Street                           Toledo                OH    43605
   326     First Union National Bank Building          205 Front Street                          Wilmington            NC    28403
------------------------------------------------------------------------------------------------------------------------------------
   327     Auto/Retail (2501 Sample Road)              2501-2525 W. Sample Road                  Pompano Beach         FL    33073
   328     Rite-Aid - Wilkes-Barre                     Wilkes-Barre Blvd &                       Wilkes-Barre          PA    18702
                                                         East Northampton Street
   329     Villa Gardens Apartments                    3734 West El Segundo Blvd.                Hawthorne             CA    90250
   330     Rite-Aid - Cleveland                        15105 St Clair Ave & 152nd St.            Cleveland             OH    44110
   331     Holiday Inn & Suites                        300 East Washington Blvd.                 Fort Wayne            IN    46802
------------------------------------------------------------------------------------------------------------------------------------



                                                                                   CUMULATIVE
            CROSSED COLLATERALIZED                              % OF AGGREGATE    % OF INITIAL                              INITIAL
  CONTROL     LOANS CONTROL          ORIGINAL  CUT-OFF DATE      CUT-OFF DATE        POOL         MORTGAGE  ADMINISTRATIVE  ACCRUAL
    NO.            NOS.              BALANCE      BALANCE          BALANCE          BALANCE         RATE      COST RATE      METHOD
====================================================================================================================================
    260                            $2,600,000   $2,592,807           0.12%           87.10%        9.0100%     0.1775%       30/360
    261                             2,500,000    2,500,000           0.11            87.22         7.7500      0.1025        30/360
    262                             2,494,000    2,494,000           0.11            87.33         7.6200      0.1025       Act/360
    263                             2,500,000    2,492,741           0.11            87.44         8.5500      0.1025        30/360
    264                             2,500,000    2,491,906           0.11            87.56         8.4500      0.1525       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    265                             2,500,000    2,491,161           0.11            87.67         8.7220      0.1025        30/360
    266                             2,447,077    2,447,077           0.11            87.78         7.9600      0.1025        30/360
    267                             2,445,000    2,441,908           0.11            87.89         7.5500      0.1025       Act/360
    268                             2,445,000    2,437,864           0.11            88.00         8.7500      0.1025        30/360
    269                             2,425,750    2,412,421           0.11            88.11         8.0000      0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    270                             2,400,000    2,400,000           0.11            88.22         8.0800      0.1025       Act/360
    271                             2,400,000    2,396,142           0.11            88.33         7.9400      0.1025       Act/360
    272                             2,400,000    2,395,261           0.11            88.44         8.1000      0.1025       Act/360
    273                             2,400,000    2,391,184           0.11            88.55         8.5350      0.1025        30/360
    275                             2,350,000    2,329,478           0.11            88.65         9.3750      0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    276                             2,325,000    2,319,928           0.11            88.76         8.7500      0.1025       Act/360
    277                             2,325,000    2,319,749           0.11            88.86         8.8700      0.1525       Act/360
    278                             2,320,000    2,313,214           0.10            88.97         8.7400      0.1775        30/360
    279                             2,300,000    2,300,000           0.10            89.07         7.5100      0.1025       Act/360
    280           76,105,408        2,295,000    2,293,509           0.10            89.18         8.1600      0.1775        30/360
------------------------------------------------------------------------------------------------------------------------------------
    281                             2,275,000    2,272,933           0.10            89.28         7.6100      0.1625       Act/360
    282                             2,275,000    2,272,469           0.10            89.38         8.0400      0.1775       Act/360
    283                             2,270,098    2,262,166           0.10            89.49         7.9300      0.1025        30/360
    284                             2,257,604    2,257,604           0.10            89.59         7.3750      0.1025        30/360
    285                             2,260,000    2,254,104           0.10            89.69         8.1900      0.1825        30/360
------------------------------------------------------------------------------------------------------------------------------------
    286                             2,250,000    2,250,000           0.10            89.79         7.6300      0.1025       Act/360
    287                             2,250,000    2,248,944           0.10            89.89         7.8760      0.1625       Act/360
    288                             2,250,000    2,245,357           0.10            90.00         7.9100      0.1825        30/360
    289                             2,250,000    2,244,275           0.10            90.10         8.3300      0.1775       Act/360
    290                             2,240,000    2,234,690           0.10            90.20         8.7300      0.1775       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    291                             2,225,000    2,215,083           0.10            90.30         8.7500      0.1025        30/360
    292                             2,200,000    2,200,000           0.10            90.40         8.1400      0.1025        30/360
    293                             2,200,000    2,199,079           0.10            90.50         8.1875      0.1025       Act/360
    294                             2,200,000    2,197,608           0.10            90.60         8.1250      0.1025       Act/360
    295                             2,200,000    2,197,179           0.10            90.70         8.8400      0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    296                             2,175,000    2,171,313           0.10            90.80         8.5400      0.1525       Act/360
    297                             2,169,000    2,165,115           0.10            90.90         7.5600      0.1025       Act/360
    298                             2,159,314    2,159,314           0.10            90.99         7.5000      0.1025        30/360
    299                             2,160,000    2,156,589           0.10            91.09         8.0000      0.1025       Act/360
    300                             2,160,000    2,155,702           0.10            91.19         8.0900      0.1825        30/360
------------------------------------------------------------------------------------------------------------------------------------
    301                             2,128,000    2,121,737           0.10            91.29         8.7100      0.1825        30/360
    302                             2,125,000    2,118,577           0.10            91.38         8.5800      0.1825        30/360
    303                             2,114,985    2,114,985           0.10            91.48         7.5000      0.1025        30/360

    304                             2,100,000    2,100,000           0.10            91.57         8.1500      0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    304a             304a
    304b             304b

    305                             2,100,000    2,097,344           0.10            91.67         7.5500      0.1025       Act/360
    306                             2,100,000    2,097,344           0.10            91.76         7.5500      0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    307                             2,100,000    2,094,179           0.10            91.86         9.0000      0.1025        30/360
    308                             2,100,000    2,091,703           0.09            91.95         8.9500      0.1025        30/360
    309                             2,050,000    2,047,557           0.09            92.05         7.7800      0.1625       Act/360
    310                             2,044,000    2,039,470           0.09            92.14         7.7900      0.1025        30/360
    311                             2,025,000    2,022,355           0.09            92.23         8.1500      0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    312                             2,025,000    2,022,146           0.09            92.32         8.3750      0.1025       Act/360
    313                             2,025,000    2,017,331           0.09            92.41         8.6250      0.1025        30/360
    314                             2,008,000    2,003,550           0.09            92.51         7.7900      0.1025        30/360
    315                             2,006,000    2,000,084           0.09            92.60         8.7000      0.1025        30/360
    316                             2,000,000    2,000,000           0.09            92.69         7.8750      0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    317                             2,000,000    1,998,995           0.09            92.78         7.6800      0.1625       Act/360
    318                             2,000,000    1,998,732           0.09            92.87         8.2800      0.1775        30/360
    319                             2,000,000    1,997,260           0.09            92.96         9.1500      0.1775       Act/360
    320                             2,000,000    1,995,287           0.09            93.05         8.5000      0.1025       Act/360
    321                             2,000,000    1,994,444           0.09            93.14         8.9900      0.1825        30/360
------------------------------------------------------------------------------------------------------------------------------------
    322                             2,000,000    1,989,549           0.09            93.23         9.1250      0.1025       Act/360
    323                             1,990,000    1,987,894           0.09            93.32         7.9600      0.1625        30/360
    324                             1,974,110    1,974,110           0.09            93.41         7.5000      0.1025        30/360
    325                             1,956,000    1,953,856           0.09            93.50         7.7900      0.1025        30/360
    326                             1,960,000    1,951,883           0.09            93.59         8.8125      0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    327                             1,950,000    1,950,000           0.09            93.68         8.0800      0.1025       Act/360
    328                             1,948,066    1,940,888           0.09            93.76         7.7650      0.1025        30/360

    329                             1,950,000    1,938,977           0.09            93.85         8.5900      0.1025       Act/360
    330                             1,961,817    1,925,202           0.09            93.94         8.1700      0.1025        30/360
    331                             1,900,000    1,893,030           0.09            94.02         8.9000      0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------



                                                                      ORIGINAL     REMAINING
                                                                       TERM TO       TERM TO         ORIGINAL          REMAINING
  CONTROL           AMORTIZATION                                      MATURITY      MATURITY       AMORTIZATION       AMORTIZATION
    NO.                TYPE                                            (MOS.)        (MOS.)         TERM (MOS.)        TERM (MOS.)
====================================================================================================================================
    260           Amortizing Balloon                                     120           115              360                355
    261           Amortizing Balloon                                     180           180              360                360
    262           Amortizing Balloon                                     120           120              330                330
    263           Amortizing Balloon                                     120           117              300                297
    264           Fully Amortizing                                       300           296              300                296
------------------------------------------------------------------------------------------------------------------------------------
    265           Amortizing Balloon                                      84            78              360                354
    266           Step(3)                                                234           234              234                234
    267           Amortizing Balloon                                     120           118              360                358
    268           Amortizing Balloon                                     120           115              360                355
    269           Amortizing Balloon                                      84            76              360                352
------------------------------------------------------------------------------------------------------------------------------------
    270           Amortizing Balloon                                     180           180              300                300
    271           Amortizing Balloon                                     120           117              360                357
    272           Amortizing Balloon                                     120           116              360                356
    273           Amortizing Balloon                                      84            78              360                354
    275           Amortizing Balloon                                     120           114              240                234
------------------------------------------------------------------------------------------------------------------------------------
    276           Amortizing Balloon                                     240           235              360                355
    277           Amortizing Balloon                                     120           117              300                297
    278           Amortizing Balloon                                     120           115              360                355
    279           Amortizing Balloon                                     120           120              360                360
    280           Amortizing Balloon                                     120           119              360                359
------------------------------------------------------------------------------------------------------------------------------------
    281           Amortizing Balloon                                     120           119              300                299
    282           Amortizing Balloon                                     120           118              360                358
    283           Fully Amortizing                                       238           236              238                236
    284           Fully Amortizing                                       235           235              235                235
    285           Amortizing Balloon                                     120           116              360                356
------------------------------------------------------------------------------------------------------------------------------------
    286           Amortizing Balloon                                     120           120              360                360
    287           Amortizing Balloon                                      84            83              360                359
    288           Amortizing Balloon                                     120           117              360                357
    289           Amortizing Balloon                                     120           117              300                297
    290           Amortizing Balloon                                     120           116              324                320
------------------------------------------------------------------------------------------------------------------------------------
    291           Amortizing Balloon                                     120           114              330                324
    292           Interest Only then Hyper-Amortizing(4)                 120           116              360                360
    293           Amortizing Balloon                                     120           119              360                359
    294           Amortizing Balloon                                     120           118              360                358
    295           Amortizing Balloon                                     120           119              240                239
------------------------------------------------------------------------------------------------------------------------------------
    296           Amortizing Balloon                                     120           118              300                298
    297           Amortizing Balloon                                     120           117              360                357
    298           Amortizing Balloon                                     240           240              296                296
    299           Amortizing Balloon                                     336           333              360                357
    300           Amortizing Balloon                                     120           117              360                357
------------------------------------------------------------------------------------------------------------------------------------
    301           Amortizing Balloon                                     120           115              360                355
    302           Amortizing Balloon                                     120           115              360                355
    303           Amortizing Balloon                                     240           240              296                296

    304           Fully Amortizing                                       120           120              120                120
------------------------------------------------------------------------------------------------------------------------------------
    304a
    304b

    305           Amortizing Balloon                                     120           118              360                358
    306           Amortizing Balloon                                     120           118              360                358
------------------------------------------------------------------------------------------------------------------------------------
    307           Fully Amortizing                                       360           355              360                355
    308           Amortizing Balloon                                      84            77              360                353
    309           Amortizing Balloon                                     120           118              360                358
    310           Amortizing Balloon                                     238           236              298                296
    311           Amortizing Balloon                                     120           118              360                358
------------------------------------------------------------------------------------------------------------------------------------
    312           Amortizing Balloon                                      84            81              360                357
    313           Amortizing Balloon                                     120           115              330                325
    314           Amortizing Balloon                                     238           236              298                296
    315           Amortizing Balloon                                     120           115              360                355
    316           Amortizing Balloon                                     120           120              360                360
------------------------------------------------------------------------------------------------------------------------------------
    317           Amortizing Balloon                                     120           119              360                359
    318           Amortizing Balloon                                     120           119              360                359
    319           Amortizing Balloon                                     120           116              360                356
    320           Amortizing Balloon                                     120           115              360                355
    321           Amortizing Balloon                                      84            79              360                355
------------------------------------------------------------------------------------------------------------------------------------
    322           Amortizing Balloon                                     120           113              300                293
    323           Fully Amortizing                                       300           299              300                299
    324           Amortizing Balloon                                     240           240              296                296
    325           Amortizing Balloon                                     239           238              299                298
    326           Amortizing Balloon                                     180           177              240                237
------------------------------------------------------------------------------------------------------------------------------------
    327           Amortizing Balloon                                     180           180              192                192
    328           Fully Amortizing                                       234           232              234                232

    329           Fully Amortizing                                       240           236              240                236
    330           Fully Amortizing                                       230           220              230                220
    331           Amortizing Balloon                                      84            80              300                296
------------------------------------------------------------------------------------------------------------------------------------



  CONTROL    ORIGINATION   MATURITY       BALLOON
    NO.          DATE        DATE         BALANCE      PROPERTY TYPE                  PREPAYMENT PROVISIONS
====================================================================================================================================
    260        05/14/97    06/01/07    $2,325,590      Retail - Anchored              L(5),YM1%(1),4(1),3(1),2(1),1(.5),O(.5)
    261        10/10/97    11/01/12     1,902,770      Retail - Anchored              L(4),YM1%(6),5(1),4(1),3(1),2(1),1(.75),O(.25)
    262        10/10/97    11/01/07     2,131,512      Retail - Unanchored            L(4),YM1%(5.75),O(.25)
    263        07/18/97    08/01/07     2,046,729      Retail - Unanchored            L(2),YM1%(7.5),O(.5) or DEF
    264        06/30/97    07/01/22       219,583      Multifamily                    L(11),YM1%(13.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    265        04/25/97    05/01/04     2,333,330      Retail - Unanchored            L(4),YM1%(2.5),O(.5) or DEF
    266        10/15/97    05/01/17           -        Ground Lease - CTL             L(8),YM1%(11.5)
    267        08/25/97    09/01/07     2,162,162      Multifamily                    L(3),YM1%(6.5),O(.5)
    268        05/19/97    06/01/07     2,176,598      Multifamily                    L(4),YM1%(5.75),O(.25)
    269        02/24/97    03/01/04     2,243,272      Multifamily                    L(2),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    270        10/06/97    11/01/12     1,604,785      Retail - Unanchored            L(5),YM2%(9.5),O(.5)
    271        07/18/97    08/01/07     2,143,094      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
    272        06/24/97    07/01/07     2,151,682      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
    273        04/29/97    05/01/04     2,234,872      Multifamily                    L(4),YM1%(2.5),O(.5)
    275        04/14/97    05/01/07     1,686,964      Retail - Unanchored            L(4),YM1%(5),O(1)
------------------------------------------------------------------------------------------------------------------------------------
    276        05/28/97    06/01/17     1,608,231      Retail - Unanchored            L(4),YM1%(15.75),O(.25)
    277        07/07/97    08/01/07     1,963,157      Skilled Nursing                L(4),YM1%(5.5),O(.5)
    278        05/05/97    06/01/07     2,064,935      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
    279        10/07/97    11/01/07     2,031,820      Multifamily                    L(4),5(1),4(1),3(1),2(1),1(1),O(1)
    280        09/26/97    10/01/07     2,019,857      Retail - Anchored              L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    281        09/19/97    10/01/07     1,853,656      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
    282        08/27/97    09/01/07     2,035,936      Multifamily                    L(4),YM1%(5.5),O(.5)
    283        08/29/97    07/01/17           -        Retail - CTL                   L(8),YM1%(11.58),O(.25)
    284        10/10/97    06/01/17           -        Retail - CTL                   L(8),YM1%(11.33),O(.25)
    285        06/23/97    07/01/07     1,990,255      Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    286        10/09/97    11/01/07     1,993,595      Retail - Unanchored            L(4),YM1%(5.75),O(.25)
    287        09/25/97    10/01/04     2,100,676      Retail - Unanchored            L(4),YM1%(2.5),O(.5) or DEF
    288        07/28/97    08/01/07     1,970,128      Multifamily                    L(4),YM1%(5.5),O(.5)
    289        07/25/97    08/01/07     1,871,866      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
    290        06/19/97    07/01/07     1,955,517      Office                         L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    291        04/18/97    05/01/07     1,915,315      Multifamily                    L(4),YM1%(5),O(1)
    292        06/16/97    07/01/07     2,004,017      Multifamily                    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
    293        09/05/97    10/01/07     1,975,955      Industrial                     L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.75),O(.25)
    294        08/27/97    09/01/07     1,972,768      Multifamily                    L(4),YM1%(5.5),O(.5)
    295        09/10/97    10/01/07     1,595,951      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    296        08/21/97    09/01/07     1,819,624      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
    297        07/25/97    08/01/07     1,918,903      Multifamily                    L(3),YM1%(6.5),O(.5)
    298        10/10/97    11/01/17       755,487      Retail - CTL                   L(10),YM1%(10)
    299        07/31/97    08/01/25       578,446      Multifamily - Section 42       L(15),O(13)
    300        07/15/97    08/01/07     1,898,348      Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    301        05/22/97    06/01/07     1,892,985      Retail - Anchored              L(4),YM1%(5.5),O(.5)
    302        05/21/97    06/01/07     1,885,689      Multifamily                    L(4),YM1%(5.5),O(.5)
    303        10/10/97    11/01/17       739,976      Retail - CTL                   L(10),YM1%(10)

    304        10/14/97    11/01/07        23,825                                     L(3),4(3),3(1),2(1),1(1),O(1)
------------------------------------------------------------------------------------------------------------------------------------
    304a                                               Skilled Nursing
    304b                                               Skilled Nursing

    305        08/22/97    09/01/07     1,857,071      Multifamily                    L(3),YM1%(6.5),O(.5)
    306        08/25/97    09/01/07     1,857,071      Multifamily                    L(3),YM1%(6.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    307        05/06/97    06/01/27           -        Multifamily - Section 42       L(10),YM1%(5),O(15)
    308        03/26/97    04/01/04     1,965,308      Retail - Anchored              L(2),YM1%(4.5),O(.5) or DEF
    309        08/27/97    09/01/07     1,823,162      Multifamily                    L(4),YM1%(5.5),O(.5)
    310        08/27/97    07/01/17       769,553      Retail - CTL                   L(10),YM1%(9.833) or DEF
    311        08/21/97    09/01/07     1,781,867      Retail - Unanchored            L(9.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    312        07/03/97    08/01/04     1,904,856      Multifamily                    L(2),YM1%(4.75),O(.25)
    313        05/12/97    06/01/07     1,738,554      Multifamily                    L(5),YM1%(4.75),O(.25)
    314        08/22/97    07/01/17       755,999      Retail - CTL                   L(10),YM1%(9.833) or DEF
    315        05/24/97    06/01/07     1,784,125      Multifamily                    L(4),YM1%(5.75),O(.25)
    316        10/06/97    11/01/07     1,782,713      Multifamily                    L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    317        09/23/97    10/01/07     1,774,582      Office                         L(4),YM1%(5.5),O(.5) or DEF
    318        09/05/97    10/01/07     1,764,453      Retail - Anchored              L(4),YM1%(5.5),O(.5)
    319        05/28/97    07/01/07     1,835,725      Retail - Unanchored            L(3),YM1%(6.5),O(.5) or DEF
    320        05/27/97    06/01/07     1,809,447      Multifamily                    L(4),YM1%(5.75),O(.25)
    321        05/23/97    06/01/04     1,872,593      Office                         L(4),YM1%(2.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    322        03/19/97    04/01/07     1,700,448      Retail - Unanchored            L(4),YM1%(5.75),O(.25)
    323        09/16/97    10/01/22           -        Multifamily                    L(10),YM1%(10),1(4.5),O(.5) or DEF
    324        10/10/97    11/01/17       690,691      Retail - CTL                   L(10),YM1%(10)
    325        09/26/97    09/01/17       735,615      Retail - CTL                   L(10),YM1%(9.917) or DEF
    326        07/03/97    08/01/12       907,861      Office                         L(4),YM1%(10.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    327        10/06/97    11/01/12       256,399      Retail - Unanchored            L(5),YM2%(9.5),O(.5)
    328        08/21/97    03/01/17           -        Retail - CTL                   L(8),YM1%(11.25),O(.25)

    329        06/03/97    07/01/17       101,514      Multifamily                    L(4),YM1%(15.5),O(.5)
    330        12/31/96    03/01/16           -        Retail - CTL                   L(8),YM1%(10.67),O(.5)
    331        06/30/97    07/01/04     1,700,137      Hospitality                    L(0),YM1%(6.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------



  CONTROL           ANNUAL            NET                       APPRAISED
    NO.            DEBT SERVICE     CASH FLOW        DSCR         VALUE
================================================================================
    260            $251,267         $310,852         1.24x     $3,520,000
    261             214,924          267,724         1.25       3,400,000
    262             216,901          283,440         1.31       3,325,000
    263             242,580          362,744         1.50       3,570,000
    264             240,558          300,218         1.25       3,500,000
--------------------------------------------------------------------------------
    265             235,410          360,147         1.53       3,400,000
    266             227,019          227,700         NAP        2,530,000
    267             206,155          256,657         1.24       3,100,000
    268             230,818          289,421         1.25       3,180,000
    269             213,592          288,325         1.35       3,100,000
--------------------------------------------------------------------------------
    270             223,812          298,671         1.33       3,200,000
    271             210,121          273,263         1.30       3,300,000
    272             213,335          286,662         1.34       3,200,000
    273             222,162          272,594         1.23       3,000,000
    275             260,563          355,839         1.37       4,200,000
--------------------------------------------------------------------------------
    276             219,489          285,362         1.30       3,100,000
    277             231,657          322,744         1.39       3,100,000
    278             218,819          275,127         1.26       3,350,000
    279             193,172          253,783         1.31       2,930,000
    280             205,159          295,535         1.44       2,900,000
--------------------------------------------------------------------------------
    281             203,702          273,519         1.34       2,970,000
    282             201,080          260,468         1.30       2,900,000
    283             227,453          232,002         NAP        2,600,000
    284             218,205          240,025         NAP        2,800,000
    285             202,601          266,900         1.32       2,850,000
--------------------------------------------------------------------------------
    286             191,197          249,888         1.31       3,000,000
    287             195,787          250,405         1.28       3,125,000
    288             196,425          267,928         1.36       3,100,000
    289             214,327          302,970         1.41       3,500,000
    290             216,200          317,729         1.47       3,200,000
--------------------------------------------------------------------------------
    291             214,164          328,477         1.53       4,350,000
    292             196,297(2)       265,638         1.35       2,750,000
    293             197,176          265,069         1.34       3,100,000
    294             196,019          254,024         1.30       3,150,000
    295             234,818          473,540         2.02       3,600,000
--------------------------------------------------------------------------------
    296             210,868          324,799         1.54       2,900,000
    297             183,061          253,999         1.39       3,000,000
    298             192,371          194,102         NAP        2,160,000
    299             190,192          234,810         1.23       2,850,000
    300             191,820          261,784         1.36       2,900,000
--------------------------------------------------------------------------------
    301             200,163          267,368         1.34       2,900,000
    302             197,521          252,156         1.28       2,660,000
    303             188,422          190,118         NAP        2,120,000

    304             307,747          635,820         2.07       7,241,000
--------------------------------------------------------------------------------
    304a                             341,877                    3,512,000
    304b                             293,943                    3,729,000

    305             177,066          236,158         1.33       2,700,000
    306             177,066          222,778         1.26       2,850,000
--------------------------------------------------------------------------------
    307             202,765          274,179         1.35       2,600,000
    308             201,859          297,427         1.47       2,825,000
    309             176,748          233,618         1.32       2,600,000
    310             186,318          191,513         NAP        2,060,000
    311             180,852          240,947         1.33       2,700,000
--------------------------------------------------------------------------------
    312             184,698          232,008         1.26       3,000,000
    313             192,799          244,344         1.27       2,700,000
    314             183,037          188,159         NAP        2,025,000
    315             188,516          235,701         1.25       2,550,000
    316             174,017          231,523         1.33       2,600,000
--------------------------------------------------------------------------------
    317             170,779          227,848         1.33       2,695,000
    318             180,810          298,418         1.65       3,400,000
    319             195,705          267,387         1.37       2,800,000
    320             184,539          230,473         1.25       2,800,000
    321             192,937          262,416         1.36       2,885,000
--------------------------------------------------------------------------------
    322             203,465          255,160         1.25       3,100,000
    323             183,677          239,857         1.31       3,000,000
    324             175,871          177,278         NAP        1,975,000
    325             178,101          183,330         NAP        1,975,000
    326             208,788          315,736         1.51       2,740,000
--------------------------------------------------------------------------------
    327             217,532          285,923         1.31       3,030,000
    328             194,198          194,780         NAP        2,125,000

    329             204,405          318,669         1.56       2,600,000
    330             202,889          213,033         NAP        2,125,000
    331             189,778          323,377         1.70       5,100,000
--------------------------------------------------------------------------------



                                  CUT-OFF       SCHEDULED
  CONTROL           APPRAISAL      DATE         MATURITY        YEAR
    NO.               YEAR          LTV         DATE LTV        BUILT
================================================================================
    260               1997          73.7%         66.1%         1966
    261               1997          73.5          56.0          1990
    262               1997          75.0          64.1          1992
    263               1997          69.8          57.3          1984
    264               1997          71.2           6.3          1967
--------------------------------------------------------------------------------
    265               1997          73.3          68.6          1987
    266               1997          NAP            -            1997
    267               1997          78.8          69.7          1989
    268               1997          76.7          68.5          1925
    269               1997          77.8          72.4          1974
--------------------------------------------------------------------------------
    270               1997          75.0          50.1          1985
    271               1997          72.6          64.9          1975
    272               1997          74.9          67.2          1989
    273               1997          79.7          74.5          1986
    275               1996          55.5          40.2         1950,80
--------------------------------------------------------------------------------
    276               1997          74.8          51.9          1997
    277               1997          74.8          63.3          1960
    278               1996          69.1          61.6          1990
    279               1997          78.5          69.3          1972
    280               1997          79.1          69.7          1987
--------------------------------------------------------------------------------
    281               1997          76.5          62.4          1972
    282               1997          78.4          70.2         1980-82
    283               1997          NAP            -            1959
    284               1996          NAP            -            1997
    285               1997          79.1          69.8          1984
--------------------------------------------------------------------------------
    286               1997          75.0          66.5          1986
    287               1997          72.0          67.2          1986
    288               1997          72.4          63.6         1965-72
    289               1997          64.1          53.5         1956-62
    290               1997          69.8          61.1          1985
--------------------------------------------------------------------------------
    291               1997          50.9          44.0          1962
    292               1997          80.0          72.9          1982
    293               1997          70.9          63.7          1987
    294               1997          69.8          62.6          1972
    295               1997          61.0          44.3          1900
--------------------------------------------------------------------------------
    296               1997          74.9          62.7         1979-80
    297               1997          72.2          64.0          1966
    298               1997          NAP           35.0          1997
    299               1997          75.7          20.3          1961
    300               1997          74.3          65.5          1972
--------------------------------------------------------------------------------
    301               1997          73.2          65.3          1985
    302               1997          79.6          70.9          1968
    303               1997          NAP           34.9          1997

    304                             29.0           0.3
--------------------------------------------------------------------------------
    304a              1997                                      1990
    304b              1997                                      1989

    305               1997          77.7          68.8          1983
    306               1997          73.6          65.2          1978
--------------------------------------------------------------------------------
    307               1996          80.5           -            1973
    308               1997          74.0          69.6          1984
    309               1997          78.8          70.1          1985
    310               1997          NAP           37.4          1997
    311               1997          74.9          66.0          1980
--------------------------------------------------------------------------------
    312               1997          67.4          63.5          1980
    313               1996          74.7          64.4          1973
    314               1997          NAP           37.3          1997
    315               1997          78.4          70.0          1970
    316               1997          76.9          68.6          1981
--------------------------------------------------------------------------------
    317               1997          74.2          65.8          1989
    318               1997          58.8          51.9          1986
    319               1997          71.3          65.6          1996
    320               1997          71.3          64.6          1942
    321               1997          69.1          64.9          1968
--------------------------------------------------------------------------------
    322               1997          64.2          54.9         1960,90
    323               1997          66.3           -            1996
    324               1997          NAP           35.0          1996
    325               1997          NAP           37.2          1997
    326               1997          71.2          33.1          1914
--------------------------------------------------------------------------------
    327               1997          64.4           8.5          1989
    328               1997          NAP            -            1997

    329               1997          74.6           3.9          1961
    330               1996          NAP            -            1995
    331               1997          37.1          33.3          1968
--------------------------------------------------------------------------------


                                                           LOAN PER
                                   SQ FT, UNIT,          SQ FT, UNIT,
  CONTROL          YEAR             BED, PAD              BED, PAD         OCCUPANCY      RENT ROLL                  UNDERWRITING
    NO.          RENOVATED          OR ROOM                OR ROOM         PERCENTAGE       DATE                       RESERVES
====================================================================================================================================
    260                           59,990 Sq Feet         $    43.34           98.5%        07/17/97                   $0.15 Sq Foot
    261                           36,746 Sq Feet              68.03           88.1         10/01/97                   $0.19 Sq Foot
    262                           37,773 Sq Feet              66.03          100.0         09/30/97                   $0.15 Sq Foot
    263                           38,413 Sq Feet              65.08           94.7         06/26/97                   $0.15 Sq Foot
    264          1995-96             119 Units            21,008.40           98.3         04/28/97                 $265.75 Unit
------------------------------------------------------------------------------------------------------------------------------------
    265                           28,847 Sq Feet              86.66           96.5         03/20/97                   $0.15 Sq Foot
    266                              -   Sq Feet                -            100.0         10/31/97                   $0.00 Sq Foot
    267                               94 Units            26,010.64           97.9         06/30/97                 $349.00 Unit
    268                               90 Units            27,166.67           99.0         03/31/97                 $269.00 Unit
    269            1994              162 Units            14,973.77           87.0         07/05/97                 $361.20 Unit
------------------------------------------------------------------------------------------------------------------------------------
    270                           30,510 Sq Feet              78.66          100.0         09/23/97                   $0.15 Sq Foot
    271            1996              160 Units            15,000.00           99.4         05/01/97                 $261.00 Unit
    272                           33,781 Sq Feet              71.05          100.0         06/11/97                   $0.18 Sq Foot
    273                               88 Units            27,272.73           93.2         02/20/97                 $225.00 Unit
    275                           43,140 Sq Feet              54.47          100.0         09/01/97                   $0.24 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    276                           23,885 Sq Feet              97.34          100.0         08/29/97                   $0.28 Sq Foot
    277            1994               95 Beds             24,473.68           90.0         04/15/97                 $275.00 Bed
    278                               54 Units            42,962.96          100.0         04/22/97                 $307.83 Unit
    279                               96 Units            23,958.33           85.4         08/31/97                 $225.00 Unit
    280                           45,907 Sq Feet              49.99           91.3         10/03/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    281                              100 Units            22,750.00           98.0         07/01/97                 $372.00 Unit
    282            1997              113 Units            20,132.74          100.0         06/30/97                 $215.00 Unit
    283            1997            9,563 Sq Feet             237.38          100.0         10/31/97                   $0.15 Sq Foot
    284                           15,930 Sq Feet             141.72          100.0         10/31/97                   $0.20 Sq Foot
    285                              140 Units            16,142.86           91.4         05/12/97                 $263.30 Unit
------------------------------------------------------------------------------------------------------------------------------------
    286                           16,685 Sq Feet             134.85          100.0         06/01/97                   $0.15 Sq Foot
    287                           29,932 Sq Feet              75.17          100.0         09/03/97                   $0.23 Sq Foot
    288                              118 Units            19,067.80           95.8         04/25/97                 $306.00 Unit
    289            1986          114,506 Sq Feet              19.65           98.7         07/21/97                   $0.26 Sq Foot
    290                           48,957 Sq Feet              45.75          100.0         05/31/97                   $0.34 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    291                               62 Units            35,887.10           99.0         03/07/97                 $266.00 Unit
    292                              136 Units            16,176.47           94.9         05/27/97                 $175.00 Unit
    293                           49,200 Sq Feet              44.72          100.0         07/21/97                   $0.14 Sq Foot
    294                              148 Units            14,864.86          100.0         08/01/97                 $278.00 Unit
    295            1991               66 Units            33,333.33          100.0         09/03/97                 $315.80 Unit
------------------------------------------------------------------------------------------------------------------------------------
    296                           79,300 Sq Feet              27.43          100.0         09/01/97                   $0.16 Sq Foot
    297                               36 Units            60,250.00           86.1         07/01/97                 $250.00 Unit
    298                           11,180 Sq Feet             193.14          100.0         10/31/97                   $0.30 Sq Foot
    299            1996              118 Units            18,305.08           94.1         07/02/97                 $150.00 Unit
    300                              165 Units            13,090.91           94.0         05/30/97                 $241.92 Unit
------------------------------------------------------------------------------------------------------------------------------------
    301                           51,050 Sq Feet              41.68           89.9         08/06/97                   $0.22 Sq Foot
    302                               98 Units            21,683.67           97.0         06/30/97                 $283.68 Unit
    303                           11,180 Sq Feet             189.18          100.0         10/31/97                   $0.30 Sq Foot

    304                              163 Beds             12,883.44                                                 $250.00 Bed
------------------------------------------------------------------------------------------------------------------------------------
    304a                              78 Beds                                 99.0         07/31/97                 $250.00 Bed
    304b                              85 Beds                                100.0         07/31/97                 $250.00 Bed

    305                               76 Units            27,631.58           94.7         04/30/97                 $271.00 Unit
    306          1995-96             104 Units            20,192.31           91.3         06/30/97                 $286.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
    307            1995              124 Units            16,935.48           96.8         04/01/97                 $200.00 Unit
    308                           53,227 Sq Feet              39.45           97.4         02/07/97                   $0.18 Sq Foot
    309                               82 Units            25,000.00           98.0         07/01/97                 $200.00 Unit
    310                           11,180 Sq Feet             182.83          100.0         02/12/96                   $0.25 Sq Foot
    311            1989           25,619 Sq Feet              79.04          100.0         08/21/97                   $0.16 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    312                              124 Units            16,330.65           92.0         06/18/97                 $296.00 Unit
    313                              128 Units            15,820.31           97.8         04/18/97                 $250.00 Unit
    314                           11,180 Sq Feet             179.61          100.0         09/26/96                   $0.25 Sq Foot
    315                               51 Units            39,333.33           98.0         03/31/97                 $288.00 Unit
    316                              101 Units            19,801.98          100.0         09/26/97                 $223.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
    317                           36,897 Sq Feet              54.20          100.0         09/09/97                   $0.12 Sq Foot
    318                           51,849 Sq Feet              38.57           98.1         03/03/97                   $0.15 Sq Foot
    319                           12,815 Sq Feet             156.07          100.0         06/30/97                   $0.15 Sq Foot
    320                              149 Units            13,422.82           93.3         04/01/97                 $250.00 Unit
    321            1991           46,913 Sq Feet              42.63           95.0         07/15/97                   $0.29 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    322                           47,755 Sq Feet              41.88           92.5         06/01/97                   $0.22 Sq Foot
    323                               84 Units            23,690.48          100.0         05/01/97                 $179.00 Unit
    324                           11,180 Sq Feet             176.58          100.0         10/31/97                   $0.30 Sq Foot
    325                           11,180 Sq Feet             174.96          100.0         02/12/96                   $0.25 Sq Foot
    326            1985           61,854 Sq Feet              31.69           89.4         09/30/97                   $0.26 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    327                           21,002 Sq Feet              92.85          100.0         09/23/97                   $0.23 Sq Foot
    328                           11,288 Sq Feet             172.58          100.0         10/31/97                   $0.28 Sq Foot

    329            1997              130 Units            15,000.00           97.0         05/31/97                 $188.68 Unit
    330                           11,325 Sq Feet             173.23          100.0         10/31/97                   $0.10 Sq Foot
    331            1996              208 Rooms             9,134.62           NAP             NAP         4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------



                              LARGEST RETAIL TENANT
            ----------------------------------------------------------
                                                    TENANT
  CONTROL                                         AREA LEASED  LEASE     CONTROL
    NO.     TENANT NAME                           (SQ. FT.)   EXP DATE     NO.
================================================================================
    260     Southwest Supermarkets                  15,900    05/31/98     260
    261     Plej's                                   6,000    04/30/00     261
    262     Sears Homelife                          29,980    08/27/02     262
    263     The Point                                3,979    03/31/07     263
    264                                                                    264
--------------------------------------------------------------------------------
    265     Robert B. Schultz, M.D., P.A.            3,637    11/14/97     265
    266                                                                    266
    267                                                                    267
    268                                                                    268
    269                                                                    269
--------------------------------------------------------------------------------
    270     Maaco Auto Pain & Body                   7,500    10/31/05     270
    271                                                                    271
    272     Lawrence & Memorial Hospital             8,407    02/28/04     272
    273                                                                    273
    275     Highroad Adventure Sports               21,280    11/13/01     275
--------------------------------------------------------------------------------
    276     Strength Training, Inc.                  7,000    03/01/02     276
    277                                                                    277
    278                                                                    278
    279                                                                    279
    280     Le Petite Acadamy                        5,400    07/31/03     280
--------------------------------------------------------------------------------
    281                                                                    281
    282                                                                    282
    283     Thrifty-Payless, Inc.                    9,563    08/27/17     283
    284     Walgreen Company                        15,930    07/04/17     284
    285                                                                    285
--------------------------------------------------------------------------------
    286     MCL Construction                         5,976      NAV        286
    287     Za Zou                                   8,554    07/31/02     287
    288                                                                    288
    289     Aqua Pools                              15,748    01/31/00     289
    290                                                                    290
--------------------------------------------------------------------------------
    291                                                                    291
    292                                                                    292
    293                                                                    293
    294                                                                    294
    295                                                                    295
--------------------------------------------------------------------------------
    296     Big Lots                                28,465    01/31/06     296
    297                                                                    297
    298     Rite Aid of Michigan, Inc.              11,180    08/09/17     298
    299                                                                    299
    300                                                                    300
--------------------------------------------------------------------------------
    301     Food Lion                               25,000    06/08/10     301
    302                                                                    302
    303     Rite Aid of Michigan, Inc.              11,180    06/24/17     303

    304                                                                    304
--------------------------------------------------------------------------------
    304a                                                                   304a
    304b                                                                   304b

    305                                                                    305
    306                                                                    306
--------------------------------------------------------------------------------
    307                                                                    307
    308     DelChamps                               33,387    06/30/01     308
    309                                                                    309
    310     Rite Aid                                11,180      NAV        310
    311     Sound Warehouse, Inc.                   13,379    12/01/99     311
--------------------------------------------------------------------------------
    312                                                                    312
    313                                                                    313
    314     Rite Aid                                11,180      NAV        314
    315                                                                    315
    316                                                                    316
--------------------------------------------------------------------------------
    317                                                                    317
    318     Riccardo's Pizza & Spirits               8,026    12/31/99     318
    319     Chief Auto Parts                         5,400    09/30/06     319
    320                                                                    320
    321                                                                    321
--------------------------------------------------------------------------------
    322     Valley Harvest Produce                  17,992    05/31/04     322
    323                                                                    323
    324     Rite Aid of Michigan, Inc.              11,180    08/08/17     324
    325     Rite Aid                                11,180      NAV        325
    326                                                                    326
--------------------------------------------------------------------------------
    327     Tire Kingdom, Inc.                       7,104    08/31/14     327
    328     Rite Aid of Pennsylvania                11,288    03/31/17     328

    329                                                                    329
    330     Rite-Aid of Ohio                        11,325    04/28/16     330
    331                                                                    331
--------------------------------------------------------------------------------


CONTROL                                                                                                                        ZIP
  NO.            PROPERTY NAME                                   ADDRESS                               CITY          STATE     CODE
====================================================================================================================================
  332    Rancho San Manuel Mobile Home Park              402 San Carlos Street                     San Manuel          AZ      85631
  333    Moonlight Townhomes                             211 North Evergreen                       Gardner             KS      66030
  334    Rite-Aid - Saginaw                              812 Williams Street                       Saginaw             MI      49602
  335    Willow Park Apartments                          1466 Rock Cut Road                        Forest Park         GA      30050
  336    Rite-Aid - Cartersville                         954 Joe Frank Harris Pkwy                 Cartersville        GA      30120
------------------------------------------------------------------------------------------------------------------------------------
  337    Crestwood Apartments                            2100 North 57th Street                    Kansas City         KS      66104
  338    French Embassy Apartments                       9920 Quail Boulevard                      Austin              TX      78758
  339    Beehive Retirement Center                       401 Maple Street                          McCleary            WA      98557
  340    Rite-Aid - West Branch                          501 E. Houghton                           West Branch         MI      48661
  341    Dairy Ashford Village                           1570 Dairy Ashford Road                   Houston             TX      77477
------------------------------------------------------------------------------------------------------------------------------------
  342    Rite-Aid - Liberty Township                     2704 Belmont Ave                          Liberty Township    OH      44505
  343    Eckerd - Stockton                               441 Country Club Drive                    Stockton            GA      30281
  344    Englewood Apartments                            5432 N.W. Waukomis Drive                  Kansas City         MO      64151
  345    The Meadows                                     4300 Meyers Lane                          Waco                TX      76705
  346    Rite-Aid - Ashtabula (2)                        1127 West Prospect Ave                    Ashtabula           OH      44004
------------------------------------------------------------------------------------------------------------------------------------
  347    Revco - Norfolk (2)                             3214-3216 Tidewater Drive                 Norfolk             VA      23505
  348    Rite-Aid - Jefferson                            224 N Chesnut St                          Jefferson           OH      44047
  349    Rite-Aid - Ashtabula (1)                        2120 Lake Ave                             Ashtabula           OH      44004
  350    Gardens of Victoria Apartments                  413 Williamsburg Avenue                   Victoria            TX      77904
  351    Woodland Terrace Apartments                     Armstrong Street                          Auburn              AL      36830
------------------------------------------------------------------------------------------------------------------------------------
  352    Eckerd - Oneco                                  1505 Oneco Boulevard                      Oneco               FL      34203
  353    Franklin Row                                    32-40 North Dean Street                   Englewood           NJ      07631

  430    Park Terrace / Abbington Apartments (Roll-up)
  430a   Park Terrace                                    105 N. Kendall                            Kalamazoo           MI      49006
------------------------------------------------------------------------------------------------------------------------------------
  430b   Abbington Apartments                            1619-1625 Fraternity Village              Kalamazoo           MI      49006

  354    Southwood Village Shopping Center               Northwest Side of Timberlake Road         Lynchburg           VA      24502
  355    Super Crown Bookstore                           1633 Chicago Avenue                       Evanston            IL      60201
  356    Su Casa                                         109 & 203 W. 39th Street                  Austin              TX      78751
------------------------------------------------------------------------------------------------------------------------------------
  357    Buckner Square Office Park                      3650 North Buckner Blvd.                  Dallas              TX      75228
  358    Allen's Creek Center                            17900-17964 U.S. Highway 19 North         Tampa               FL      34624
  359    Revco - Norfolk (1)                             2330 Azalea Garden Road                   Norfolk             VA      23513
  360    River Village Shopping Center                   5004 - 5068 N. Oracle Road                Tucson              AZ      85704
  361    Eckerd - Monroe                                 703 West Spring Street                    Monroe              GA      30655
------------------------------------------------------------------------------------------------------------------------------------
  362    Revco - Dundalk                                 7845 Wise Avenue                          Dundalk             MD      21222
  363    Northridge & Quail Hollow Apartments            640 Taylor Road & 901-907 Liberty Manor   Hinesville          GA      31313
  364    Eckerd - Sharpsburg                             3055 Highway 34 East                      Sharpsburg          GA      30265
  365    Rite-Aid - Barnegat Twp., Ocean County,         Barnegat Blvd and West Bay Ave.           Barnegat Twp.       NJ      08005
  366    Comfort Inn - Elkton                            2625 State Road 207                       St. Augustine       FL      32033
------------------------------------------------------------------------------------------------------------------------------------
  367    McKellips Shopping Center                       NEC of McKellips Rd & Center Street       Mesa                AZ      85201
  368    Trinity Oaks Shopping Center                    821-829 NE Green Oaks Boulevard           Arlington           TX      76006
  369    Holbrook Plaza Shopping Center                  1501 - 1613 Navajo Boulevard              Holbrook            AZ      86025
  370    Carob Tree Apartments                           9202 North 19th Ave.                      Phoenix             AZ      85021
  371    Sentinel Square                                 70-76 Main Street                         Lake Placid         NY      12946
------------------------------------------------------------------------------------------------------------------------------------
  372    Eckerd - Lady Lake                              860 Avenida Central                       Lady Lake           FL      32159
  373    Oakwood Homes                                   3802 Damon Street                         Eau Claire          WI      54701
  374    Southwest Oaks Apartments                       4651 Oakwood Dr.                          Odessa              TX      79761
  375    Crystal Glen                                    2800 Crystal Street                       Anderson            IN      46012
  376    Ocean Mews                                      31 Cedar Avenue                           Long Branch         NJ      07740
------------------------------------------------------------------------------------------------------------------------------------
  377    Rite-Aid - Newton Falls                         325 West Broad St                         Newton Falls        OH      44444
  378    Camden Corners Shopping Center                  GA Highway 40 & Haddock Road              Kingsland           GA      31548
  379    Silverfield Condominiums                        6001 Reims Road                           Houston             TX      77036
  380    901 Alton Road                                  901 Alton Road                            Miami Beach         FL      33139
  381    Alfa-Laval Separators, Inc.                     3944 Holland Boulevard                    Chesapeake          VA      23323
------------------------------------------------------------------------------------------------------------------------------------
  382    Revco - Portsmouth (2)                          2004 Victory Boulevard                    Portsmouth          VA      23702
  383    151-169 Nagle Avenue                            151-169 Nagle Avenue                      New York            NY      10040
  384    Rite-Aid - Perry                                102 North Main Street                     Perry               MI      48872
  385    Revco - Virginia Beach                          5015 Virginia Beach Blvd.                 Virginia Beach      VA      23462
  386    Revco - Akron                                   1140 Portage Trail Rd                     Akron               OH      44321
------------------------------------------------------------------------------------------------------------------------------------
  387    Revco - Portsmouth (1)                          3531 Airline Boulevard                    Portsmouth          VA      23701
  388    Revco - Newport News                            10453 Jefferson Avenue                    Newport News        VA      23606
  389    12701 Executive Drive                           12071 Executive Drive                     Stafford            TX      77477
  390    Nicholas Venture                                1102-1121 North 48th Street               Omaha               NE      68114
  391    Sunset Court                                    4415 S. 28th St.                          Phoenix             AZ      85040
------------------------------------------------------------------------------------------------------------------------------------
  392    Royal Manor                                     3900 Memorial Drive                       Decatur             GA      30032
  393    Parkway Square                                  4111 Fairmont Parkway                     Pasadena            TX      77504
  394    Rite-Aid - Portage                              614 Main Street                           Portage             PA      15946
  395    Twenty Mile Mini-Storage                        18601 Longs Way                           Parker              CO      80134
  396    4840-4860 Northfield Road                       4840-4860 Northfield Rd.                  Northfield          OH      44067
------------------------------------------------------------------------------------------------------------------------------------
  397    Rite-Aid - New Bethlehem                        610 Broad St                              New Bethlehem       PA      16242
  398    Rite-Aid - Folkston                             200 N 2nd St.                             Folkston            GA      31537
  400    Fairmont Central Shopping Center                4118-4130 Fairmont Parkway                Pasadena            TX      77504
  401    Flagler Inn                                     3700 Poinsettia Avenue                    West Palm Beach     FL      33407
  402    Rite-Aid - Craigville                           Route 55 & Route 20                       Craigville          WV      25535
------------------------------------------------------------------------------------------------------------------------------------




                                                                                   CUMULATIVE
            CROSSED COLLATERALIZED                                % OF AGGREGATE   % OF INITIAL                           INTEREST
CONTROL         LOANS CONTROL          ORIGINAL    CUT-OFF DATE   CUT-OFF DATE       POOL       MORTGAGE  ADMINISTRATIVE   ACCRUAL
  NO.               NOS.               BALANCE       BALANCE        BALANCE         BALANCE       RATE      COST RATE      METHOD
==================================================================================================================================
  332                                $1,900,000    $1,892,273         0.09%          94.11%      8.2500%      0.1775%      Act/360
  333                                 1,850,000     1,847,592         0.08           94.19       8.6250       0.1025       Act/360
  334                                 1,839,795     1,839,795         0.08           94.28       7.5000       0.1025        30/360
  335                                 1,830,000     1,826,425         0.08           94.36       8.1800       0.1825        30/360
  336                                 1,835,631     1,807,387         0.08           94.44       8.3750       0.1025        30/360
----------------------------------------------------------------------------------------------------------------------------------
  337                                 1,800,000     1,798,719         0.08           94.52       7.0000       0.1775        30/360
  338                                 1,800,000     1,796,233         0.08           94.61       7.8400       0.1775        30/360
  339                                 1,800,000     1,784,056         0.08           94.52       9.2500       0.1025        30/360
  340                                 1,754,680     1,754,680         0.08           94.77       7.5000       0.1025        30/360
  341                                 1,730,000     1,724,585         0.08           94.85       9.3130       0.1025        30/360
----------------------------------------------------------------------------------------------------------------------------------
  342                                 1,748,804     1,713,889         0.08           94.92       7.9300       0.1025        30/360
  343                                 1,723,331     1,710,960         0.08           95.00       8.5000       0.1025        30/360
  344                                 1,700,000     1,696,548         0.08           95.08       7.9900       0.1775        30/360
  345                                 1,700,000     1,693,198         0.08           95.15       8.3700       0.1525        30/360
  346                                 1,707,479     1,673,378         0.08           95.23       8.0700       0.1025        30/360
----------------------------------------------------------------------------------------------------------------------------------
  347                                 1,695,212     1,673,105         0.08           95.31       8.8125       0.1025        30/360
  348                                 1,702,049     1,668,057         0.08           95.38       8.0700       0.1025        30/360
  349                                 1,676,936     1,641,993         0.07           95.46       8.0700       0.1025        30/360
  350                                 1,640,000     1,637,406         0.07           95.53       7.9950       0.1025       Act/360
  351                                 1,625,000     1,620,382         0.07           95.60       8.8800       0.1025        30/360
----------------------------------------------------------------------------------------------------------------------------------
  352                                 1,622,868     1,617,476         0.07           95.68       7.5900       0.1025        30/360
  353                                 1,610,000     1,610,000         0.07           95.75       7.4700       0.1025        30/360

  430                                 1,600,000     1,600,000         0.07           95.82       8.1600       0.1025       Act/360
  430a              430b
----------------------------------------------------------------------------------------------------------------------------------
  430b              430a

  354                                 1,600,000     1,599,330         0.07           95.90       8.0300       0.1625       Act/360
  355                                 1,600,000     1,597,872         0.07           95.97       8.0600       0.1025        30/360
  356                                 1,600,000     1,587,810         0.07           96.04       8.9800       0.1825        30/360
----------------------------------------------------------------------------------------------------------------------------------
  357                                 1,575,000     1,574,401         0.07           96.11       8.4300       0.1825       Act/360
  358                                 1,575,000     1,571,263         0.07           96.18       8.5000       0.1025       Act/360
  359                                 1,597,003     1,564,682         0.07           96.25       9.1250       0.1025        30/360
  360                                 1,540,000     1,538,798         0.07           96.32       8.2500       0.1025       Act/360
  361                                 1,533,030     1,522,289         0.07           96.39       8.5000       0.1025        30/360
----------------------------------------------------------------------------------------------------------------------------------
  362                                 1,531,796     1,521,433         0.07           96.46       8.2500       0.1025        30/360
  363                                 1,520,000     1,517,357         0.07           96.53       8.4900       0.1025       Act/360
  364                                 1,513,702     1,513,702         0.07           96.60       7.5000       0.1025        30/360
  365                                 1,543,168     1,512,548         0.07           96.67       8.8750       0.1025        30/360
  366                                 1,505,000     1,502,493         0.07           96.74       8.6250       0.1025       Act/360
----------------------------------------------------------------------------------------------------------------------------------
  367                                 1,500,000     1,498,832         0.07           96.80       8.2600       0.1775       Act/360
  368                                 1,500,000     1,497,796         0.07           96.87       8.2400       0.1825       Act/360
  369                                 1,500,000     1,496,101         0.07           96.94       9.3750       0.1025       Act/360
  370                                 1,500,000     1,492,533         0.07           97.01       8.4200       0.1525        30/360
  371                                 1,500,000     1,485,209         0.07           97.08       9.0700       0.1775       Act/360
----------------------------------------------------------------------------------------------------------------------------------
  372                                 1,486,408     1,481,593         0.07           97.14       7.6250       0.1025        30/360
  373                                 1,472,000     1,471,674         0.07           97.21       9.5500       0.1025       Act/360
  374                                 1,450,000     1,448,165         0.07           97.28       8.7100       0.1025       Act/360
  375                                 1,450,000     1,447,916         0.07           97.34       8.3125       0.1025       Act/360
  376                                 1,450,000     1,445,334         0.07           97.41       9.1800       0.1475        30/360
----------------------------------------------------------------------------------------------------------------------------------
  377                                 1,454,665     1,425,623         0.06           97.47       7.9300       0.1025        30/360
  378                                 1,425,000     1,424,361         0.06           97.54       8.0000       0.1025       Act/360
  379                                 1,400,000     1,400,000         0.06           97.60       7.9000       0.1025       Act/360
  380                                 1,400,000     1,398,924         0.06           97.66       8.3100       0.1025       Act/360
  381                                 1,400,000     1,398,463         0.06           97.73       8.0900       0.1525       Act/360
----------------------------------------------------------------------------------------------------------------------------------
  382                                 1,418,084     1,389,123         0.06           97.79       9.1250       0.1025        30/360
  383                                 1,370,000     1,364,049         0.06           97.85       9.2500       0.1025        30/360
  384                                 1,364,026     1,361,668         0.06           97.91       7.9200       0.1025        30/360
  385                                 1,373,132     1,358,280         0.06           97.97       9.0000       0.1025        30/360
  386                                 1,352,498     1,350,090         0.06           98.04       7.7500       0.1025        30/360
----------------------------------------------------------------------------------------------------------------------------------
  387                                 1,352,057     1,341,130         0.06           98.10       8.7910       0.1025        30/360
  388                                 1,348,886     1,334,164         0.06           98.16       9.0000       0.1025        30/360
  389                                 1,325,000     1,321,379         0.06           98.22       7.9830       0.1025       Act/360
  390                                 1,300,000     1,299,431         0.06           98.28       8.0700       0.1025       Act/360
  391                                 1,300,000     1,299,194         0.06           98.34       9.1250       0.1025       Act/360
----------------------------------------------------------------------------------------------------------------------------------
  392                                 1,300,000     1,297,521         0.06           98.39       7.9500       0.1025       Act/360
  393                400              1,300,000     1,292,923         0.06           98.45       9.0100       0.1025        30/360
  394                                 1,291,741     1,264,848         0.06           98.51       8.3400       0.1025        30/360
  395                                 1,250,000     1,248,118         0.06           98.57       8.1600       0.1325       Act/360
  396                                 1,235,000     1,234,127         0.06           98.62       8.6400       0.1775       Act/360
----------------------------------------------------------------------------------------------------------------------------------
  397                                 1,240,338     1,214,515         0.06           98.68       8.3400       0.1025        30/360
  398                                 1,233,982     1,214,497         0.06           98.73       8.3750       0.1025        30/360
  400                393              1,200,000     1,193,467         0.05           98.79       9.0100       0.1025        30/360
  401                                 1,173,000     1,168,597         0.05           98.84       8.7600       0.1775        30/360
  402                                 1,181,635     1,156,200         0.05           98.89       8.5000       0.1025        30/360
----------------------------------------------------------------------------------------------------------------------------------



                                                          ORIGINAL     REMAINING
                                                          TERM TO       TERM TO       ORIGINAL       REMAINING
CONTROL                   AMORTIZATION                    MATURITY     MATURITY    AMORTIZATION    AMORTIZATION
  NO.                         TYPE                         (MOS.)       (MOS.)      TERM (MOS.)     TERM (MOS.)
===============================================================================================================
  332        Fully Amortizing                                216          214           216             214
  333        Fully Amortizing                                360          357           360             357
  334        Amortizing Balloon                              240          240           296             296
  335        Amortizing Balloon                              120          117           360             357
  336        Fully Amortizing                                237          228           237             228
---------------------------------------------------------------------------------------------------------------
  337        Amortizing Balloon                              108          107           360             359
  338        Amortizing Balloon                               84           81           360             357
  339        Amortizing Balloon                              120          110           300             290
  340        Amortizing Balloon                              240          240           296             296
  341        Amortizing Balloon                              120          114           360             354
---------------------------------------------------------------------------------------------------------------
  342        Fully Amortizing                                237          226           237             226
  343        Step(3)                                         234          229           234             229
  344        Amortizing Balloon                               84           81           360             357
  345        Amortizing Balloon                               84           80           300             296
  346        Fully Amortizing                                235          224           235             224
---------------------------------------------------------------------------------------------------------------
  347        Fully Amortizing                                236          228           236             228
  348        Fully Amortizing                                235          224           235             224
  349        Fully Amortizing                                230          219           230             219
  350        Amortizing Balloon                               84           81           360             357
  351        Amortizing Balloon                              120          115           360             355
---------------------------------------------------------------------------------------------------------------
  352        Step(3)                                         233          231           233             231
  353        Interest Only then Amortizing Balloon(4)        180          180           312             312

  430        Amortizing Balloon                              120          120           300             300
  430a
---------------------------------------------------------------------------------------------------------------
  430b

  354        Amortizing Balloon                              120          119           360             359
  355        Amortizing Balloon                              120          118           360             358
  356        Fully Amortizing                                240          235           240             235
---------------------------------------------------------------------------------------------------------------
  357        Amortizing Balloon                              120          119           360             359
  358        Amortizing Balloon                              120          116           330             326
  359        Fully Amortizing                                239          226           239             226
  360        Amortizing Balloon                              120          119           300             299
  361        Step(3)                                         234          229           234             229
---------------------------------------------------------------------------------------------------------------
  362        Fully Amortizing                                238          234           238             234
  363        Amortizing Balloon                              120          116           360             356
  364        Step(3)                                         227          227           227             227
  365        Step(3)                                         240          225           240             225
  366        Amortizing Balloon                              120          118           300             298
---------------------------------------------------------------------------------------------------------------
  367        Amortizing Balloon                               84           83           300             299
  368        Amortizing Balloon                              120          117           360             357
  369        Amortizing Balloon                              120          116           300             296
  370        Amortizing Balloon                              120          115           300             295
  371        Amortizing Balloon                              120          116           180             176
---------------------------------------------------------------------------------------------------------------
  372        Step(3)                                         232          230           232             230
  373        Amortizing Balloon                              300          299           360             359
  374        Amortizing Balloon                              120          117           360             357
  375        Amortizing Balloon                              120          117           360             357
  376        Amortizing Balloon                              120          114           360             354
---------------------------------------------------------------------------------------------------------------
  377        Fully Amortizing                                237          226           237             226
  378        Amortizing Balloon                              120          119           360             359
  379        Amortizing Balloon                              120          120           300             300
  380        Amortizing Balloon                              120          119           300             299
  381        Amortizing Balloon                              120          118           360             358
---------------------------------------------------------------------------------------------------------------
  382        Fully Amortizing                                238          225           238             225
  383        Amortizing Balloon                              120          115           300             295
  384        Fully Amortizing                                239          238           239             238
  385        Fully Amortizing                                239          232           239             232
  386        Fully Amortizing                                238          237           238             237
---------------------------------------------------------------------------------------------------------------
  387        Fully Amortizing                                236          231           236             231
  388        Fully Amortizing                                238          231           238             231
  389        Amortizing Balloon                              120          117           300             297
  390        Amortizing Balloon                              120          119           360             359
  391        Amortizing Balloon                              120          119           300             299
---------------------------------------------------------------------------------------------------------------
  392        Fully Amortizing                                300          298           300             298
  393        Amortizing Balloon                              120          114           300             294
  394        Fully Amortizing                                237          225           237             225
  395        Amortizing Balloon                              120          117           360             357
  396        Amortizing Balloon                              120          119           300             299
---------------------------------------------------------------------------------------------------------------
  397        Fully Amortizing                                237          225           237             225
  398        Fully Amortizing                                234          225           234             225
  400        Amortizing Balloon                              120          114           300             294
  401        Amortizing Balloon                              120          116           300             296
  402        Fully Amortizing                                231          219           231             219
---------------------------------------------------------------------------------------------------------------



CONTROL   ORIGINATION   MATURITY       BALLOON
  NO.         DATE        DATE         BALANCE           PROPERTY TYPE                     PREPAYMENT PROVISIONS
==============================================================================================================================
  332       08/19/97    09/01/15           -        Mobile Home Park               L(7),YM1%(10.5),O(.5)
  333       07/10/97    08/01/27       288,194      Multifamily - Section 42       L(15),O(15)
  334       10/10/97    11/01/17       643,696      Retail - CTL                   L(10),YM1%(10)
  335       07/08/97    08/01/07     1,611,254      Multifamily                    L(4),YM1%(5.5),O(.5)
  336       01/03/97    11/01/16           -        Retail - CTL                   L(8),YM1%(11.5),O(.25)
------------------------------------------------------------------------------------------------------------------------------
  337       09/29/97    10/01/06     1,601,253      Multifamily                    L(4),YM1%(4),O(1)
  338       07/30/97    08/01/04     1,660,971      Multifamily                    L(4),YM1%(2),O(1)
  339       12/12/96    01/01/07     1,497,764      Assisted Living                L(4),YM1%(5.5),O(.5)
  340       10/10/97    11/01/17       613,916      Retail - CTL                   L(10),YM1%(10)
  341       04/14/97    05/01/07     1,555,658      Retail - Unanchored            L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------
  342       11/25/96    09/01/16           -        Retail - CTL                   L(8),YM(11.25),O(.5)
  343       05/19/97    12/01/16           -        Retail - CTL                   L(8),YM1%(11.25),O(.25)
  344       07/24/97    08/01/04     1,571,905      Multifamily                    L(4),YM1%(2),O(1)
  345       06/25/97    07/01/04     1,508,695      Multifamily                    L(4),5(1),4(1),3(.5),O(.5)
  346       11/08/96    07/01/16           -        Retail - CTL                   L(8),YM(11.08),O(.5)
------------------------------------------------------------------------------------------------------------------------------
  347       02/19/97    11/01/16           -        Retail - CTL                   L(8),YM1%(11.42),O(.25)
  348       11/08/96    07/01/16           -        Retail - CTL                   L(8),YM1%(11.08),O(.5)
  349       11/08/96    02/01/16           -        Retail - CTL                   L(8),YM(10.67),O(.5)
  350       07/25/97    08/01/04     1,533,996      Multifamily                    L(3),YM1%(3.5),O(.5) or DEF
  351       05/06/97    06/01/07     1,450,081      Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------
  352       08/29/97    02/01/17           -        Retail - CTL                   L(8),YM1%(11.17),O(.25)
  353       10/14/97    11/01/12     1,213,980      Mixed Use                      L(5),YM1%(5),3(1),2(1),1(2),O(1)

  430       10/06/97    11/01/07     1,324,363                                     L(4),YM1%(5.5),O(.5)
  430a                                              Multifamily
------------------------------------------------------------------------------------------------------------------------------
  430b                                              Multifamily

  354       09/18/97    10/01/07     1,431,737      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
  355       08/14/97    09/01/07     1,405,325      Retail - Anchored              L(5),YM1%(4.5),O(.5)
  356       05/01/97    06/01/17           -        Multifamily                    L(7),YM1%(8),1(4.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------
  357       09/09/97    10/01/07     1,422,537      Office                         L(4),YM1%(5.5),O(.5) or DEF
  358       06/30/97    07/01/07     1,377,958      Retail - Unanchored            L(4),YM1%(5.75),O(.25)
  359       09/30/96    09/01/16           -        Retail - CTL                   L(8),YM1%(6.5),O(5.42)
  360       09/30/97    10/01/07     1,278,239      Retail - Unanchored            L(4),YM1%(5.75),O(.25)
  361       05/19/97    12/01/16           -        Retail - CTL                   L(8),YM1%(11.25),O(.25)
------------------------------------------------------------------------------------------------------------------------------
  362       06/27/97    05/01/17           -        Retail - CTL                   L(8),YM1%(11.58),O(.25)
  363       06/26/97    07/01/07     1,375,094      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
  364       10/09/97    10/01/16           -        Retail - CTL                   L(6),YM5%(1),YM3%(1),YM1%(10),3(.75),O(.25)
  365       07/09/96    08/01/16           -        Retail - CTL                   L(8),YM1%(11.5),O(.5)
  366       08/26/97    09/01/07     1,262,036      Hospitality                    L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------
  367       09/22/97    10/01/04     1,345,213      Retail - Unanchored            L(4),YM1%(2.5),O(.5) or DEF
  368       07/31/97    08/01/07     1,348,954      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
  369       06/04/97    07/01/07     1,283,901      Retail - Anchored              L(4),YM1%(5.75),O(.25)
  370       05/29/97    06/01/07     1,224,180      Multifamily                    L(4),YM1%(5.5),O(.5)
  371       06/19/97    07/01/07       761,632      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------
  372       08/06/97    01/01/17           -        Retail - CTL                   L(6),YM5%(1),YM3%(1),YM1%(11),3(.08),O(.25)
  373       09/29/97    10/01/22       784,592      Multifamily - Section 42       L(15),O(10)
  374       07/01/97    08/01/07     1,317,963      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
  375       07/02/97    08/01/07     1,306,181      Multifamily                    L(1),YM1%(6),O(3)
  376       04/14/97    05/01/07     1,300,873      Multifamily                    L(5),YM1%(4.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------
  377       11/25/96    09/01/16           -        Retail - CTL                   L(8),YM1%(11.25),O(.5)
  378       09/30/97    10/01/07     1,274,230      Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
  379       10/10/97    11/01/07     1,150,215      Multifamily                    L(4),YM1%(5.75),O(.25)
  380       09/04/97    10/01/07     1,163,999      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
  381       08/25/97    09/01/07     1,254,364      Industrial                     L(5),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------
  382       09/30/96    08/01/16           -        Retail - CTL                   L(8),YM1%(6.5),O(5.33)
  383       05/16/97    06/01/07     1,139,965      Multifamily                    L(5),YM1%(4.75),O(.25)
  384       09/16/97    09/01/17           -        Retail - CTL                   L(10),YM1%(9.67),O(.25)
  385       03/31/97    03/01/17           -        Retail - CTL                   L(8),YM1%(11.67),O(.25)
  386       09/25/97    08/01/17           -        Retail - CTL                   L(8),YM1%(11.83)
------------------------------------------------------------------------------------------------------------------------------
  387       05/16/97    02/01/17           -        Retail - CTL                   L(8),YM1%(11.42),O(.25)
  388       03/31/97    02/01/17           -        Retail - CTL                   L(8),YM1%(11.58),O(.25)
  389       07/30/97    08/01/07     1,091,498      Industrial                     L(4),YM1%(5.5),O(.5) or DEF
  390       09/22/97    10/01/07     1,164,390      Multifamily                    L(4),YM1%(5.5),O(.5)
  391       09/30/97    10/01/07     1,105,079      Multifamily                    L(5),YM1%(4.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------
  392       08/06/97    09/01/22        94,764      Multifamily                    L(15),O(10)
  393       04/17/97    05/01/07     1,075,857      Retail - Unanchored            L(4),5(2),4(1),3(1),2(1),1(.5),O(.5) or DEF
  394       10/16/96    08/01/16           -        Retail - CTL                   L(8),YM(11.25),O(.5)
  395       07/31/97    08/01/07     1,122,033      Self Storage                   L(4),YM1%(5.5),O(.5)
  396       10/01/97    10/01/07     1,036,248      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------
  397       10/16/96    08/01/16           -        Retail - CTL                   L(8),YM(11.25),O(.5)
  398       01/03/97    08/01/16           -        Retail - CTL                   L(8),YM(11.25),O(.25)
  400       04/17/97    05/01/07       993,099      Retail - Anchored              L(4),5(2),4(1),3(1),2(1),1(.5),O(.5) or DEF
  401       06/27/97    07/01/07       965,134      Assisted Living                L(4),YM1%(5.5),O(.5)
  402       10/08/96    02/01/16           -        Retail - CTL                   L(8),YM1%(10.75),O(.5)
------------------------------------------------------------------------------------------------------------------------------



CONTROL      ANNUAL                NET                        APPRAISED
  NO.     DEBT SERVICE          CASH FLOW          DSCR         VALUE
=========================================================================
  332       $202,954             $335,083          1.65x      $2,900,000
  333        172,669              199,306          1.15        2,225,000
  334        163,905              165,053          NAP         1,840,000
  335        163,899              256,909          1.57        2,350,000
  336        190,353              199,871          NAP         2,200,000
-------------------------------------------------------------------------
  337        154,148              206,573          1.34        2,400,000
  338        156,091              206,627          1.32        2,450,000
  339        184,978              250,651          1.36        3,040,000
  340        156,323              157,339          NAP         1,755,000
  341        171,736              240,154          1.40        2,400,000
-------------------------------------------------------------------------
  342        175,527              184,303          NAP         1,850,000
  343        175,755              181,027          NAP         1,980,000
  344        149,546              204,986          1.37        3,425,000
  345        162,483              238,708          1.47        3,800,000
  346        173,760              182,448          NAP         1,800,000
-------------------------------------------------------------------------
  347        181,708              182,254          NAP         1,960,000
  348        173,208              181,868          NAP         1,800,000
  349        172,184              180,793          NAP         1,800,000
  350        144,336              180,616          1.25        2,062,000
  351        155,221              205,487          1.32        2,100,000
-------------------------------------------------------------------------
  352        155,424              202,051          NAP         2,350,000
  353        140,541(2)           202,397          1.44        2,300,000

  430        150,229              207,202          1.38        2,095,000
                                 ========                     ==========
  430a                            153,211                      1,550,000
-------------------------------------------------------------------------
  430b                             53,991                        545,000

  354        141,285              184,325          1.30        2,175,000
  355        141,687              194,255          1.37        2,235,000
  356        172,501              231,323          1.34        2,500,000
-------------------------------------------------------------------------
  357        144,388              196,210          1.36        2,200,000
  358        148,316              193,230          1.30        2,200,000
  359        174,224              174,747          NAP         1,870,000
  360        145,706              202,728          1.39        2,175,000
  361        155,723              160,395          NAP         1,750,000
-------------------------------------------------------------------------
  362        157,142              157,613          NAP         1,830,000
  363        140,121              184,331          1.32        2,004,000
  364        144,258              158,684          NAP         1,820,000
  365        160,209              160,690          NAP         1,700,000
  366        146,949              214,600          1.46        2,200,000
-------------------------------------------------------------------------
  367        142,041              227,056          1.60        2,800,000
  368        135,102              217,493          1.61        2,200,000
  369        155,704              206,392          1.33        3,100,000
  370        143,972              200,076          1.39        2,990,000
  371        183,318              273,156          1.49        2,800,000
-------------------------------------------------------------------------
  372        142,138              170,566          NAP         2,000,000
  373        149,173              171,587          1.15        1,850,000
  374        136,389              179,285          1.31        2,025,000
  375        131,486              164,063          1.25        2,000,000
  376        142,264              173,831          1.22        2,150,000
-------------------------------------------------------------------------
  377        146,004              153,305          NAP         1,550,000
  378        125,474              188,063          1.50        1,900,000
  379        128,554              189,858          1.48        1,900,000
  380        133,134              180,787          1.36        1,910,000
  381        124,328              178,101          1.43        1,900,000
-------------------------------------------------------------------------
  382        154,935              155,400          NAP         1,660,000
  383        140,789              180,949          1.29        2,100,000
  384        136,331              140,421          NAP         1,520,000
  385        148,475              155,899          NAP         1,690,000
  386        133,710              136,384          NAP         1,360,000
-------------------------------------------------------------------------
  387        144,704              151,939          NAP         1,650,000
  388        146,074              153,378          NAP         1,670,000
  389        122,540              159,547          1.30        1,770,000
  390        115,229              144,469          1.25        1,625,000
  391        132,253              171,074          1.29        2,000,000
-------------------------------------------------------------------------
  392        119,887              155,905          1.30        1,800,000
  393        131,022              170,643          1.30        2,180,000
  394        133,612              140,292          NAP         1,400,000
  395        111,742              166,038          1.49        1,700,000
  396        120,736              164,233          1.36        1,650,000
-------------------------------------------------------------------------
  397        128,295              134,709          NAP         1,350,000
  398        128,609              135,039          NAP         1,475,000
  400        120,943              153,587          1.27        1,660,000
  401        115,821              163,983          1.42        2,000,000
  402        124,899              131,143          NAP         1,400,000
-------------------------------------------------------------------------


                                  CUT-OFF      SCHEDULED
CONTROL       APPRAISAL             DATE       MATURITY          YEAR
  NO.            YEAR               LTV        DATE LTV          BUILT
======================================================================
  332            1997               65.3%          -             1974
  333            1997               83.0          13.0%          1996
  334            1997               NAP           35.0           1997
  335            1997               77.7          68.6           1970
  336            1996               NAP            -             1996
----------------------------------------------------------------------
  337            1997               74.9          66.7           1972
  338            1997               73.3          67.8           1973
  339            1996               58.7          49.3          1968,94
  340            1997               NAP           35.0           1997
  341            1997               71.9          64.8           1986
----------------------------------------------------------------------
  342            1996               NAP            -             1996
  343            1997               NAP            -             1997
  344            1997               49.5          45.9           1969
  345            1997               44.6          39.7           1984
  346            1996               NAP            -             1996
----------------------------------------------------------------------
  347            1996               NAP            -             1996
  348            1996               NAP            -             1996
  349            1996               NAP            -             1996
  350            1997               79.4          74.4           1983
  351            1997               77.2          69.1           1960
----------------------------------------------------------------------
  352            1997               NAP            -             1997
  353            1997               70.0          52.8           1900

  430                               76.4          63.2
  430a           1997                                            1969
----------------------------------------------------------------------
  430b           1997                                            1984

  354            1997               73.5          65.8           1982
  355            1997               71.5          62.9          1940,50
  356            1997               63.5           -             1970
----------------------------------------------------------------------
  357            1997               71.6          64.7           1986
  358            1997               71.4          62.6           1984
  359            1996               NAP            -             1996
  360            1997               70.7          58.8           1979
  361            1997               87.0           -             1996
----------------------------------------------------------------------
  362            1997               83.1           -             1997
  363            1997               75.7          68.6           1980
  364            1997               NAP            -             1996
  365            1995               NAP            -             1996
  366            1997               68.3          57.4           1987
----------------------------------------------------------------------
  367            1997               53.5          48.0           1986
  368            1997               68.1          61.3           1985
  369            1996               48.3          41.4           1979
  370            1997               49.9          40.9           1979
  371            1997               53.0          27.2           1994
----------------------------------------------------------------------
  372            1997               NAP            -             1996
  373            1997               79.5          42.4           1995
  374            1997               71.5          65.1          1975,76
  375            1997               72.4          65.3           1965
  376            1996               67.2          60.5           1942
----------------------------------------------------------------------
  377            1996               NAP            -             1996
  378            1997               75.0          67.1           1989
  379            1997               73.7          60.5           1979
  380            1997               73.2          60.9           1930s
  381            1997               73.6          66.0           1990
----------------------------------------------------------------------
  382            1997               NAP            -             1995
  383            1997               65.0          54.3           1910
  384            1997               NAP            -             1997
  385            1997               NAP            -             1997
  386            1997               NAP            -             1997
----------------------------------------------------------------------
  387            1997               NAP            -             1997
  388            1997               NAP            -             1997
  389            1997               74.7          61.7           1980
  390            1997               80.0          71.7           1960
  391            1997               65.0          55.3           1985
----------------------------------------------------------------------
  392            1997               72.1           5.3           1971
  393            1997               59.3          49.4           1981
  394            1996               NAP            -             1995
  395            1997               73.4          66.0           1996
  396            1997               74.8          62.8           1980
----------------------------------------------------------------------
  397            1996               NAP            -             1995
  398            1996               NAP            -             1996
  400            1997               71.9          59.8           1981
  401            1997               58.4          48.3          1939,70
  402            1996               NAP            -             1996
----------------------------------------------------------------------



                                                 LOAN PER
                           SQ FT, UNIT,        SQ FT, UNIT,
CONTROL        YEAR          BED, PAD            BED, PAD         OCCUPANCY      RENT ROLL          UNDERWRITING
  NO.       RENOVATED        OR ROOM             OR ROOM          PERCENTAGE        DATE              RESERVES
===================================================================================================================
  332                        383  Pads         $  4,960.84            82.0%       04/01/97           $22.91 Pad
  333                         57  Units          32,456.14            93.0        07/08/97          $175.00 Unit
  334                     11,180  Sq Feet           164.56           100.0        10/31/97            $0.30 Sq Foot
  335                        108  Units          16,944.44            94.4        06/13/97          $215.55 Unit
  336                     11,325  Sq Feet           162.09           100.0        10/31/97            $0.15 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  337                        135  Units          13,333.33            99.0        08/29/97          $275.02 Unit
  338                        142  Units          12,676.06            93.0        07/31/97          $210.00 Unit
  339                        114  Beds           15,789.47            95.0        08/01/97          $225.00 Bed
  340                     11,180  Sq Feet           156.95           100.0        10/31/97            $0.30 Sq Foot
  341                     43,798  Sq Feet            39.50            72.5        01/01/97            $0.10 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  342                     11,325  Sq Feet           154.42           100.0        10/31/97            $0.10 Sq Foot
  343                     11,310  Sq Feet           152.37           100.0        10/31/97            $0.00 Sq Foot
  344                        151  Units          11,258.28            95.4        07/31/97          $287.75 Unit
  345                        210  Units           8,095.24            93.3        03/31/97          $210.00 Unit
  346                     11,325  Sq Feet           150.77           100.0        10/31/97            $0.10 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  347                     12,608  Sq Feet           134.46           100.0        10/31/97            $0.15 Sq Foot
  348                     11,325  Sq Feet           150.29           100.0        10/31/97            $0.10 Sq Foot
  349                     11,325  Sq Feet           148.07           100.0        10/31/97            $0.10 Sq Foot
  350                         66  Units          24,848.48            97.0        06/30/97          $266.53 Unit
  351                         93  Units          17,473.12            97.9        04/23/97          $200.00 Unit
-------------------------------------------------------------------------------------------------------------------
  352                     10,880  Sq Feet           149.16           100.0        10/31/97            $0.00 Sq Foot
  353        1994          9,544  Sq Feet           168.69            87.1        09/01/97            $0.14 Sq Foot

  430                         75  Units          21,333.33                                          $241.36 Unit
                          ===============                                                           ===============
  430a                        51  Units                               98.0        09/01/97          $250.00 Unit
-------------------------------------------------------------------------------------------------------------------
  430b                        24  Units                              100.0        09/01/97          $223.00 Unit

  354                     41,000  Sq Feet            39.02           100.0        09/15/97            $0.28 Sq Foot
  355        1996         16,680  Sq Feet            95.92           100.0        07/01/97            $0.11 Sq Foot
  356                         71  Units          22,535.21            97.0        03/17/97          $264.00 Unit
-------------------------------------------------------------------------------------------------------------------
  357                     54,525  Sq Feet            28.89            96.0        06/30/97            $0.25 Sq Foot
  358                     28,788  Sq Feet            54.71           100.0        06/01/97            $0.23 Sq Foot
  359                     12,608  Sq Feet           126.67           100.0        10/31/97            $0.15 Sq Foot
  360        1996         21,900  Sq Feet            70.32           100.0        07/21/97            $0.15 Sq Foot
  361                     11,294  Sq Feet           135.74           100.0        10/31/97            $0.00 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  362                     12,608  Sq Feet           121.49           100.0        10/31/97            $0.15 Sq Foot
  363                         68  Units          22,352.94            94.2        05/27/97          $241.41 Unit
  364                     10,908  Sq Feet           138.77           100.0        10/31/97            $0.20 Sq Foot
  365                     10,209  Sq Feet           151.16           100.0        10/31/97            $0.10 Sq Foot
  366                         62  Rooms          24,274.19            NAP            NAP            $500.49 Room
-------------------------------------------------------------------------------------------------------------------
  367                     60,140  Sq Feet            24.94            84.7        05/01/97            $0.18 Sq Foot
  368                     25,999  Sq Feet            57.69            90.0        06/01/97            $0.19 Sq Foot
  369                     80,631  Sq Feet            18.60            99.5        09/01/97            $0.19 Sq Foot
  370                        137  Units          10,948.91            91.9        08/12/97          $250.00 Unit
  371                     18,205  Sq Feet            82.39           100.0        08/10/97            $0.15 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  372                     11,200  Sq Feet           132.72           100.0        10/31/97            $0.00 Sq Foot
  373                         63  Units          23,365.08            96.8        09/03/97          $175.00 Unit
  374        1993            103  Units          14,077.67            94.2        05/31/97          $368.78 Unit
  375        1990             72  Units          20,138.89            98.6        04/25/97          $208.00 Unit
  376        1990             42  Units          34,523.81            97.3        03/19/97          $256.00 Unit
-------------------------------------------------------------------------------------------------------------------
  377                     11,325  Sq Feet           128.45           100.0        10/31/97            $0.10 Sq Foot
  378                     68,424  Sq Feet            20.83            97.4        07/03/97            $0.07 Sq Foot
  379                         92  Units          15,217.39            95.6        07/07/97          $230.00 Unit
  380        1994          9,373  Sq Feet           149.37            92.5        07/04/97            $0.15 Sq Foot
  381                     40,000  Sq Feet            35.00           100.0        07/22/97            $0.10 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  382                     12,608  Sq Feet           112.47           100.0        10/31/97            $0.15 Sq Foot
  383                         55  Units          24,909.09           100.0        07/01/97          $271.00 Unit
  384                      9,600  Sq Feet           142.09           100.0        10/31/97            $0.15 Sq Foot
  385                     10,722  Sq Feet           128.07           100.0        10/31/97            $0.15 Sq Foot
  386                     10,722  Sq Feet           126.14           100.0        10/31/97            $0.15 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  387                     12,608  Sq Feet           107.24           100.0        10/31/97            $0.15 Sq Foot
  388                     10,722  Sq Feet           125.81           100.0        10/31/97            $0.15 Sq Foot
  389                     37,950  Sq Feet            34.91           100.0        07/31/97            $0.10 Sq Foot
  390                         69  Units          18,840.58            94.2        07/31/97          $200.00 Unit
  391                        128  Units          10,156.25            96.9        07/31/97          $257.00 Unit
-------------------------------------------------------------------------------------------------------------------
  392        1996             76  Units          17,105.26            96.1        07/16/97          $282.00 Unit
  393                     35,170  Sq Feet            36.96           100.0        06/01/97            $0.26 Sq Foot
  394                     10,258  Sq Feet           125.93           100.0        10/31/97            $0.10 Sq Foot
  395                     49,550  Sq Feet            25.23            92.5        06/30/97            $0.10 Sq Foot
  396                     15,950  Sq Feet            77.43           100.0        08/21/97            $0.27 Sq Foot
-------------------------------------------------------------------------------------------------------------------
  397                     10,167  Sq Feet           122.00           100.0        10/31/97            $0.10 Sq Foot
  398                     11,325  Sq Feet           108.96           100.0        10/31/97            $0.15 Sq Foot
  400        1990         27,580  Sq Feet            43.51            88.6        06/01/97            $0.15 Sq Foot
  401        1996             48  Units          24,437.50            93.0        04/01/97          $443.75 Unit
  402                     10,141  Sq Feet           116.52           100.0        10/31/97            $0.20 Sq Foot
-------------------------------------------------------------------------------------------------------------------



                             LARGEST RETAIL TENANT
         ----------------------------------------------------------------
                                                     TENANT
CONTROL                                           AREA LEASED     LEASE     CONTROL
  NO.           TENANT NAME                        (SQ. FT.)     EXP DATE     NO.
===================================================================================
  332                                                                         332
  333                                                                         333
  334    Rite Aid of Michigan, Inc.                  11,180      09/25/17     334
  335                                                                         335
  336    Rite-Aid of Georgia                         11,325      12/13/16     336
-----------------------------------------------------------------------------------
  337                                                                         337
  338                                                                         338
  339                                                                         339
  340    Rite Aid of Michigan, Inc.                  11,180      09/04/17     340
  341    Westside                                     6,196      07/31/97     341
-----------------------------------------------------------------------------------
  342    Rite-Aid of Ohio                            11,325      10/25/16     342
  343    Eckerd Corporation                          11,310      01/20/17     343
  344                                                                         344
  345                                                                         345
  346    Rite-Aid of Ohio                            11,325      08/23/16     346
-----------------------------------------------------------------------------------
  347    Revco Discount Drug Centers, Inc.           12,608      10/31/16     347
  348    Rite-Aid of Ohio                            11,325      08/13/16     348
  349    Rite-Aid of Ohio                            11,325      03/01/16     349
  350                                                                         350
  351                                                                         351
-----------------------------------------------------------------------------------
  352    Eckerd Corporation                          10,880      03/31/17     352
  353    Marcia's Attic                               5,039      05/31/02     353

  430                                                                         430
  430a                                                                        430a
-----------------------------------------------------------------------------------
  430b                                                                        430b

  354    Food Lion                                   29,000      10/12/07     354
  355    Super Crown Bookstore                       16,680      12/31/07     355
  356                                                                         356
-----------------------------------------------------------------------------------
  357                                                                         357
  358    GTE Mobil                                    8,362      12/01/99     358
  359    Revco Discount Drug Centers, Inc.           12,608      08/31/16     359
  360    The Wherehouse                               6,000      01/01/05     360
  361    Eckerd Corporation                          11,294      12/31/17     361
-----------------------------------------------------------------------------------
  362    Revco Discount Drug Centers, Inc.           12,608      04/30/17     362
  363                                                                         363
  364    Eckerd Corporation                          10,908      12/06/16     364
  365    Rite Aid of New Jersey                      10,209      08/31/16     365
  366                                                                         366
-----------------------------------------------------------------------------------
  367    Treasures from the Past                     22,000      10/14/04     367
  368    Swif-T-Foods                                 2,695      07/31/01     368
  369    ALCO                                        27,071      10/31/05     369
  370                                                                         370
  371    G.H. Bass                                    6,593      06/09/99     371
-----------------------------------------------------------------------------------
  372    Eckerd Corporation                          11,200      01/31/17     372
  373                                                                         373
  374                                                                         374
  375                                                                         375
  376                                                                         376
-----------------------------------------------------------------------------------
  377    Rite-Aid of Ohio                            11,325      04/28/16     377
  378    Revco                                        8,450      12/31/03     378
  379                                                                         379
  380    Kamay International                          2,300      06/30/07     380
  381                                                                         381
-----------------------------------------------------------------------------------
  382    Revco Discount Drug Centers, Inc.           12,608      07/31/16     382
  383                                                                         383
  384    Rite Aid of Michigan                         9,600      10/03/17     384
  385    Revco Discount Drug Centers, Inc.           10,722      02/28/17     385
  386    Revco Discount Drug Center, Inc             10,722      09/30/17     386
-----------------------------------------------------------------------------------
  387    Revco Discount Drug Centers, Inc.           12,608      01/31/17     387
  388    Revco Discount Drug Centers, Inc.           10,722      01/31/17     388
  389                                                                         389
  390                                                                         390
  391                                                                         391
-----------------------------------------------------------------------------------
  392                                                                         392
  393    TRC                                          4,500      02/28/00     393
  394    Rite-Aid of Ohio                            10,258      08/31/16     394
  395                                                                         395
  396    PS Plus Sizes                                5,530      08/31/00     396
-----------------------------------------------------------------------------------
  397    Rite-Aid of Pennsylvania                    10,167      08/31/16     397
  398    Rite-Aid of Georgia                         11,325      08/13/16     398
  400    Eckerd's                                     8,640      11/14/99     400
  401                                                                         401
  402    Rite Aid of West Virginia                   10,141      03/24/16     402
-----------------------------------------------------------------------------------


CONTROL                                                                                                                        ZIP
  NO.    PROPERTY NAME                               ADDRESS                                       CITY               STATE    CODE
====================================================================================================================================
  403    Orleans CVS, Inc. - Orleans                 108-122 Cranberry Highway                     Orleans             MA      02653
  404    Rite-Aid - Latrobe                          NEC Depot St & Ligonier St                    Latrobe             PA      15650
  405    Rite-Aid - Homerville                       400 N Church Street                           Homerville          GA      31634
  406    Berkshire Terrace Apartments                900-909, 911-913 Berkshire Terrace            Hinesville          GA      31313
  407    Shops at Merchants Walk                     4235 Merchants Walk Drive                     Marietta            GA      30068
------------------------------------------------------------------------------------------------------------------------------------
  408    Ten Quivira Outparcel Building              NWQ Shawnee Mission Pkwy & Quivira Rd.        Shawnee             KS      66216
  409    Rite-Aid - Glenville                        902 North Lewis St.                           Glenville           WV      26351
  410    Casa Grande                                 1150-1156 East Florence Boulevard             Casa Grande         AZ      85230
  411    Braesforest                                 8100 Creekbend                                Houston             TX      77071
  412    Sunbelt Rentals - Savannah                  Bourne Aveand State Road 21                   Savannah            GA      31408
------------------------------------------------------------------------------------------------------------------------------------
  413    Fountain Court Plaza                        1001 Tower Way                                Bakersfield         CA      93309
  414    Tower Gardens                               4707 West Alabama                             Houston             TX      77027
  415    Revco - Chase City                          610 North Main Street                         Chase City          VA      23924
  416    Sunbelt Rentals - Kennesaw                  2750 McCollum Parkway                         Kennesaw            GA      30144
  417    Revco - Holly Hill                          8517 Old State Road                           Holly Hill          SC      29059
------------------------------------------------------------------------------------------------------------------------------------
  418    Country Hearth Inn Columbus                 2436 Highway 71 South                         Columbus            TX      78934
  419    Davie Village Assisted Living Facility      191 Crestview Drive                           Mocksville          NC      27028
  420    Auto/Retail (2530 W. Commercial)            2530 West Commercial Boulevard                Tamarac             FL      33309
  421    1500 Alton Road                             1500 Alton Road                               Miami Beach         FL      33139
  422    2800 University Avenue                      2800 University Avenue                        Bronx               NY      10462
------------------------------------------------------------------------------------------------------------------------------------
  423    Country Hearth West Columbia                714 Columbia Drive                            West Columbia       TX      77846
  424    530 West 136th Street                       530 West 136th Street                         New York            NY      10031
  425    Country Hearth Inn Alvin                    1588 Highway 35                               Alvin               TX      77511
  426    Towering Pines                              1200-1222 Towering Pines Lane & 2119-2123
                                                          Beachview Drive                          Albany              GA      31705
  427    Auto/Retail (1000-1050 Commercial)          1000-1050 Commercial Boulevard                Fort Lauderdale     FL      33309
------------------------------------------------------------------------------------------------------------------------------------
  428    Benson Terrace                              5127 Maple Street                             Omaha               NE      68114
  429    1225 Morris Avenue                          1225 Morris Avenue                            Bronx               NY      10462



------------------------------------------------------------------------------------------------------------------------------------
   1     Loan contains original interest-only period of 35 months and remaining interest-only period of 35 months.
   2     The Annual Debt Service, hence the DSCR, reflects the annualized monthly principal and interest during the period in which the loan is amortizing.
   3     The Mortgage Loan provides for increases in the monthly payments at specified times in the future which coincide with rent increases on the underlying Credit Lease.
         The timing and the terms of the increases are provided in the sheet named "STEP" within the file "FULB97C2.XLS" included in the diskette on the back cover of this Prospectus Supplement.
   4     Loan contains original interest-only period of 23 months and remaining interest-only period of 19 months.
   5     The loan is a COFI index adjustable mortgage loan. The Mortgage Rate for this Mortgage Loan is its interest floor.
         A retained yield interest (not part of the trust) is entitled to any interest in excess of the Mortgage Rate, if any.
   6     Loan contains original interest-only period of 12 months and remaining interest-only period of 10 months.
   7     Loan contains original interest-only period of 24 months and remaining interest-only period of 21 months.
   8     Loan contains original interest-only period of 24 months and remaining interest-only period of 22 months.



                                                                                   CUMULATIVE
          CROSSED COLLATERALIZED                                 % OF AGGREGATE   % OF INITIAL                               INTERES
CONTROL        LOANS CONTROL         ORIGINAL      CUT-OFF DATE   CUT-OFF DATE        POOL      MORTGAGE   ADMINISTRATIVE    ACCRUAL
  NO.              NOS.              BALANCE         BALANCE        BALANCE         BALANCE       RATE       COST RATE        METHOD
====================================================================================================================================
  403                              $1,160,219      $1,153,040         0.05%          98.95%      8.7500%       0.1025%        30/360
  404                               1,160,344       1,136,187         0.05           99.00       8.3400        0.1025         30/360
  405                               1,147,105       1,128,992         0.05           99.05       8.3750        0.1025         30/360
  406                               1,100,000       1,098,088         0.05           99.10       8.4900        0.1025        Act/360
  407                               1,035,000       1,035,000         0.05           99.14       8.0100        0.1025        Act/360
------------------------------------------------------------------------------------------------------------------------------------
  408          76,105,280           1,030,000       1,029,331         0.05           99.19       8.1600        0.1775         30/360
  409                               1,043,258       1,019,996         0.05           99.24       8.5000        0.1025         30/360
  410                               1,010,000       1,008,078         0.05           99.28       8.3100        0.1775         30/360
  411                               1,000,000         997,986         0.05           99.33       9.0000        0.1025        Act/360
  412                                 975,307         974,025         0.04           99.37       8.1250        0.1025         30/360
------------------------------------------------------------------------------------------------------------------------------------
  413                                 950,000         945,897         0.04           99.42       9.1900        0.1525         30/360
  414                                 930,000         929,642         0.04           99.46       8.4000        0.1025        Act/360
  415                                 933,486         920,048         0.04           99.50       9.0000        0.1025         30/360
  416                                 918,245         917,220         0.04           99.54       8.1250        0.1025         30/360
  417                                 923,436         916,074         0.04           99.58       8.8300        0.1025         30/360
------------------------------------------------------------------------------------------------------------------------------------
  418             423,425             917,000         915,881         0.04           99.62       9.1250        0.1025        Act/360
  419                                 900,000         897,379         0.04           99.67       8.6250        0.1025        Act/360
  420                                 850,000         850,000         0.04           99.70       8.0800        0.1025        Act/360
  421                                 850,000         849,347         0.04           99.74       8.3100        0.1025        Act/360
  422                                 760,000         757,893         0.03           99.78       9.0000        0.1025         30/360
------------------------------------------------------------------------------------------------------------------------------------
  423             418,425             758,000         757,075         0.03           99.81       9.1250        0.1025        Act/360
  424                                 750,000         745,994         0.03           99.85       9.1250        0.1025         30/360
  425             418,423             725,000         724,115         0.03           99.88       9.1250        0.1025        Act/360
  426

                                      706,000         705,142         0.03           99.91       8.5000        0.1025         30/360
  427                                 700,000         700,000         0.03           99.94       8.0800        0.1025        Act/360
------------------------------------------------------------------------------------------------------------------------------------
  428                                 684,000         683,649         0.03           99.97       7.6200        0.1025        Act/360
  429                                 600,000         597,500         0.03          100.00       9.5000        0.1025         30/360



------------------------------------------------------------------------------------------------------------------------------------

                               $2,209,469,846  $2,203,502,325

                                                 ORIGINAL        REMAINING
                                                 TERM TO          TERM TO             ORIGINAL             REMAINING
CONTROL               AMORTIZATION               MATURITY         MATURITY          AMORTIZATION          AMORTIZATION
  NO.                     TYPE                    (MOS.)           (MOS.)           TERM (MOS.)           TERM (MOS.)
=======================================================================================================================
  403      Step(3)                                  248              242                 248                   242
  404      Fully Amortizing                         237              225                 237                   225
  405      Fully Amortizing                         234              225                 234                   225
  406      Amortizing Balloon                       120              116                 360                   356
  407      Amortizing Balloon                       120              120                 240                   240
-----------------------------------------------------------------------------------------------------------------------
  408      Amortizing Balloon                       120              119                 360                   359
  409      Fully Amortizing                         227              215                 227                   215
  410      Amortizing Balloon                        84               81                 360                   357
  411      Amortizing Balloon                       120              115                 360                   355
  412      Step(3)                                  238              237                 238                   237
-----------------------------------------------------------------------------------------------------------------------
  413      Amortizing Balloon                       120              114                 324                   318
  414      Fully Amortizing                         360              359                 360                   359
  415      Fully Amortizing                         236              227                 236                   227
  416      Step3                                    233              232                 233                   232
  417      Fully Amortizing                         237              232                 237                   232
-----------------------------------------------------------------------------------------------------------------------
  418      Amortizing Balloon                       120              119                 240                   239
  419      Amortizing Balloon                       120              118                 240                   238
  420      Amortizing Balloon                       180              180                 192                   192
  421      Amortizing Balloon                       120              119                 300                   299
  422      Amortizing Balloon                       120              115                 360                   355
-----------------------------------------------------------------------------------------------------------------------
  423      Amortizing Balloon                       120              119                 240                   239
  424      Amortizing Balloon                       120              114                 300                   294
  425      Amortizing Balloon                       120              119                 240                   239

  426      Fully Amortizing                         360              358                 360                   358
  427      Amortizing Balloon                       180              180                 192                   192
-----------------------------------------------------------------------------------------------------------------------
  428      Amortizing Balloon                       120              119                 360                   359
  429      Amortizing Balloon                       120              115                 300                   295



-----------------------------------------------------------------------------------------------------------------------



CONTROL   ORIGINATION   MATURITY       BALLOON
  NO.         DATE        DATE         BALANCE      PROPERTY TYPE                  PREPAYMENT PROVISIONS
====================================================================================================================================
  403       04/10/97    01/01/18           -        Retail - CTL                   L(8),YM(12.42),O(.25)
  404       10/16/96    08/01/16           -        Retail - CTL                   L(8),YM1%(11.25),O(.5)
  405       01/03/97    08/01/16           -        Retail - CTL                   L(8),YM(11.25),O(.25)
  406       06/26/97    07/01/07      $995,136      Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
  407       10/02/97    11/01/07       729,874      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
  408       09/26/97    10/01/07       906,515      Retail - Unanchored            L(4),YM1%(5.5),O(.5)
  409       10/08/96    10/01/15           -        Retail - CTL                   L(8),YM1%(10.42),O(.5)
  410       07/10/97    08/01/04       937,838      Retail - Unanchored            L(4),YM1%(2.5),O(.5)
  411       05/02/97    06/01/07       914,754      Multifamily                    L(5),YM1%(4.75),O(.25)
  412       09/30/97    08/01/17           -        Retail - CTL                   L(6),YM5%(1),YM3%(1),YM1%(11),YM3%(.583),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
  413       04/29/97    05/01/07       818,768      Office                         L(4),YM1%(5.5),O(.5)
  414       09/10/97    10/01/27       133,298      Multifamily                    L(4),YM1%(10),O(16)
  415       01/30/97    10/01/16           -        Retail - CTL                   L(8),YM1%(11.42),O(.25)
  416       09/30/97    03/01/17           -        Retail - CTL                   L(6),YM5%(1),YM3%(1),YM1%(11),YM3%(.167),O(.25)
  417       05/19/97    03/01/17           -        Retail - CTL                   L(8),YM1%(11.5),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
  418       09/10/97    10/01/07       671,462      Hospitality                    L(4),YM1%(5.75),O(.25)
  419       08/29/97    09/01/07       648,089      Assisted Living                L(5),YM1%(4.5),O(.5)
  420       10/06/97    11/01/12       111,762      Retail - Unanchored            L(5),YM2%(9.5),O(.5)
  421       09/04/97    10/01/07       706,714      Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
  422       05/16/97    06/01/07       679,666      Multifamily                    L(5),YM1%(4.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
  423       09/10/97    10/01/07       555,036      Hospitality                    L(4),YM1%(5.75),O(.25)
  424       04/30/97    05/01/07       622,316      Multifamily                    L(4),YM1%(5.75),O(.25)
  425       09/10/97    10/01/07       530,873      Hospitality                    L(4),YM1%(5.75),O(.25)
  426       08/14/97    09/01/27           -        Multifamily - Section 42       L(15),O(15)

  427       10/06/97    11/01/12        92,040      Retail - Unanchored            L(5),YM2%(9.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
  428       09/22/97    10/01/07       606,007      Multifamily                    L(4),YM1%(5.5),O(.5)
  429       05/16/97    06/01/07       502,016      Multifamily                    L(5),YM1%(4.75),O(.25)



------------------------------------------------------------------------------------------------------------------------------------



CONTROL        ANNUAL                          NET                       APPRAISED
  NO.       DEBT SERVICE                    CASH FLOW        DSCR          VALUE
====================================================================================
  403         $115,618                      $121,399          NAP        $1,300,000
  404          120,020                       126,021          NAP         1,275,000
  405          119,554                       125,532          NAP         1,375,000
  406          101,403                       143,306          1.41x        1,540,000
  407          103,963                       135,673          1.31        1,485,000
------------------------------------------------------------------------------------
  408           92,076                       113,249          1.23        1,430,000
  409          111,046                       116,599          NAP         1,250,000
  410           91,565                       119,727          1.31        1,350,000
  411           96,555                       125,063          1.30        1,500,000
  412           94,622                       103,138          NAP         1,100,000
------------------------------------------------------------------------------------
  413           95,356                       122,324          1.28        2,050,000
  414           85,021                       105,968          1.25        1,200,000
  415          101,400                       106,470          NAP         1,160,000
  416           86,913                        95,604          NAP         1,140,000
  417           98,950                       103,898          NAP         1,130,000
------------------------------------------------------------------------------------
  418           99,892                       147,342          1.48        1,310,000
  419           94,581                       131,050          1.39        1,300,000
  420           94,822                       122,994          1.30        1,400,000
  421           80,831                       114,337          1.41        1,175,000
  422           73,382                        97,901          1.33        1,400,000
------------------------------------------------------------------------------------
  423           82,572                       123,730          1.50        1,270,000
  424           76,300                       102,166          1.34        1,200,000
  425           78,977                       114,156          1.45        1,300,000

  426           65,142                        76,587          1.18          882,600
  427           78,088                       116,307          1.49        1,200,000
------------------------------------------------------------------------------------
  428           58,068                        72,818          1.25          910,000
  429           62,906                        80,541          1.28          940,000



------------------------------------------------------------------------------------



                                  CUT-OFF      SCHEDULED
CONTROL            APPRAISAL       DATE        MATURITY         YEAR
  NO.                YEAR          LTV         DATE LTV         BUILT
=======================================================================
  403                1997          NAP            -             1930
  404                1996          NAP            -             1995
  405                1996          NAP            -             1996
  406                1997          71.3%         64.6%          1982
  407                1997          69.7          49.1           1996
-----------------------------------------------------------------------
  408                1997          2.0           63.4           1993
  409                1996          NAP            0.0           1995
  410                1997          74.7          69.5           1970
  411                1997          66.5          61.0           1979
  412                1997          NAP            -             1997
-----------------------------------------------------------------------
  413                1997          46.1          39.9           1983
  414                1997          77.5          11.1           1965
  415                1996          NAP            -             1996
  416                1997          NAP            -             1985
  417                1997          NAP            -             1997
-----------------------------------------------------------------------
  418                1996          69.9          51.3           1986
  419                1997          69.0          49.9          1986,92
  420                1997          60.7           8.0           1988
  421                1997          72.3          60.1           1939
  422                1997          54.1          48.6           1926
-----------------------------------------------------------------------
  423                1996          59.6          43.7           1986
  424                1997          62.2          51.9           1926
  425                1996          55.7          40.8           1986
  426                1996          79.9           -             1994
  427                1997          58.3           7.7           1988
-----------------------------------------------------------------------
  428                1997          75.1          66.6           1950
  429                1997          63.6          53.4           1937


-----------------------------------------------------------------------



                                                   LOAN PER
                         SQ FT, UNIT,            SQ FT, UNIT,
CONTROL      YEAR         BED, PAD                 BED, PAD              OCCUPANCY        RENT ROLL           UNDERWRITING
  NO.     RENOVATED        OR ROOM                 OR ROOM               PERCENTAGE         DATE                RESERVES
====================================================================================================================================
  403        1989      10,900     Sq Feet        $    106.44                100.0%        10/31/97                     $0.00 Sq Foot
  404                  10,209     Sq Feet             113.66                100.0         10/31/97                     $0.10 Sq Foot
  405                  11,325     Sq Feet             101.29                100.0         10/31/97                     $0.15 Sq Foot
  406                      52     Units            21,153.85                 96.5         05/28/97                   $276.00 Unit
  407                  10,545     Sq Feet              98.15                100.0         10/15/97                     $0.16 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
  408                  12,000     Sq Feet              85.83                100.0         10/03/97                     $0.15 Sq Foot
  409                  10,004     Sq Feet             104.28                100.0         10/31/97                     $0.20 Sq Foot
  410      1995-96     27,000     Sq Feet              37.41                100.0         08/01/97                     $0.15 Sq Foot
  411                      94     Units            10,638.30                 95.0         02/28/97                   $250.00 Unit
  412                  10,000     Sq Feet              97.53                100.0         10/31/97                     $0.20 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
  413                  31,507     Sq Feet              30.15                 90.0         03/19/97                     $0.66 Sq Foot
  414                      23     Units            40,434.78                 99.0         08/01/97                   $225.00 Unit
  415                  10,500     Sq Feet              88.90                100.0         10/31/97                     $0.15 Sq Foot
  416        1997      21,000     Sq Feet              43.73                100.0         10/31/97                     $0.20 Sq Foot
  417                  10,500     Sq Feet              87.95                100.0         10/31/97                     $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
  418                      40     Rooms            22,925.00                 NAP             NAP                     $521.39 Room
  419                      32     Beds             28,125.00                 93.8         05/01/97                   $271.88 Bed
  420                  11,004     Sq Feet              77.24                100.0         09/25/97                     $0.19 Sq Foot
  421        1994       5,050     Sq Feet             168.32                100.0         07/04/97                     $0.15 Sq Foot
  422                      59     Units            12,881.36                 93.2         04/15/97                   $250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
  423                      40     Rooms            18,950.00                 NAP             NAP         4% of gross revenue Room
  424                      37     Units            20,270.27                 95.2         04/21/97                   $348.00 Unit
  425                      40     Rooms            18,125.00                 NAP             NAP         4% of gross revenue Room
  426                      30     Units            23,533.33                100.0         05/01/97                   $200.00 Unit
  427                   7,772     Sq Feet              90.07                100.0         09/23/97                     $0.20 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
  428                      40     Units            17,100.00                100.0         07/31/97                   $229.00 Unit
  429                      43     Units            13,953.49                 97.7         04/15/97                   $250.00 Unit



------------------------------------------------------------------------------------------------------------------------------------



                           LARGEST RETAIL TENANT
         ---------------------------------------------------------------------
                                                         TENANT

CONTROL                                                AREA LEASED     LEASE     CONTROL
  NO.    TENANT NAME                                    (SQ. FT.)     EXP DATE     NO.
=========================================================================================
  403    Orleans CVS, Inc.                                10,900      01/31/18     403
  404    Rite-Aid of Pennsylvania                         10,209      08/31/16     404
  405    Rite-Aid of Georgia                              11,325      08/13/16     405
  406                                                                              406
  407    Mattress Firm                                     4,975      07/05/01     407
-----------------------------------------------------------------------------------------
  408    The Italian Oven                                  5,300      11/30/13     408
  409    Rite Aid of West Virginia                        10,004      11/10/15     409
  410    Fashion Furniture                                21,000      11/30/05     410
  411                                                                              411
  412    Sunbelt Rentals                                  10,000      09/02/17     412
-----------------------------------------------------------------------------------------
  413                                                                              413
  414                                                                              414
  415    Revco Discount Drug Centers, Inc.                10,500      09/30/16     415
  416    Sunbelt Rentals                                  21,000      05/31/17     416
  417    Revco Discount Drug Centers, Inc.                10,500      02/28/17     417
-----------------------------------------------------------------------------------------
  418                                                                              418
  419                                                                              419
  420    Benjosh Transmission                              3,472      05/31/05     420
  421    Offerdalhl's Bagel Gourmet                        2,400      06/30/00     421
  422                                                                              422
-----------------------------------------------------------------------------------------
  423                                                                              423
  424                                                                              424
  425                                                                              425
  426                                                                              426
  427    Southern Exporess                                 3,192      08/31/02     427
-----------------------------------------------------------------------------------------
  428                                                                              428
  429                                                                              429



-----------------------------------------------------------------------------------------

                                     ANNEX B

           FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1997-C2

                                 $1,961,117,000

                                  (APPROXIMATE)
                              OFFERED CERTIFICATES




                             [MAP OF UNITED STATES REFLECTING
                          PERCENTAGES OF MORTGAGE POOL BY STATE]




                   % OF MORTGAGE POOL BY CUT-OFF DATE BALANCE

LEHMAN BROTHERS                                FIRST UNION CAPITAL MARKETS CORP.


     THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY UPON THE DETAILED INFORMATION APPEARING IN, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS ANNEX B DOES NOT INCLUDE ALL RELEVANT INFORMATION RELATING TO THE SECURITIES AND THE UNDERLYING ASSETS DESCRIBED HEREIN, PARTICULARLY WITH RESPECT TO THE RISKS AND SPECIAL CONSIDERATIONS INVOLVED WITH AN INVESTMENT IN SUCH SECURITIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION SET FORTH IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED HEREIN MAY BE DEFINED IN THE PROSPECTUS OR PROSPECTUS SUPPLEMENT.

                 FIRST UNION-LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II
              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2

                                     (FU-LB 1997-C2)

--------------------------------------------------------------------------------
                                                             % Credit
                                                % of Deal   Enhancement
          ---------------
             Class A-1
            AAA/Aaa/AAA                           9.98%         28.00%
          ---------------
             Class A-2
            AAA/Aaa/AAA                          17.43%         28.00%
          ---------------
             Class A-3         Class IO
            AAA/Aaa/AAA       --/Aaa/AAA         44.59%         28.00%
          ---------------
              Class B
             AA/Aa2/AA                            5.00%         23.00%
          ---------------
              Class C
              A/A2/A                              5.00%         18.00%
          ---------------
              Class D
           BBB/Baa2/BBB                           5.50%         12.50%
          ---------------
              Class E
          BBB-/Baa3/BBB-                          1.50%         11.00%
          ---------------
              Class F                             3.00%          8.00%
          ---------------
              Class G                             2.25%          5.75%
          ---------------
              Class H                             0.75%          5.00%
          ---------------
              Class J                             2.00%          3.00%
          ---------------
              Class K                             1.00%          2.00%
          ---------------
              Class L                             1.25%          0.75%
          ---------------
              Class M                             0.75%
          ---------------
--------------------------------------------------------------------------------


================================================================================================================
          ORIGINAL           RATING                    COUPON        AVG        PRINCIPAL          LEGAL
CLASS     FACE ($)          (S/M/D)    DESCRIPTION      (%)         LIFE(1)      WINDOW(1)         STATUS
----------------------------------------------------------------------------------------------------------------
 A-1     220,000,000      AAA/Aaa/AAA     Fixed        6.479          3.72       12/97-3/04         Public
----------------------------------------------------------------------------------------------------------------
 A-2     384,000,000      AAA/Aaa/AAA     Fixed        6.600          7.76        3/04-5/07         Public
----------------------------------------------------------------------------------------------------------------
 A-3     982,521,000      AAA/Aaa/AAA     Fixed        6.650          9.76       5/07-12/07         Public
----------------------------------------------------------------------------------------------------------------
  IO   2,203,502,325(2)    NR/Aaa/AAA     WAC IO      1.3892(5)      10.69(3)   12/97-11/27(3)      Public
----------------------------------------------------------------------------------------------------------------
  B      110,175,000       AA/Aa2/AA      Fixed        6.790         12.04      12/07-10/11         Public
----------------------------------------------------------------------------------------------------------------
  C      110,175,000         A/A2/A       Fixed        7.020         14.61      10/11-9/12          Public
----------------------------------------------------------------------------------------------------------------
  D      121,194,000      BBB/Baa2/BBB    Fixed        7.120         14.92      9/12-11/12          Public
----------------------------------------------------------------------------------------------------------------
  E       33,052,000     BBB-/Baa3/BBB-   Fixed        7.120         14.98      11/12-11/12         Public
----------------------------------------------------------------------------------------------------------------
  F       66,105,000      Not Offered      WAC         7.500(4)      16.43      11/12-9/15        Private, 144A
----------------------------------------------------------------------------------------------------------------
  G       49,578,000      Not Offered      WAC         7.500(4)      18.82       9-15-6/17        Private, 144A
----------------------------------------------------------------------------------------------------------------
  H       16,527,208      Not Offered      WAC         7.500(4)      19.63       6/17-9/17        Private, 144A
----------------------------------------------------------------------------------------------------------------
  J       44,070,046      Not Offered      WAC         6.000(4)      20.84       9/17-1/20        Private, 144A
----------------------------------------------------------------------------------------------------------------
  K       22,035,023      Not Offered      WAC         6.000(4)      23.24       1/20-2/22        Private, 144A
----------------------------------------------------------------------------------------------------------------
  L       27,543,779      Not Offered      WAC         6.000(4)      24.73       2/22-4/23        Private, 144A
----------------------------------------------------------------------------------------------------------------
  M       16,526,268      Not Offered      WAC         6.000(4)      28.13      4/23-11/27        Private, 144A
================================================================================================================
TOTAL  2,203,502,325
================================================================================================================

(1) Assuming, among other things, 0% CPR and no losses. Expressed in years.
(2) Represents notional amount on Class IO.
(3) Represents average life of related principal notional amounts on Class IO.
(4) Pass-through Rate will equal the lesser of the applicable rate set forth above and the Weighted Average Net Mortgage Rate.
(5) Variable rate. Coupon shown is for the first Distribution Date.

RATING AGENCIES:    Standard & Poor's, Moody's and Duff & Phelps
TRUSTEE:            LaSalle National Bank
FISCAL AGENT:       ABN AMRO Bank N.V.
MASTER SERVICER:    First Union National Bank ("First Union")
SPECIAL SERVICER:   CRIIMI MAE Services Limited Partnership

CUT-OFF DATE:       November 1, 1997
ERISA:              Classes A-1, A-2, A-3 and IO are expected to be eligible for
                    Lehman Brothers Inc.'s individual prohibited transaction
                    exemptions with respect to ERISA.
SMMEA:              Classes A-1, A-2, A-3, B and IO are "mortgage related
                    securities" for purposes of SMMEA.
PAYMENT:            Pays on 18th of each month or, if such date is not a
                    business day, then the following business day.
THE CLASS IO:       The Class IO is comprised of fourteen components, one
                    relating to each class of Sequential Pay Certificates.
OPTIONAL CALL:      1% Clean-up Call.
COLLATERAL:         The Certificates are backed by 422 mortgage loans secured by first liens on 439 commercial and multifamily properties, such mortgage loans having been originated by an affiliate of Lehman Brothers, or its approved conduit originators, or by First Union, or its approved conduit originators.

   o NEWLY ORIGINATED COLLATERAL. The collateral consists of 422 Mortgage Loans with a principal balance (as of November 1, 1997) of approximately $2.20 Billion (the "Initial Pool Balance"). 49.8%* of the Mortgage Loans were contributed by an affiliate of Lehman Brothers and 50.2% of the Mortgage Loans were contributed by First Union.

   o CALL PROTECTION.
     99.6% of the loans have call protection: 95.4% of Mortgage Loans have lockout initially then yield maintenance and/or declining penalties (or have option to require Defeasance collateral in lieu of Prepayment Premiums) and/or open periods.


======================================================================================
               TYPE OF CALL PROTECTION                     # OF LOANS     % OF BALANCE
--------------------------------------------------------------------------------------
   Lockout (weighted average 59 months), then yield           234             43.3
                 maintenance ("YM")*
--------------------------------------------------------------------------------------
Defeasance or Lockout then Defeasance (Lender Option)         121             31.6
--------------------------------------------------------------------------------------
 Lockout (weighted average 52 months), then YM*, then          33             14.4
                 declining penalties
--------------------------------------------------------------------------------------
 Lockout (weighted average 51 months), then declining          14              5.0
                 penalties
--------------------------------------------------------------------------------------
 YM * only                                                      8              3.0
--------------------------------------------------------------------------------------
   Lockout (weighted average 133 months), then open            10              1.8
--------------------------------------------------------------------------------------
               Declining penalties only                         1              0.4
--------------------------------------------------------------------------------------
                         None                                   1              0.4
======================================================================================

   * 93.5% of Mortgage Loans provide for yield maintenance prepayment premiums that are calculated at a discount rate of Treasuries flat.

   o NO LOAN DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

   o $5.2MM AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE.

   o 1.36X WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO ("DSCR") AS OF THE CUT-OFF DATE (EXCLUDING CREDIT TENANT LEASE ("CTL") LOANS).

   o 72.1% WEIGHTED AVERAGE LOAN TO VALUE ("LTV") AS OF THE CUT-OFF DATE (EXCLUDING CTL LOANS).

   o PROPERTY TYPES. 31.1% Multifamily concentration, 30.6% Retail concentration. Less than 10% concentrations in Office (9.3%) and Hospitality (8.9%) (excluding CTLs).

   o GEOGRAPHIC DIVERSIFICATION. FL (14.4%), NY (11.3%), TX (10.4%), CA (9.6%), GA (5.1%); all other states less than 4% each.

   o 10.8% CTLS. 6.3% Retail, 3.4% Office, 1.1% Other.

   o CASH FLOWS WILL BE MODELED ON BLOOMBERG.

   * Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans as of the Cut-off Date of the Initial Pool Balance.

                           PRIORITY AND TIMING OF CASH FLOWS *



                   [CHART INDICATING PRIORITY AND TIMING OF CASH FLOWS]


       * Assuming 0% CPR, no losses. Otherwise based on Table Assumptions.

MORTGAGE LOANS:     The collateral consists of an approximately $2.20 billion
                    pool of 422 fixed rate mortgage loans secured by first liens
                    (or by first and second liens on the same Mortgaged
                    Property) on commercial and multifamily properties in 38 different states. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 8.207% and a weighted average maturity ("WAM") of 151 months. See the Collateral Overview tables at the end of this memo for more
                    Mortgage Loan details.

CREDIT ENHANCEMENT: Credit enhancement for each class of Certificates will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:      Principal and interest payments will generally be made to
                    Certificateholders in the following order:
                    1) Interest to the Senior Classes: Class A-1, Class A-2,
                       Class A-3 and Class IO, pro rata,
                    2) Principal to Class A-1 until such Class is retired,*
                    3) Principal to Class A-2 until such Class is retired,*
                    4) Principal to Class A-3 until such Class is retired,*
                    5) Interest to Class B, then Principal to Class B until such
                       Class is retired,
                    6) Interest to Class C, then Principal to Class C until such
                       Class is retired,
                    7) Interest to Class D, then Principal to Class D until such
                       Class is retired,
                    8) Interest to Class E, then Principal to Class E until such
                       Class is retired,
                    9) Interest and Principal to the Private Classes,
                       sequentially.
                    *  Pro rata if Classes B through M are retired.

REALIZED LOSSES:    Realized Losses from any Mortgage Loan will be allocated in reverse sequential order (i.e. Classes M, L, K, J, H, G, F,
                    E, D, C, B and then pro-rata to Classes A-1, A-2, and A-3).

APPRAISAL REDUCTIONS:

                    With respect to certain Mortgage Loans as to which an appraisal is required (including any Mortgage Loan that becomes 60 days delinquent), an Appraisal Reduction Amount may be created, in the amount, if any, by which the Stated Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I and servicing advances and certain other items, exceeds 90% of the appraised value of the related Mortgaged Property (net of certain senior liens). The Appraisal Reduction Amount will reduce proportionately the amount of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance Certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for three months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be made whole.

PREPAYMENT PREMIUMS (% represents % of Cut-off Date Balance):

======================================================================================================================
 PREPAYMENT   11/97      11/98     11/99    11/00    11/01    11/02     11/03     11/04     11/05     11/06     11/07
  PREMIUM
----------------------------------------------------------------------------------------------------------------------
  LOCK-OUT    95.4%      94.4%     85.5%    76.7%   35.9%     22.7%      22.2%     18.7%     10.7%      8.6%      1.2%
----------------------------------------------------------------------------------------------------------------------
 DEFEASANCE    0.8        0.8       3.3      7.1    20.4      22.1       20.3      17.7      19.9      18.6       8.2
----------------------------------------------------------------------------------------------------------------------
     YM        3.0        4.0       9.7      14.2   40.0      44.5       43.4      41.5      45.7      45.9      19.5
----------------------------------------------------------------------------------------------------------------------
     5%                                      0.4     1.0       5.7        0.3                                     0.4
----------------------------------------------------------------------------------------------------------------------
     4%                                      0.1     0.3       0.9        5.8       0.3       0.3                 2.4
----------------------------------------------------------------------------------------------------------------------
     3%        0.4        0.4       1.1                        0.4        1.1       5.8                 0.3       3.0
----------------------------------------------------------------------------------------------------------------------
     2%                                      1.1     0.8       0.4                  0.8       5.8       2.1
----------------------------------------------------------------------------------------------------------------------
     1%                                              1.1       1.2        1.3       2.5       3.3       5.8
----------------------------------------------------------------------------------------------------------------------
    OPEN       0.4        0.4       0.4      0.4               0.3        3.9       2.7       4.3       8.6       0.4
----------------------------------------------------------------------------------------------------------------------
   MATURED                                           0.4       1.7        1.7      10.0      10.0      10.1      64.7
----------------------------------------------------------------------------------------------------------------------
    TOTAL    100.0%     100.0%    100.0%   100.0%  100.0%    100.0%     100.0%    100.0%    100.0%    100.0%    100.0%
======================================================================================================================

   * Note that Prepayment Premium periods generally end prior to the last six months before the Mortgage Loan's maturity date.

ALLOCATION OF PREPAYMENT PREMIUMS:

                    All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated to Classes A through G, in each case, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction" and (iii) the percentage of the total principal distribution to Certificateholders to which such Class is entitled. Thus, only such Class(es) that are entitled to principal payments on a given Distribution Date will be eligible to receive a portion of the Prepayment Premiums. Any excess amounts will be distributed to Class IO.

                    The Discount Rate Fraction for Classes A through G is
                     defined as:

                        (Coupon on Class - Discount Rate)/(Coupon on Mortgage
                           Loan - Discount Rate)

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

                The Yield Maintenance formulas for the Mortgage Loans are calculated based upon various methods. Under one method, the Yield Maintenance prepayment premium will be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

                GENERAL YIELD MAINTENANCE EXAMPLE:

                Assuming the structure presented on pages 2 and 3 of this memo (except as otherwise described below) and the following assumptions:

                Mortgage Loan Characteristics of loan being prepaid*:

                     Balance                     $10,000,000
                     Coupon                      9.0%
                     Maturity                    10 yrs (November 1, 2007)
                     Amortization Term           30 yrs
                     Prepayment Date             12/1/97
                     Prepayment Premium Type     Yield Maintenance (Treasuries
                                                   flat)

                Certificate Characteristics
                          Class A-1 Coupon       7.00%

* The Yield Maintenance formula for certain Mortgage Loans may result in a lower Yield Maintenance prepayment premium than set forth in this example.


=================================================================================================
                                                  MORTGAGE       CLASS A-1         CLASS IO
                                                     LOAN       CERTIFICATES     CERTIFICATES
-------------------------------------------------------------------------------------------------
AMOUNT OF PRINCIPAL PREPAYMENT                   $10,000,000    $10,000,000          N/A
-------------------------------------------------------------------------------------------------
MATURITY DATE OF THE MORTGAGE LOAN                 11/1/07
NUMBER OF PAYMENTS (1)                               120
-------------------------------------------------------------------------------------------------
TREASURY NOTE USED FOR DISCOUNT RATE (2)         6.125% 8/07
TREASURY YIELD (CBE)                               6.075%
DISCOUNT RATE (MTG) (3)                            6.000%
-------------------------------------------------------------------------------------------------
MORTGAGE RATE                                       9.00%
PAYMENT DIFFERENTIAL ($ PER MONTH) (4)             $25,000
-------------------------------------------------------------------------------------------------
CERTIFICATE PASS-THROUGH RATE                                      7.00%
-------------------------------------------------------------------------------------------------
TOTAL PREPAYMENT PREMIUM                         $2,251,836
-------------------------------------------------------------------------------------------------
DISCOUNT RATE FRACTION CALCULATION                              (7.00%-6.000%)/     excess
(CLASS A-1 COUPON - DISCOUNT RATE) /                            (9.00%-6.000%)=   prepayment
(GROSS MORTGAGE RATE - DISCOUNT RATE) =                           1.000/3.000=     premiums
% OF PREMIUM  ALLOCATED  TO CLASSES  (DISCOUNT
  RATE FRACTION)                                                   33.333%
-------------------------------------------------------------------------------------------------
$ PREMIUM ALLOCATED TO EACH CLASS                                 $750,612        $1,501,224
=================================================================================================


(1) The number of payments to discount for yield maintenance prepayment premium computation.

(2) The yield on the treasury note with a maturity date closest to the maturity date of the loan.

(3) The Discount Rate used is the mortgage equivalent of the CBE treasury yield.

(4) (Mortgage Rate - Discount Rate) x (amount of Principal Prepayment) / 12 used for 120 payments.

CREDIT LEASE LOANS:

                    Credit Lease Loans are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (each a "Credit Lease") to a tenant which possesses (or whose parent or other affiliate which guarantees the Credit Lease obligation possesses) the rating indicated in the table below. Scheduled monthly rent payments under the Credit Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans, other than the Balloon Payments with respect to Credit Lease Loans which are Balloon Loans.

                    The Credit Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property, (i) the Tenant is obligated to continue making payments; (ii) the Tenant must make an offer to purchase the related Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan; or (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

                    Approximately 10.8% of the Mortgage Loans are Credit Lease Loans.


================================================================================
                            #       INITIAL    PROPERTY    LEASE      CREDIT
   TENANT / GUARANTOR     LOANS     BALANCE      TYPE     TYPE (1)   RATING (2)
--------------------------------------------------------------------------------
Rite Aid Pharmacy /         25    40,645,628    Retail      NN        BBB+/Baa1
Rite Aid Corp.
--------------------------------------------------------------------------------
Blue Cross Blue Shield       1    30,000,000    Office      B         A/NR (3)
of Utah
--------------------------------------------------------------------------------
Office Depot                 1    24,140,144    Office      NNN       BB+/Baa2
--------------------------------------------------------------------------------
Circuit City                 5    23,263,531    Retail      B          NAIC 2
--------------------------------------------------------------------------------
Hartford Fire                1    20,078,226    Office      NN       AA/Aa3 (3)
--------------------------------------------------------------------------------
Garden Ridge                 2    19,223,363    Retail      NNN          (4)
--------------------------------------------------------------------------------
Bally Total                  4    17,224,559    Other       NNN         B+/B3
Fitness/Bally Total
Fitness Holding Corp.
--------------------------------------------------------------------------------
Revco / Revco D.S. Inc.     10    13,368,129    Retail      NN        N.A./Baa1
--------------------------------------------------------------------------------
Kmart                        1    11,673,663    Retail      NNN        B+/Ba3
--------------------------------------------------------------------------------
Walmart                      1     7,341,749    Retail      NNN        AA/Aa2
--------------------------------------------------------------------------------
Eckerd                       4     6,332,318    Retail      NNN        A-/Baa1
--------------------------------------------------------------------------------
Eckerd                       1     1,513,702    Retail      NN         A-/Baa1
--------------------------------------------------------------------------------
Walgreen                     2     5,277,018    Retail      NN         A+/Aa3
--------------------------------------------------------------------------------
Albertson's, Inc.            1     5,158,010    Retail      NN         A+/Aa3
--------------------------------------------------------------------------------
Barnes & Noble, Inc.         1     4,989,871    Mixed Use   NNN        BB/Ba2
--------------------------------------------------------------------------------
Pep Boys                     1     2,447,077    Ground      NNN       BBB+/Baa2
                                                Lease
--------------------------------------------------------------------------------
Thrifty-Payless              1     2,262,166    Retail      NN        N.A./Baa2
--------------------------------------------------------------------------------
Sunbelt Rentals /            2     1,891,245    Retail      NN           (4)
Ashtead Group, PLC
--------------------------------------------------------------------------------
Orleans CVS, Inc. /          1     1,153,040    Retail      NNN         A-/A3
CVS Corp.
--------------------------------------------------------------------------------
TOTAL CTLs                  65   237,983,438
================================================================================


(1) "NNN" means triple net lease; "NN" means double net lease; "B" means bond-type lease.
(2) See Note 2 to the table set forth under "Description of the Mortgage Pool--Credit Lease Loans" in the Prospectus Supplement.
(3)  S&P/Moody's claims paying ability rating.
(4)  Private rating; not publicly available.

ADVANCING:          The Master Servicer will be obligated to make advances of
                    scheduled principal and interest payments (excluding balloon payments and subject to adjustment in connection with Appraisal Reduction Amounts) and certain servicing expenses
                    ("Advances"), to the extent that such Advances are deemed to be recoverable. If the Master Servicer fails to make a required Advance, the Trustee or Fiscal Agent will be obligated to make such advances.

CONTROLLING CLASS REPRESENTATIVE:
                    A Controlling Class Representative will be appointed by a majority of Certificateholders of the Controlling Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. The Controlling Class Representative will, subject to certain limitations, be entitled to direct the Special Servicer on how to resolve delinquent or defaulted loans.

SPECIAL SERVICER FLEXIBILITY:
                    The Pooling and Servicing Agreement will generally permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and
                    (b) such modification, waiver or amendment will not:
                      (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;
                      (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;
                      (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment; or
                      (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

SPECIAL SERVICER:   CRIIMI MAE Services Limited Partnership ("CRIIMI"), a
                    Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc.

                    As of July 31, 1997, CRIIMI had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own account and for others) of approximately $9 billion.

MASTER SERVICER:    First Union. As of March 31, 1997, First Union had a total commercial and multifamily mortgage loan servicing portfolio
                    (including loans serviced for its own account and for others) of approximately $4 billion.

MINIMUM DENOMINATIONS:

                                               MINIMUM         INCREMENTS
           CLASSES                          DENOMINATION       THEREAFTER         DELIVERY
------------------------------------------------------------------------------------------
 A-1, A-2, A-3, B, C, D, AND E                 $10,000             $1                DTC
------------------------------------------------------------------------------------------
           IO                                 $100,000             $1                DTC


DETAILED MONTHLY INVESTOR REPORTING:

                    Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:


        NAME OF REPORT                         DESCRIPTION (INFORMATION PROVIDED)
-----------------------------------------------------------------------------------------------------------
   1    Remittance Report                      principal and interest distributions, principal balances
-----------------------------------------------------------------------------------------------------------
   2    Mortgage Loan Status Report            portfolio stratifications
-----------------------------------------------------------------------------------------------------------
   3    Comparative Financial Status Report    revenue, NOI, DSCR to the extent available
-----------------------------------------------------------------------------------------------------------
   4    Delinquent Loan Status Report          listing of delinquent mortgage loans
-----------------------------------------------------------------------------------------------------------
   5    Historical Loan Modification Report    information on modified mortgage loans
-----------------------------------------------------------------------------------------------------------
   6    Historical Loss Estimate Report        liquidation proceeds, expenses, and realized losses
-----------------------------------------------------------------------------------------------------------
   7    REO Status Report                      NOI and value of REO
-----------------------------------------------------------------------------------------------------------
   8    Watch List                             listing of loans in jeopardy of becoming Specially Serviced
-----------------------------------------------------------------------------------------------------------
   9    Loan Payoff Notification Report        listing of loans that have given notice of intent to payoff

FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):

              GENERAL CHARACTERISTICS                       PROPERTY TYPES

=============================================    ======================================
                                                     PROPERTY         % OF INITIAL POOL
    CHARACTERISTICS                                   TYPES                BALANCE
---------------------------------------------    --------------------------------------
         AMOUNT                $2,203,502,325        Multifamily             31.1
---------------------------------------------    --------------------------------------
       # OF LOANS                  422                 Retail                30.6
---------------------------------------------    --------------------------------------
       GROSS WAC                  8.207%               Office                 9.3
---------------------------------------------    --------------------------------------
      ORIGINAL WAM               154(mos)            Hospitality              8.9
---------------------------------------------    --------------------------------------
    REMAINING WAM                151(mos)           Health Care               4.1
---------------------------------------------    --------------------------------------
   AVG. LOAN BALANCE            $5,221,569         Industrial/Retail          2.7
---------------------------------------------    --------------------------------------
      WA DSCR (1)                 1.36x           Industrial/Warehouse        2.2
---------------------------------------------    --------------------------------------
WA CUT-OFF DATE LTV RATIO(1)      72.1%              Self Storage             0.2
---------------------------------------------    --------------------------------------
     BALLOON LOANS                82.8%            Mobile Home Park           0.2
---------------------------------------------    --------------------------------------
       ARD LOANS                   2.5%               Mixed Use               0.1
=============================================    --------------------------------------
(1) Excluding CTL Loans.                         Credit Lease Loans          10.8
                                                 ======================================



DEAL SUMMARY BY PROPERTY TYPE:

----------------------------------------------------------------------------------------------------------------------
                                  AGGREGATE    % OF        AVERAGE           REM      WA            WA
                       # OF    CUT-OFF DATE  INITIAL  CUT-OFF DATE   GROSS   WAM     LTV    WA   OCCUP.     %       %
PROPERTY TYPE         LOANS         BALANCE  BALANCE       BALANCE     WAC  (MOS)  RATIO   DSCR    RATE    CA  BALLOON
----------------------------------------------------------------------------------------------------------------------
MULTIFAMILY             136     684,255,137    31.1      5,031,288    8.05    140   76.7   1.30    95.6   2.8     26.0
----------------------------------------------------------------------------------------------------------------------
Conventional            128     667,275,806    30.3      5,213,092    8.04    135   76.6   1.30    95.6   2.8     25.7
----------------------------------------------------------------------------------------------------------------------
Sec. 42                   8      16,979,331     0.8      2,122,416    8.48    337   78.7   1.23    95.3     -      0.3
----------------------------------------------------------------------------------------------------------------------
RETAIL                  122     673,267,134    30.6      5,518,583    8.15    132   72.5   1.32    95.6   3.2     30.1
----------------------------------------------------------------------------------------------------------------------
Anchored                 71     494,871,243    22.5      6,970,018    8.07    133   72.7   1.31    95.3   2.8     22.2
----------------------------------------------------------------------------------------------------------------------
Unanchored               51     178,395,892     8.1      3,497,959    8.35    130   71.7   1.33    96.6   0.3      7.9
----------------------------------------------------------------------------------------------------------------------
OFFICE                   32     204,089,365     9.3      6,377,793    8.41    150   67.6   1.50    94.7   1.6      7.2
----------------------------------------------------------------------------------------------------------------------
HOSPITALITY              33     195,766,774     8.9      5,932,326    8.37    147   63.9   1.54     N/A     -      8.0
----------------------------------------------------------------------------------------------------------------------
Full Service             11      64,280,525     2.9      5,843,684    8.73    136   61.2   1.56     N/A     -      2.5
----------------------------------------------------------------------------------------------------------------------
Limited Service          22     131,486,249     6.0      5,976,648    8.19    152   65.2   1.53     N/A     -      5.6
----------------------------------------------------------------------------------------------------------------------
HEALTH CARE              16      90,158,951     4.1      5,634,934    8.63    173   68.5   1.41    93.4   0.9      3.6
----------------------------------------------------------------------------------------------------------------------
Assisted Living           5      14,864,373     0.7      2,972,875    8.77    116   67.6   1.33    93.8     -      0.7
----------------------------------------------------------------------------------------------------------------------
Skilled Nursing           7      28,265,885     1.3      4,037,984    8.84    145   66.6   1.51    92.1     -      0.7
----------------------------------------------------------------------------------------------------------------------
Congregate Care           3      23,656,389     1.1      7,885,463    8.30    118   72.7   1.47    93.0   0.9      1.1
----------------------------------------------------------------------------------------------------------------------
Skilled
Nursing/Cong Care         1      23,372,304     1.1     23,372,304    8.63    298   67.2   1.29    95.0     -      1.1
----------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/RETAIL         3      59,513,700     2.7     19,837,900    8.30    126   66.0   1.34   100.0   0.2      2.3
----------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/WAREHOUSE     10      48,026,349     2.2      4,802,635    8.65    151   68.8   1.36    95.9   0.4      1.5
----------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK          2       4,890,822     0.2      2,445,411    7.97    156   71.2   1.43    90.8   0.1      0.1
----------------------------------------------------------------------------------------------------------------------
SELF STORAGE              2       3,940,655     0.2      1,970,328    8.39    159   60.7   1.57    91.4   0.1      0.1
----------------------------------------------------------------------------------------------------------------------
MIXED USE                 1       1,610,000     0.1      1,610,000    7.47    180   70.0   1.44    87.1     -      0.1
======================================================================================================================
CTLS                     65     237,983,438    10.8      3,661,284    8.24    235    N/A    N/A   100.0   0.2      3.8
----------------------------------------------------------------------------------------------------------------------
Retail                   56     139,103,561     6.3      2,483,992    8.39    239    N/A    N/A   100.0   0.2      1.8
----------------------------------------------------------------------------------------------------------------------
Office                    3      74,218,370     3.4     24,739,457    7.55    245    N/A    N/A   100.0     -      2.0
----------------------------------------------------------------------------------------------------------------------
Other                     6      24,661,507     1.1      4,110,251    9.49    178    N/A    N/A   100.0     -        -
----------------------------------------------------------------------------------------------------------------------
TOTAL/AVG/MIN/MAX/      422   2,203,502,325   100.0      5,221,569    8.21    151   72.1   1.36    96.1   9.6     82.8
WTD.AVG.:                                                                           (1)    (1)     (2)
----------------------------------------------------------------------------------------------------------------------

(1) Excluding CTLs.
(2) Excluding Hospitality properties.


FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):

DEAL SUMMARY BY PROPERTY TYPE (CONTINUED):


---------------------------------------------------------------------------------------------------------------------
                                                    AVERAGE
                              AGGREGATE    % OF     CUT-OFF     MINIMUM      MAXIMUM
      PROPERTY        # OF   CUT-OF DATE  INITIAL    DATE     CUT-OF DATE  CUT-OF DATE  GROSS    MIN     MAX     MIN
        TYPE         LOANS     BALANCE      BAL.    BALANCE     BALANCE      BALANCE     WAC     WAC     WAC     WAM
---------------------------------------------------------------------------------------------------------------------
MULTIFAMILY           136    684,255,137    31.1    5,031,288     597,500    33,449,419  8.05    7.36    9.55     45
---------------------------------------------------------------------------------------------------------------------
Conventional          128    667,275,806    30.3    5,213,092     597,500    33,449,419  8.04    7.36    9.50     45
---------------------------------------------------------------------------------------------------------------------
Sec. 42                 8    16,979,331      0.8    2,122,416     705,142     3,511,325  8.48    8.00    9.55    295
---------------------------------------------------------------------------------------------------------------------
RETAIL                122    673,267,134    30.6    5,518,583     449,722    38,206,000  8.15    7.24    9.38     59
---------------------------------------------------------------------------------------------------------------------
Anchored               71    494,871,243    22.5    6,970,018    1,193,467   38,206,000  8.07    7.24    9.38     59
---------------------------------------------------------------------------------------------------------------------
Unanchored             51    178,395,892     8.1    3,497,959     449,722    28,773,665  8.35    7.47    9.38     78
---------------------------------------------------------------------------------------------------------------------
OFFICE                 32    204,089,365     9.3    6,377,793     945,897    22,901,796  8.41    7.68    9.50     78
---------------------------------------------------------------------------------------------------------------------
HOSPITALITY            33    195,766,774     8.9    5,932,326     724,115    29,000,000  8.37    7.67    9.40     80
---------------------------------------------------------------------------------------------------------------------
Full Service           11    64,280,525      2.9    5,843,684   1,893,030    17,970,413  8.73    8.00    9.40     80
---------------------------------------------------------------------------------------------------------------------
Limited Service        22    131,486,249     6.0    5,976,648    724,115     29,000,000  8.19    7.67    9.35    113
---------------------------------------------------------------------------------------------------------------------
HEALTH CARE            16    90,158,951      4.1    5,634,934    897,379     23,372,304  8.63    7.60   10.50    110
---------------------------------------------------------------------------------------------------------------------
Skilled Nursing         7    28,265,885      1.3    4,037,984   2,100,000     6,234,626  8.84    7.60   10.50    115
---------------------------------------------------------------------------------------------------------------------
Skilled                 1    23,372,304      1.1   23,372,304  23,372,304    23,372,304  8.63    8.63    8.63    298
Nursing/Cong Care
---------------------------------------------------------------------------------------------------------------------
Congregate Care         3    23,656,389      1.1    7,885,463   3,391,662    11,773,564  8.30    8.07    8.50    117
---------------------------------------------------------------------------------------------------------------------
Assisted Living         5    14,864,373      0.7    2,972,875     897,379     6,217,295  8.77    8.00    9.25    110
---------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/RETAIL       3    59,513,700      2.7   19,837,900   5,096,859    45,416,841  8.30    7.79    8.38    116
---------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/WAREHOUSE   10    48,026,349      2.2    4,802,635   1,321,379     8,783,677  8.65    7.98    9.38     78
---------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK        2     4,890,822      0.2    2,445,411   1,892,273     2,998,549  7.97    7.79    8.25    119
---------------------------------------------------------------------------------------------------------------------
SELF STORAGE            2     3,940,655      0.2    1,970,328   1,248,118     2,692,537  8.39    8.16    8.50    117
---------------------------------------------------------------------------------------------------------------------
MIXED USE               1     1,610,000      0.1    1,610,000   1,610,000     1,610,000  7.47    7.47    7.47    180
---------------------------------------------------------------------------------------------------------------------
CTLS                   65    237,983,438    10.8    3,661,284     916,074    30,000,000  8.24    7.07   10.13    134
---------------------------------------------------------------------------------------------------------------------
Retail                 56    139,103,561     6.3    2,483,992     916,074    11,673,663  8.39    7.31   10.13    213
---------------------------------------------------------------------------------------------------------------------
Office                  3    74,218,370      3.4   24,739,457  20,078,226    30,000,000  7.55    7.07    8.41    177
---------------------------------------------------------------------------------------------------------------------
Other                   6    24,661,507      1.1    4,110,251   2,447,077     5,415,475  9.49    7.96   10.13    134
---------------------------------------------------------------------------------------------------------------------
TOTAL/AVG/MIN/MAX/    422 2,203,502,325    100.0    5,221,569     449,722    45,416,841  8.21    7.07   10.50     45
WTD.AVE.:
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

                                                            WA       MIN       MAX
      PROPERTY         MAX      WA      MIN      MAX       LTV       LTV       LTV
        TYPE           WAM     DSCR     DSCR     DSCR     RATIO     RATIO     RATIO
-----------------------------------------------------------------------------------
MULTIFAMILY            360     1.30     1.15     2.02      76.7      44.6     83.0
-----------------------------------------------------------------------------------
Conventional           360     1.30     1.18     2.02      76.6      44.6     81.4
-----------------------------------------------------------------------------------
Sec. 42                359     1.23     1.15     1.35      78.7      72.2     83.0
-----------------------------------------------------------------------------------
RETAIL                 296     1.32     1.20     1.66      72.5      48.3     80.0
-----------------------------------------------------------------------------------
Anchored               236     1.31     1.20     1.65      72.7      48.3     80.0
-----------------------------------------------------------------------------------
Unanchored             296     1.33     1.23     1.66      71.7      53.5     77.3
-----------------------------------------------------------------------------------
OFFICE                 295     1.50     1.22     2.00      67.6      46.1     75.0
-----------------------------------------------------------------------------------
HOSPITALITY            272     1.54     1.40     2.50      63.9      34.9     73.3
-----------------------------------------------------------------------------------
Full Service           264     1.56     1.40     2.50      61.2      34.9     70.5
-----------------------------------------------------------------------------------
Limited Service        272     1.53     1.40     2.08      65.2      45.3     73.3
-----------------------------------------------------------------------------------
HEALTH CARE            298     1.41     1.29     2.07      68.5      29.0     74.9
-----------------------------------------------------------------------------------
Skilled Nursing        237     1.51     1.39     2.07      66.6      29.0     74.8
-----------------------------------------------------------------------------------
Skilled                298     1.29     1.29     1.29      67.2      67.2     67.2
Nursing/Cong Care
-----------------------------------------------------------------------------------
Congregate Care        119     1.47     1.32     1.64      72.7      62.8     74.9
-----------------------------------------------------------------------------------
Assisted Living        119     1.33     1.30     1.42      67.6      58.4     70.8
-----------------------------------------------------------------------------------
INDUSTRIAL/RETAIL      180     1.34     1.31     1.45      66.0      64.9     75.0
-----------------------------------------------------------------------------------
INDUSTRIAL/WAREHOUSE   295     1.36     1.30     1.52      68.8      54.4     75.0
-----------------------------------------------------------------------------------
MOBILE HOME PARK       214     1.43     1.30     1.65      71.2      65.3     75.0
-----------------------------------------------------------------------------------
SELF STORAGE           179     1.57     1.49     1.62      60.7      54.8     73.4
-----------------------------------------------------------------------------------
MIXED USE              180     1.44     1.44     1.44      70.0      70.0     70.0
-----------------------------------------------------------------------------------
CTLS                   299      N/A      N/A      N/A       N/A       N/A      N/A
-----------------------------------------------------------------------------------
Retail                 260      N/A      N/A      N/A       N/A       N/A      N/A
-----------------------------------------------------------------------------------
Office                 299      N/A      N/A      N/A       N/A       N/A      N/A
-----------------------------------------------------------------------------------
Other                  298      N/A      N/A      N/A       N/A       N/A      N/A
-----------------------------------------------------------------------------------
TOTAL/AVG/MIN/MAX/     360     1.36     1.15     2.50      72.1      29.0     83.0
WTD.AVE.:                       (1)      (1)      (1)       (1)       (1)      (1)
-----------------------------------------------------------------------------------

(1) Excluding CTLs.


FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):



                    LOAN SIZE DISTRIBUTION                   GROSS RATE DISTRIBUTION
====================================================     ================================
     CUT-OFF DATE                      % OF INITIAL         GROSS RATE       % OF INITIAL
   BALANCE RANGE ($)      # OF LOANS    POOL BALANCE            (%)          POOL BALANCE
----------------------------------------------------     --------------------------------
         1 -  2,000,000       115           7.42          7.000 -  7.249%        3.57
----------------------------------------------------     --------------------------------
 2,000,001 -  4,000,000       138          17.89          7.250 -  7.499%        6.85
----------------------------------------------------     --------------------------------
 4,000,001 -  6,000,000        67          14.71          7.500 -  7.749%       11.14
----------------------------------------------------     --------------------------------
 6,000,001 -  8,000,000        40          12.39          7.750 -  7.999%       14.72
----------------------------------------------------     --------------------------------
 8,000,001 - 10,000,000        19           7.80          8.000 -  8.249%       16.61
----------------------------------------------------     --------------------------------
10,000,001 - 12,000,000         5           2.55          8.250 -  8.499%       18.64
----------------------------------------------------     --------------------------------
12,000,001 - 14,000,000         6           3.53          8.500 -  8.749%       14.07
----------------------------------------------------     --------------------------------
14,000,001 - 16,000,000         2           1.35          8.750 -  8.999%        5.61
----------------------------------------------------     --------------------------------
16,000,001 - 18,000,000         8           6.15          9.000 -  9.249%        4.96
----------------------------------------------------     --------------------------------
18,000,001 - 20,000,000         6           5.27          9.250 -  9.499%        1.73
----------------------------------------------------     --------------------------------
20,000,001 - 22,000,000         2           1.88          9.500 -  9.749%        0.22
----------------------------------------------------     --------------------------------
22,000,001 - 24,000,000         3           3.14          9.750 -  9.999%        0.20
----------------------------------------------------     --------------------------------
24,000,001 - 26,000,000         1           1.10         10.000 - 10.249%        1.46
----------------------------------------------------     --------------------------------
28,000,001 - 30,000,000         6           7.92         10.500 - 10.749%        0.21
----------------------------------------------------     ================================
32,000,001 - 34,000,000         1           1.52
----------------------------------------------------
34,000,001 - 36,000,000         1           1.60
----------------------------------------------------
38,000,001 - 40,000,000         1           1.73
----------------------------------------------------
44,000,001 - 46,000,000         1           2.06
====================================================



     REMAINING TERMS TO MATURITY         REMAINING AMORTIZATION TERM
   ==============================       =============================
                  % OF INITIAL                          % OF INITIAL
     MONTHS       POOL BALANCE             MONTHS       POOL BALANCE
   ------------------------------       -----------------------------
    25 -  48          0.41                 97 - 120         0.10
   ------------------------------       -----------------------------
    49 -  72          1.30                121 - 144         0.78
   ------------------------------       -----------------------------
    73 -  96          8.31                169 - 192         1.34
   ------------------------------       -----------------------------
    97 - 120         54.68                193 - 216         1.18
   ------------------------------       -----------------------------
   121 - 144          0.93                217 - 240         6.19
   ------------------------------       -----------------------------
   145 - 168          0.13                241 - 264         2.30
   ------------------------------       -----------------------------
   169 - 192         16.05                265 - 288         2.19
   ------------------------------       -----------------------------
   193 - 216          0.27                289 - 312        24.60
   ------------------------------       -----------------------------
   217 - 240          7.26                313 - 336         4.18
   ------------------------------       -----------------------------
   241 - 264          2.97                337 - 360        57.14
   ------------------------------       =============================
   265 - 288          0.23
   ------------------------------
   289 - 312          5.48
   ------------------------------
   313 - 336          0.10
   ------------------------------
   337 - 360          1.87
   ==============================

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY UPON THE DETAILED INFORMATION APPEARING IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS ANNEX B DOES NOT INCLUDE ALL RELEVANT INFORMATION RELATING TO THE SECURITIES AND THE UNDERLYING ASSETS DESCRIBED HEREIN, PARTICULARLY WITH RESPECT TO THE RISKS AND SPECIAL CONSIDERATIONS INVOLVED WITH AN INVESTMENT IN SUCH SECURITIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION SET FORTH IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED HEREIN MAY BE DEFINED IN THE PROSPECTUS OR PROSPECTUS SUPPLEMENT.

FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):


    DEBT SERVICE COVERAGE RATIOS                 LOAN TO VALUE % (LTV)
 ==================================         =================================
                       % OF INITIAL                              % OF INITIAL
 DSCR RANGE(X)(1)      POOL BALANCE         LTV RANGES(1)        POOL BALANCE
 ----------------------------------         ---------------------------------
   1.15 - 1.19(2)          1.05             25.01 - 30.00            0.10
 ----------------------------------         ---------------------------------
   1.20 - 1.24            10.62             30.01 - 35.00            0.25
 ----------------------------------         ---------------------------------
   1.25 - 1.29            21.28             35.01 - 40.00            0.09
 ----------------------------------         ---------------------------------
   1.30 - 1.34            20.64             40.01 - 45.00            0.38
 ----------------------------------         ---------------------------------
   1.35 - 1.39            11.52             45.01 - 50.00            0.44
 ----------------------------------         ---------------------------------
   1.40 - 1.44             6.74             50.01 - 55.00            1.58
 ----------------------------------         ---------------------------------
   1.45 - 1.49             7.55             55.01 - 60.00            3.83
 ----------------------------------         ---------------------------------
   1.50 - 1.54             1.42             60.01 - 65.00            8.78
 ----------------------------------         ---------------------------------
   1.55 - 1.59             1.16             65.01 - 70.00            10.42
 ----------------------------------         ---------------------------------
   1.60 - 1.64             1.14             70.01 - 75.00            32.50
 ----------------------------------         ---------------------------------
   1.65 - 1.69             1.90             75.01 - 80.00            29.62
 ----------------------------------         ---------------------------------
   1.70 - 1.74             1.31             80.01 - 83.04            1.23
 ----------------------------------         =================================
   1.75 - 1.79             1.06              (1) Excluding CTL Loans
 ----------------------------------
   2.00 - 2.04             1.14
 ----------------------------------
   2.05 - 2.50             0.66
 ==================================

(1)  Excluding CTL Loans.

(2) With exception to one loan, or 0.7%, the Mortgage Loans with DSC Ratios below 1.20x are loans secured by Section 42 properties.


       STATE DISTRIBUTION
=============================
                 % OF INITIAL
    STATE        POOL BALANCE
-----------------------------
      FL            14.43
-----------------------------
      NY            11.30
-----------------------------
      TX            10.43
-----------------------------
      CA             9.61
-----------------------------
      GA             5.07
-----------------------------
      VA             3.86
-----------------------------
      AZ             3.80
-----------------------------
      PA             3.53
-----------------------------
      NJ             3.52
-----------------------------
      MO             2.95
-----------------------------
    Other           31.50
=============================

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
    Pre-Tax Yield to Maturity and Modified Duration of Class A1 Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
       100.10           6.371%      3.14     6.369%      3.12     6.368%      3.09     6.366%      3.07     6.364%      3.04
       100.11           6.361%      3.14     6.359%      3.12     6.358%      3.09     6.356%      3.07     6.354%      3.04
       100.12           6.351%      3.14     6.349%      3.12     6.348%      3.09     6.346%      3.08     6.344%      3.04
       100.13           6.341%      3.14     6.339%      3.12     6.338%      3.10     6.336%      3.08     6.334%      3.04
       100.14           6.331%      3.14     6.329%      3.12     6.328%      3.10     6.326%      3.08     6.324%      3.04
       100.15           6.321%      3.14     6.319%      3.12     6.318%      3.10     6.316%      3.08     6.313%      3.04
       100.16           6.312%      3.14     6.309%      3.12     6.308%      3.10     6.306%      3.08     6.303%      3.04
       100.17           6.302%      3.14     6.300%      3.12     6.298%      3.10     6.296%      3.08     6.293%      3.05
       100.18           6.292%      3.15     6.290%      3.12     6.288%      3.10     6.286%      3.08     6.283%      3.05
       100.19           6.282%      3.15     6.280%      3.12     6.278%      3.10     6.276%      3.08     6.273%      3.05
       100.20           6.272%      3.15     6.270%      3.12     6.268%      3.10     6.266%      3.08     6.263%      3.05
       100.21           6.262%      3.15     6.260%      3.12     6.258%      3.10     6.256%      3.08     6.252%      3.05
       100.22           6.253%      3.15     6.250%      3.12     6.248%      3.10     6.246%      3.08     6.242%      3.05


Weighted Average
 Life (yrs.)              3.72                 3.69                 3.66                 3.64                 3.60

First Principal
Payment Date         18-Dec-97            18-Dec-97            18-Dec-97            18-Dec-97            18-Dec-97

Last Principal
Payment Date       18-Mar-2004          18-Mar-2004          18-Feb-2004          18-Feb-2004          18-Jan-2004



              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
    Pre-Tax Yield to Maturity and Modified Duration of Class A2 Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
       100.04           6.617%      5.87     6.617%      5.82     6.616%      5.77     6.615%      5.73     6.615%      5.67
       100.06           6.607%      5.87     6.606%      5.82     6.605%      5.77     6.605%      5.73     6.604%      5.67
       100.08           6.596%      5.87     6.595%      5.82     6.594%      5.77     6.594%      5.74     6.593%      5.67
       100.10           6.585%      5.87     6.585%      5.82     6.584%      5.78     6.583%      5.74     6.582%      5.67
       100.12           6.575%      5.87     6.574%      5.82     6.573%      5.78     6.572%      5.74     6.571%      5.67
       100.14           6.564%      5.87     6.563%      5.82     6.562%      5.78     6.561%      5.74     6.560%      5.67
       100.16           6.554%      5.87     6.553%      5.82     6.552%      5.78     6.551%      5.74     6.549%      5.67
       100.18           6.543%      5.87     6.542%      5.82     6.541%      5.78     6.540%      5.74     6.538%      5.67
       100.20           6.533%      5.87     6.531%      5.83     6.530%      5.78     6.529%      5.74     6.527%      5.67
       100.22           6.522%      5.87     6.521%      5.83     6.519%      5.78     6.518%      5.74     6.516%      5.67
       100.24           6.512%      5.88     6.510%      5.83     6.509%      5.78     6.507%      5.74     6.505%      5.68
       100.26           6.501%      5.88     6.500%      5.83     6.498%      5.78     6.497%      5.74     6.494%      5.68
       100.28           6.491%      5.88     6.489%      5.83     6.487%      5.78     6.486%      5.74     6.484%      5.68


Weighted Average
 Life (yrs.)             7.76                  7.67                 7.59                 7.52                 7.41

First Principal
Payment Date      18-Mar-2004           18-Mar-2004          18-Feb-2004          18-Feb-2004          18-Jan-2004

Last Principal
Payment Date      18-May-2007           18-May-2007          18-May-2007          18-Apr-2007          18-Mar-2007


              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
    Pre-Tax Yield to Maturity and Modified Duration of Class A3 Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
       100.04           6.680%      6.97     6.680%      6.96     6.680%      6.96     6.680%      6.95     6.680%      6.94
       100.06           6.671%      6.97     6.671%      6.97     6.671%      6.96     6.671%      6.96     6.671%      6.94
       100.08           6.662%      6.97     6.662%      6.97     6.662%      6.96     6.662%      6.96     6.662%      6.94
       100.10           6.653%      6.97     6.653%      6.97     6.653%      6.96     6.653%      6.96     6.653%      6.94
       100.12           6.644%      6.97     6.644%      6.97     6.644%      6.96     6.644%      6.96     6.644%      6.94
       100.14           6.635%      6.97     6.635%      6.97     6.635%      6.97     6.635%      6.96     6.635%      6.95
       100.16           6.627%      6.98     6.627%      6.97     6.626%      6.97     6.626%      6.96     6.626%      6.95
       100.18           6.618%      6.98     6.618%      6.97     6.618%      6.97     6.617%      6.96     6.617%      6.95
       100.20           6.609%      6.98     6.609%      6.97     6.609%      6.97     6.609%      6.96     6.608%      6.95
       100.22           6.600%      6.98     6.600%      6.98     6.600%      6.97     6.600%      6.97     6.599%      6.95
       100.24           6.591%      6.98     6.591%      6.98     6.591%      6.97     6.591%      6.97     6.591%      6.95
       100.26           6.582%      6.98     6.582%      6.98     6.582%      6.97     6.582%      6.97     6.582%      6.95
       100.28           6.573%      6.98     6.573%      6.98     6.573%      6.97     6.573%      6.97     6.573%      6.95


Weighted  Average
 Life (yrs.)              9.76                 9.75                 9.74                 9.73                 9.70

First Principal
Payment Date       18-May-2007          18-May-2007          18-May-2007          18-Apr-2007          18-Mar-2007

Last Principal
Payment Date       18-Dec-2007          18-Dec-2007          18-Dec-2007          18-Dec-2007          18-Dec-2007


              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class B Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        99.24           6.878%      7.96     6.878%      7.94     6.878%      7.93     6.878%      7.92     6.878%      7.91
        99.28           6.862%      7.96     6.862%      7.95     6.862%      7.94     6.862%      7.93     6.862%      7.91
       100.00           6.847%      7.96     6.847%      7.95     6.846%      7.94     6.846%      7.93     6.846%      7.92
       100.04           6.831%      7.96     6.831%      7.95     6.831%      7.94     6.831%      7.93     6.831%      7.92
       100.08           6.815%      7.97     6.815%      7.96     6.815%      7.95     6.815%      7.94     6.815%      7.92
       100.12           6.800%      7.97     6.800%      7.96     6.800%      7.95     6.799%      7.94     6.799%      7.93
       100.16           6.784%      7.97     6.784%      7.96     6.784%      7.95     6.784%      7.94     6.784%      7.93
       100.20           6.769%      7.98     6.769%      7.97     6.768%      7.96     6.768%      7.95     6.768%      7.93
       100.24           6.753%      7.98     6.753%      7.97     6.753%      7.96     6.753%      7.95     6.753%      7.94
       100.28           6.738%      7.98     6.738%      7.97     6.737%      7.96     6.737%      7.95     6.737%      7.94
       101.00           6.722%      7.99     6.722%      7.98     6.722%      7.97     6.722%      7.96     6.721%      7.94
       101.04           6.707%      7.99     6.707%      7.98     6.706%      7.97     6.706%      7.96     6.706%      7.95
       101.08           6.692%      7.99     6.691%      7.98     6.691%      7.97     6.691%      7.96     6.690%      7.95



Weighted Average
 Life (yrs.)             12.04                12.01                11.99                11.97                11.94

First Principal
Payment Date       18-Dec-2007          18-Dec-2007          18-Dec-2007          18-Dec-2007          18-Dec-2007

Last Principal
Payment Date       18-Oct-2011          18-Oct-2011          18-Oct-2011          18-Oct-2011          18-Sep-2011


              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class C Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        99.16           7.142%      8.84     7.143%      8.82     7.143%      8.81     7.143%      8.80     7.143%      8.77
        99.20           7.128%      8.85     7.128%      8.83     7.128%      8.81     7.128%      8.80     7.128%      8.77
        99.24           7.114%      8.85     7.114%      8.83     7.114%      8.82     7.114%      8.80     7.114%      8.78
        99.28           7.100%      8.85     7.100%      8.84     7.100%      8.82     7.100%      8.81     7.100%      8.78
       100.00           7.086%      8.86     7.086%      8.84     7.086%      8.83     7.086%      8.81     7.086%      8.78
       100.04           7.072%      8.86     7.072%      8.85     7.072%      8.83     7.072%      8.82     7.072%      8.79
       100.08           7.058%      8.87     7.058%      8.85     7.058%      8.83     7.058%      8.82     7.058%      8.79
       100.12           7.044%      8.87     7.044%      8.85     7.044%      8.84     7.044%      8.82     7.043%      8.80
       100.16           7.030%      8.87     7.030%      8.86     7.030%      8.84     7.030%      8.83     7.029%      8.80
       100.20           7.016%      8.88     7.016%      8.86     7.016%      8.85     7.016%      8.83     7.015%      8.80
       100.24           7.002%      8.88     7.002%      8.87     7.002%      8.85     7.002%      8.84     7.001%      8.81
       100.28           6.988%      8.89     6.988%      8.87     6.988%      8.86     6.988%      8.84     6.987%      8.81
       101.00           6.975%      8.89     6.974%      8.87     6.974%      8.86     6.974%      8.85     6.973%      8.82


Weighted  Average
 Life (yrs.)             14.61                14.56                14.52                14.48                14.40

First Principal
Payment Date       18-Oct-2011          18-Oct-2011          18-Oct-2011          18-Oct-2011          18-Sep-2011

Last Principal
Payment Date       18-Sep-2012          18-Sep-2012          18-Aug-2012          18-Aug-2012          18-Jul-2012

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class D Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        97.16           7.473%      8.82     7.473%      8.81     7.473%      8.81     7.474%      8.80     7.474%      8.78
        97.24           7.444%      8.83     7.444%      8.82     7.444%      8.82     7.445%      8.81     7.445%      8.79
        98.00           7.415%      8.84     7.415%      8.83     7.416%      8.83     7.416%      8.82     7.416%      8.80
        98.08           7.387%      8.85     7.387%      8.84     7.387%      8.84     7.387%      8.83     7.387%      8.81
        98.16           7.358%      8.86     7.358%      8.85     7.358%      8.84     7.358%      8.84     7.359%      8.82
        98.24           7.330%      8.86     7.330%      8.86     7.330%      8.85     7.330%      8.85     7.330%      8.83
        99.00           7.301%      8.87     7.301%      8.87     7.301%      8.86     7.301%      8.85     7.302%      8.84
        99.08           7.273%      8.88     7.273%      8.88     7.273%      8.87     7.273%      8.86     7.273%      8.84
        99.16           7.245%      8.89     7.245%      8.89     7.245%      8.88     7.245%      8.87     7.245%      8.85
        99.24           7.217%      8.90     7.217%      8.89     7.217%      8.89     7.217%      8.88     7.217%      8.86
       100.00           7.189%      8.91     7.189%      8.90     7.189%      8.90     7.189%      8.89     7.189%      8.87
       100.08           7.161%      8.92     7.161%      8.91     7.161%      8.91     7.161%      8.90     7.161%      8.88
       100.16           7.133%      8.92     7.133%      8.92     7.133%      8.91     7.133%      8.91     7.133%      8.89


Weighted Average
 Life (yrs.)             14.92                14.91                14.89                14.87                14.81

First Principal
Payment Date       18-Sep-2012          18-Sep-2012          18-Aug-2012          18-Aug-2012          18-Jul-2012

Last Principal
Payment Date       18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class E Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        96.16           7.589%      8.80     7.589%      8.80     7.589%      8.80     7.589%      8.80     7.589%      8.80
        96.24           7.560%      8.81     7.560%      8.81     7.560%      8.81     7.560%      8.81     7.560%      8.81
        97.00           7.530%      8.82     7.530%      8.82     7.530%      8.82     7.530%      8.82     7.530%      8.82
        97.08           7.501%      8.83     7.501%      8.83     7.501%      8.83     7.501%      8.83     7.501%      8.83
        97.16           7.472%      8.84     7.472%      8.84     7.472%      8.84     7.472%      8.84     7.472%      8.84
        97.24           7.444%      8.85     7.444%      8.85     7.444%      8.85     7.444%      8.85     7.444%      8.85
        98.00           7.415%      8.86     7.415%      8.86     7.415%      8.86     7.415%      8.86     7.415%      8.86
        98.08           7.386%      8.87     7.386%      8.87     7.386%      8.87     7.386%      8.87     7.386%      8.87
        98.16           7.358%      8.87     7.358%      8.87     7.358%      8.87     7.358%      8.87     7.358%      8.87
        98.24           7.329%      8.88     7.329%      8.88     7.329%      8.88     7.329%      8.88     7.329%      8.88
        99.00           7.301%      8.89     7.301%      8.89     7.301%      8.89     7.301%      8.89     7.301%      8.89
        99.08           7.273%      8.90     7.273%      8.90     7.273%      8.90     7.273%      8.90     7.273%      8.90
        99.16           7.245%      8.91     7.245%      8.91     7.245%      8.91     7.245%      8.91     7.245%      8.91


Weighted Average
 Life (yrs.)             14.98                14.98                14.98                14.98                14.98

First Principal
Payment Date       18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012

Last Principal
Payment Date       18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
             and Pre-Tax Yield to Maturity of Class IO Certificates

Price (32nds)        0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-------------     ---------     ---------    ---------    ---------    ---------
                        CBE           CBE          CBE          CBE          CBE
                      Yield         Yield        Yield        Yield        Yield
                        (%)           (%)          (%)          (%)          (%)

         9.11        8.787%        8.719%       8.666%       8.620%       8.540%
         9.12        8.714%        8.646%       8.592%       8.547%       8.467%
         9.13        8.642%        8.573%       8.519%       8.474%       8.394%
         9.14        8.570%        8.501%       8.447%       8.401%       8.321%
         9.15        8.498%        8.429%       8.375%       8.329%       8.249%
         9.16        8.426%        8.357%       8.303%       8.257%       8.177%
         9.17        8.356%        8.286%       8.232%       8.186%       8.106%
         9.18        8.285%        8.215%       8.161%       8.115%       8.035%
         9.19        8.215%        8.145%       8.090%       8.044%       7.964%
         9.20        8.145%        8.075%       8.020%       7.974%       7.894%
         9.21        8.076%        8.005%       7.950%       7.904%       7.824%
         9.22        8.007%        7.936%       7.881%       7.835%       7.754%
         9.23        7.938%        7.867%       7.812%       7.766%       7.685%


Weighted Average
 Life (yrs.)          10.69        10.61         10.56        10.52        10.46

First Principal
Payment Date      18-Dec-97    18-Dec-97     18-Dec-97    18-Dec-97    18-Dec-97

Last Principal
Payment Date    18-Nov-2027  18-Nov-2027   18-Nov-2027  18-Nov-2027  18-Nov-2027

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9                   WAC:
Chicago, IL 60603                                                                    WAMM:

                                                  Number Of Pages
                                                  ---------------
      Table Of Contents                                 1
      REMIC Certificate Report                          1
      Other Related Information                         1
      Asset Backed Facts Sheets                         1
      Delinquency Loan Detail                           1
      Mortgage Loan Characteristics                     2

      TOTAL PAGES INCLUDED IN THIS PACKAGE              2

      Specially Serviced Loan Detail              Appendix A
      Modified Loan Detail                        Appendix B
      Realized Loss Detail                        Appendix C

================================================================================
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
       LaSalle Web Site                             www.1nbabs.com
       First Union Web Site                     www.firstunion.com
       LaSalle Bulletin Board                       (714) 282-3990
       LaSalle ASAP Fax System                      (312) 904-2200
       Bloomberg                                     User Terminal

       ASAP #:                                                 295
       Monthly Data File Name:                            0777MMYY.EXE
================================================================================


ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9                   WAC:
Chicago, IL 60603                                                                    WAMM:

====================================================================================================================================
           ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL      NEGATIVE       CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE(1)     BALANCE      PAYMENT    ADJ. OR LOSS  AMORTIZATION     BALANCE      PAYMENT    ADJUSTMENT      RATE(2)
CUSIP     PER $1,000    PER $1,000   PER $1,000    PER $1,000    PER $1,000    PER $1,000   PER $1,000   PER $1,000   NEXT RATE(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                0.00          0.00         0.00          0.00          0.00          0.00         0.00         0.00
====================================================================================================================================
                                                                           Total P&I Payment      0.00
                                                                           ===========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603                       OTHER RELATED INFORMATION

====================================================================================================================================

================================================================================================================
            ACCRUED                        EXCESS          INTEREST        PRIOR       ENDING         ACTUAL
          CERTIFICATE     DEFERRED       PREPAYMENT        REDUCTION      UNPAID       UNPAID      DISTRIBUTION
CLASS       INTEREST      INTEREST     INT. SHORTFALLS      AMOUNTS      INTEREST     INTEREST      OF INTEREST
================================================================================================================




================================================================================================================
                                             COLLATERAL INFORMATION
----------------------------------------------------------------------------------------------------------------
Component                                             Sub-Pool I     Sub-Pool II     Sub-Pool III    Pool Total
================================================================================================================

Beginning Loan Count:
Ending Loan Count:

Beginning Scheduled Balance of the Mortgage Loans:
Ending Scheduled Balance of the Mortgage Loans:

Weighted Average Remaining Term to Maturity

====================================================================================================================================

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:     NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/26/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

============================================================================================
Distribution   Delinq 1 Months   Delinq 2 Months   Delinq 3+ Months Foreclosure/Bankruptcy
             -------------------------------------------------------------------------------
    Date       #       Balance   #       Balance   #        Balance      #        Balance
============================================================================================
  12/18/97        0         0       0         0       0          0          0          0

               0.00%     0.00%   0.00%     0.00%   0.00%      0.00%      0.00%      0.00%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

============================================================================================

================================================================================
Distribution       REO          Modifications   Prepayments   Curr Weighted Avg
             -------------------------------------------------------------------
    Date      #       Balance   #     Balance   #   Balance   Coupon      Remit
================================================================================
  12/18/97       0         0       0       0       0      0

              0.00%     0.00%   0.00%   0.00%   0.00%  0.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                                                       DELINQUENT LOAN DETAIL
P
====================================================================================================================================
                 Paid                 Outstanding   Out. Property                       Special
Disclosure Doc   Thru   Current P&I       P&I        Protection        Advance          Servicer    Foreclosure   Benkruptcy    REO
  Control #      Date     Advance      Advances**     Advances      Description(1)   Transfer Date     Date           Date     Date
====================================================================================================================================
















====================================================================================================================================

A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < one month delinq
1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment
================================================================================

** Outstanding P&I Advances include the current period P&I Advance

AMN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: ########
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   ########
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    ########

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603                               POOL TOTAL

                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------------
     (2) Current Scheduled                Number    (2) Scheduled    Based on
           Balances                       of Loans     Balance       Balance
================================================================================
         $0   to      $500,000
   $500,000   to    $1,000,000
 $1,000,000   to    $1,500,000
 $1,500,000   to    $2,000,000
 $2,000,000   to    $2,500,000
 $2,500,000   to    $3,000,000
 $3,000,000   to    $3,500,000
 $3,500,000   to    $4,000,000
 $4,000,000   to    $5,000,000
 $5,000,000   to    $6,000,000
 $6,000,000   to    $7,000,000
 $7,000,000   to    $8,000,000
 $8,000,000   to    $9,000,000
 $9,000,000   to   $10,000,000
$10,000,000   to   $11,000,000
$11,000,000   to   $12,000,000
$12,000,000   to   $13,000,000
$13,000,000   to   $14,000,000
$14,000,000   to   $15,000,000
$15,000,000   &        Above
================================================================================
             Total                        0                  0        0.00%
--------------------------------------------------------------------------------
               Average Scheduled Balance is                                   0
               Maximum Scheduled Balance is                                   0
               Minimum Scheduled Balance is                                   0



                         DISTIRBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
Property Types           of Loans               Balance              Balance
================================================================================










================================================================================
     Total                 0                           0               0.00%
--------------------------------------------------------------------------------



                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
Current Mortgage         Number             (2) Scheduled            Based on
  Interest Rate          of Loans                Balance              Balance


###### to less
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to Above

================================================================================
     Total                 0                           0               0.00%
--------------------------------------------------------------------------------

       W/Avg Mortgage Interest Rate is                                 0.0000%

       Minimum Mortgage Interest Rate is                               0.0000%

       Maximum Mortgage Interest Rate is                               0.0000%



                         Geographic Distribution
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
Geographic Location      of Loans                Balance              Balance
================================================================================






















================================================================================
     Total                 0                           0               0.00%
--------------------------------------------------------------------------------

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: ########
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   ########
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    ########

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603                               POOL TOTAL

                                 LOAN SEASONING
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
     Number of Years     of Loans                Balance              Balance
================================================================================











================================================================================

--------------------------------------------------------------------------------
                      Weighted Average Seasoning is                      0.0



                       DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
    Amortization Type    of Loans                Balance              Balance
================================================================================











================================================================================
         Total                 0                       0                0.00%
--------------------------------------------------------------------------------



                         DISTRIBUTION OF REMAINING TERM
                                FULLY AMORTIZING
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   Fully Amortizing      Number             (2) Scheduled            Based on
    Mortgage Loans       of Loans                Balance              Balance
================================================================================
60 months or less

6l to l20 months

121 to 180 months

181 to 240 months

241 to 36O months
================================================================================
       Total                    0                       0               0.00%
--------------------------------------------------------------------------------
     Weighted Average Months to Maturity is                                   0



                         DISTRIBUTION OF REMAINING TERM
                                 BALLOON LOANS
--------------------------------------------------------------------------------
        Balloon          Number             (2) Scheduled            Based on
    Mortgage Loans       of Loans                Balance              Balance
================================================================================
12 months or less

13 to 24 months

25 to 36 months

37 to 48 months

49 to 60 months

61 to 120 months

121 to 130 months

181 to 240 months
================================================================================
       Total                    0                       0               0.00%
--------------------------------------------------------------------------------
    Weighted Average Months to Maturity is                                    0



                              DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
     Debt Service        Number             (2) Scheduled            Based on
  Coverage Ratio(1)      of Loans                Balance              Balance
================================================================================
  0.500   or        less

  0.500   to        0.625

  0.625   to        0.750

  0.750   to        0.875

  0.875   to        1.000

  1.000   to        1.125

  1.125   to        1.250

  1.250   to        1.375

  1.375   to        1.500

  1.500   to        1.625

  1.625   to        1.750

  1.750   to        1.875

  1.875   to        2.000

  2.000   to        2.125

  2.125   &         above

       Unknown
================================================================================
        Total                   0                       0               0.00%
--------------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is                            0.000



                                   NOI AGING
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
       NOI Date          of Loans                Balance              Balance
================================================================================

 1 year or less
  l to 2 years
  1 to 2 Years
2 Years or More
     Unknown
================================================================================
     Total                      0                       0               0.00%
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

    Neither the Trustee, Servicer, Special Servicer or Underwriter makes my representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                                               SPECIALLY SERVICED LOAN DETAIL
==========================================================================================================================
                  Beginning                                               Specialty
   Disclosure     Scheduled      Interest     Maturity     Property       Serviced
   Control #       Balance         Rate         Date         Type       Status Code(1)             Comments
==========================================================================================================================

















==========================================================================================================================

(1) Legend:
    1) Request for waiver of Prepayment Penalty
    2) Payment default
    3) Request for Loan Modification or Workout
    4) Loan with Borrower Bankruptcy
    5) Loan in Process of Foreclosure
    6) Loan now REO Property
    7) Loans Paid Off
    8) Loans Returned to Master Servicer
================================================================================


                                                                      APPENDIX A


ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                              MODIFIED LOAN DETAIL
================================================================================
    Disclosure     Modification                      Modification
    Control#           Date                           Description
--------------------------------------------------------------------------------




















================================================================================


                                                                      APPENDIX B


ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                              REALIZED LOSS DETAIL
======================================================================================
                                             Beginning              Gross Proceeds
Dist.   Disclosure   Appraisal   Appraisal   Scheduled     Gross      as a % of
Date     Control #     Date        Value      Balance    Proceeds   Sched Principal
--------------------------------------------------------------------------------------























--------------------------------------------------------------------------------------
Current Total                         0.00                   0.00
Cumulative                            0.00                   0.00
======================================================================================

==============================================================
         Aggregate        Net       Net Proceeds
Dist.   Liquidation   Liquidation     as a % of      Realized
Date    Expenses *      Proceeds    Sched. Balance     Loss
--------------------------------------------------------------























--------------------------------------------------------------
Current        0.00          0.00                        0.00
Cumulative     0.00          0.00                        0.00
==============================================================


                                                                      APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
      S4              S55             S61          S57        S58   S62 OR S63      P8           P7            P37            P39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (A)           (B)            (C)
------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification,
      DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan,
      TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      S4          P38                    P25       P10        P11       P58       P54       P55     P81                       P74
------------------------------------------------------------------------------------------------------------------------------------
             (d)         (e)=a+b+c+d                                                                           (f)=P38/P81
------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                            Value
               Advances                Current   Current                                                       using NOI
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity   LTM NOI                       Cap Rate     & Cap     Valuation
      ID        Escrow)    Exposure      P&I      Rate       Date      Date     LTM NOI  LTM DSCR   Assigned     Rate        Date
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    S4         P75                                  P35       P77         P79        P42       P82         P76
-----------------------------------------------------------------------------------------------------------------------------
                      (g)=(.92*f)-e  (h)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------
            APPRAISAL                              TOTAL
              BPO OR   LOSS USING    ESTIMATED   APPRAISAL                           FCL      EXPECTED
PROSPECTUS  INTERNAL    92% APPR.    RECOVERY    REDUCTION  TRANSFER   RESOLUTION    START    FCL SALE   WORKOUT
    ID       VALUE**   OR BPO (F)       %        REALIZED     DATE        DATE       DATE      DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 m
----------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
----------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
----------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
----------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
----------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E

                      HISTORICAL LOAN MODIFICATION REPORT
                            AS OF _________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S57       S58       P49        P48        P7*          P7*        P50*                P50*      P25*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE    BALANCE AT
                                                             WHEN          THE
                                       MOD /                SENT TO     EFFECTIVE              # MTHS
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL      DATE OF       OLD    FOR RATE     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER   REHABILITATION  RATE     CHANGE     RATE      P&I
===========================================================================================================================
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
---------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
---------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      S4            P25*       P11*        P11*                    P47
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $    REDUCTION)            COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX F

        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

-----------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61     S57    S58   P45/P7       P75                            P45        P7        P37       P39+P38
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (c)=b/a     (a)                 (b)        (d)       (e)        (f)         (g)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              LATEST
                                                             APPRAISAL
             SHORT NAME                              %          OR       EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS   DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I     TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION    SALE     PRICE    FROM SALE  BALANCE    ADVANCED   EXPENSE
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    S4
---------------------------------------------------------------------------------------------------------
                 (h)      (i)=d-(f+g+h)   (k)=i-e               (m)                (n)=k+m     (o)=n/e
---------------------------------------------------------------------------------------------------------

                                                       DATE               MINOR
                                                       LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS     SERVICING                ACTUAL LOSSES PASSED  MINOR ADJ   PASSED      WITH     SCHEDULED
    ID        FEES EXPENSE NET PROCEEDS  PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX G

                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
      S4              S55         S61     S57     S58     S62 or    P8        P7          P37          P39         P38
-------------------------------------------------------------------------------------------------------------------------
                                                           S63               (a)          (b)          (c)         (d)
-------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS      SHORT NAME     PROPE   CITY    STATE    SQ FT    PAID   SCHEDULED      TOTAL        TOTAL       OTHER
      ID             (WHEN        RTY                       OR     THRU      LOAN         P&I       EXPENSES     ADVANCES
                 APPROPRIATE)    TYPE                     UNITS    DATE    BALANCE      ADVANCES     TO DATE     (TAXES &
                                                                                        TO DATE                  ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      S4                         P25         P11        P58       P54       P81        P74                     P75
---------------------------------------------------------------------------------------------------------------------
                 (e)=a+b+c+d                                      (k)       (j)                    (f)=(k/j)    (g)
---------------------------------------------------------------------------------------------------------------------
  PROSPECTUS         TOTAL     CURRENT    MATURITY      LTM       LTM       CAP     VALUATION     VALUE     APPRAISAL
      ID           EXPOSURE    MONTHLY      DATE        NOI      NOI /     RATE        DATE       USING       BPO OR
                                 P&I                   DATE       DSC     ASSIGN                  NOI &      INTERNAL
                                                                                                 CAP RATE    VALUE**

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      S4                                      P35         P77        P82          P79
-----------------------------------------------------------------------------------------------------
               (h)=(.92*g)     (i)=(g/e)
-----------------------------------------------------------------------------------------------------
  PROSPECTUS         LOSS      ESTIMATED      TOTAL    TRANSFER      REO         PENDING
      ID             USING      RECOVERY    APPRAISAL    DATE     AQUISITION   RESOLUTION  COMMENTS
                      92%          %        REDUCTION                DATE        DATE
                   APPR. OR                 REALIZED
                    BPO (f)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX H

                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4         S55         S61      S57   S58     P7      P8     P11      P54
------------------------------------------------------------------------------------------------------------------------------------
PROSPECTUS SHORT NAME   PROPERTY   CITY  STATE SCHEDULED PAID  MATURITY   LTM                COMMENT / REASON ON WATCH LIST
    ID        (WHEN       TYPE                   LOAN    THRU    DATE     DSCR
           APPROPRIATE)                         BALANCE  DATE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                         $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I

                   Form of OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW
                                     --------------
      LB Control Number
                                     --------------
                                     -------------------------
      Current Balance/Paid to Date
                                     -----------------------------------------------------------------------------------------------
      Property Name
                                     -----------------------------------------------------------------------------------------------
      Property Type
                                     -----------------------------------------------------------------------------------------------
      Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     -----------------------------------------------------------------
      Year of Operations              UNDERWRITING     1994         1995        1996      TRAILING
                                     -----------------------------------------------------------------
      Occupancy Rate *
                                     -----------------------------------------------------------------
      Average Rental Rate
                                     -----------------------------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.
  INCOME:                                                                                 NO. OF MOS.
                                                                                        --------------
      Number of Mos.                                             PRIOR YEAR  CURRENT YR.
                                     ------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING      1994         1995        1996    97 TRAILING**  1996-BASE   1996-1995
                                                                                        --------------
      Statement Classification         BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF / /97  VARIANCE     VARIANCE
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                     ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                     ------------------------------------------------------------------------------------------
      Other Income
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                       $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------
                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.
  OPERATING EXPENSES:
                                     ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ------------------------------------------------------------------------------------------
      Property Insurance
                                     ------------------------------------------------------------------------------------------
      Utilities
                                     ------------------------------------------------------------------------------------------
      General & Administration
                                     ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ------------------------------------------------------------------------------------------
      Management Fees
                                     ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                     ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ------------------------------------------------------------------------------------------
      Professional Fees
                                     ------------------------------------------------------------------------------------------
      Other Expenses
                                     ------------------------------------------------------------------------------------------
      Ground Rent
                                     ------------------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                     $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   NET OPERATING INCOME                         $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
      Leasing Commissions
                                     ------------------------------------------------------------------------------------------
      Tenant Improvements
                                     ------------------------------------------------------------------------------------------
      Replacement Reserve
                                     ------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                          $0.00        $0.00        $0.00      $0.00         $0.00                  $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                   $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                     $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                    $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
NOTES AND ASSUMPTIONS:
===========================================================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage  Nursing Home: 1) Private  2) Medicaid
3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         Annex J

                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     -------------------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     --------------------------------------------
      Year of Operations                 BORROWER   ADJUSTMENT    NORMALIZED
                                     --------------------------------------------
      Occupancy Rate *
                                     --------------------------------------------
      Average Rental Rate
                                     --------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING
                                     DATE OF THE FINANCIAL STATEMENT FOR THE
                                     PERIOD.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                 Adjustment                Normalized
      Statement Classification          Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                      $0.00               $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the underwriter or Servicer

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   NET OPERATING INCOME                        $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                         $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                  $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                   $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/DEBT SERVICE)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX K

                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

---------------------------------------------------------------------------------------------------------------
    S4        S57     S58                  P7        P8                S72       S69     S70      S65   S66
---------------------------------------------------------------------------------------------------------------
                                                                               ORIGINAL UNDERWRITING
---------------------------------------------------------------------------------------------------------------
                                                                                    INFORMATION
---------------------------------------------------------------------------------------------------------------
                                                                    BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
Prospectus                   Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
    ID       City    State     Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
                              yy/mm                                   yy/mm
---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total                                   $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                        RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                LOANS                BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
    S4          P65       P64     P59     P61    P63      P58        P57    P52      P54    P56
---------------------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                   PRECEDING ANNUAL OPERATING
---------------------------------------------------------------------------------------------------------------
                          INFORMATION                                INFORMATION
---------------------------------------------------------------------------------------------------------------
             AS OF ___________            NORMALIZED      AS OF ___________          NORMALIZED
---------------------------------------------------------------------------------------------------------------

                                      Financial                                    Financial
Prospectus                            Info as of    %     Total     $     (1)      Info as of  %    Total      $      (1)
    ID                                   Date      Occ   Revenue   NOI    DSCR        Date    Occ  Revenue    NOI    DSCR
                                      yy/mm                                        yy/mm
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                              WA    $         $      WA                  WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                           REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                       LOANS          BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                        #          %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
    S4          P72       P73     P66     P68    P70      (2)
-------------------------------------------------------------------------------
                  TRAILING FINANCIAL                      NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
                       MONTH REPORTED    ACTUAL           PRECEDING & BASIS
-------------------------------------------------------------------------------

                                                                     %
Prospectus   FS Start  FS End     Total     $     (%)       %      Total     (1)
    ID         Date      Date    Revenue   NOI    DSC      Occ    Revenue    DSC
             yy/mm     yy/mm
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                    DEPOSITOR

                                   ----------

      This Prospectus describes the commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement"), which will be offered from time to time in series. The Offered Certificates of each series, together with any other commercial mortgage pass-through certificates of such series not offered hereby, are collectively referred to herein as the "Certificates".

      In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Mortgage Loans (or mortgage loans underlying a CMBS) may be secured by first or junior, recourse or non-recourse liens and may be delinquent or non-performing as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

                                                  (cover continued on next page)

                                   ----------

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 18
         UNDER THE CAPTION "RISK FACTORS" HEREIN AND UNDER SUCH CAPTION
           IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
                              OFFERED CERTIFICATE.

                                   ----------

  THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUST FUND ONLY AND
    WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST UNION COMMERCIAL
      MORTGAGE SECURITIES, INC. OR ANY AFFILIATE THEREOF, INCLUDING WITHOUT
              LIMITATION, FIRST UNION NATIONAL BANK. A CERTIFICATE
                   IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES
                     NOR THE UNDERLYING MORTGAGE ASSETS ARE
                      INSURED OR GUARANTEED BY THE FEDERAL
                        DEPOSIT INSURANCE CORPORATION OR
                         ANY OTHER GOVERNMENTAL AGENCY.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   ----------

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors". This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

      The Offered Certificates of any series may be offered through one or more different methods such as offerings through underwriters, including First Union Capital Markets Corp., an affiliate of the Depositor, acting as principals for their own account or as agents, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

      Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

                                OCTOBER 29, 1997

(cover continued)

      Distributions in respect of the Certificates will be made on a monthly, quarterly or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

      This Prospectus and related Prospectus Supplements may be used by the Depositor, First Union Capital Markets Corp., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets Corp. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such paymentsas described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subjectto early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description ofthe Certificates".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series not offered thereby; (iii) the respective dates on which distributions are to be made to Certificateholders;
(iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates;(vii) whether one or more REMIC elections will be made, and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;
(ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The site may be accessed at http:/www.sec.gov.

      No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then, unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to

Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more bond-type or credit-type net leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at One First Union Center, Charlotte, North Carolina 28228-0013, Attention: Secretary, or by telephone at 704-374-6161. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT ....................................................    3

AVAILABLE INFORMATION ....................................................    3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................    4

SUMMARY OF PROSPECTUS ....................................................    9

RISK FACTORS .............................................................   18
 Limited Liquidity .......................................................   18
 Limited Assets ..........................................................   18
 Prepayments; Average Life of Certificates; Yields .......................   18
 Limited Nature of Ratings ...............................................   19
 Risks Associated with Mortgage Loans and Mortgaged Properties ...........   20
 Risks Associated with Certain Mortgage Loans and Related Leases .........   21
 Balloon Payments; Borrower Default ......................................   21
 Junior Mortgage Loans ...................................................   22
 Credit Support Limitations ..............................................   22
 Enforceability ..........................................................   22
 Leases and Rents ........................................................   23
 Environmental Risks .....................................................   23
 ERISA Considerations ....................................................   23
 Certain Federal Tax Considerations Regarding REMIC Residual
  Certificates ...........................................................   23
 Book-Entry Registration .................................................   24
 Delinquent and Non-Performing Mortgage Loans ............................   24

DESCRIPTION OF THE TRUST FUNDS ...........................................   24
 General .................................................................   24
 Mortgage Loans-Leases ...................................................   25
  General ................................................................   25
  Leases .................................................................   25
  Default and Loss Considerations with Respect to the Mortgage Loans .....   26
  Payment Provisions of the Mortgage Loans ...............................   27
  Mortgage Loan Information in Prospectus Supplements ....................   28
 CMBS ....................................................................   28
 Certificate Accounts ....................................................   29
 Credit Support ..........................................................   29
 Cash Flow Agreements ....................................................   29

YIELD AND MATURITY CONSIDERATIONS ........................................   30
 General .................................................................   30
 Pass-Through Rate .......................................................   30
 Payment Delays ..........................................................   30
 Certain Shortfalls in Collections of Interest ...........................   30
 Yield and Prepayment Considerations .....................................   30
 Weighted Average Life and Maturity ......................................   32
 Controlled Amortization Classes and Companion Classes ...................   32
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......   33
  Balloon Payments; Extensions of Maturity ...............................   33
  Negative Amortization ..................................................   33
  Foreclosures and Payment Plans .........................................   34
  Losses and Shortfalls on the Mortgage Assets ...........................   34
  Additional Certificate Amortization ....................................   34

                                                                            PAGE
                                                                            ----

THE DEPOSITOR ............................................................   34

USE OF PROCEEDS ..........................................................   34

DESCRIPTION OF THE CERTIFICATES ..........................................   35
 General .................................................................   35
 Distributions ...........................................................   35
 Distributions of Interest on the Certificates ...........................   36
 Distributions of Certificate Principal ..................................   37
 Distributions on the Certificates in Respect of Prepayment
  Premiums or in Respect of Equity Participations ........................   37
 Allocation of Losses and Shortfalls .....................................   37
 Advances in Respect of Delinquencies ....................................   37
 Reports to Certificateholders ...........................................   38
 Voting Rights ...........................................................   40
 Termination .............................................................   40
 Book-Entry Registration and Definitive Certificates .....................   41

DESCRIPTION OF THE POOLING AGREEMENTS ....................................   42
 General .................................................................   42
 Assignment of Mortgage Assets; Repurchases ..............................   42
 Representations and Warranties; Repurchases .............................   43
 Certificate Account .....................................................   44
  General ................................................................   44
  Deposits ...............................................................   44
  Withdrawals ............................................................   45
 Collection and Other Servicing Procedures ...............................   46
 Modifications, Waivers and Amendments of Mortgage Loans .................   47
 Sub-Servicers ...........................................................   47
 Special Servicers .......................................................   47
 Realization Upon Defaulted Mortgage Loans ...............................   47
 Hazard Insurance Policies ...............................................   49
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   50
 Servicing Compensation and Payment of Expenses ..........................   50
 Evidence as to Compliance ...............................................   50
 Certain Matters Regarding the Master Servicer and the Depositor .........   51
 Events of Default .......................................................   52
 Rights Upon Event of Default ............................................   52
 Amendment ...............................................................   52
 List of Certificateholders ..............................................   53
 The Trustee .............................................................   53
 Duties of the Trustee ...................................................   53
 Certain Matters Regarding the Trustee ...................................   53
 Resignation and Removal of the Trustee ..................................   54

DESCRIPTION OF CREDIT SUPPORT ............................................   54
 General .................................................................   54
 Subordinate Certificates ................................................   55
 Cross-Support Provisions ................................................   55
 Insurance or Guarantees with Respect to Mortgage Loans ..................   55
 Letter of Credit ........................................................   55
 Certificate Insurance and Surety Bonds ..................................   55
 Reserve Funds ...........................................................   55
 Credit Support with Respect to CMBS .....................................   56

                                                                            PAGE
                                                                            ----

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES .......................   56
 General .................................................................   56
 Types of Mortgage Instruments ...........................................   57
 Leases and Rents ........................................................   57
 Personalty ..............................................................   57
 Cooperative Loans .......................................................   57
 Junior Mortgages; Rights of Senior Lenders ..............................   58
 Foreclosure .............................................................   59
  General ................................................................   59
  Judicial Foreclosure ...................................................   60
  Non-Judicial Foreclosure/Power of Sale .................................   60
  Equitable Limitations on Enforceability of Certain Provisions ..........   60
  Public Sale ............................................................   60
  Rights of Redemption ...................................................   61
  Anti-Deficiency Legislation ............................................   61
  Leasehold Risks ........................................................   62
  Regulated Healthcare Facilities ........................................   62
  Cross-Collateralization ................................................   62
  Cooperative Loans ......................................................   62
 Bankruptcy Laws .........................................................   63
 Environmental Considerations ............................................   64
  General ................................................................   64
  Superlien Laws .........................................................   64
  CERCLA .................................................................   64
  Certain Other State Laws ...............................................   65
  Additional Considerations ..............................................   65
 Due-on-Sale and Due-on-Encumbrance ......................................   65
 Subordinate Financing ...................................................   65
 Default Interest and Limitations on Prepayments .........................   66
 Applicability of Usury Laws .............................................   66
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   66
 Americans with Disabilities Act .........................................   67
 Forfeitures in Drug and RICO Proceedings ................................   67

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................   67
 General .................................................................   67
 REMICs ..................................................................   68
  Classification of REMICs ...............................................   68
  Characterization of Investments in REMIC Certificates ..................   68
  Tiered REMIC Structures ................................................   69
 Taxation of Owners of REMIC Regular Certificates ........................   69
  General ................................................................   69
  Original Issue Discount ................................................   69
  Market Discount ........................................................   71
  Premium ................................................................   72
  Realized Losses ........................................................   72
 Taxation of Owners of REMIC Residual Certificates .......................   72
  General ................................................................   72
  Taxable Income of the REMIC ............................................   73
  Basis Rules, Net Losses and Distributions ..............................   74
  Excess Inclusions ......................................................   75
  Noneconomic REMIC Residual Certificates ................................   76
  Mark-to-Market Rules ...................................................   77

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                                                                            PAGE
                                                                            ----

  Possible Pass-Through of Miscellaneous Itemized Deductions .............   77
  Sales of REMIC Certificates ............................................   77
  Prohibited Transactions Tax and Other Taxes ............................   78
  Tax and Restrictions on Transfers of REMIC Residual
    Certificates to Certain Organizations ................................   79
  Termination ............................................................   79
  Reporting and Other Administrative Matters .............................   80
  Backup Withholding with Respect to REMIC Certificates ..................   80
  Foreign Investors in REMIC Certificates ................................   81
 Grantor Trust Funds .....................................................   81
  Classification of Grantor Trust Funds ..................................   81
 Characterization of Investments in Grantor Trust Certificates ...........   81
  Grantor Trust Fractional Interest Certificates .........................   81
  Grantor Trust Strip Certificates .......................................   82
 Taxation of Owners of Grantor Trust Fractional Interest Certificates ....   82
  General ................................................................   82
  If Stripped Bond Rules Apply ...........................................   82
  If Stripped Bond Rules Do Not Apply ....................................   84
  Market Discount ........................................................   85
  Premium ................................................................   86
  Taxation of Owners of Grantor Trust Strip Certificates .................   87
  Possible Application of Contingent Payment Rules .......................   88
  Sales of Grantor Trust Certificates ....................................   88
  Grantor Trust Reporting ................................................   88
  Backup Withholding .....................................................   89
  Foreign Investor .......................................................   89

STATE AND OTHER TAX CONSEQUENCES .........................................   89

ERISA CONSIDERATIONS .....................................................   89
 General .................................................................   89
  Plan Asset Regulations .................................................   90
 Prohibited Transaction Exemptions .......................................   90

LEGAL INVESTMENT .........................................................   92

METHOD OF DISTRIBUTION ...................................................   94

LEGAL MATTERS ............................................................   94

FINANCIAL INFORMATION ....................................................   95

RATING ...................................................................   95

INDEX OF PRINCIPAL DEFINITIONS ...........................................   96


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                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection withthe offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end ofthis Prospectus.

Title of Certificates ......  Commercial Mortgage Pass-Through Certificates,
                                issuable in series (the "Certificates").

Depositor ..................  First Union Commercial Mortgage Securities, Inc.,
                                a wholly-owned subsidiary of First Union
                                National Bank. See "The Depositor".

Master Servicer ............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and maybe an affiliate of the Depositor. See "Description of the PoolingAgreements--Collection and Other Servicing Procedures".

Special Servicer ...........  The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling
                                Agreements--SpecialServicers".

Trustee ....................  The trustee (the "Trustee") for each series of
                                Certificates will be named in the related
                                Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

The Trust Assets ...........  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

   A. Mortgage Assets ......  The Mortgage Assets with respect to each series of
                                Certificates will, in general, consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on, or security interests in, or installment contracts for the sale of, fee simple or leasehold interests in, (i) residential properties consisting of five or more rental or cooperatively owned dwelling units ("Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"), (iii) CMBS or (iv) participations in, or any combination of, the foregoing. If so specified in the related Prospectus Supplement and if permitted by applicable law, a Trust Fund may include (i) Multifamily Properties or Commercial Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property") and (ii) Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit into the related Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or any other person.

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                              To the extent described in the related Prospectus
                                Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (a "Lease Assignment"), including bond-type or credit-type net leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties (as defined herein). Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Mortgage Loans will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                              Unless otherwise provided in the related
                                Prospectus Supplement, the Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $100,000 and original terms to maturity of not more than 40 years.

                              As and to the extent described in the related
                                Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated,
                                (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (v) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly or quarterly or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases".

                              If and to the extent specified in the related
                                Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "CMBS"), provided that each CMBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--CMBS".

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                              Each Mortgage Asset will be selected by the
                                Depositor for inclu-sion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of theDepositor, all as more particularly described in the related Prospectus Supplement.

   B. Certificate Account ..  Each Trust Fund will include one or more accounts
                                (collectively, the"Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling
                                Agreements--Certificate Account".

   C. Credit Support .......  If so provided in the related Prospectus
                                Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".

   D. Cash Flow Agreements .  If so provided in the related Prospectus
                                Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain

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                                other agreements, such as interest rate exchange
                                agreements, interest rate cap or floor
                                agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any Cash Flow Agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material. See "Description of the Trust Funds--Cash Flow Agreements".

Description of Certificates   Each series of Certificates will be issued
                                pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                              Each series of Certificates may consist of one or
                                more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal
                                Certificates"); (iii) be entitled to
                                distributions of interest, with
                                disproportionately small, nominal or no
                                distributions of principal (collectively,
                                "Stripped Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time, or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components,references herein to Certificate Balance, notional amount and

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                                Pass-Through Rate refer to the principal
                                balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any suchcomponent.

                              Each class of Certificates, other than certain
                                classes of Stripped Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"), and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method fordetermining the Pass-Through Rate.

                              The Certificates will not be guaranteed or insured
                                by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".

Distributions of Interest
  on the Certificates ......  Interest on each class of Offered Certificates
                                Certificates (other than certain classes of Stripped Principal Certificates and Stripped Interest Certificates and certain REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

Distributions of Certificate
  Principal ................  Each class of the Certificates of each series
                                (other than certain classes of Stripped Interest Certificates and/or REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all

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                                classes of a series of Certificates will not
                                exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule for any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of
                                Certificate Principal".

Advances ...................  If and to the extent provided in the related
                                Prospectus Supplement, the Master Servicer and/or another specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes CMBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related CMBS Agreement, will be described in the related Prospectus Supplement.

Termination ................  If so specified in the related Prospectus
                                Supplement, a series of Certificates will be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Sup-

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                                plement, upon the reduction of the Certificate
                                Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. Further, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased by a party or parties specified therein under similar or other conditions as described therein. See "Description of the Certificates--Termination".

Registration of Book-Entry
  Certificates .............  If so provided in the related Prospectus
                                Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of DTC. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                                Definitive Certificates".

Tax Status of the
  Certificates .............  The Certificates of each series will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

   A. REMIC ................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in
                                Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, certain of the REMIC Regular Certificates may be issuedwith original issue discount. See "Certain Federal Income TaxConsequences--REMICs--Taxation of Owners of REMIC Regular Certificates".

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                                       15

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                              REMIC Residual Certificates generally will be
                                treated as representing an interest in
                                qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax
                                Consequences--REMICs--Taxation of Owners of
                                REMIC Residual Certificates".

   B. Grantor Trust ........  Unless otherwise provided in the related
                                Prospectus Supplement, Grantor Trust
                                Certificates may be either Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates"), or may be Stripped Interest Certificates. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3) of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.

                              It is unclear whether Stripped Interest
                                Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Certain Federal Income Tax Consequences--Grantor Trust Funds".

                              Investors are advised to consult their tax
                                advisors with respect to the taxation of holders of Stripped Interest Certificates and to review "Certain Federal Income Tax Consequences" herein and in the relatedProspectus Supplement.

ERISA Considerations .......  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section

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                                       16

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                                4975 of the Code. See "ERISA Considerations"
                                herein and in the related Prospectus Supplement.

Legal Investment ...........  The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .....................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies requested by the Depositor to rate the Offered Certificates (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

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                                       17

                                  RISK FACTORS

      In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in such Trust Fund.

LIMITED LIQUIDITY

      There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

      The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

      Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS

      Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

      For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated; while a class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

      A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow, and thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

      A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

      Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Such rating will not address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

      Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans-Leases". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God; and other factors beyond the control of a Master Servicer.

      In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. In particular, required licenses for hospitals and nursing homes are generally nontransferable; thus it may be impossible for a person acquiring such a property through foreclosure to operate the property as a hospital or a nursing home. Hotel and motel properties are often operated pursuant to franchise or operating agreements which may be terminable by the franchiser or operator. Termination of such agreements may be available to the franchiser or operator under a variety of circumstances, including foreclosure. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND RELATED LEASES

      If so described in the related Prospectus Supplement, the borrower under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related Mortgage and the related Lease Assignments. In the case of Commercial Properties, the value of a property that is not itself an operating business generally will be derived from rental payments under Leases of all or portions of the property. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the borrowers of Mortgage Loans secured by Commercial Properties will have any significant assets other than the Commercial Properties and any related Leases, which will be pledged to the Trustee under the related Pooling Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Commercial Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

      The performance of a Mortgage Loan secured by an income-producing property leased (pursuant to general commercial-type leases rather than credit- or bond-type leases) by the Mortgagor to Lessees as well as the liquidation value of such property may be dependent upon the business operated by such Lessees in connection with such property, the creditworthiness of such Lessees or both; the risks associated with such loans may be offset by the number of Lessees or, if applicable, a diversity of types of business operated by such Lessees.

BALLOON PAYMENTS; BORROWER DEFAULT

      Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans.

      If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

JUNIOR MORTGAGE LOANS

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, the junior Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties".

CREDIT SUPPORT LIMITATIONS

      The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

ENFORCEABILITY

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

LEASES AND RENTS

      The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases and Rents".

ENVIRONMENTAL RISKS

      Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations". If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of a hazardous environmental condition, but there can be no assurance in a given case that those risks can be eliminated entirely. Moreover, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ERISA CONSIDERATIONS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

      Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Certain Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

      If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-Leases--General".

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each Trust Fund will consist of (i) multifamily and or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or (iii) a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular Trust Fund.

MORTGAGE LOANS-LEASES

      General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments ("mortgages") that create first or junior liens on, or installment contracts for the sale of, fee simple or leasehold interests in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

      If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Leases. To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related borrower may assign its right, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the borrower and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer or the Special Servicer.

      To the extent described in the related Prospectus Supplement, the Leases, which may include "bond-type" or "credit-type" leases, may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform all obligations related to the leased premises; also, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Certain of the Leases (including credit-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the borrower under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the borrowers must rely on other income or sources generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. This would generally be the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such Lessee in order for the borrower to pay all of the scheduled principal and interest on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases (not including bond-type leases) may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Borrower will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the borrower, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgage Property occurs, or if the ingress or egress to the leased space has been materially impaired.

      Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an ARM Loan, a Mortgage Loan that carries an adjustable Mortgage Rate. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and miniwarehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multitenant Commercial Properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating

Income to the borrower/landlord only to the extent that the Lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

      Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the Prospectus Supplement. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lockout Period") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

      Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate carried by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within 15 days following such issuance.

CMBS

      CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

      Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (a "CMBS Agreement"). The issuer (the "CMBS Issuer") of the CMBS and/or the servicer (the "CMBS Servicer") of the underlying mortgage loans will have entered into the CMBS Agreement, generally with a trustee (the "CMBS Trustee") or, in the alternative, with the original purchaser or purchasers of the CMBS.

      The CMBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the CMBS will be made by the CMBS Servicer or the CMBS Trustee on the dates specified in the related Prospectus Supplement. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

      The Prospectus Supplement for a series of Certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS Agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

CERTIFICATE ACCOUNTS

      Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, among others, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying CMBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the CMBS. If a Trust Fund includes CMBS, the related Prospectus Supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

      The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

      A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization


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schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

      The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

      In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

      The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lockout Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding


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interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

      The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so


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long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

      In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk", and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

      Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

      A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.


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      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Assets in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

      The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Assets in the related Trust Fund.

      Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

      The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                  THE DEPOSITOR

      First Union Commercial Mortgage Securities, Inc., the Depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28228-0600. Its telephone number is 704-374-6161. There can be no assurance that the Depositor will have any significant assets.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


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                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, Notional Amount and Pass-Through Rate refer to the principal balance, if any, Notional Amount, if any, and the Pass-Through Rate, if any, for any such component.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity", "--Limited Assets" and "--Book-Entry Registration".

DISTRIBUTIONS

      Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

      Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro


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

rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

      Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a Certificate Balance which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or another specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

      If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related CMBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

            (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

            (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

            (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

            (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer (as defined herein)) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary, or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

            (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

            (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

            (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

            (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
      (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

            (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date (the "Prepayment Period")) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

            (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

            (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

            (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

            (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

            (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

            (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

            (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

            (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

      If the Trust Fund for a series of Certificates includes CMBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The Voting Rights evidenced by each series of Certificates will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

      Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of thePooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

      The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. Further, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased by a party or parties specified therein under similar or other conditions as described therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

      Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder"(as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of CMBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

      A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes CMBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention:
Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

      With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

      The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Leases for the payment of maintenance, insurance and taxes, to the extent specified in the related Leases. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Leases in trust for the benefit of the Certificateholders.

      With respect to each CMBS in certificate form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be reregistered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

      Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

      Unless otherwise provided in the related Prospectus Supplement, the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Pooling Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets.

      The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

      General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained Certificate Accounts for the collection of payments on the related Mortgage Loans, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

      Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

            (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;


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

            (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

            (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

            (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

            (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

            (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

            (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

            (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

            (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

            (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

            (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

      Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

            (i) to make distributions to the Certificateholders on each Distribution Date;

            (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

            (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

            (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any Servicing Fees earned by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

            (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

            (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

            (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

            (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

            (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

            (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

            (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

            (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual
      Certificates--Prohibited Transactions Tax and Other Taxes";

            (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

            (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

            (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

            (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

      The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the Mortgage Loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

      If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

      The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases".

      A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

      If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

            (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (ii) either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations".

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

      If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such Liquidation Proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for

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

Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement;
(ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

      Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for 60 days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

      Unless otherwise provided in the Prospectus Supplement, so long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

      No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Unless otherwise provided in the Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (y) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (x), without the consent of the holders of all Certificates of such class or (z) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

      The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee for a series of Certificates will be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, unless otherwise provided in the related Prospectus Supplement, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

      If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

      If so provided in the Prospectus Supplement for a series of Certificates, any CMBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of Credit Support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying a CMBS.

GENERAL

      Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary. References herein and in any Prospectus Supplement to "mortgage" shall include a mortgage, a deed of trust or a deed to secure debt, as the case may be.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws".

PERSONALTY

      In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

      If specified in the related Prospectus Supplement, the Mortgage Loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations (each a "Cooperative"). If specified in the related Prospectus Supplement, the Mortgage Loans may consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or


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occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      A Cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the Cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a Cooperative, the lender would normally be required to take the Mortgaged Property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

      An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

      Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies


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the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

      The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

      The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

      The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the


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borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

      Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things,


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redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if
(i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the


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borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

      Regulated Healthcare Facilities. A Mortgage Loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

      Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering Mortgaged Properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the


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tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.


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      If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

      In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under Subtitle I of the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

      The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

      Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.


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      Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

      To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

      If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal


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amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.


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AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

      The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


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      The following discussion is limited in applicability to Offered
Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

      Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

      Classification of REMICs. It is the opinion of Willkie Farr & Gallagher, counsel to the Depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related Pooling Agreement and based upon the law on the date hereof, for federal income tax purposes the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period during which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

      The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe


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those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

      Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of


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such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

      In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(x) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (y) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such

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REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

      A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

      Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates --Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method; (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment


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Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

      An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

      A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distribution received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the


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Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

      A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

      A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

      If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions". If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual


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Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General".

      Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

      As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are


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

considered to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted cleanup calls, or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

      The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual


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Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Mark-to-Market Rules. On December 24, 1996, the IRS released final regulationa (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (x) three percent of the excess of the individual's adjusted gross income over such amount or (y) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains for individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued


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thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

      REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.


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


      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (x) residual interests in such entity are not held by disqualified organizations and (y) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (x) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (y) a statement under penalty of perjury that such record holder is not a disqualified organization.

      For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

      Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as

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realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

      As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

      The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


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      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual
Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

      Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

      For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

      Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.


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

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

      General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate, directly or through certain pass-through entities, will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) three percent of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors". The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a)


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of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

      Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Stripped Bond Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Stripped Bond Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

      The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

      In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

      Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of


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

which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

      Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

      Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

      Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

      Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply".

      Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

      Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

      It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the

Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

      The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Stripped Bond Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Stripped Bond Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will, in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Stripped Bond Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Stripped Bond Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Stripped Bond Prepayment

Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, like the OID Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains for individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

      Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

      Plan Asset Regulations. A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

      First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations", the term "Underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of Certificates. See "Method of Distribution".

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief under the Exemption:

            First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

            Second, the Offered Certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other Certificates of the same trust.

            Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch").

            Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates.

            Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and


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

      retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

            Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

            Seventh, in the event the obligations used to fund the Trust Fund have not all been transferred to the Trust Fund on the closing date, additional obligations as specified in the Exemption shall be transferred to the Trust Fund in exchange for the amounts credited to the Pre-Funding Account during the period commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the Pooling Agreement; (ii) the date on which an event of default occurs under the Pooling Agreement; or (iii) the date which is the later of three months or 90 days after the closing date, provided certain conditions of the Exemption are met.

      The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

      It is not clear whether certain Offered Certificates would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, (ii) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements or (iii) subordinated Classes of Certificates.

      If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Underwriter, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, or obligor with respect to Mortgage Assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan (other than an Excluded Plan) when the person who has discretionary authority or renders investment advice with respect to the investment of the Plan's assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by such Plan and (iii) the holding of Offered Certificates by such Plan.

      Further, if certain specific conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Assets. The Depositor expects that the specific conditions set forth


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

in the Exemption that are required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions set forth in the Exemption are satisfied.

      The Exemption also provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief that may be provided in the Exemption the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

      The DOL recently issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which exempts from the application of the prohibited transactions provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. Insurance company general accounts are allowed to purchase, in reliance on the Class Exemption, classes of Certificates that (i) are subordinated to other classes of Certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, are allowed to purchase Certificates in reliance upon regulations to be promulgated by the DOL pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which support such policies.

      Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

      The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

      Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

      Pursuant to final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") and the terms of the Riegle Act, a modification of the definition of "mortgage related securities" became effective December 31, 1996 to include among the types of loans to which such securities may relate loans directly secured by a first lien on "one or more parcels of real estate upon which is located one or more commercial structures". The regulations also imposed on national banks purchasing "mortgage related securities" the requirement that the securities be fully secured by interests in a pool of loans to numerous obligors. In addition, the related legislative history of the Riegle Act indicates that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "commercial mortgage related securities" would constitute legal investments under that state's laws.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

      All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

      If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets Corp. acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by First Union Capital Markets Corp. acting as agent. If First Union Capital Markets Corp. acts as agent in the sale of Offered Certificates, First Union Capital Markets Corp. will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets Corp. elects to purchase Offered Certificates as principal, First Union Capital Markets Corp. may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      This Prospectus and related Prospectus Supplements may be used by the Depositor, First Union Capital Markets Corp., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets Corp. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      The Depositor will agree to indemnify First Union Capital Markets Corp. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

      In the ordinary course of business, First Union Capital Markets Corp. and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

       The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

      Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                  LEGAL MATTERS

      Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York and for the underwriters by Sidley & Austin, New York, New York.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

      Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

      There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by one or more of the Rating Agencies.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----

Accrual Certificates ....................................                13, 36
Accrued Certificate Interest ............................                    36
ADA .....................................................                    67
ARM Loans ...............................................                    28
Available Distribution Amount ...........................                    35
Bond-type ...............................................                    35
Book-Entry Certificates .................................                15, 35
Cash Flow Agreement .....................................   Front Cover, 12, 29
CERCLA ..................................................                    23
Certificate .............................................        Front Cover, 9
Certificate Account .....................................                11, 29
Certificate Balance .....................................                 3, 13
Certificate Owner .......................................                15, 41
Certificateholders ......................................           Front Cover
Closing Date ............................................                    69
CMBS ....................................................   Front Cover, 10, 24
CMBS Agreement ..........................................                    28
CMBS Issuer .............................................                    28
CMBS Servicer ...........................................                    28
CMBS Trustee ............................................                    28
Code ....................................................                15, 67
Commercial Properties ...................................                 9, 25
Commission ..............................................                     3
Committee Report ........................................                    69
Companion Class .........................................                14, 37
Contributions Tax .......................................                    78
Controlled Amortization Class ...........................                14, 37
Cooperative Loans .......................................                    57
Cooperatives ............................................                25, 57
CPR .....................................................                    32
Credit Support ..........................................   Front Cover, 11, 29
Cut-off Date ............................................                    14
Debt Service Coverage Ratio .............................                    26
Definitive Certificate ..................................                    15
Definitive Certificates .................................                    35
Depositor ...............................................                    24
Determination Date ......................................                    35
Direct Participants .....................................                    41
Distribution Date .......................................                    13
Distribution Date Statement .............................                    38
DOL .....................................................                    90
DTC .....................................................                     3
Due Period ..............................................                    38
Equity Participation ....................................                    28
ERISA ...................................................                16, 89
Event of Default ........................................                    52
Excess Funds ............................................                    34
Exchange Act ............................................                     4
Exemption ...............................................                    90
FAMC ....................................................                    10
FHLMC ...................................................                    10
First Union .............................................                    90
FNMA ....................................................                    10
Garn Act ................................................                    65

                                                                            PAGE
                                                                            ----

GNMA ....................................................                    10
Grantor Trust Certificates ..............................                    67
Grantor Trust Fractional Interest Certificates ..........                    82
Grantor Trust Fund ......................................                    67
Grantor Trust Strip Certificate .........................                16, 81
Indirect Participants ...................................                    41
Insurance Proceeds ......................................                    45
IRS .....................................................                    70
Issue Premium ...........................................                    74
L/C Bank ................................................                    55
Lease ...................................................                 4, 10
Lease Assignment ........................................                    10
Lessee ..................................................                 4, 10
Liquidation Proceeds ....................................                    45
Loan-to-Value Ratio .....................................                    27
Lock-out Period .........................................                    27
Mark-to-Market Regulations ..............................                    77
Master Servicer .........................................                  3, 9
Mortgage Asset Seller ...................................                11, 24
Mortgage Assets .........................................       Front Cover, 24
Mortgage Loans ..........................................    Front Cover, 9, 24
Mortgage Notes ..........................................                    25
Mortgage Rate ...........................................                10, 27
Mortgaged Properties ....................................                    25
Mortgages ...............................................                    25
Multifamily Properties ..................................                 9, 25
Net Operating Income ....................................                    26
Nonrecoverable Advance ..................................                    38
Notional Amount .........................................                13, 36
Offered Certificates ....................................           Front Cover
OID Regulations .........................................                    68
Originator ..............................................                    25
PAC .....................................................                    32
Participants ............................................                    24
Parties in Interest .....................................                    89
Pass-Through Rate .......................................                 3, 13
Permitted Investments ...................................                    44
Plans ...................................................                    89
Pooling Agreement .......................................                12, 42
Prepayment Assumption ...................................                    69
Prepayment Interest Shortfall ...........................                    30
Prepayment Period .......................................                    39
Prepayment Premium ......................................                    28
Prohibited Transactions Tax .............................                    78
Prospectus Supplement ...................................           Front Cover
Rating Agency ...........................................                    17
Record Date .............................................                    35
Related Proceeds ........................................                    38
Relief Act ..............................................                    66
REMIC ...................................................       Front Cover, 67
REMIC Certificates ......................................                    67
REMIC Provisions ........................................                    67
REMIC Regular Certificates ..............................                15, 68
REMIC Regulations .......................................                    68
REMIC Residual Certificates .............................                15, 68
REO Property ............................................                 9, 39

                                                                            PAGE
                                                                            ----

RICO ....................................................                    67
Securities Act ..........................................                     3
Senior Certificates .....................................                12, 35
Servicing Standard ......................................                    93
SMMEA ...................................................                    92
SPA .....................................................                    32
Special Servicer ........................................              3, 9, 47
Stripped Bond Prepayment Assumption .....................                    84
Stripped Interest Certificates ..........................                12, 35
Stripped Principal Certificates .........................                12, 35
Subordinate Certificates ................................                12, 35
Sub-Servicer ............................................                    47
Sub-Servicing Agreement .................................                    47
TAC .....................................................                    32
Tiered REMICs ...........................................                    69
Title V .................................................                    66
Trust Assets ............................................                     3
Trust Fund ..............................................           Front Cover
Trustee .................................................                  3, 9
UCC .....................................................                    57
Value ...................................................                    27
Warranting Party ........................................                    43

                                    [GRAPHIC OMITTED]







(1) "FULB97C2.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in the Prospectus Supplement. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the Annex A data, see the worksheet labeled "Annex A".

(2) "CSSA.XLS" is a Microsoft Excel, Version 5.0 spreadsheet that provides in electronic format certain loan- and property-level information. This spreadsheet can be put on a user-specified hard drive or network drive. The information contained in this file is in the CSSA format. As described under "Reports to Certificateholders; Available Information" on page S-74 of the Prospectus Supplement, each month the Trustee will make available through its bulletin board system an electronic file in the CSSA format updating and supplementing the information contained in the "CSSA.XLS" file. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the CSSA loan-level data, see the worksheet labeled "CSSALOAN"; and to view the CSSA property-level data, see the worksheet labeled "CSSAPROP".

* Microsoft Excel is a registered trademark of Microsoft Corporation.

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     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHERDELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                              --------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement ................................            S-5
Risk Factors ....................................................           S-27
Description of the Mortgage Pool ................................           S-32
Servicing of the Mortgage Loans .................................           S-55
Description of the Certificates .................................           S-63
Yield and Maturity Considerations ...............................           S-81
Use of Proceeds .................................................           S-88
Certain Federal Income Tax
 Consequences ...................................................           S-88
ERISA Considerations ............................................           S-89
Legal Investment ................................................           S-91
Method of Distribution ..........................................           S-92
Legal Matters ...................................................           S-92
Ratings .........................................................           S-92
Index of Principal Definitions ..................................           S-94
Annex A .........................................................            A-1
Annex B .........................................................            B-1
Annex C .........................................................            C-1
Annex D .........................................................            D-1
Annex E .........................................................            E-1
Annex F .........................................................            F-1
Annex G .........................................................            G-1
Annex H .........................................................            H-1
Annex I .........................................................            I-1
Annex J .........................................................            J-1
Annex K .........................................................            K-1

                                   PROSPECTUS

Prospectus Supplement ...........................................              3
Available Information ...........................................              3
Incorporation of Certain Information by
 Reference ......................................................              4
Summary of Prospectus ...........................................              9
Risk Factors ....................................................             18
Description of the Trust Funds ..................................             24
Yield and Maturity Considerations ...............................             30
The Depositor ...................................................             34
Use of Proceeds .................................................             34
Description of the Certificates .................................             35
Description of the Pooling Agreements ...........................             42
Description of Credit Support ...................................             54
Certain Legal Aspects of Mortgage Loans and
 Leases .........................................................             56
Certain Federal Income Tax Consequences .........................             67
State and Other Tax Consequences ................................             89
ERISA Considerations ............................................             89
Legal Investment ................................................             92
Method of Distribution ..........................................             94
Legal Matters ...................................................             94
Financial Information ...........................................             95
Rating ..........................................................             95
Index of Principal Definitions ..................................             96

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================================================================================

                             FIRST UNION COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                          $1,961,117,000 (APPROXIMATE)
                           FIRST UNION-LEHMAN BROTHERS
                          COMMERCIAL MORTGAGE TRUST II
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                 SERIES 1997-C2


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


                                 LEHMAN BROTHERS


                               [FIRST UNION LOGO]


                                NOVEMBER 19, 1997

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